Filed Pursuant to Rule 424(b)(5)
File No. 333-117817

Prospectus Supplement dated March 30, 2005 (to Prospectus dated September 28, 2004)

$1,000,000,000

Impac Funding Corporation

Master Servicer

IMH Assets Corp.

Company

Impac CMB Trust Series 2005-3

Collateralized Asset-Backed Bonds, Series 2005-3

You should consider carefully the risk factors beginning on page S-10 in this prospectus supplement.

The Trust

The Impac CMB Trust Series 2005-3 will consist primarily of a pool of adjustable and fixed-rate, first lien one- to four-family residential mortgage loans and fixed-rate, second lien one- to four-family residential mortgage loans.

The trust will issue eleven classes of bonds, the Class A-1, Class A-2, Class A-3, Class A-IO, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, and Class B Bonds, each of which is offered under this prospectus supplement.

Credit Enhancement

The offered bonds will have credit enhancement in the form of excess interest and overcollateralization, subordination and a surety bond issued by Financial Guaranty Insurance Company for the benefit of the Class A-3 Bonds only.

In addition, derivative contracts will be included in the trust to cover basis risk shortfalls on the bonds, and, in some situations, to provide additional net monthly excess cashflow on the bonds.

The price to investors will vary from time to time and will be determined at the time of sale. The proceeds to the company from the offering will be approximately 100.41% of the sum of the aggregate initial bond principal balance of the Class A-1, Class A-2 and Class A-3 Bonds and the aggregate bond principal balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, and Class B Bonds, less expenses estimated to be approximately $900,000. See “Method of Distribution” in this prospectus supplement.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of the offered bonds or determined that this prospectus supplement or the prospectus is accurate or complete. Any representation to the contrary is a criminal offense.

The Attorney General of the State of New York has not passed on or endorsed the merits of this offering. Any representation to the contrary is unlawful.

Countrywide Securities Corporation

Merrill Lynch & Co.

UBS Investment Bank

Underwriters

Important notice about information presented in this prospectus supplement and the accompanying prospectus

You should rely on the information contained in this document. We have not authorized anyone to provide you with different information.

We provide information to you about the bonds in two separate documents that provide progressively more detail:

•	the accompanying prospectus, which provides general information, some of which may not apply to your series of bonds; and

•	this prospectus supplement, which describes the specific terms of your series of bonds.

The Company’s principal offices are located at 1401 Dove Street, Newport Beach, California 92660 and its phone number is (949) 475-3600.

Prospectus Supplement

SUMMARY OF PROSPECTUS SUPPLEMENT

The following summary is a very general overview of the bonds and does not contain all of the information that you should consider in making your investment decision. To understand all of the terms of the bonds, you should read carefully this entire document and the accompanying prospectus.

Issuer	Impac CMB Trust Series 2005-3.

Title of Series	Collateralized Asset-Backed Bonds, Series 2005-3.

Cut-off Date	With respect to the initial mortgage loans, March 1, 2005. With respect to the subsequent mortgage loans, the applicable subsequent cut-off date.

Closing Date	April 6, 2005.

Mortgage Loans	The mortgage loans will be one- to four-family, adjustable and fixed-rate, first lien residential mortgage loans and one- to four-family, fixed-rate, second lien residential mortgage loans.

Company	IMH Assets Corp., an affiliate of the Master Servicer and Seller.

Master Servicer	Impac Funding Corporation.

Seller	Impac Mortgage Holdings, Inc., an affiliate of the Company and the Master Servicer.

Subservicer	With respect to substantially all of the mortgage loans, Countrywide Home Loans Servicing LP.

Indenture Trustee	Wells Fargo Bank, N.A.

Owner Trustee	Wilmington Trust Company.

Bond Insurer	Financial Guaranty Insurance Company.

Payment Date	The 25th of each month or, if the 25th is not a business day, on the next business day, beginning in April 2005.

Bonds	The classes of bonds and their bond interest rates and bond principal balances are set forth in the table below.

Bonds

Class	Bond Interest Rate	Initial Bond Principal Balance	Initial Rating (S&P/Moody’s/DBRS)	Designation
Class A Bonds:
A-1	Floating Rate	$567,000,000	AAA/Aaa/AAA	Super Senior/Floating Rate
A-2	Floating Rate	$63,000,000	AAA/Aaa/AAA	Senior Support/Floating Rate
A-3	Floating Rate	$150,000,000	AAA/Aaa/AAA	Senior/Insured/Floating Rate
Total Class A Bonds:		$780,000,000
Class A-IO Bonds:
A-IO	(2)	(3)	AAA/Aaa/AAA	Senior/Interest Only/Floating Rate
Class M Bonds:
M-1	Floating Rate	$95,000,000	AA+/Aa1/AA (high)	Floating Rate Mezzanine
M-2	Floating Rate	$45,000,000	AA/Aa2/AA	Floating Rate Mezzanine
M-3	Floating Rate	$24,000,000	AA-/Aa3/AA (low)	Floating Rate Mezzanine
M-4	Floating Rate	$16,000,000	A+/A1/A (high)	Floating Rate Mezzanine
M-5	Floating Rate	$17,500,000	A/A2/A	Floating Rate Mezzanine
M-6	Floating Rate	$10,000,000	A-/A3/A (low)	Floating Rate Mezzanine
Total Class M Bonds:		$207,500,000
Class B Bonds:
B	Floating Rate	$12,500,000	BBB+/Baa2/BBB (high)	Floating Rate Subordinate
Total Bonds:		$1,000,000,000

(1)	See “Ratings” in this prospectus supplement.
(2)	The interest rate for the Class A-IO Bonds will be 1.45% per annum for the April 2005 payment date through the September 2005 payment date, 0.85% per annum for each payment date from October 2005 through the March 2006 payment date and for each payment date thereafter, 0.00% per annum.
(3)	The Class A-IO Bonds will not have a bond principal balance and will not be entitled to payments of principal. The Class A-IO Bonds will accrue interest on their notional amount. For the April 2005 payment date, the notional amount of the Class A-IO Bonds will be approximately $1,000,000,000, for the May 2005 payment date, approximately $941,840,272, for the June 2005 payment date, approximately $862,724,294, for the July 2005 payment date, approximately $790,253,002, for the August 2005 payment date, approximately $723,868,448, for the September 2005 payment date, approximately $663,059,493, for the October 2005 payment date, approximately $607,358,095, for the November 2005 payment date, approximately $556,335,300, for the December 2005 payment date, approximately $509,598,034, for the January 2006 payment date, approximately $466,786,407, for the February 2006 payment date, approximately $427,570,746, for the March 2006 payment date, approximately $391,649,098, for the April 2006 payment date and for each payment date thereafter, $0.

Other Information:

Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds:

The bond interest rate on the Class A-1, Class A-2 , Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds will be equal to the least of:

(1)	one-month LIBOR plus the related bond margin set forth below;

(2)	the maximum bond interest rate; and

(3)	the available funds rate described in this prospectus supplement.

Bond Margin

Class	(1)	(2)
A-1	0.240%	0.480%
A-2	0.300%	0.600%
A-3	0.180%	0.360%
M-1	0.420%	0.630%
M-2	0.450%	0.675%
M-3	0.500%	0.750%
M-4	0.650%	0.975%
M-5	0.700%	1.050%
M-6	0.750%	1.125%
B	1.350%	2.025%

(1)	Initially.
(2)	On and after the step-up date as described in this prospectus supplement.

The Trust

The company will establish Impac CMB Trust Series 2005-3, a Delaware statutory trust, pursuant to a trust agreement among the company, the owner trustee and the certificate registrar. The trust will issue the bonds pursuant to an indenture between the issuer and the indenture trustee. On the closing date, the company will deposit into the trust the initial mortgage loans and the original pre-funded amount described below.

The trust will also include a surety bond provided by Financial Guaranty Insurance Company, which will guarantee certain payments on the Class A-3 Bonds.

In addition, the company will assign to the trust five derivative contracts, which may cover basis risk shortfalls on the related bonds and may provide additional net monthly excess cashflow.

Payments of interest and principal on the bonds will be made from payments received from the assets of the trust as described in this prospectus supplement.

The beneficial ownership interest in the trust will be represented by the certificates, which are not offered by this prospectus supplement.

See “Description of the Bonds” in this prospectus supplement.

The Mortgage Loans

The trust will initially contain mortgage loans consisting of one- to four-family, adjustable rate and fixed-rate, residential mortgage loans secured by first liens on the related mortgaged property and one- to four-family, fixed-rate, residential mortgage loans secured by second liens on the related mortgaged property.

The interest rate on the adjustable-rate mortgage loans will adjust on each adjustment date to equal the sum of the related index and the related gross margin on such mortgage loan, subject to a maximum and minimum interest rate, as described in this prospectus supplement.

The mortgage loans will include initial mortgage loans and subsequent mortgage loans. The initial mortgage loans will be the mortgage loans deposited into the trust on the closing date. The subsequent mortgage loans will be purchased with amounts on deposit in the pre-funding account described in this prospectus supplement and deposited in the trust no later than June 30, 2005.

The statistical information included in this prospectus supplement with respect to the mortgage loans is based on a pool of 4,006 sample mortgage loans as of the cut-off date. The characteristics of the final mortgage loans will not materially differ from the information provided with respect to the sample mortgage loans. Unless otherwise specified, all percentages described with respect to the sample mortgage loans are calculated based on the aggregate principal balance of the sample mortgage loans as of the cut-off date. It is expected that mortgage loans will be added to and certain sample mortgage loans will be deleted from the pool of sample mortgage loans to constitute the final pool of mortgage loans.

Approximately 82.83% of the sample mortgage loans have adjustable rates and are secured by first liens on the related mortgage property. Approximately 16.13% of the sample mortgage loans have fixed rates and are secured by first liens on the related mortgage property. Approximately 1.04% of the sample mortgage loans have fixed rates and are secured by second liens on the related mortgage property.

Approximately 0.29% of the sample mortgage loans are seasoned mortgage loans.

The sample mortgage loans have original terms to maturity of not greater than 30 years and the following characteristics as of the cut-off date:

Range of mortgage rates (approximate):	2.990% to 16.770%
Weighted average mortgage rate (approximate):	6.092%
Weighted average remaining term to stated maturity (approximate):	356 months
Range of principal balances (approximate):	$8,886 to $1,100,000
Average principal balance:	$218,017
Range of loan-to-value ratios and combined loan-to-value ratios (approximate):	2.65% to 125.00%
Weighted average loan-to-value ratio and combined loan-to-value ratios (approximate):	75.37%

For additional information regarding the mortgage loans, see “The Mortgage Pool” in this prospectus supplement.

Pre-Funding Account

On or before June 30, 2005, the company may sell and the indenture trustee will be obligated to purchase, on behalf of the trust, subsequent mortgage loans to be included in the mortgage pool.

On the closing date, the company will pay to the indenture trustee, an amount equal to the difference between:

the aggregate initial bond principal balance of the related bonds and the aggregate stated principal balance of the initial mortgage loans as of the cut-off date plus the undercollateralized amount of the bonds on the closing date,

which will be held by the indenture trustee in the pre-funding account. The amounts on deposit in the pre-funding account will be reduced by the amounts thereof used to purchase the subsequent mortgage loans during the period from the closing date up to and including June 30, 2005. Any amounts remaining in the pre-funding account after June 30, 2005, will be distributed as principal on the next payment date to the holders of the related offered securities.

Interest Coverage Account

On the closing date, the company will pay to the indenture trustee for deposit in an interest coverage account, an amount which will be applied by the indenture trustee to cover shortfalls in the amount of interest generated by the mortgage loans attributable to the pre-funding feature.

For additional information regarding the interest coverage account, see “Description of the Bonds-Interest Coverage Account” in this prospectus supplement.

The Bonds

Priority of Payments. In general, on any payment date, funds available for distribution from payments and other amounts received on the mortgage loans, after the payment of certain fees, will be distributed in the following order:

Interest Payments

To pay accrued bond interest, sequentially, (i) first, concurrently to the Class A-1 Bonds, Class A-2 Bonds, Class A-3 Bonds and Class A-IO Bonds, and (ii) second, sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds.

Principal Payments

Amounts available after paying interest on the Class A-1, Class A-2, Class A-3, Class A-IO, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds will be used to pay principal on these bonds (except the Class A-IO Bonds) on a pro rata basis as described in this prospectus supplement.

Net Monthly Excess Cashflow Distributions

Amounts available after paying interest and principal as described above and certain amounts from the related derivative contracts to the extent not used to cover basis risk shortfalls will be the related net monthly excess cashflow and will be used for various purposes, including reimbursing the bond insurer and paying principal on the bonds, on a pro rata basis, to create and maintain the target amount of overcollateralization and making payments for reimbursement of losses.

See “Description of the Bonds” in this prospectus supplement for additional information.

Credit Enhancement

The credit enhancement provided for the benefit of the holders of the bonds consists of net monthly excess cashflow, overcollateralization, the subordination provided to the Class A Bonds by the Class M Bonds and Class B Bonds and to each class of Class M Bonds by each class of Class M Bonds with a lower payment priority and the Class B Bonds and, a surety bond issued by Financial Guaranty Insurance Company for the benefit of the Class A-3 Bonds.

See “The Bond Insurer” and “Description of the Bonds- Overcollateralization Provisions,” “-Allocation of Realized Losses,” “-Description of the Bond Insurance Policy,” “-Subordination,” and “-Allocation of Losses” in this prospectus supplement.

The Derivative Contracts

The trust will include five derivative contracts. On the closing date, either the seller will assign to the company, and the company will assign to the issuer for the benefit of the bonds, its rights under the derivative contracts, or the seller will cause the issuer to enter into the derivative contracts with the derivative contract counterparty. Payments under the derivative contracts will be made pursuant to the formulas described in this prospectus supplement. Net swap payments paid to the trust under the derivative contracts will be available first, to cover basis risk shortfalls on the bonds as follows: to the Class A Bonds (other than the Class A-IO Bonds) on a pro rata basis, then sequentially to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds and second, on or after the payment date in May 2006, any remaining amounts shall be included in the net monthly excess cashflow for the mortgage loans. Any amounts received from the derivative contracts not used to cover basis risk shortfalls or net excess cashflow as described in this prospectus supplement shall be paid to the holders of the certificates.

See “Description of the Bonds - The Derivative Contracts” in this prospectus supplement.

Primary Mortgage Insurance

Approximately 50.72% of the mortgage loans with a loan-to-value at origination in excess 80.00% will be insured by a primary insurance policy issued by a private mortgage insurer (other than a policy issued by the PMI Insurer) or a primary insurance policy issued by the PMI Insurer. Approximately 1.12% of the mortgage loans (by aggregate principal balance of the related loan group as of the cut-off date), will be insured by an insurance policy issued by the PMI Insurer. However, each such policy will provide only limited protection against losses on defaulted mortgage loans which are covered by such policy. See “The Mortgage Pool—Primary Mortgage Insurance” and “—PMI Policy” in this prospectus supplement.

Optional Redemption

At its option, the majority holder of the certificates, not offered pursuant to this prospectus supplement, may purchase the bonds from the trust, effecting an early retirement of the bonds, on or after the earlier of (i) the payment date on which the sum of the aggregate stated principal balance of the mortgage loans and pre-funded amount have been reduced to less than or equal to 20% of the sum of the aggregate stated principal balance of the mortgage loans as of the cut-off date and the aggregate amount deposited into the pre-funding account on the closing date and (ii) the payment date occurring in March 2015; provided further that if the majority holder of the certificates fails to exercise such option, the bond insurer will have the right to exercise such option with respect to the Class A-3 Bonds only.

See “Description of the Bonds - Optional Redemption” in this prospectus supplement.

Federal Income Tax Consequences

For federal income tax purposes, the bonds will be treated as indebtedness to a bondholder other than the owner of the certificates and not as an equity interest in the issuer.

See “Federal Income Tax Consequences” in this prospectus supplement.

Ratings

When issued, the bonds will receive ratings not lower than the ratings set forth on page S-4 of this prospectus supplement. The ratings on the bonds address the likelihood that holders of the bonds will receive all distributions on the underlying mortgage loans to which they are entitled. However, the ratings do not address the possibility that bondholders might suffer a lower than anticipated yield.

A security rating is not a recommendation to buy, sell or hold a security and is subject to change or withdrawal at any time by the assigning rating agency. The ratings also do not address the rate of principal prepayments on the mortgage loans.

In particular, the rate of prepayments, if different than originally anticipated, could adversely affect the yield realized by holders of the bonds.

See “Ratings” in this prospectus supplement.

Legal Investment

The bonds will not constitute “mortgage related securities” for purposes of SMMEA.

See “Legal Investment” in this prospectus supplement and in the prospectus.

ERISA Considerations

The bonds may be eligible for purchase by persons investing assets of employee benefit plans or individual retirement accounts, subject to important considerations. Plans should consult with their legal advisors before investing in the bonds.

See “ERISA Considerations” in this prospectus supplement.

RISK FACTORS

You should carefully consider, among other things, the following factors in connection with the purchase of the bonds:

The Bonds May Have Limited Liquidity, So You May Be Unable to Sell Your Securities or May Be Forced to Sell Them at a Discount from Their Fair Market Value

There can be no assurance that a secondary market for the bonds will develop or, if one does develop, that it will provide holders of the bonds with liquidity of investment or that it will continue for the life of the bonds. As a result, any resale prices that may be available for any bond in any market that may develop may be at a discount from the initial offering price or the fair market value thereof. The bonds will not be listed on any securities exchange.

The Mortgage Loans Were Underwritten to Non-Conforming Underwriting Standards, Which May Result in Losses or Shortfalls on the Bonds

The mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the seller’s non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the bonds.

The Credit Enhancement Is Limited, and the Potential Inadequacy of the Credit Enhancement May Cause Losses or Shortfalls to Be Incurred on the Bonds

On the closing date, the bond principal balance of the bonds will exceed the aggregate principal balance of the mortgage loans resulting in undercollateralization of the bonds.

The credit enhancement features described in the summary of this prospectus supplement are intended to enhance the likelihood that holders of the Class A Bonds, and to a more limited extent, the holders of the Class M Bonds and Class B Bonds, will receive regular payments of interest and in the case of all these Bonds (other than the Class A-IO Bonds), principal. However, we cannot assure you that the applicable credit enhancement will adequately cover any shortfalls in cash available to pay on your bonds as a result of delinquencies or defaults on the mortgage loans. Net monthly excess cashflow may be insufficient to cover current losses or to reimburse bonds for losses incurred in prior periods. On each payment date through September 2005, the overcollateralization target amount will equal approximately 0.00% of the aggregate stated principal balance of the mortgage loans and prefunding balance amount as of the cut-off date. On each payment date after September 2005, the overcollateralization target amount will equal approximately 0.35% of the aggregate stated principal balance of the mortgage loans and prefunding balance amount as of the cut-off date. There can no assurance that net monthly excess cashflow will be sufficient for the amount of overcollateralization to reach its target amount.

If delinquencies or defaults occur on the mortgage loans, neither the master servicer nor any other entity will advance scheduled monthly payments of interest and principal on delinquent or defaulted mortgage loans if, in the good faith judgment of the master servicer, these advances would not be ultimately recovered from the proceeds of the mortgage loan.

If substantial losses occur as a result of defaults and delinquent payments on the mortgage loans, you may suffer losses. Realized losses on the mortgage loans, to the extent not covered by the net monthly excess cashflow or the overcollateralization will be allocated to the Class B, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2, Class M-1, in that order, and then to the Class A-1, Class A-2 and Class A-3 Bonds, on a pro rata basis; provided, however, that any realized losses allocable to the Class A-1 Bonds will be instead applied to the Class A-2 Bonds until the bond principal balance of the Class A-2 Bonds has been reduced to zero and any realized losses allocable to the Class A-3 Bonds will instead be covered by the bond insurance policy.

The indenture trustee will make a draw on the surety bond to the extent that payments on the mortgage loans as described in this prospectus supplement are insufficient to make certain payments on the Class A-3 Bonds.

The ratings of the bonds by the rating agencies may be lowered following the initial issuance thereof as a result of losses on the mortgage loans in excess of the levels contemplated by the rating agencies at the time of their initial rating analysis or, in the case of the Class A-3 Bonds, by a change of the financial strength rating of the bond insurer. None of the company, the master servicer, any subservicer, the bond insurer, the indenture trustee, the owner trustee or any of their respective affiliates will have any obligation to replace or supplement any credit enhancement, or to take any other action to maintain the ratings of the bonds. See “Description of Credit Enhancement” in the prospectus.

Interest Generated by the Mortgage Loans and Amounts Contributed from the Interest Coverage Account May Be Insufficient to Create or Maintain Overcollateralization

The amount of interest generated by the mortgage loans (net of fees and expenses) plus, amounts contributed from the interest coverage account is expected to be higher than the amount of interest required to be paid to the related bonds. Any such excess interest will be used to reimburse the bond insurer, to create or maintain the current level of overcollateralization by covering realized losses on the related mortgage loans, to create additional overcollateralization until the required level of overcollateralization is reached. We cannot assure you, however, that enough excess interest will be available to create or maintain the required level of overcollateralization. The factors described below will affect the amount of excess interest that the mortgage loans will generate:

•	Every time a mortgage loan is prepaid in full, excess interest may be reduced because the mortgage loan will no longer be outstanding and generating interest or, in the case of a partial prepayment, will be generating less interest.

•	Every time a mortgage loan is liquidated, excess interest may be reduced because such mortgage loans will no longer be outstanding and generating interest.

•	If the rates of delinquencies, defaults or losses on the mortgage loans turn out to be higher than expected, excess interest will be reduced by the amount necessary to compensate for any shortfalls in cash available on such date to make required payments on the bonds.

•	If prepayments, defaults and liquidations occur more rapidly on the mortgage loans with relatively higher interest rates than on the mortgage loans with relatively lower interest rates, the amount of excess interest generated by the mortgage loans will be less than would otherwise be the case.

In addition, during the funding period, amounts on deposit in the pre-funding account will earn a limited amount of interest which will be available to the bondholders. The interest earned will be significantly less than interest generated by the mortgage loans in the trust, and the shortfall will not be covered by any account of the trust or by any third-party, including the bond insurer.

Payments from the Derivative Contracts Are Subject to the Credit Risk of the Derivative Contract Counterparty

Payments made by the derivative contract counterparty will be used first, to cover basis risk shortfalls on the related bonds, and then, up to the amounts described in this prospectus supplement, to be used as net monthly excess cashflow as described in this prospectus supplement. However, if the derivative contract counterparty defaults on its obligations under the derivative contracts, then there may be insufficient funds to cover basis risk shortfalls, and the amount of net monthly excess cashflow may be reduced. As a result, investors in the bonds will be subject to the credit risk of the derivative contract counterparty.

Net Payments by the Issuer to the Derivative Contract Counterparty under the Derivative Contracts May Reduce Excess Interest and the Bond Interest Rate for the Bonds

The amount of excess interest generated by the mortgage loans available for payments to the bonds and amounts on deposit in the pre-funding account will be reduced by net payments to the derivative contract counterparty under the derivative contracts in the event One-Month LIBOR is below the fixed levels set forth in those derivative contracts as described in this prospectus supplement. In addition, the available funds rate and therefore the bond interest rate on the related bonds may be reduced by the requirement of the issuer to pay net payments to the derivative contract counterparty under the derivative contracts.

The Difference Between the Interest Rates on the Bonds and the Mortgage Loans May Result in Basis Risk Shortfall with Respect to Such Bonds

The bond interest rate with respect to the bonds (other than the Class A-IO Bonds) adjusts each month and is based upon the value of an index (One-Month LIBOR) plus the related margin, limited by the related maximum bond interest rate and the available funds rate. However, the mortgage rate of substantially all of the sample adjustable-rate mortgage loans is based upon a different index (Six-Month LIBOR or One-Year LIBOR) plus the related gross margin, and adjusts semi-annually or annually, commencing, in many cases, after an initial fixed-rate period. Also, the mortgage rate on 17.17% of the sample mortgage loans is a fixed rate. One-Month LIBOR, Six-Month LIBOR or One-Year LIBOR may respond differently to economic and market factors, and there is not necessarily any correlation between them. Moreover, the sample adjustable-rate mortgage loans are subject to periodic rate caps, maximum mortgage rates and minimum mortgage rates. Also, because substantially all of the mortgage rates on the sample adjustable-rate mortgage loans adjust semi-annually or annually, and, in many cases, after an initial fixed-rate period, there will be a delay between the change in Six-Month LIBOR or One-Year LIBOR and the rate on the related mortgage loan. Thus, it is possible, for example, that One-Month

LIBOR may rise during periods in which Six-Month LIBOR or One-Year LIBOR is stable or falling or that, even if both One-Month LIBOR and Six-Month LIBOR or One-Year LIBOR rise during the same period, One-Month LIBOR may rise much more rapidly than Six-Month LIBOR or One-Year LIBOR. To the extent that the related bond interest rate is limited to the available funds rate, basis risk shortfalls may occur. See “Description of the Bonds - Interest Payments on the Bonds.”

The derivative contracts will be assigned to, or entered into by, the trust and the net amounts payable from the derivative contracts will provide some protection against any basis risk shortfalls on the bonds, respectively. However, net amounts payable under the derivative contracts are based on the parameters described in this prospectus supplement, and to the extent the actual performance of the final pool of mortgage loans differs from the expectations on which these parameters were based, the derivative contracts may provide insufficient funds to cover these shortfalls.

To the extent that the net amounts payable from the derivative contracts are insufficient to cover basis risk shortfalls on the related bonds, net monthly excess cashflow may be used, subject to the priorities described in this prospectus supplement. However, there can be no assurance that available net monthly excess cashflow will be sufficient to cover these shortfalls, particularly because in a situation where the bond interest rate on a class of bonds is limited to the available funds rate, there will be little or no net monthly excess cashflow. Basis risk shortfalls with respect to the Class A-3 Bonds are not covered by the surety bond and may remain unpaid on the final scheduled payment date.

Some of the Mortgage Loans Are Secured by Second Liens

Approximately 1.04% of the sample mortgage loans (by aggregate outstanding principal balance of the related sample mortgage loans as of the cut-off date) are secured by second liens, rather than first liens. In the case of second liens, proceeds from liquidation of the mortgaged property will be available to satisfy the mortgage loans only if the claims of any senior mortgages have been satisfied in full. When it is uneconomical to foreclose on a mortgaged property or engage in other loss mitigation procedures, the master servicer may write off the entire outstanding balance of the mortgage loan as a bad debt.

Some of the Mortgage Loans in Were Originated Simultaneously with Second Liens

Generally, with respect to the second lien mortgage loans, at the time of origination of the first lien mortgage loan, the seller also originated or acquired a second lien mortgage loan. With respect to these mortgage loans, foreclosure frequency may be increased relative to mortgage loans that were originated without a simultaneous second lien because the mortgagors on such mortgage loans have less equity in the mortgaged property. Investors should also note that any mortgagor may obtain secondary financing at any time subsequent to the date of origination of their mortgage loan from the seller or from any other lender.

Statutory and Judicial Limitations on Foreclosure Procedures May Delay Recovery with Respect to the Mortgaged Properties and, in Some Instances, Limit the Amount That May Be Recovered by the Foreclosing Lender, Resulting in Losses on the Mortgage Loans That Might Cause Losses or Shortfalls to Be Incurred on the Bonds

Foreclosure procedures vary from state to state. Two primary methods of foreclosing a mortgage instrument are judicial foreclosure, involving court proceedings, and non-judicial foreclosure pursuant to a power of sale granted in the mortgage instrument. A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are asserted. Delays may also result from difficulties in locating necessary defendants. Non-judicial foreclosures may be subject to delays resulting from state laws mandating the recording of notice of default and notice of sale and, in some states, notice to any party having an interest of record in the real property, including junior lienholders. Some states have adopted “anti-deficiency” statutes that limit the ability of a lender to collect the full amount owed on a loan if the property sells at foreclosure for less than the full amount owed. In addition, United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions that are perceived by the court as harsh or unfair. The effect of these statutes and judicial principles may be to delay and/or reduce payments with respect to the bonds. See “Legal Aspects of Mortgage Loans—Foreclosure on Mortgages and Some Contracts” in the prospectus.

The Value of the Mortgage Loans May Be Affected By, Among Other Things, a Decline in Real Estate Values and Changes in the Borrowers’ Financial Condition, Which May Cause Losses or Shortfalls to Be Incurred on the Bonds

No assurance can be given that values of the mortgaged properties have remained or will remain at their levels as of the dates of origination of the related mortgage loans. If the residential real estate market should experience an overall decline in property values so that the outstanding balances of the mortgage loans, and any secondary financing on the mortgaged properties, become equal to or greater than the value of the mortgaged properties, the actual rates of delinquencies, foreclosures and losses could be higher than those now generally experienced in the mortgage lending industry. In particular, mortgage loans with high loan-to- value ratios or high principal balances will be affected by any decline in real estate values. Also, in recent years, property values have risen at a greater rate than previously. Any decrease in the value of the mortgage loans may result in the allocation of losses to the bonds to the extent not covered by credit enhancement.

Some of the Mortgage Loans Have an Initial Interest Only Period, Which May Result in Increased Delinquencies and Losses with Respect to These Mortgage Loans

Approximately 0.06%, 0.12%, 65.19%, 0.05%, and 6.52% of the sample mortgage loans (by aggregate outstanding principal balance of the sample mortgage loans as of the cut-off date) have initial interest only periods of two, three, five, seven, and ten years, respectively. During this period, the payment made by the related borrower will be less than it would be if the mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the bonds from these mortgage loans during their interest only period except in the case of a prepayment.

After the initial interest only period, the scheduled monthly payment on these mortgage loans will increase, which may result in increased delinquencies by the related borrowers, particularly if interest rates have increased and the borrower is unable to refinance. In addition, losses may be greater on these mortgage loans as a result of the mortgage loan not amortizing during the early years of these mortgage loans. Although the amount of principal included in each scheduled monthly payment for a traditional mortgage loan is relatively small during the first few years after origination, in the aggregate the amount can be significant. Any resulting delinquencies and losses, to the extent not covered by credit enhancement, will be allocated to the bonds.

Mortgage loans with an initial interest only period are relatively new in the mortgage marketplace. The performance of these mortgage loans may be significantly different than mortgage loans that fully amortize. In particular, there may be a higher expectation by these borrowers of refinancing their mortgage loans with a new mortgage loan, in particular one with an initial interest only period, which may result in higher or lower prepayment speeds than would otherwise be the case. In addition, the failure to build equity in the property by the related mortgagor may affect the delinquency and prepayment of these mortgage loans.

The Mortgage Loans Are Concentrated in the State of California, Which May Result in Losses with Respect to These Mortgage Loans

Investors should note that some geographic regions of the United States from time to time will experience weaker regional economic conditions and housing markets, and, consequently, mortgage loans from these regions will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and housing market may be directly, or indirectly, adversely affected by natural disasters such as earthquakes, hurricanes, floods and eruptions, civil disturbances such as riots, and by other disruptions such as ongoing power outages or terrorist actions or acts of war. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. Approximately 45.11% of the sample mortgage loans (by aggregate outstanding principal balance of the related sample mortgage loans as of the cut-off date), are in the state of California. The concentration of the mortgage loans in the state of California may present risk considerations in addition to those generally present for similar mortgage-backed securities without this concentration. In particular, property values in California have increased at a rate greater than previously in recent years, and may as a result be subject to decline in the future. Any risks associated with mortgage loan concentration may affect the yield to maturity of the bonds to the extent losses caused by these risks which are not covered by credit enhancement are allocated to the bonds.

Some of the Sample Mortgage Loans Provide for Balloon Payments at Maturity, Which May Result in a Greater Risk of Loss with Respect to These Mortgage Loans

Approximately 0.80% of the sample mortgage loans (by aggregate outstanding principal balance of the sample mortgage loans as of the cut-off date) are balloon loans. These mortgage loans will require a substantial payment of principal, or “balloon payment,” at their stated maturity in addition to their scheduled monthly payment. Mortgage loans of this type involve a greater degree of risk than self-amortizing loans because the ability of a mortgagor to make a balloon payment typically will depend upon its ability either to fully refinance the loan or to sell the related mortgaged property at a price sufficient to permit the mortgagor to make the balloon payment. The ability of a mortgagor to accomplish either of these goals will be affected by a number of factors, including the value of the related mortgaged property, the level of available mortgage rates at the time of sale or refinancing, the mortgagor’s equity in the related mortgaged property, prevailing general economic conditions, the availability of credit for loans secured by comparable real properties. Any risks associated with the balloon loans may affect the yield to maturity of the bonds to the extent losses or delays in payment caused by these risks which are not covered by credit enhancement are allocated to, or result in a slower rate of principal payments on, the bonds.

The Rate and Timing of Prepayments Will Affect Your Yield

Borrowers may prepay their mortgage loans in whole or in part at any time. We cannot predict the rate at which borrowers will repay their mortgage loans. A prepayment of a mortgage loan generally will result in a prepayment on the bonds:

•	If you purchase your bonds at a discount and principal is repaid slower than you anticipate, then your yield may be lower than you anticipate.

•	If you purchase your bonds at a premium and principal is repaid faster than you anticipate, then your yield may be lower than you anticipate.

•	The rate of prepayments on the mortgage loans will be sensitive to prevailing interest rates. Generally, if interest rates decline, mortgage loan prepayments may increase due to the availability of other mortgage loans at lower interest rates. Conversely, if prevailing interest rates rise significantly, the prepayments on mortgage loans may decrease.

•	Approximately 71.51% of the sample mortgage loans (by aggregate outstanding principal balance of the related sample mortgage loans as of the cut-off date), require the mortgagor to pay a charge in certain instances if the mortgagor prepays the mortgage loan during a stated period, which may be from six months to five years after the mortgage loan was originated. A prepayment charge may or may not discourage a mortgagor from prepaying the mortgage loan during the applicable period.

•	The seller may be required to purchase mortgage loans from the trust in the event certain breaches of representations and warranties occur and have not been cured. In addition, the master servicer has the option to purchase mortgage loans that become 90 days or more delinquent. These purchases will have the same effect on the holders of the bonds as a prepayment in full of any such purchased mortgage loans.

•	The overcollateralization provisions are intended to result in an accelerated rate of principal payments to holders of the classes of bonds then entitled to payments of principal whenever overcollateralization is at a level below the required level. An earlier return of principal to the holders of the bonds as a result of the overcollateralization provisions will influence the yield on the bonds in a manner similar to the manner in which principal prepayments on the mortgage loans will influence the yield on the bonds.

See “Yield on the Bonds” in this prospectus supplement.

The Mortgage Loans May Have Environmental Risks, Which May Result in Increased Losses with Respect to These Mortgage Loans

To the extent the master servicer for a mortgage loan acquires title to any related mortgaged property contaminated with or affected by hazardous wastes or hazardous substances, these mortgage loans may incur losses. See “Servicing of Mortgage Loans - Realization upon or Sale of Defaulted Mortgage Loans” and “Legal Aspects of Mortgage Loans - Environmental Legislation” in the prospectus. To the extent these environmental risks result in losses on the mortgage loans, the yield to maturity of the bonds, to the extent not covered by credit enhancement, may be affected.

Some Additional Risks Are Associated with the Class A-2, Class M and Class B Bonds

The weighted average lives of, and the yields to maturity on, the Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds will be sensitive to the rate and timing of mortgagor defaults and the severity of ensuing losses on the mortgage loans. If the actual rate and severity of losses on the mortgage loans are higher than those assumed by an investor in the Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds, the actual yield to maturity of such bonds may be lower than assumed. The timing of losses on the mortgage loans will also affect an investor’s actual yield to maturity, even if the rate of defaults and severity of losses over the life of the mortgage pool are consistent with an investor’s expectations. In general, the earlier a loss occurs, the greater the effect on an investor’s yield to maturity. Realized losses on the mortgage loans, to the extent they exceed the amount of overcollateralization, and (with respect to the Class A-3 Bonds, payments by the bond insurer pursuant to the surety bond), following payments of principal on the related payment date, will be allocated to the Class B Bonds and then to the Class M Bonds, and thereby reduce the bond principal balance of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds, in reverse order of their priority, and thereafter pro rata, to the Class A-1, Class A-2 and Class A-3 Bonds; provided however any losses allocable to the Class A-1 Bonds will instead be applied to the Class A-2 Bonds until the Class A-2 Bonds have been reduced to zero and any losses allocable to the Class A-3 Bonds will instead be covered by the bond insurance policy. As a result of such reductions, less interest will accrue on the such class of Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds than would otherwise be the case. Furthermore, the timing of receipt of principal and interest by the Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds may be adversely affected by losses even if such class of bonds does not ultimately bear such loss, to the extent losses affect the required amount of overcollateralization.

Once a realized loss is allocated to a Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds, no amounts will be distributable with respect to such written-down amount. However, the amount of any realized losses allocated to the Class A-2, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds may be repaid to the holders thereof from the net monthly excess cashflow according to the priorities set forth under “Description of the Bonds - Overcollateralization Provisions” in this prospectus supplement.

Prepayment Interest Shortfalls and Relief Act Shortfalls Will Affect Your Yield

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for any days in the month in which the prepayment is made. In addition, the application of the Relief Act or any similar state or local laws to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the mortgage loan. This may result in a shortfall in interest collections available for payment to bondholders on the next payment date. The master servicer is required to cover a portion of the shortfall in interest collections that are attributable to prepayments in full, but only up to the lesser of (a) one-twelfth of 0.125% of the aggregate stated principal balance of the mortgage loans immediately preceding such payment date and (b) the amount of the master servicer’s aggregate master servicing fee and any subservicing fee for the related due period. Prepayment interest shortfalls resulting from prepayments in part will not be covered by the master servicer, any subservicer or otherwise. In addition, certain shortfalls in interest collections arising from the application of the Relief Act or any similar state or local laws will not be covered by the master servicer or any subservicer. Further, any such shortfalls on the Class A-3 Bonds will not be covered by the surety bond.

On any payment date, any shortfalls resulting from the application of the Relief Act or any similar state or local laws and any prepayment interest shortfalls to the extent not covered by compensating interest paid by the master servicer will be allocated to the bonds on a pro rata basis based on the respective amounts of interest accrued on such bonds for such payment date. The holders of the bonds will be entitled to reimbursement for any such interest shortfalls with interest thereon solely from the net monthly excess cashflow in accordance with the payment provisions in this prospectus supplement. If these shortfalls are allocated to the bonds and are not reimbursed on any payment date, the amount of interest paid to those bonds will be reduced, adversely affecting the yield on your investment.

Violation of Various Federal and State Laws May Result in Losses on the Mortgage Loans

Applicable state laws generally regulate interest rates and other charges, require specific disclosure, and require licensing of the seller. In addition, other state laws, public policy and general principles of equity relating to the protection of consumers, unfair and deceptive practices and debt collection practices may apply to the origination, servicing and collection of the mortgage loans.

The mortgage loans will be subject to federal laws, including:

•	the Federal Truth-in-Lending Act and Regulation Z promulgated thereunder, which require specific disclosures to the borrowers regarding the terms of the mortgage loans;

•	the Equal Credit Opportunity Act and Regulation B promulgated thereunder, which prohibit discrimination on the basis of age, race, color, sex, religion, marital status, national origin, receipt of public assistance or the exercise of any right under the Consumer Credit Protection Act, in the extension of credit; and

•	the Fair Credit Reporting Act, which regulates the use and reporting of information related to the borrower’s credit experience.

Depending on the provisions of the applicable law and the specific facts and circumstances involved, violations of these federal or state laws, policies and principles may limit the ability of the trust to collect all or part of the principal of or interest on the mortgage loans, may entitle the borrower to a refund of amounts previously paid and, in addition, could subject the trust to damages and administrative enforcement. See “Legal Aspects of Mortgage Loans -Consumer Compliance Laws and Regulations” in the prospectus.

The seller will represent that as of the closing date, with respect to the initial mortgage loans, and as of the applicable subsequent transfer date, with respect to the subsequent mortgage loans, each mortgage loan at the time it was originated complied in all material respects with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity, truth-in-lending and disclosure laws. The seller will also represent that each mortgage loan is being serviced in all material respects in accordance with applicable local, state and federal laws, including, without limitation, usury, equal credit opportunity and disclosure laws. In the event of a breach of this representation, it will be obligated to cure the breach or repurchase or replace the affected mortgage loan in the manner described in the prospectus.

There May Be Variations in the Mortgage Loans from the Sample Mortgage Loans

The sample mortgage loans include mortgage loans whose characteristics may vary from the specific characteristics reflected in the mortgage loans, although the extent of such variance is not expected to be material. Within 15 days of the closing date, tables will be filed on Form 8-K reflecting the final composition of the mortgage loans.

There May Be Variations in the Subsequent Mortgage Loans from the Initial Mortgage Loans

Each subsequent mortgage loan generally will satisfy the eligibility criteria described in this prospectus supplement at the time of its sale to the trust. The characteristics of the subsequent mortgage loans, however, may vary from the specific characteristics reflected in the statistical information relating to the sample mortgage loans presented in this prospectus supplement, although the extent of such variance is not expected to be material. Within 15 days of the delivery of the last subsequent mortgage loan to the trust, tables will be filed on Form 8-K reflecting the final pool of mortgage loans.

Mandatory Prepayment

To the extent that the amounts on deposit in the pre-funding account have not been fully applied to the purchase of subsequent mortgage loans on or before June 30, 2005, the holders of the related bonds then entitled to principal distributions will receive on the payment date immediately following June 30, 2005, any amounts remaining in the pre-funding account. Although no assurance can be given, the company intends that the principal amount of subsequent mortgage loans sold to the indenture trustee will require the application of substantially all amounts on deposit in the pre-funding account and that there will be no material principal payment to the holders of the related bonds on such payment date.

The Ratings on the Bonds Are Not a Recommendation to Buy, Sell or Hold the Bonds and Are Subject to Withdrawal at Any Time, Which May Result in Losses on the Bonds

It is a condition to the issuance of the bonds that each class of bonds be rated no lower than the ratings described on page S-4 of this prospectus supplement. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. No person is obligated to maintain the rating on any bond, and, accordingly, there can be no assurance that the ratings assigned to any bond on the date on which the bonds are initially issued will not be lowered or withdrawn by a rating agency at any time thereafter. In the event any rating is revised or withdrawn, the liquidity or the market value of the bonds may be adversely affected. See “Ratings” in this prospectus supplement and in the prospectus.

A Transfer of Subservicing May Result in Increased Losses and Delinquencies on the Mortgage Loans

Subservicing of substantially all of the mortgage loans will be transferred to Countrywide Home Loans Servicing LP commencing on or before June 1, 2005. Subservicing of substantially all of the subsequent mortgage loans will be transferred to Countrywide Home Loans Servicing LP within three months of transfer into the trust fund. Investors should note, however, that when the servicing of mortgage loans is transferred, there is generally a rise in delinquencies associated with such transfer. Such increase in delinquencies may result in losses, which, to the extent they are not absorbed by credit enhancement, will cause losses or shortfalls to be incurred by the holders of the bonds. In addition, any higher default rate resulting from such transfer may result in an acceleration of prepayments on these mortgage loans.

The Recording of Mortgages in the Name of MERS May Affect the Yield on the Bonds.

The mortgages or assignments of mortgage for some of the mortgage loans have been or may be recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the seller and its successors and assigns. Subsequent assignments of those mortgages are registered electronically through the MERS® System. However, if MERS discontinues the MERS® System and it becomes necessary to record an assignment of the mortgage to the indenture trustee, then any related expenses shall be paid by the trust and will reduce the amount available to pay principal of and interest on the bonds. The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. Public recording officers and others may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the payment of liquidation proceeds to bondholders and increase the amount of losses on the mortgage loans.

For additional information regarding MERS and the MERS® System, see “The Mortgage Pool - Sample Mortgage Loan Characteristics” and “Yield on the Bonds-General Yield and Prepayment Considerations” in this prospectus supplement.

THE MORTGAGE POOL

General

The mortgage pool will consist of conventional, one- to four-family, adjustable rate and fixed-rate, fully-amortizing, interest-only residential mortgage loans secured by first liens on mortgaged properties and one- to four-family, fixed-rate, fully-amortizing, balloon residential mortgage loans secured by second liens on mortgaged properties. The mortgage loans will have original terms to maturity of not greater than 30 years.

The Freddie Mac or Fannie Mae conforming balance for mortgage loans secured by a single family property is $359,650 for all mortgage loans other than those originated in Alaska, Hawaii, Guam and the U.S. Virgin Islands, for which it is $539,475. The conforming balance is higher for mortgage loans secured by two- to four-family properties.

The mortgage pool will include the initial mortgage loans and the Subsequent Mortgage Loans. The initial mortgage loans will be the mortgage loans deposited into the trust on the Closing Date. The Subsequent Mortgage Loans will be purchased with amounts on deposit in the Pre-Funding Account described in this prospectus supplement.

The Company will convey the initial mortgage loans to the trust on the Closing Date pursuant to the Trust Agreement. The Company will convey the Subsequent Mortgage Loans to the trust during the Funding Period. The Subsequent Mortgage Loans will be acquired with amounts on deposit in the Pre-Funding Account, pursuant to the Subsequent Transfer Instrument. The Seller will make certain representations and warranties with respect to the initial mortgage loans in the Mortgage Loan Purchase Agreement and with respect to the Subsequent Mortgage Loans in the subsequent mortgage loan purchase agreement. These representations and warranties will be assigned to the indenture trustee for the benefit of the Bondholders and the Bond Insurer. As more particularly described in the prospectus, the Seller will have certain repurchase or substitution obligations in connection with a breach of any such representation or warranty, as well as in connection with an omission or defect in respect of certain constituent documents required to be delivered with respect to the mortgage loans, if such breach, omission or defect cannot be cured and it materially and adversely affects the interests of the Bondholders or the Bond Insurer. See “The Mortgage Pools - Representations by Sellers” in the prospectus.

The mortgage loans will have been originated or acquired by the Seller in accordance with the underwriting criteria described in this prospectus supplement. See “-Underwriting Standards” Below.

Substantially all of the mortgage loans will be subserviced by Countrywide Home Loans Servicing LP. See “Description of the Servicing Agreement — The Subservicers” in this prospectus supplement.

Substantially all of the initial mortgage loans were not 30 days or more delinquent as of the Cut-off Date.

Substantially all of the mortgage loans have scheduled monthly payments due on the first of the month. Each adjustable-rate loan is generally assumable in accordance with the terms of the related mortgage note.

Each mortgage loan is required to be covered by a standard hazard insurance policy. See “Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder-Hazard Insurance Policies” in the prospectus.

Mortgage Rate Adjustment

The mortgage rate on substantially all of the adjustable-rate mortgage loans will generally adjust semi-annually commencing after an initial period after origination of generally six months, two years, three years or five years, in each case on each applicable adjustment date to a rate equal to the sum, generally rounded to the nearest one-eighth of one percentage point (12.5 basis points), of (i) the related index and (ii) the gross margin. In addition, the mortgage rate on each adjustable-rate mortgage loan is subject on its first adjustment date following its origination to an initial rate cap and on each adjustment date thereafter to a periodic rate cap. All of the adjustable-rate mortgage loans are also subject to maximum and minimum lifetime mortgage rates. The adjustable-rate mortgage loans were generally originated with an initial mortgage rate below the sum of the index at origination and the gross margin. Due to the application of the initial rate caps, periodic rate caps, maximum mortgage rates and minimum mortgage rates, the mortgage rate on any adjustable-rate mortgage loan, as adjusted on any adjustment date, may not equal the sum of the index and the gross margin.

The mortgage rate on substantially all of the sample adjustable-rate mortgage loans adjusts based on an index equal to either One-Month LIBOR, Six-Month LIBOR or One-Year LIBOR. In the event that the related index is no longer available, an index that is based on comparable information will be selected by the Master Servicer, to the extent that it is permissible under the terms of the related mortgage and mortgage note.

Substantially all of the sample adjustable-rate mortgage loans (other than the Seasoned Mortgage Loans) will not have reached their first adjustment date as of the Closing Date. The initial mortgage rate is generally lower than the rate that would have been produced if the applicable gross margin had been added to the index in effect at origination. Adjustable-rate mortgage loans that have not reached their first adjustment date are subject to the initial rate cap on their first adjustment date, and periodic rate caps thereafter.

Indices on the Mortgage Loans

The index applicable to the determination of the mortgage rate on approximately 71.63% (by the aggregate outstanding principal balance of the sample mortgage loans as of the Cut-off Date) of the sample mortgage loans is the average of the interbank offered rates for six-month United States dollar deposits in the London market as published by Fannie Mae or The Wall Street Journal and, in most cases, as most recently available as of the first business day of the month preceding such adjustment date, or Six-Month LIBOR.

The table below sets forth historical average rates of Six-Month LIBOR for the months indicated as made available from Fannie Mae. The rates are determined from information that is available as of 11:00 a.m. (London time) on the second to last business day of each month. Such average rates may fluctuate significantly from month to month as well as over longer periods and may not increase or decrease in a constant pattern from period to period. There can be no assurance that levels of Six-Month LIBOR published by Fannie Mae, or published on a different reference date would have been at the same levels as those set forth below. The following does not purport to be representative of future levels of Six-Month LIBOR (as published by Fannie Mae). No assurance can be given as to the level of Six-Month LIBOR on any adjustment date or during the life of any adjustable-rate mortgage loan based on Six-Month LIBOR.

Six-Month LIBOR

Month	1997	1998	1999	2000	2001	2002	2003	2004	2005
January	5.71%	5.75%	5.04%	6.23%	5.36%	1.99%	1.35%	1.21%	2.96%
February	5.68	5.78	5.17	6.32	4.96	2.06	1.34	1.17	3.15
March	5.96	5.80	5.08	6.53	4.71	2.33	1.26	1.16	3.39
April	6.08	5.87	5.08	6.61	4.23	2.10	1.29	1.37
May	6.01	5.81	5.19	7.06	3.91	2.09	1.22	1.58
June	5.94	5.87	5.62	7.01	3.83	1.95	1.12	1.94
July	5.83	5.82	5.65	6.88	3.70	1.86	1.15	1.99
August	5.86	5.69	5.90	6.83	3.48	1.82	1.21	1.99
September	5.85	5.36	5.96	6.76	2.53	1.75	1.18	2.17
October	5.81	5.13	6.13	6.72	2.17	1.62	1.22	2.30
November	6.04	5.28	6.04	6.68	2.10	1.47	1.25	2.62
December	6.01	5.17	6.13	6.20	1.98	1.38	1.22	2.78

The index applicable to the determination of the mortgage rate on approximately 11.01% (by aggregate outstanding principal balance of the sample mortgage loans as of the Cut-off Date) of the sample mortgage loans is the average of the interbank offered rates for one-year United States dollar deposits in the London market as published by Fannie Mae or The Wall Street Journal and, in most cases, as most recently available as of the first business day of the month preceding such adjustment date, or One-Year LIBOR.

The index applicable to the determination of the mortgage rate on approximately 0.19% (by aggregate outstanding principal balance of the sample mortgage loans as of the Cut-off Date) of the sample mortgage loans will be based on One-Month LIBOR. One-Month LIBOR will be a per annum rate equal to the average of interbank offered rates for one-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal and as most recently available as of the time specified in the related mortgage note.

Prepayment Charges

Approximately 71.51% of the sample mortgage loans (by aggregate outstanding principal balance of the related sample mortgage loans as of the Cut-off Date), provide for payment by the mortgagor of a prepayment charge in limited circumstances on prepayments. Generally, mortgage loans with prepayment charges provide for payment of a prepayment charge on some partial or full prepayments made within one year, two years, three years or five years, or other period as provided in the related mortgage note from the date of origination of the mortgage loan. No mortgage loan provides for payment of a prepayment charge on partial or full prepayments made more than six years from the date of origination of that mortgage loan. The amount of the prepayment charge is as provided in the related mortgage note. The prepayment charge will generally apply if, in any twelve-month period during the first year, five years or other period as provided in the related mortgage note from the date of origination of the mortgage loan, the mortgagor prepays an aggregate amount exceeding 20% of the original principal balance of the mortgage loan. The amount of the prepayment charge on the residential loans will generally be equal to 6 months’ advance interest calculated on the basis of the mortgage rate in effect at the time of the prepayment on the amount prepaid in excess of 20% of the original principal balance of the mortgage loan. The prepayment charges may, in certain circumstances, be waived by the Master Servicer or the related subservicer. Some of these prepayment charges may not be enforceable in cases where the mortgagor sells the related mortgaged property. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. The Master Servicer will deposit all prepayment charges received on the loans into the Payment Account to be included in the Available Funds.

Primary Mortgage Insurance and the PMI Insurer Policy

Approximately 50.72% of the sample mortgage loans with a loan-to-value ratio at origination in excess of 80.00% are insured by one of the following: (1) a Primary Insurance Policy issued by a private mortgage insurer (other than a PMI Insurer Policy) or (2) the PMI Insurer Policy.

Each Primary Insurance Policy will insure against default under each insured mortgage note as follows: (A) for which the outstanding principal balance at origination of such mortgage loan is greater than or equal to 80.01% and up to and including 90.00% of the lesser of the Appraised Value and the sale price, such mortgage loan is covered by a Primary Insurance Policy in an amount equal to at least 12.00% of the Allowable Claim and (B) for which the outstanding principal balance at origination of such mortgage loan exceeded 90.00% of the lesser of the Appraised Value and the sales price, such mortgage loan is covered by a Primary Insurance Policy in an amount equal to at least 20.00% of the Allowable Claim.

See “Primary Mortgage Insurance, Hazard Insurance; Claims Thereunder - Hazard Insurance Policies” in the Prospectus.

The PMI Insurer

Radian Guaranty Inc.

Radian Guaranty Inc., a Pennsylvania corporation with its principal offices in Philadelphia, Pennsylvania, is a private mortgage insurance company and a wholly-owned subsidiary of Radian Group Inc., an insurance holding company listed on the New York Stock Exchange. Radian is licensed in all 50 states and in the District of Columbia to offer such insurance and is approved as a private mortgage insurer by Fannie Mae and Freddie Mac. Radian’s financial strength is rated “AA” by S&P and Fitch Ratings and “Aa3” by Moody’s. Radian’s financial strength currently is not rated by any other rating agency. Each financial strength rating of Radian should be evaluated independently. The ratings reflect the respective rating agencies’ current assessments of the creditworthiness of Radian and its ability to pay claims on its policies of insurance. Any further explanation as to the significance of the above ratings may be obtained only from the applicable rating agency. The above ratings are not recommendations to buy, sell or hold any class of Offered Securities, and such ratings are subject to revision, qualification or withdrawal at any time by the applicable rating agencies. Any downward revision, qualification or withdrawal of any of the above ratings may have an adverse effect on the market prices of the Offered Securities. Radian does not guaranty the market prices of the Offered Securities nor does it guaranty that its financial strength ratings will not be revised, qualified or withdrawn.

Copies of Radian’s quarterly and annual statutory financial statements, which are based on accounting principles that differ in significant respects from generally accepted accounting principles, are available upon request to Radian at Radian Guaranty Inc., 1601 Market Street, Philadelphia, Pennsylvania 19103. Radian’s telephone number is (215) 231-1000.

The PMI Policy

Approximately 1.12% of the sample mortgage loans by aggregate principal balance as of the Cut-off Date, are insured by the PMI Insurer pursuant to the PMI Insurer Policy. The mortgage loans covered by the PMI Insurer Policy are referred to as the PMI Mortgage Loans. The Insured Percentage of the Claim varies on a loan-by-loan basis based upon the original loan-to-value ratio of the mortgage loan.

The PMI Insurer Policy will only cover those mortgage loans which meet certain underwriting criteria as determined by the PMI Insurer. The PMI Insurer Policy will be required to remain in force with respect to each PMI Mortgage Loan until (i) the principal balance of the PMI Mortgage Loan is paid in full or liquidated, (ii) upon written notice of cancellation of the PMI Insurer Policy from the insured to the PMI Insurer, (iii) upon written notice of cancellation of the PMI Insurer Policy from the PMI Insurer to the insured or (iv) any event specified in the PMI Insurer Policy occurs that allows for the termination of that PMI Insurer Policy by the PMI Insurer.

The PMI Insurer Policy generally will require that delinquencies on any PMI Mortgage Loan must be reported to the PMI Insurer within fifteen (15) days after such loan is three (3) months in default, and appropriate proceedings to obtain title to the property securing such PMI Mortgage Loan must be commenced within six months of default. The PMI Policy under which the PMI Mortgage Loans are insured will contain provisions substantially as follows: (i) a claim generally includes unpaid principal, accrued interest to the date such claim is presented by the insured, and certain advances and expenses as set forth in the PMI Insurer Policy; (ii) when a claim is presented the PMI Insurer will have the option of either (A) paying the claim in full, taking title to the property securing the PMI Mortgage Loan, and arranging for its sale or (B) paying the insured percentage of the claim with the insured retaining title to the property securing the PMI Mortgage Loan; and (iii) a claim generally must be paid within 60 days after the claim is filed by the insured.

Unless approved in writing by the PMI Insurer, the insured under the PMI Insurer Policy will not be permitted to make any change in the terms of a PMI Mortgage Loan, including the borrowed amount, mortgage rate, term or amortization schedule of the PMI Mortgage Loan, except as specifically permitted by the terms of the related PMI Mortgage Loan; nor make any change in the property or other collateral securing the PMI Mortgage Loan; nor release any mortgagor under the PMI Mortgage Loan from liability. If a PMI Mortgage Loan is assumed with the insured’s approval, the PMI Insurer’s liability for coverage of the PMI Mortgage Loan under the related PMI Insurer Policy generally will terminate as of the date of such assumption, unless the applicable PMI Insurer approves the assumption in writing.

The PMI Insurer Policy specifically excludes coverage of: (i) any claim resulting from a default existing at the inception of coverage or occurring after lapse or cancellation of coverage; and (ii) certain claims involving or arising out of any breach by the insured of its obligations under, or its failure to comply with the terms of, the PMI Insurer Policy or of its obligations as imposed by operation of law and (iii) certain other claims as set forth in the PMI Insurer Policy.

In issuing the PMI Insurer Policy, the PMI Insurer will rely upon certain information and data regarding the PMI Mortgage Loans furnished to the PMI Insurer by the originator. The PMI Policy will not insure against a loss sustained by reason of a default arising from or involving certain matters, including (i) any loss arising in connection with the failure of the borrower to make any payment of principal and interest due under a loan which payment arises because the insured exercised its right to call or accelerate such loan or because the term of such loan is shorter than the amortization period, and which payment is for an amount more than twice the regular periodic payments of principal and interest, (ii) any loss from a loan where a delinquency exists at the effective date of the certificate of insurance, as defined in the PMI Insurer Policy, (iii) misrepresentation or fraud in obtaining such PMI Insurer Policy or negligence in origination or servicing of the PMI Mortgage Loans, including, but not limited to, misrepresentation by the lender or certain other persons involved in the origination of the PMI Mortgage Loan or the application for insurance, or (iv) failure to construct a property securing a PMI Mortgage Loan in accordance with specified plans. In addition, the PMI Insurer Policy will not cover the costs or expenses related to the repair of physical damage to a property securing a PMI Mortgage Loan.

The preceding description of the PMI Policy is only a brief outline and does not purport to summarize or describe all of the provisions, terms and conditions of the PMI Insurer Policy. For a more complete description of these provisions, terms and conditions, reference is made to the PMI Insurer Policy, a copies of which are available upon request from the Indenture Trustee.

Sample Mortgage Loan Characteristics

The statistical information included in this prospectus supplement with respect to the sample mortgage loans is based on a pool of 4,006 sample mortgage loans. References to percentages of the sample mortgage loans unless otherwise noted are calculated based on the aggregate principal balance of the sample mortgage loans as of the Cut-off Date.

The original mortgages for some of the sample mortgage loans have been, or in the future may be, at the sole discretion of the Master Servicer, recorded in the name of Mortgage Electronic Registration Systems, Inc., or MERS, solely as nominee for the Seller and its successors and assigns, and subsequent assignments of those mortgages have been, or in the future may be, at the sole discretion of the Master Servicer, registered electronically through the MERS® System. In some other cases, the original mortgage was recorded in the name of the originator of the sample mortgage loan, record ownership was later assigned to MERS, solely as nominee for the owner of the sample mortgage loan, and subsequent assignments of the mortgage were, or in the future may be, at the sole discretion of the Master Servicer, registered electronically through the MERS® System. For each of these sample mortgage loans, MERS serves as mortgagee of record on the mortgage solely as a nominee in an administrative capacity on behalf of the indenture trustee, and does not have any interest in the mortgage loan. For additional information regarding the recording of mortgages in the name of MERS see “Yield on the Bonds-Yield Sensitivity of the Bonds” in this prospectus supplement.

Mortgage Loans

The sample mortgage loans had an aggregate principal balance as of the Cut-off Date of approximately $873,375,574, after application of scheduled payments due on or before the Cut-off Date, whether or not received. Approximately $864,255,471 of the sample mortgage loans have adjustable rates and fixed rates and are secured by first liens on the related mortgaged property. Approximately $9,120,103 of the sample mortgage loans have fixed rates and are secured by second liens on the related mortgaged property.

The average principal balance of the sample mortgage loans as of the Cut-off Date was approximately $218,017. No sample mortgage loan had a principal balance as of the Cut-off Date of greater than approximately $1,100,000 or less than approximately $8,886.

As of the Cut-off Date, the sample mortgage loans had mortgage rates ranging from approximately 2.990% per annum to approximately 16.770% per annum and the weighted average mortgage rate was approximately 6.092% per annum. The weighted average remaining term to stated maturity of the sample mortgage loans was approximately 356 months as of the Cut-off Date. None of the sample mortgage loans will have a first Due Date prior to October 1, 1996 or after May 1, 2005, or will have a remaining term to maturity of less than 30 months or greater than 360 months as of the Cut-off Date. The latest maturity date of any sample mortgage loan is April 1, 2035.

Approximately 0.06%, 0.12%, 65.19%, 0.05% and 6.52% of the sample mortgage loans have initial interest only periods of two, three, five, seven and ten years, respectively.

The loan-to-value ratio of a sample mortgage loan secured by a first lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, to the lesser of the appraised value of the related mortgaged property at the time of origination and the sales price. The combined loan-to-value ratio of a mortgage loan secured by a second lien is equal to the ratio, expressed as a percentage, of the principal amount of the loan at origination, plus the outstanding principal balance of the related senior lien, to the appraised value of the related mortgaged property at the time of origination. The weighted average of the loan-to-value ratios and combined loan-to-value ratios, as applicable, at origination of the sample mortgage loans was approximately 75.37%. No loan-to-value ratio or combined loan-to-value ratio, as applicable, at origination of any sample mortgage loan was greater than approximately 125.00% or less than approximately 2.65%.

Approximately 0.80% of the sample mortgage loans are balloon loans. The amount of the balloon payment on each of these sample mortgage loans is substantially in excess of the amount of the scheduled monthly payment on such sample mortgage loan for the period prior to the Due Date of the balloon payment. These sample mortgage loans have a weighted average remaining term to maturity of approximately 179 months.

None of the sample mortgage loans are buydown mortgage loans.

Substantially all of the sample adjustable-rate loans (other than the Seasoned Mortgage Loans) have not reached their first adjustment date as of the Closing Date.

Approximately 71.51% of the sample mortgage loans provide for prepayment charges.

Approximately 2.95% and 1.12% of the sample mortgage loans are covered by a Primary Insurance Policy and the PMI Insurer Policy, respectively. For the sample mortgage loans, the weighted average of the PMI Insurer Fee Rates for the mortgage loans covered by the PMI Insurer Policy is approximately 1.399% per annum.

Set forth below is a description of certain additional characteristics of the sample mortgage loans as of the Cut-off Date, except as otherwise indicated. All percentages of the sample mortgage loans are approximate percentages by aggregate principal balance as of the Cut-off Date, except as otherwise indicated. Dollar amounts and percentages may not add up to totals due to rounding. All references to loan-to-value ratio or LTV in the following tables refer to the combined-loan-to-value ratio in the case of sample mortgage loans secured by second liens.

Mortgage Loan Programs (1)

Loan Programs	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
15Yr Fixed	$4,023,317	50	0.46%	$80,466	7.867%	164.50	675	73.63%
30/15 Fixed Balloon	6,712,149	97	0.77	69,197	11.348	176.93	668	98.13
20Yr Fixed	2,074,992	40	0.24	51,875	10.911	193.47	664	86.14
30/20 Fixed Balloon	258,796	3	0.03	86,265	12.238	237.11	655	97.28
25Yr Fixed	148,319	2	0.02	74,160	10.811	269.92	708	50.89
30Yr Fixed	104,675,640	556	11.99	188,266	6.978	358.48	681	74.13
30Yr Fixed - IO	32,073,130	142	3.67	225,867	6.967	359.38	694	75.92
30Y LIB1M	149,000	1	0.02	149,000	5.250	360.00	700	83.71
30Y LIB1M - IO	1,515,900	5	0.17	303,180	5.350	358.91	664	66.32
30Y LIB6M	3,335,947	13	0.38	256,611	5.460	358.95	680	72.21
30Y LIB6M - IO	51,887,454	205	5.94	253,110	5.266	359.07	704	75.14
30Y LIB12M	3,209,983	13	0.37	246,922	5.373	359.07	685	75.14
30Y LIB12M - IO	91,762,816	324	10.51	283,219	5.327	358.48	702	78.52
2/28 LIB6M	70,046,228	402	8.02	174,244	6.346	358.62	658	77.62
2/28 LIB6M - IO	228,217,853	1,001	26.13	227,990	6.144	358.84	677	77.11
3/27 LIB6M	31,280,812	173	3.58	180,814	5.988	358.22	656	78.27
3/27 LIB6M - IO	92,950,356	403	10.64	230,646	5.819	359.06	693	73.74
3/1 LIB12M	347,708	1	0.04	347,708	6.875	359.00	705	80.00
5/25 LIB6M	15,691,870	75	1.80	209,225	6.023	359.06	691	72.92
5/25 LIB6M - IO	114,752,729	457	13.14	251,100	5.655	359.52	715	69.70
5/1 LIB12M - IO	455,000	1	0.05	455,000	5.625	360.00	664	72.80
7/23 LIB6M	2,260,935	8	0.26	282,617	5.698	354.35	705	70.55
7/23 LIB6M - IO	8,195,800	20	0.94	409,790	5.620	358.48	726	65.09
7/1 LIB12M - IO	400,000	1	0.05	400,000	5.500	356.00	790	80.00
10/20 LIB6M	905,762	3	0.10	301,921	5.875	353.40	747	73.62
10/20 LIB6M - IO	6,043,077	10	0.69	604,308	5.915	355.89	735	72.25

Total	$873,375,574	4,006	100.00%	$218,017	6.092%	356.09	688	75.37%

(1)	A mortgage loan with a loan program including the term “30Y LIB1M” has a term of 30 years and the mortgage rate adjusts monthly based on the value of One-Month LIBOR. A mortgage loan with a loan program including the term “30Y LIB6M” has a term of 30 years and the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “30Y LIB12M” has a term of 30 years and the mortgage rate adjusts annually based on the value of One-Year LIBOR. A mortgage loan with a loan program including the term “2/28 LIB6M” has a term of 30 years, the first two of which consist of a fixed-rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “3/27 LIB6M” has a term of 30 years, the first three of which consist of a fixed-rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “5/25 LIB6M” has a term of 30 years, the first five of which consist of a fixed-rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “7/23 LIB6M” has a term of 30 years, the first seven of which consist of a fixed-rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “10/20 LIB6M” has a term of 30 years, the first ten of which consist of a fixed-rate period, and thereafter the mortgage rate adjusts semi-annually based on the value of Six-Month LIBOR. A mortgage loan with a loan program including the term “3/1 LIB12M” has a term of 30 years, the first three of which consist of a fixed-rate period, and thereafter the mortgage rate adjusts annually based on the value of One-Year LIBOR. A mortgage loan with a loan program including the term “5/1 LIB12M” has a term of 30 years, the first five of which consist of a fixed-rate period, and thereafter the mortgage rate adjusts annually based on the value of One-Year LIBOR. A mortgage loan with a loan program including the term “7/1 LIB12M” has a term of 30 years, the first seven of which consist of a fixed-rate period, and thereafter the mortgage rate adjusts annually based on the value of One-Year LIBOR. A mortgage loan with a loan program including the term “IO” has an interest only period. A mortgage loan with a loan program of “30/15 Fixed Balloon” has a term of 30 years, the mortgage rate is fixed for the entire term and requires a balloon payment in year 15. A mortgage loan with a loan program of “30/20 Fixed Balloon” has a term of 30 years, the mortgage rate is fixed for the entire term and requires a balloon payment in year 20. A mortgage loan with a loan program of “15Yr Fixed”, “20Yr Fixed”, “25Yr Fixed” and “30Yr Fixed” is a fixed-rate loan with a term of 15, 20, 25 and 30 years, respectively.

Principal Balances as of Origination

Range of Mortgage Loan Principal Balances	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
0.01 - 50,000.00	$3,488,500	108	0.40%	$32,301	12.005%	174.21	663	97.01%
50,000.01 - 100,000.00	35,757,328	432	4.09	82,772	6.880	338.78	678	75.00
100,000.01 - 150,000.00	114,744,772	911	13.14	125,955	6.464	353.04	677	76.70
150,000.01 - 200,000.00	125,729,599	716	14.40	175,600	6.113	357.66	682	76.03
200,000.01 - 250,000.00	128,366,033	570	14.70	225,204	6.109	358.28	685	75.64
250,000.01 - 300,000.00	114,037,697	416	13.06	274,129	5.995	358.60	685	76.91
300,000.01 - 350,000.00	106,154,501	328	12.15	323,642	5.873	358.31	690	75.71
350,000.01 - 400,000.00	74,825,302	199	8.57	376,007	5.849	359.02	694	75.57
400,000.01 - 450,000.00	44,120,198	104	5.05	424,233	5.965	358.87	699	75.09
450,000.01 - 500,000.00	39,809,820	84	4.56	473,926	5.840	359.03	698	71.57
500,000.01 - 550,000.00	20,367,416	39	2.33	522,241	6.100	359.14	701	74.87
550,000.01 - 600,000.00	19,006,870	33	2.18	575,966	5.745	353.53	706	73.54
600,000.01 - 650,000.00	18,994,322	30	2.17	633,144	5.779	358.83	719	71.26
650,000.01 - 700,000.00	9,542,200	14	1.09	681,586	5.723	359.21	710	69.44
700,000.01 - 750,000.00	8,176,063	11	0.94	743,278	5.420	359.27	693	62.50
750,000.01 - 800,000.00	798,000	1	0.09	798,000	5.625	360.00	650	70.00
800,000.01 - 850,000.00	2,464,000	3	0.28	821,333	5.870	359.34	726	64.93
850,000.01 - 900,000.00	853,053	1	0.10	853,053	2.990	359.00	777	64.60
950,000.01 - 1,000,000.00	3,989,900	4	0.46	997,475	5.561	356.99	701	63.00
1,000,000.01 - 1,050,000.00	1,050,000	1	0.12	1,050,000	6.000	359.00	708	75.00
1,050,000.01 - 1,100,000.00	1,100,000	1	0.13	1,100,000	5.375	360.00	761	57.71

Total	$873,375,574	4,006	100.00%	$218,017	6.092%	356.09	688	75.37%

As of origination, the average principal balance of the sample mortgage loans was approximately $218,230.

Principal Balances as of the Cut-off Date

Range of Mortgage Loan Principal Balances	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
$0.01 - $50,000.00	$3,086,251	99	0.35%	$31,174	11.707%	182.12	661	94.54%
50,000.01 - 100,000.00	36,159,577	441	4.14	81,995	6.963	336.28	677	75.46
100,000.01 - 150,000.00	114,481,372	909	13.11	125,942	6.465	353.22	677	76.68
150,000.01 - 200,000.00	125,992,999	718	14.43	175,478	6.114	357.48	682	76.05
200,000.01 - 250,000.00	128,366,033	570	14.70	225,204	6.109	358.28	685	75.64
250,000.01 - 300,000.00	114,037,697	416	13.06	274,129	5.995	358.60	685	76.91
300,000.01 - 350,000.00	106,154,501	328	12.15	323,642	5.873	358.31	690	75.71
350,000.01 - 400,000.00	74,825,302	199	8.57	376,007	5.849	359.02	694	75.57
400,000.01 - 450,000.00	44,120,198	104	5.05	424,233	5.965	358.87	699	75.09
450,000.01 - 500,000.00	39,809,820	84	4.56	473,926	5.840	359.03	698	71.57
500,000.01 - 550,000.00	20,367,416	39	2.33	522,241	6.100	359.14	701	74.87
550,000.01 - 600,000.00	19,006,870	33	2.18	575,966	5.745	353.53	706	73.54
600,000.01 - 650,000.00	18,994,322	30	2.17	633,144	5.779	358.83	719	71.26
650,000.01 - 700,000.00	9,542,200	14	1.09	681,586	5.723	359.21	710	69.44
700,000.01 - 750,000.00	8,176,063	11	0.94	743,278	5.420	359.27	693	62.50
750,000.01 - 800,000.00	798,000	1	0.09	798,000	5.625	360.00	650	70.00
800,000.01 - 850,000.00	2,464,000	3	0.28	821,333	5.870	359.34	726	64.93
850,000.01 - 900,000.00	853,053	1	0.10	853,053	2.990	359.00	777	64.60
950,000.01 - 1,000,000.00	3,989,900	4	0.46	997,475	5.561	356.99	701	63.00
1,000,000.01 - 1,050,000.00	1,050,000	1	0.12	1,050,000	6.000	359.00	708	75.00
1,050,000.01 - 1,100,000.00	1,100,000	1	0.13	1,100,000	5.375	360.00	761	57.71

Total	$873,375,574	4,006	100.00%	$218,017	6.092%	356.09	688	75.37%

As of the Cut-off Date, the average current principal balance of the sample mortgage loans was approximately $218,017.

Mortgage Rates

Range of Mortgage Rates (%)	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
2.500 - 2.999	$1,798,373	4	0.21%	$449,593	2.990%	359.00	756	70.70%
3.000 - 3.499	370,000	1	0.04	370,000	3.490	359.00	722	70.07
3.500 - 3.999	1,315,679	4	0.15	328,920	3.888	357.56	714	75.21
4.000 - 4.499	7,100,840	29	0.81	244,857	4.240	359.09	715	70.74
4.500 - 4.999	58,548,469	229	6.70	255,670	4.792	358.84	713	72.83
5.000 - 5.499	151,971,169	592	17.40	256,708	5.238	358.79	709	72.00
5.500 - 5.999	253,787,821	1,082	29.06	234,554	5.736	358.24	687	74.14
6.000 - 6.499	157,623,802	731	18.05	215,628	6.207	358.16	682	75.85
6.500 - 6.999	123,419,207	600	14.13	205,699	6.697	356.38	676	76.93
7.000 - 7.499	51,025,177	249	5.84	204,920	7.180	358.40	673	78.91
7.500 - 7.999	33,375,782	178	3.82	187,504	7.647	357.06	674	82.27
8.000 - 8.499	6,707,308	37	0.77	181,279	8.180	358.27	662	82.03
8.500 - 8.999	10,125,460	65	1.16	155,776	8.711	340.53	657	81.45
9.000 - 9.499	4,020,918	27	0.46	148,923	9.198	355.03	618	78.48
9.500 - 9.999	2,696,285	20	0.31	134,814	9.644	351.50	663	78.56
10.000 - 10.499	542,809	7	0.06	77,544	10.051	324.70	604	75.36
10.500 - 10.999	1,344,417	19	0.15	70,759	10.710	246.00	671	88.80
11.000 - 11.499	1,155,393	18	0.13	64,189	11.203	200.59	694	88.39
11.500 - 11.999	1,759,036	24	0.20	73,293	11.778	181.18	667	98.02
12.000 - 12.499	2,083,944	27	0.24	77,183	12.105	201.25	655	98.68
12.500 - 12.999	1,171,639	16	0.13	73,227	12.659	204.95	652	98.96
13.000 - 13.499	98,692	3	0.01	32,897	13.171	104.81	687	112.53
13.500 - 13.999	563,556	18	0.06	31,309	13.804	109.89	666	122.52
14.000 - 14.499	198,433	6	0.02	33,072	14.294	112.56	673	113.91
14.500 - 14.999	256,474	7	0.03	36,639	14.824	137.74	658	116.75
15.000 - 15.499	93,076	4	0.01	23,269	15.238	79.52	641	120.99
15.500 - 15.999	134,483	5	0.02	26,897	15.662	147.67	647	119.99
16.500 - 16.999	87,330	4	0.01	21,832	16.546	99.09	643	119.53

Total	$873,375,574	4,006	100.00%	$218,017	6.092%	356.09	688	75.37%

The weighted average mortgage rate of the sample mortgage loans was approximately 6.092% per annum.

Next Adjustment Date *

Next Adjustment Date	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
April 1, 2005	$379,900	2	0.05%	$189,950	6.909%	356.14	738	83.79%
May 1, 2005	2,394,400	7	0.33	342,057	4.777	357.72	692	68.44
June 1, 2005	771,550	4	0.11	192,888	6.129	357.58	720	83.10
July 1, 2005	9,328,293	36	1.29	259,119	5.680	357.50	702	72.96
August 1, 2005	21,494,726	88	2.97	244,258	5.086	359.00	705	76.52
September 1, 2005	20,821,958	79	2.88	263,569	5.286	360.00	696	74.05
October 1, 2005	1,697,474	8	0.23	212,184	5.413	360.00	726	74.18
December 1, 2005	13,448,750	49	1.86	274,464	5.139	357.00	695	80.00
January 1, 2006	32,580,767	115	4.50	283,311	5.294	358.01	703	79.21
February 1, 2006	36,907,525	128	5.10	288,340	5.401	359.00	706	78.66
March 1, 2006	10,206,287	39	1.41	261,700	5.373	360.00	695	74.01
April 1, 2006	1,829,471	6	0.25	304,912	5.623	360.00	685	71.76
May 1, 2006	145,972	1	0.02	145,972	7.500	350.00	514	80.00
August 1, 2006	144,900	1	0.02	144,900	6.250	353.00	660	90.00
September 1, 2006	867,550	2	0.12	433,775	5.293	354.00	690	82.63
November 1, 2006	4,242,959	20	0.59	212,148	6.205	356.10	681	80.83
December 1, 2006	18,114,315	106	2.50	170,890	6.050	357.40	661	78.10
January 1, 2007	99,656,420	512	13.78	194,641	6.171	358.05	659	79.57
February 1, 2007	95,669,334	420	13.22	227,784	6.309	359.00	679	77.09
March 1, 2007	66,002,279	286	9.12	230,777	6.133	360.00	688	74.65
April 1, 2007	13,420,352	55	1.86	244,006	6.019	360.00	675	70.64
October 1, 2007	558,815	2	0.08	279,408	5.500	355.00	672	80.00
November 1, 2007	2,953,668	18	0.41	164,093	5.718	356.65	651	77.99
December 1, 2007	13,903,304	76	1.92	182,938	5.737	357.22	652	77.82
January 1, 2008	31,795,694	156	4.40	203,819	5.906	358.05	661	78.75
February 1, 2008	30,258,133	135	4.18	224,134	5.852	359.00	708	74.20
March 1, 2008	35,196,111	153	4.87	230,040	5.894	360.00	698	71.91
April 1, 2008	9,913,150	37	1.37	267,923	5.909	360.00	692	69.94
June 1, 2009	228,264	1	0.03	228,264	7.625	351.00	588	84.00
August 1, 2009	123,526	1	0.02	123,526	7.375	353.00	709	90.00
November 1, 2009	372,149	3	0.05	124,050	5.477	356.00	715	76.42
December 1, 2009	2,091,837	11	0.29	190,167	5.717	357.00	714	71.82
January 1, 2010	9,973,959	51	1.38	195,568	5.661	358.03	714	70.00
February 1, 2010	39,520,545	167	5.46	236,650	5.617	359.00	719	70.02
March 1, 2010	64,152,042	244	8.87	262,918	5.744	360.00	708	70.28
April 1, 2010	14,437,276	55	2.00	262,496	5.710	360.00	709	68.80
October 1, 2010	315,750	1	0.04	315,750	5.375	343.00	778	75.23
June 1, 2011	213,750	1	0.03	213,750	5.250	351.00	782	95.00
July 1, 2011	228,000	1	0.03	228,000	6.125	352.00	762	80.00
September 1, 2011	456,668	1	0.06	456,668	5.875	354.00	744	80.00
October 1, 2011	1,465,630	3	0.20	488,543	5.517	355.00	712	51.39
November 1, 2011	400,000	1	0.06	400,000	5.500	356.00	790	80.00
December 1, 2011	605,000	1	0.08	605,000	5.500	357.00	768	77.07
January 1, 2012	1,229,469	2	0.17	614,734	5.750	358.00	662	49.80
February 1, 2012	1,772,967	6	0.25	295,495	5.423	359.00	741	69.70
March 1, 2012	3,366,500	9	0.47	374,056	5.680	360.00	723	67.38
April 1, 2012	803,000	3	0.11	267,667	6.004	360.00	687	75.37
June 1, 2014	600,000	1	0.08	600,000	6.125	351.00	796	80.00
July 1, 2014	1,142,097	2	0.16	571,048	5.766	352.00	722	64.27
August 1, 2014	259,475	1	0.04	259,475	5.875	353.00	741	90.00
September 1, 2014	1,846,691	4	0.26	461,673	5.999	354.00	727	74.85
January 1, 2015	307,777	1	0.04	307,777	5.750	358.00	675	80.00
February 1, 2015	2,792,800	4	0.39	698,200	5.883	359.00	743	70.06

Total	$723,409,230	3,116	100.00%	$232,160	5.850%	358.86	689	75.29%

As of the Cut-off Date, the weighted average remaining months to the next adjustment date of the sample mortgage loans was approximately 30 months.

*	Excludes sample fixed-rate mortgage loans.

Gross Margin *

Range of Gross Margins (%)	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
1.500 - 1.749	$300,000	1	0.04%	$300,000	5.250%	360.00	688	57.14%
2.000 - 2.249	90,415	1	0.01	90,415	5.750	359.00	691	69.61
2.250 - 2.499	23,271,411	73	3.22	318,786	5.715	357.06	731	70.34
2.500 - 2.749	40,045,766	136	5.54	294,454	5.212	358.53	716	78.16
2.750 - 2.999	10,366,679	35	1.43	296,191	5.322	359.12	709	74.38
3.000 - 3.249	109,065,944	431	15.08	253,053	5.433	358.98	718	75.55
3.250 - 3.499	100,721,686	412	13.92	244,470	5.614	359.08	733	72.46
3.500 - 3.749	119,537,789	476	16.52	251,130	5.884	359.69	678	72.28
3.750 - 3.999	100,171,788	425	13.85	235,698	5.878	359.06	682	72.52
4.000 - 4.249	5,503,823	24	0.76	229,326	6.240	359.61	639	71.87
4.250 - 4.499	7,713,644	29	1.07	265,988	6.391	359.05	645	71.18
4.500 - 4.749	3,791,727	20	0.52	189,586	5.763	358.53	652	76.84
4.750 - 4.999	6,886,431	35	0.95	196,755	5.345	357.94	646	79.09
5.000 - 5.249	47,137,576	220	6.52	214,262	6.428	358.81	684	79.76
5.250 - 5.499	22,160,087	116	3.06	191,035	5.778	358.11	644	78.82
5.500 - 5.749	37,258,995	212	5.15	175,750	6.077	358.09	642	79.88
5.750 - 5.999	45,825,258	222	6.33	206,420	6.318	358.18	659	79.98
6.000 - 6.249	25,764,804	137	3.56	188,064	6.495	358.34	640	80.35
6.250 - 6.499	10,219,459	65	1.41	157,222	6.859	358.30	637	82.21
6.500 - 6.749	3,650,228	22	0.50	165,919	6.953	357.77	639	83.27
6.750 - 6.999	1,442,528	10	0.20	144,253	7.231	358.43	636	82.26
7.000 - 7.249	818,538	5	0.11	163,708	7.526	358.09	637	81.52
7.250 - 7.499	938,919	6	0.13	156,486	8.138	358.76	635	81.04
7.500 - 7.749	603,708	2	0.08	301,854	8.744	359.43	673	84.05
8.250 - 8.499	122,026	1	0.02	122,026	8.500	357.00	513	75.00

Total	$723,409,230	3,116	100.00%	$232,160	5.850%	358.86	689	75.29%

As of the Cut-off Date, the weighted average Gross Margin of the sample mortgage loans was approximately 3.954% per annum.

*	Excludes sample fixed-rate mortgage loans.

Maximum Mortgage Rate*

Range of Maximum Mortgage Rates (%)	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
8.500 - 8.999	$1,798,373	4	0.25%	$449,593	2.990%	359.00	756	70.70%
9.000 - 9.499	370,000	1	0.05	370,000	3.490	359.00	722	70.07
9.500 - 9.999	3,296,329	11	0.46	299,666	4.764	356.90	696	71.51
10.000 - 10.499	10,623,852	40	1.47	265,596	4.583	358.73	723	68.51
10.500 - 10.999	63,743,337	246	8.81	259,119	4.887	358.64	714	73.22
11.000 - 11.499	149,813,568	589	20.71	254,352	5.253	358.82	708	72.18
11.500 - 11.999	238,359,141	1,028	32.95	231,867	5.737	358.89	686	74.40
12.000 - 12.499	125,875,495	593	17.40	212,269	6.219	358.91	675	77.74
12.500 - 12.999	77,871,774	353	10.76	220,600	6.688	358.90	672	79.30
13.000 - 13.499	28,537,543	129	3.94	221,221	7.169	359.07	673	79.90
13.500 - 13.999	12,950,456	68	1.79	190,448	7.645	358.82	666	82.20
14.000 - 14.499	3,354,147	16	0.46	209,634	8.128	359.12	682	82.19
14.500 - 14.999	4,582,314	24	0.63	190,930	8.537	358.86	678	83.84
15.000 - 15.499	727,993	6	0.10	121,332	9.207	357.42	625	87.57
15.500 - 15.999	632,317	3	0.09	210,772	9.452	358.61	685	77.78
16.000 - 16.499	511,934	3	0.07	170,645	9.191	360.00	532	65.98
16.500 - 16.999	147,000	1	0.02	147,000	9.875	360.00	552	70.00
17.000 - 17.499	213,655	1	0.03	213,655	10.000	359.00	501	65.77

Total	$723,409,230	3,116	100.00%	$232,160	5.850%	358.86	689	75.29%

As of the Cut-off Date, the weighted average Maximum Mortgage Rate of the sample mortgage loans was approximately 11.827% per annum.

*	Excludes sample fixed-rate mortgage loans.

Initial Fixed-Rate Period*

Initial Fixed Period	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
**Three Months	$1,664,900	6	0.23%	$277,483	5.341%	359.00	667	67.87%
Six Months	55,223,401	218	7.63	253,318	5.278	359.06	703	74.97
One Year	94,972,799	337	13.13	281,818	5.328	358.50	702	78.41
Two Years	298,264,081	1,403	41.23	212,590	6.191	358.79	673	77.23
Three Years	124,578,876	577	17.22	215,908	5.864	358.85	684	74.90
Five Years	130,899,599	533	18.09	245,590	5.699	359.47	712	70.10
Seven Years	10,856,735	29	1.50	374,370	5.631	357.53	724	66.77
Ten Years	6,948,839	13	0.96	534,526	5.909	355.56	737	72.43

Total	$723,409,230	3,116	100.00%	$232,160	5.850%	358.86	689	75.29%

*	Excludes sample fixed-rate mortgage loans.
**	This is an introductory rate program.

Initial Rate Cap*

Initial Cap (%)	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
1.000	$59,323,332	231	8.20%	$256,811	5.277%	359.08	702	74.52%
1.500	211,649	2	0.03	105,824	7.597	358.77	570	61.74
2.000	92,368,277	328	12.77	281,611	5.333	358.48	702	78.73
3.000	437,184,833	1,843	60.43	237,214	6.013	359.21	694	73.81
4.625	600,000	1	0.08	600,000	6.125	351.00	796	80.00
5.000	13,649,621	38	1.89	359,201	5.784	357.27	722	69.92
6.000	120,071,519	673	16.60	178,412	5.941	357.95	651	79.05

Total	$723,409,230	3,116	100.00%	$232,160	5.850%	358.86	689	75.29%

*	Excludes sample fixed-rate mortgage loans.

Periodic Rate Cap*

Subsequent Cap (%)	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
1.000	$615,328,774	2,733	85.06%	$225,148	5.922%	358.95	687	74.90%
1.500	1,787,321	14	0.25	127,666	8.601	359.50	564	65.56
2.000	106,098,535	368	14.67	288,311	5.383	358.28	706	77.75
6.000	194,600	1	0.03	194,600	5.000	359.00	769	70.00

Total	$723,409,230	3,116	100.00%	$232,160	5.850%	358.86	689	75.29%

*	Excludes sample fixed-rate mortgage loans.

Original Loan-to-Value Ratios(1)

Range of Loan-to-Value Ratios (%)	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
0.01 - 20.00	$1,321,373	18	0.15%	$73,410	7.509%	319.12	709	18.62%
20.01 - 25.00	1,406,691	8	0.16	175,836	6.810	352.85	688	23.31
25.01 - 30.00	1,623,372	9	0.19	180,375	6.085	355.97	720	27.60
30.01 - 35.00	3,579,874	22	0.41	162,722	6.106	349.50	675	32.29
35.01 - 40.00	3,390,466	21	0.39	161,451	5.801	331.89	700	37.94
40.01 - 45.00	4,379,658	21	0.50	208,555	5.978	359.36	696	42.83
45.01 - 50.00	9,927,678	40	1.14	248,192	5.649	359.14	694	48.14
50.01 - 55.00	5,529,567	24	0.63	230,399	6.127	356.86	695	52.21
55.01 - 60.00	19,594,248	68	2.24	288,151	5.606	358.32	690	58.09
60.01 - 65.00	33,047,154	129	3.78	256,179	5.741	358.97	687	63.39
65.01 - 70.00	227,444,527	975	26.04	233,276	5.663	357.81	706	69.60
70.01 - 75.00	43,393,890	171	4.97	253,765	6.204	357.73	682	73.92
75.01 - 80.00	448,619,099	2,027	51.37	221,322	6.100	358.35	681	79.87
80.01 - 85.00	11,232,792	56	1.29	200,586	6.468	356.43	663	84.34
85.01 - 90.00	34,672,246	188	3.97	184,427	7.085	355.92	683	89.74
90.01 - 95.00	15,936,565	90	1.82	177,073	7.979	348.36	689	94.79
95.01 - 100.00	6,660,212	90	0.76	74,002	10.880	205.43	668	99.89
100.01 - 105.00	213,401	3	0.02	71,134	12.013	146.52	766	100.19
105.01 - 110.00	108,659	4	0.01	27,165	15.050	127.73	647	106.91
110.01 - 115.00	118,544	4	0.01	29,636	14.300	132.11	650	114.26
115.01 - 120.00	145,723	5	0.02	29,145	14.455	126.98	658	118.77
120.01 - 125.00	1,029,833	33	0.12	31,207	14.298	116.98	665	123.90

Total	$873,375,574	4,006	100.00%	$218,017	6.092%	356.09	688	75.37%

(1)	With respect to the fixed-rate second lien sample mortgage loans, the combined loan-to-value ratio.

The minimum and maximum loan-to-value ratios of the sample mortgage loans at origination were approximately 2.65% and 125.00%, respectively, and the weighted average of the loan-to-value ratios of the sample mortgage loans at origination was approximately 75.37%.

Occupancy Types

Occupancy	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
Owner Occupied	$693,075,640	3,073	79.36%	$225,537	6.093%	355.69	682	76.20%
Investment	151,573,295	812	17.35	186,667	6.101	357.39	713	72.04
Second Home	28,726,640	121	3.29	237,410	6.047	358.88	721	73.10

Total	$873,375,574	4,006	100.00%	$218,017	6.092%	356.09	688	75.37%

Occupancy type is based on the representation of the borrower at the time of origination.

Mortgage Loan Program and Documentation Type

Document Type	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
Progressive Series Program (Limited (Stated) Documentation)	$533,780,802	2,230	61.12%	$239,364	6.031%	355.93	695	74.78%
Progressive Series Program (Full Documentation)	244,088,126	1,320	27.95	184,915	5.947	356.39	676	76.36
Progressive Express Program (Non Verified Assets)	37,202,228	182	4.26	204,408	7.057	354.41	674	76.74
Progressive Express No Doc Program (No Documentation)	27,258,554	138	3.12	197,526	6.808	357.47	694	77.34
Progressive Express Program (Verified Assets)	25,449,986	104	2.91	244,711	6.404	359.24	684	75.21
Progressive Express Program No Doc Program (Verified Assets)	3,760,882	19	0.43	197,941	6.928	359.42	683	77.77
Progressive Series Program (Full Income/Stated Assets Documentation)	1,417,808	8	0.16	177,226	6.545	336.17	695	63.75
Progressive Series Program (Lite/Reduced Documentation (SE))	243,493	3	0.03	81,164	9.750	350.50	677	25.00
Progressive Series Program (Lite Income/Stated Asset Documentation)	122,251	1	0.01	122,251	5.990	178.00	723	35.18
Progressive Express Program (Express Priority Refinance)	51,445	1	0.01	51,445	10.000	348.00	757	15.00

Total	$873,375,574	4,006	100.00%	$218,017	6.092%	356.09	688	75.37%

See “-Underwriting Standards” below for a detailed description of the Seller’s loan programs and documentation requirements.

Risk Categories

Credit Grade Category	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
A+	$427,705,073	1,779	48.97%	$240,419	5.763%	358.02	727	73.71%
A	338,819,373	1,672	38.79	202,643	6.252	353.57	652	76.92
A-	44,485,091	243	5.09	183,066	6.403	356.76	611	75.94
B	944,834	4	0.11	236,209	8.361	354.80	576	65.09
C	1,796,145	9	0.21	199,572	8.749	358.23	581	67.94
CX	389,611	3	0.04	129,870	8.551	349.18	527	66.03
Progressive Express I	29,147,884	140	3.34	208,199	6.934	355.99	717	79.92
Progressive Express II	24,361,019	119	2.79	204,714	7.286	355.58	656	78.75
Progressive Express III	1,328,729	9	0.15	147,637	7.348	359.58	612	76.75
Progressive Express IV	1,224,140	6	0.14	204,023	7.413	358.37	605	74.96
Progressive Express V	1,286,647	10	0.15	128,665	8.061	359.32	567	70.28
Progressive Express VI	1,887,027	12	0.22	157,252	9.004	359.37	523	62.57

Total	$873,375,574	4,006	100.00%	$218,017	6.092%	356.09	688	75.37%

(1)	All of these sample mortgage loans were reviewed and placed into risk categories based on the credit standards of the Progressive Series Program. Credit grades of A+, A, A-, B, C and CX correspond to Progressive Series I+, I and II, III and III+, IV, V and VI, respectively. All of the Seasoned Mortgage Loans have been assigned credit grades by Impac Funding.
(2)	These sample mortgage loans were originated under the Seller’s Progressive Express™ Program. The underwriting for these sample mortgage loans is generally based on the borrower’s “Credit Score” score and therefore these sample mortgage loans do not correspond to the alphabetical risk categories listed above. All of the mortgage loans originated pursuant to the Express Priority Refi™ Program have been placed in Progressive Express™ Programs II and III.

See “-Underwriting Standards” below for a description of the Seller’s risk categories.

Property Types

Property Type	Current Balance	No. of Loans	% of Total	Average Balance ($)	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
Single Family Residence	$556,644,944	2,590	63.73%	$214,921	6.088%	355.94	683	75.73%
Condominium	88,791,483	473	10.17	187,720	6.077	356.15	697	76.43
Planned Unit Development	76,355,164	342	8.74	223,261	5.856	357.32	693	77.23
De minimis PUD	65,132,133	266	7.46	244,858	6.133	354.84	698	74.66
Two Family	35,374,225	135	4.05	262,031	6.420	358.18	690	71.24
Three Family	18,273,006	66	2.09	276,864	6.370	355.28	696	68.94
Four Family	15,547,938	55	1.78	282,690	6.264	354.63	719	70.94
Hi Rise Condominium	13,844,676	55	1.59	251,721	5.917	359.38	713	71.01
Townhouse	3,412,005	24	0.39	142,167	6.780	351.55	678	76.56

Total	$873,375,574	4,006	100.00%	$218,017	6.092%	356.09	688	75.37%

Geographic Distribution of Mortgaged Properties

State	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
Alaska	$39,099	1	0.00%	$39,099	15.500%	147.00	649	123.48%
Alabama	1,216,256	6	0.14	202,709	5.754	359.49	734	67.36
Arkansas	253,698	3	0.03	84,566	8.331	340.00	666	87.10
Arizona	36,596,252	223	4.19	164,109	6.203	357.42	688	77.16
California	393,952,560	1,393	45.11	282,809	5.830	356.46	696	74.26
Colorado	10,242,891	57	1.17	179,700	6.137	354.81	671	77.66
Connecticut	4,118,671	22	0.47	187,212	6.051	358.10	689	69.88
District of Columbia	1,414,353	6	0.16	235,726	6.172	358.89	654	72.67
Delaware	1,191,312	8	0.14	148,914	5.917	358.49	661	78.06
Florida	107,092,903	598	12.26	179,085	6.429	355.05	691	75.41
Georgia	14,591,566	102	1.67	143,055	6.554	353.60	672	80.17
Hawaii	3,349,117	9	0.38	372,124	6.065	358.79	706	73.27
Iowa	955,035	8	0.11	119,379	6.059	357.71	649	79.14
Idaho	925,828	8	0.11	115,728	6.214	358.76	729	77.24
Illinois	18,744,576	106	2.15	176,836	6.380	357.74	669	76.64
Indiana	1,764,933	18	0.20	98,052	6.137	348.85	660	79.84
Kansas	1,155,620	10	0.13	115,562	6.434	359.16	686	78.54
Kentucky	1,502,822	14	0.17	107,344	5.994	346.41	659	78.45
Louisiana	457,261	3	0.05	152,420	6.894	358.61	652	85.54
Massachusetts	7,857,654	34	0.90	231,107	6.509	346.64	672	76.66
Maryland	29,297,490	130	3.35	225,365	6.135	357.02	675	75.85
Maine	707,721	4	0.08	176,930	5.878	358.79	669	77.71
Michigan	9,320,361	64	1.07	145,631	6.387	357.59	672	78.30
Minnesota	12,759,030	69	1.46	184,913	6.249	358.65	665	79.62
Missouri	3,869,727	30	0.44	128,991	6.328	358.08	674	79.88
Mississippi	1,215,923	7	0.14	173,703	5.981	357.67	648	78.99
Montana	200,800	1	0.02	200,800	6.125	359.00	643	80.00
North Carolina	8,714,051	80	1.00	108,926	7.127	335.06	678	81.62
Nebraska	268,089	2	0.03	134,044	7.161	312.27	676	89.41
New Hampshire	1,239,671	8	0.14	154,959	6.733	340.86	649	75.69
New Jersey	38,549,635	150	4.41	256,998	6.546	357.88	682	73.45
New Mexico	481,832	3	0.06	160,611	6.883	358.53	659	82.05
Nevada	25,794,102	118	2.95	218,594	6.209	355.87	697	77.25
New York	18,364,795	66	2.10	278,254	6.428	357.65	692	69.78
Ohio	7,703,710	54	0.88	142,661	5.759	357.94	671	74.90
Oklahoma	599,039	5	0.07	119,808	8.498	350.30	679	85.94
Oregon	9,855,544	61	1.13	161,566	6.058	358.77	668	77.80
Pennsylvania	5,904,900	38	0.68	155,392	6.554	356.85	681	78.73
Rhode Island	1,537,797	7	0.18	219,685	6.671	359.29	693	72.38
South Carolina	3,966,671	27	0.45	146,914	6.618	353.70	666	75.75
South Dakota	183,022	2	0.02	91,511	5.927	358.49	715	75.14
Tennessee	3,582,857	30	0.41	119,429	6.500	348.03	656	79.34
Texas	11,621,074	83	1.33	140,013	6.345	352.08	678	77.41
Utah	7,101,838	46	0.81	154,388	6.161	355.48	683	75.69
Virginia	41,111,667	164	4.71	250,681	6.049	357.21	675	77.27
Vermont	201,147	2	0.02	100,573	7.366	359.00	658	78.00
Washington	18,521,446	102	2.12	181,583	5.764	358.10	689	76.48
Wisconsin	2,972,301	21	0.34	141,538	6.478	358.15	642	79.32
Wyoming	306,931	3	0.04	102,310	6.258	358.00	643	80.00

Total	$873,375,574	4,006	100.00%	$218,017	6.092%	356.09	688	75.37%

No more than approximately 0.70% of the sample mortgage loans (by aggregate outstanding principal balance as of the Cut-off Date) are secured by mortgaged properties located in any one zip code.

Debt to Income Ratio

Range of Debt-to-Income Ratio (%)	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
0.01 - 5.00	$871,643	3	0.10%	$290,548	6.147%	358.42	712	59.65%
5.01 - 10.00	2,946,826	11	0.34	267,893	5.822	359.48	710	69.36
10.01 - 15.00	7,227,279	35	0.83	206,494	5.550	355.51	733	70.16
15.01 - 20.00	17,032,618	70	1.95	243,323	6.063	358.75	701	72.38
20.01 - 25.00	21,405,221	120	2.45	178,377	6.097	357.54	691	72.64
25.01 - 30.00	42,240,012	205	4.84	206,049	5.921	356.67	697	73.83
30.01 - 35.00	76,335,025	345	8.74	221,261	6.015	357.03	690	73.65
35.01 - 40.00	124,889,344	578	14.30	216,072	6.101	356.41	685	75.29
40.01 - 45.00	156,852,185	730	17.96	214,866	6.084	356.08	685	76.65
45.01 - 50.00	193,380,373	922	22.14	209,740	6.124	355.68	676	77.49
50.01 - 55.00	12,784,315	53	1.46	241,213	6.122	358.68	694	67.75
Greater than 55.00	3,047,063	16	0.35	190,441	6.907	359.31	669	75.30
Not Required	214,363,670	918	24.54	233,512	6.137	355.25	698	74.78

Total	$873,375,574	4,006	100.00%	$218,017	6.092%	356.09	688	75.37%

As of the Cut-off Date, the weighted average debt to income ratio of the sample mortgage loans was approximately 39.68% per annum.

Prepayment Penalty

Number of Months	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
0	$248,860,891	1,166	28.49%	213,431	6.369%	352.81	693	75.44%
6	5,806,485	27	0.66	215,055	6.177	355.41	721	73.97
12	118,624,861	454	13.58	261,288	5.899	355.92	697	73.62
24	207,604,958	1,063	23.77	195,301	6.178	357.66	671	77.01
36	207,501,657	905	23.76	229,284	5.747	358.05	688	75.98
42	438,010	2	0.05	219,005	5.781	359.15	715	74.27
48	116,000	1	0.01	116,000	7.000	360.00	656	76.32
60	82,735,193	381	9.47	217,153	6.182	357.33	701	72.08
72	1,687,519	7	0.19	241,074	6.251	359.11	719	79.29

Total	$873,375,574	4,006	100.00%	218,017	6.092%	356.09	688	75.37%

Months Remaining to Scheduled Maturity

Range of Months	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
1 - 120	$776,304	30	0.09%	$25,877	14.369%	86.97	663	119.15%
121 - 180	10,941,700	141	1.25	77,601	10.038	175.55	672	89.08
181 - 240	1,508,515	21	0.17	71,834	9.347	233.01	662	69.60
241 - 300	104,655	1	0.01	104,655	8.750	297.00	732	20.00
301 - 360	860,044,400	3,813	98.47	225,556	6.029	358.86	688	75.18

Total	$873,375,574	4,006	100.00%	$218,017	6.092%	356.09	688	75.37%

As of the Cut-off Date, the weighted average months remaining to scheduled maturity of the sample mortgage loans was approximately 356 months.

Credit Scores

Range of Credit Scores	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
Not Required	$1,187,220	7	0.14%	$169,603	6.457%	359.03	N/A	70.77%
Greater than 820	187,726	1	0.02	187,726	7.540	357.00	850	80.00
801 - 820	9,129,092	36	1.05	253,586	5.848	356.21	808	72.28
781 - 800	24,606,712	102	2.82	241,242	5.641	357.43	789	73.62
761 - 780	52,440,503	207	6.00	253,336	5.596	357.84	770	72.35
741 - 760	63,645,097	276	7.29	230,598	5.702	358.63	749	72.68
721 - 740	71,086,276	298	8.14	238,545	5.862	357.92	730	74.40
701 - 720	114,112,657	471	13.07	242,277	5.944	357.70	710	74.35
681 - 700	121,682,237	537	13.93	226,596	5.970	357.20	690	75.66
661 - 680	129,788,954	593	14.86	218,868	6.236	354.26	671	76.72
641 - 660	134,903,860	678	15.45	198,973	6.406	350.91	651	77.33
621 - 640	95,027,396	491	10.88	193,538	6.289	357.33	631	76.83
601 - 620	43,893,106	239	5.03	183,653	6.340	357.53	611	76.62
581 - 600	6,422,423	35	0.74	183,498	7.306	358.10	595	71.52
561 - 580	2,022,009	13	0.23	155,539	8.156	357.24	573	66.85
541 - 560	1,079,258	7	0.12	154,180	9.010	353.58	549	67.61
521 - 540	887,119	6	0.10	147,853	8.857	357.95	533	68.62
501 - 520	1,273,929	9	0.15	141,548	8.911	358.06	509	61.42

Total	$873,375,574	4,006	100.00%	$218,017	6.092%	356.09	688	75.37%

As of the Cut-off Date, the weighted average credit score of the sample mortgage loans was approximately 688.

Range of Months to First Roll*

Range of Months	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
1 - 6	$56,888,301	224	7.86%	$253,966	5.280%	359.06	702	74.76%
7 - 12	94,972,799	337	13.13	281,818	5.328	358.50	702	78.41
13 - 18	1,158,422	4	0.16	289,606	5.691	353.37	664	83.22
19 - 24	297,105,659	1399	41.07	212,370	6.193	358.81	673	77.20
25 - 31	558,815	2	0.08	279,408	5.500	355.00	672	80.00
32 - 37	124,020,061	575	17.14	215,687	5.866	358.87	684	74.87
50 - 55	351,790	2	0.05	175,895	7.537	351.70	630	86.11
56 - 61	130,547,810	531	18.05	245,853	5.694	359.49	712	70.06
62 - 67	315,750	1	0.04	315,750	5.375	343.00	778	75.23
74 - 79	2,364,049	6	0.33	394,008	5.620	354.16	729	63.62
80 - 85	8,176,936	22	1.13	371,679	5.644	359.06	721	67.36
Greater than 85	6,948,839	13	0.96	534,526	5.909	355.56	737	72.43

Total	$723,409,230	3,116	100.00%	$232,160	5.850%	358.86	689	75.29%

As of the Cut-off Date, the weighted average months to first roll of the sample mortgage loans was approximately 30 months.

*	Excludes sample fixed-rate mortgage loans.

Loan Purposes

Loan Purpose	Current Balance	No. of Loans	% of Total	Average Balance	Weighted Average Gross WAC	Weighted Average Remg. Term (Months)	Weighted Average Credit Score	Weighted Average Original LTV
Purchase	$510,616,517	2,362	58.46%	$216,180	6.092%	356.81	696	77.69%
Refinance-Cash Out	276,070,861	1215	31.61	227,219	6.173	354.72	677	71.84
Refinance	86,688,197	429	9.93	202,070	5.834	356.26	680	73.00

Total	$873,375,574	4,006	100.00%	$218,017	6.092%	356.09	688	75.37%

In general, in the case of a mortgage loan made for “rate and term” refinance purposes, substantially all of the proceeds are used to pay in full the principal balance of a previous mortgage loan of the mortgagor with respect to a mortgaged property and to pay origination and closing costs associated with such refinancing. Mortgage loans made for “cash-out” refinance purposes may involve the use of the proceeds to pay in full the principal balance of a previous mortgage loan and related costs except that a portion of the proceeds are generally retained by the mortgagor for uses unrelated to the mortgaged property. The amount of these proceeds retained by the mortgagor may be substantial.

Conveyance of Subsequent Mortgage Loans and the Pre-Funding Account

Under and to the extent provided in the Indenture, the Indenture Trustee, on behalf of the Trust, will be obligated to purchase from the Company during the Funding Period, subject to the availability thereof, the Subsequent Mortgage Loans. The Subsequent Mortgage Loans will be transferred to the Indenture Trustee, on behalf of the Trust, on the related Subsequent Transfer Date pursuant to the related Subsequent Transfer Instrument between the company and the Indenture Trustee. In connection with the purchase of Subsequent Mortgage Loans on such Subsequent Transfer Dates, the Indenture Trustee, on behalf of the Trust, will be required to pay to the company solely from amounts on deposit in the Pre-Funding Account, a cash purchase price of 100% of the principal balance of the Subsequent Mortgage Loans. The amount paid from the Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the Subsequent Mortgage Loans. Following each Subsequent Transfer Date, the aggregate Stated Principal Balance of the mortgage loans will increase by an amount equal to the aggregate Stated Principal Balance of the Subsequent Mortgage Loans so purchased and the amount in the Pre-Funding Account will decrease accordingly.

The Pre-Funding Account will be established to provide the Indenture Trustee, on behalf of the Trust, with sufficient funds to purchase, respectively, the Subsequent Mortgage Loans. On or about June 30, 2005, and otherwise during the Funding Period, the Original Pre-Funded Amount will be reduced by the amount used to purchase the Subsequent Mortgage Loans for the mortgage pool in accordance with the Indenture. Any investment income on funds in the Pre-Funding Account will be included in Available Funds.

Any conveyance of Subsequent Mortgage Loans on a Subsequent Transfer Date is subject to certain conditions including, but not limited to the following: (a) each such mortgage loan must satisfy the representations and warranties specified in the related Subsequent Transfer Instrument and the Indenture; (b) the company will not select such mortgage loans in a manner that it believes to be adverse to the interests of the Bondholders or the Bond Insurer; (c) the Company will deliver certain opinions of counsel with respect to the validity of the conveyance of such mortgage loans; (d) as of the related Subsequent Cut-off Date, each such mortgage loan will satisfy the following criteria: (i) such mortgage loan may not be 30 or more days delinquent as of the last day of the month preceding the Subsequent Cut-off Date; (ii) the original term to stated maturity of such mortgage loan will be 360 months; (iii) each Subsequent Mortgage Loan must be an adjustable or fixed-rate mortgage loan with a first lien on the related mortgaged property; (iv) no Subsequent Mortgage Loan will have a first payment date occurring after July 1, 2005; (v) the latest maturity date of any Subsequent Mortgage Loan will be no later than June 1, 2035; (vi) none of the Subsequent Mortgage Loans will be a buydown loan; (vii) such mortgage loan will have a credit score of not less than 501; (viii) each Subsequent Mortgage Loan will have a Mortgage Rate as of the applicable Subsequent Cut-off Date ranging from approximately 1.99% per annum to approximately 16.77% per annum; (ix) none of the Subsequent Mortgage Loans will be a New York State “high cost” loan; and (x) such mortgage loan shall have been underwritten in accordance with the criteria set forth under “The Mortgage Pool-Underwriting Standards” in this prospectus supplement; (e) as of the related Subsequent Cut-off Date, the Subsequent Mortgage Loans (where applicable), will satisfy the following criteria: (i) consist of mortgage loans with prepayment charges representing no less than approximately 72% of the respective Pool Balance; (ii) have a weighted average credit score ranging from 680 to 700; (iii) have no more than 55% of such mortgage loans concentrated in the state of California; (iv) have no less than 76% of the mortgaged properties securing the mortgage loans being owner occupied; (v) have no less than 68% of the mortgaged properties securing the mortgage loans be single family detached and de minimis planned unit developments; (vi) have no more than 32% of the mortgage loans be cash-out refinance; (vii) substantially all of the Subsequent Mortgage Loans with a loan to value ratio greater than 80% will be covered by a Primary Insurance Policy or the Radian Lender-Paid PMI Policy; (viii) have no more than 82% of the loans be mortgage loans with an interest only period; and (ix) together with the mortgage loans already included in the trust, have no more than 1.5% of such mortgage loans (by aggregate Stated Principal Balance as of the Subsequent Cut-off Date) secured by mortgaged properties located in any one zip code.

Notwithstanding the foregoing, any Subsequent Mortgage Loan may be rejected by any one of the Rating Agencies or by the Bond Insurer if the inclusion of such mortgage loan would adversely affect the ratings on any class of Offered Securities, without, in the case of the Class A-3 Bonds, taking the Bond Insurance Policy into account. In addition, minor variances from the characteristics stated above will be permitted with the consent of the Rating Agencies and the Bond Insurer so long as there are compensating factors. The final characteristics of the mortgage loans will be reflected in a Form 8-K which will be filed within 15 days of the end of the Funding Period.

Underwriting Standards

General

Approximately 0.29%, of the sample mortgage loans are Seasoned Mortgage Loans. Approximately 48.94% of the sample Non-Seasoned Mortgage Loans were underwritten pursuant to, or in accordance with, the standards of the Seller’s Progressive Series Program which is described below. Approximately 6.76% of the sample Non-Seasoned Mortgage Loans were underwritten pursuant to, or in accordance with, the standards of the Progressive Express™ Program, each of which is described below. Approximately 44.30% of the sample mortgage loans were acquired by the Seller in bulk purchases from third-party originators, the underwriting standards of whom were reviewed for acceptability by the Master Servicer and are generally similar to the underwriting standards of the Seller as described below. None of these third-party originators contributed more than 10% of the mortgage loans.

Details of Specific Programs

The following provisions apply to all of the mortgage loans originated under the Seller’s Progressive Series Program and Progressive Express™ Program.

Eligibility. The Seller generally performs a pre-funding audit on each mortgage loan. This audit includes a review for compliance with the related program parameters and accuracy of the legal documents.

Quality Control. The Seller performs a post-closing quality control review on a minimum of 25% of the mortgage loans originated or acquired under the programs described below for complete re-verification of employment, income and liquid assets used to qualify for such mortgage loan. Such review also includes procedures intended to detect evidence of fraudulent documentation and/or imprudent activity during the processing, funding, servicing or selling of the mortgage loan. Verification of occupancy and applicable information is made by regular mail.

Variations. The Seller uses the following parameters as guidelines only. On a case-by-case basis, the Seller may determine that the prospective mortgagor warrants an exception outside the standard program guidelines. An exception may be allowed if the loan application reflects certain compensating factors, including instances where the prospective mortgagor:

•	has demonstrated an ability to save and devote a greater portion of income to basic housing needs;

•	may have a potential for increased earnings and advancement because of education or special job training, even if the prospective mortgagor has just entered the job market;

•	has demonstrated an ability to maintain a debt free position;

•	may have short term income that is verifiable but could not be counted as stable income because it does not meet the remaining term requirements; and

•	has net worth substantial enough to suggest that repayment of the loan is within the prospective mortgagor’s ability.

Appraisals. The Seller does not publish an approved appraiser list for the conduit seller. Each conduit seller maintains its own list of appraisers, provided that each appraiser must:

•	be a state licensed or certified appraiser;

•	meet the independent appraiser requirements for staff appraisers, or, if appropriate, be on a list of appraisers specified by the Office of the Comptroller of the Currency, the Board of Governors of the Federal Reserve System, the FDIC and the Office of Thrift Supervision under their respective real estate appraisal regulations adopted in accordance with Title XI of the Financial Institutions Reform Recovery and Enforcement Act of 1989, regardless of whether the seller is subject to those regulations;

•	be experienced in the appraisal of properties similar to the type being appraised;

•	be actively engaged in appraisal work; and

•	subscribe to a code of ethics that is at least as strict as the code of the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers.

With respect to the Seller’s Progressive Series Program or Progressive Express™ Program in general one full appraisal is required on each loan. In addition, an automated valuation model, or AVM, or a quantitative appraisal report (Fannie Mae Form 2055), or a Hansen Pro, or enhanced desk review is obtained either (a) when the loan-to-value ratio is 90.01% to 95% or (b) when the property has multiple units and the loan-to-value ratio is greater than 80%, or (c) the loan is a Progressive Express™ No Doc Program and the loan-to-value ratio is 80.01% to 90%. In addition, a quantitative appraisal report (Fannie Mae Form 2055), or a Hansen Pro, or enhanced desk review is obtained when the loan is a Progressive Express™ No Doc Program and the loan-to-value ratio is equal to or greater than 90.01%. An enhanced field review is also required when the loan-to-value ratio is equal to or greater than 95.01% or when the loan amount is above $500,000 or the property is located in Georgia and the loan-to-value ratio is 70.01% and above. At the underwriter’s discretion, any one of the above appraisal reviews may be required when program parameters do not require an appraisal review.

The Progressive Series Program

General. The underwriting guidelines utilized in the Progressive Series Program, as developed by the Seller, are intended to assess the borrower’s ability and willingness to repay the mortgage loan obligation and to assess the adequacy of the mortgaged property as collateral for the mortgage loan. The Progressive Series Program is designed to meet the needs of borrowers with excellent credit, as well as those whose credit has been adversely affected. The Progressive Series Program consists of seven mortgage loan programs. Each program has different credit criteria, reserve requirements, qualifying ratios and loan-to-value ratio restrictions. Series I is designed for credit history and income requirements typical of “A” credit borrowers. In the event a borrower does not fit the Series I criteria, the borrower’s mortgage loan is placed into either Series II, III, III+, IV, V or VI, depending on which series’ mortgage loan parameters meets the borrower’s unique credit profile. Series II, III, III+, IV, V or VI allow for less restrictive standards because of certain compensating or offsetting factors such as a lower loan-to-value ratio, verified liquid assets, job stability, pride of ownership and, in the case of refinanced mortgage loans, length of time owning the mortgaged property. The philosophy of the Progressive Series Program is that no single borrower characteristic should automatically determine whether an application for a mortgage loan should be approved or disapproved. Lending decisions are based on a risk analysis assessment after the review of the entire mortgage loan file. Each mortgage loan is individually underwritten with emphasis placed on the overall quality of the mortgage loan. The Progressive Series I, II, III, III+, IV, V and VI Program borrowers are required to have debt service-to-income ratios within the range of 45% to 60% calculated on the basis of monthly income and depending on the loan-to-value ratio of the mortgage loan.

Under the Progressive Series Program, the Seller underwrites one- to four-family mortgage loans with loan-to-value ratios at origination of up to 100%, depending on, among other things, a borrower’s credit history, repayment ability and debt service-to-income ratio, as well as the type and use of the mortgaged property. Second lien financing of the mortgaged properties may be provided by lenders other than the Seller at origination; however, the combined loan-to-value ratio (“CLTV”) generally may not exceed 100%. Generally, when the loan-to-value ratio is 97.00% to 100.00%, second liens are ineligible.

Mortgage loans with a loan-to-value ratio of up to 95.00% on owner-occupied mortgage properties are allowed a CLTV of up to 100%. Generally, second home-owner-occupied and non-owner-occupied mortgage properties are allowed a maximum CLTV of up to 95%. Under the Seller’s 80/20 program, which is available to Progressive Series I and II borrowers only, the Seller may allow second lien financing at the same time as the origination of the first lien with CLTVs of up to 100%.

The mortgage loans in the Progressive Series Program generally bear rates of interest that are greater than those which are originated in accordance with Freddie Mac and Fannie Mae standards. In general, the maximum amount for mortgage loans originated under the Progressive Series Program is $750,000; however, the Seller may approve mortgage loans in excess of such amount on a case-by-case basis where generally the maximum loan amount is up to $1 million, owner-occupied, with a minimum credit score of 681, the maximum loan-to-value is 80% on full documentation and 75% on reduced documentation, the CLTV is 100% on full documentation and 90% on reduced documentation and the property must be a single-family residence, excluding condominiums.

All of the mortgage loans originated under the Progressive Series I, II and III Programs are prior approved and/or underwritten either by employees of the Seller or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Generally all of the mortgage loans originated under the Series III+, IV, V and VI Programs are prior approved and/or underwritten by employees of the Seller and underwritten by designated conduit sellers. Generally, all of the Series I, Series II and Series III Program mortgage loans with loan-to-value ratios at origination in excess of 80% have mortgage insurance which may include insurance by Radian, Republic Mortgage Insurance Corporation, General Electric Mortgage Insurance, PMI or United Guaranty Insurance. The borrower may elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, a loan-to-value ratio between 80.01% and 85.00% requires 22% coverage, a loan-to-value ratio between 85.01% and 90.00% requires 25% coverage, a loan-to-value ratio between 90.01% and 95.00% requires 30% coverage and a loan-to-value ratio between 95.01% and 100% requires 35% coverage. Generally, when the borrower’s credit score is less than 660 or the borrower does not make such an election, the related mortgage loan will be covered by a modified primary mortgage insurance policy issued by Radian to the Seller providing coverage in the amount of (i) 22% coverage for a mortgage loan with a loan-to-value ratio between 80.01% and 85.00%, (ii) 25% coverage for a mortgage loan with a loan-to-value ratio between 85.01% and 90.00%, (iii) 30% coverage for a mortgage loan with a loan-to-value ratio between 90.01% and 95.00% and (iv) 35% coverage for a mortgage loan with a loan-to-value ratio between 95.01% and 100%. None of the Series III+ Program mortgage loans with loan-to-value ratios at origination in excess of 80% will be insured by a Primary Insurance Policy. All Series IV, V and VI Program mortgage loans have loan-to-value ratios at origination which are less than or equal to 85% and do not require a Primary Insurance Policy. The Seller receives verbal verification from the conduit seller of employment prior to funding or acquiring each Progressive Series Program mortgage loan.

Full/Alternative Documentation and Reduced Documentation Progressive Series Programs. Each prospective borrower completes a mortgage loan application which includes information with respect to the applicant’s liabilities, income, credit history, employment history and personal information. The Seller requires a credit report on each applicant from a credit reporting company. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions or judgments.

The Progressive Series Program allows for approval of an application pursuant to the (a) Full/Alternative Documentation Program, or (b) the Limited Documentation Program or the “No Income, No Assets” Program or the No Ratio Program (any of the foregoing, a “Reduced Documentation Program”). The Full/Alternative Documentation Program requires the following documents: (i) Uniform Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65), (ii) Statement of Assets and Liabilities (Fannie Mae Form 1003A or Freddie Mac Form 65A), (iii) In-File Tri-Merged Credit Report or Residential Mortgage Credit Report with records obtained from at least two separate repositories, (iv) Verification of Employment Form providing a complete two year employment history,

(v) Verification of Deposit Form for all liquid assets, verifying minimum cash reserves based upon the loan-to-value ratio and borrower’s income, and (vi) a Uniform Residential Appraisal Report (Fannie Mae Form 1004 or Freddie Mac Form 70). The Full/Alternative Documentation Program allows for the use of certain alternative documents in lieu of the Verification of Deposit Form and Verification of Employment Form. These include W-2 Statements, tax returns and one pay check from the most recent full month for verification of income and the most recent one month personal bank statement for verification of liquid assets. In addition, self-employed borrowers must provide federal tax returns for the previous two years, including K-1’s, federal business tax returns for two years, year-to-date financial statements and a signed IRS Form 4506 (Request for Copy of Tax Returns).

Under the Full Income Documentation/Stated Assets Program available to borrowers in the Series I, II and III programs, the borrower provides full income and employment documentation information, which the Seller is required to verify. The borrower states assets on the Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65); however, verification of assets is not required. With respect to the Full Income Documentation/Stated Assets Program, a mortgage loan is allowed to have a loan-to-value ratio at origination of up to 100%.

Under each Reduced Documentation Program, which is available to borrowers in every Progressive Series Program, the Seller obtains from prospective borrowers either a verification of deposits or bank statements for the most recent one-month period preceding the mortgage loan application. Under this program the borrower provides income information on the mortgage loan application, and the debt service-to-income ratio is calculated. However, income is not verified. Permitted maximum loan-to-value ratios (including secondary financing) under the Reduced Documentation Program generally are limited.

Under the “Stated Income Stated Assets” program available to borrowers in the Series I & II program, the borrower provides income and asset information, which the Seller is not required to verify, on the mortgage loan application. However, a debt-to-income ratio is calculated. Employment information is provided and is verbally verified. Permitted maximum loan-to-value ratios (including secondary financing) under the Stated Income Stated Asset program generally are limited.

Under the “No Ratio” program available to borrowers in the Series I and II program, the borrower provides no income information, but provides employment and asset information, which the Seller is required to verify, on the mortgage loan application. With respect to the “No Ratio” program, a mortgage loan with a loan-to-value ratio at origination in excess of 80% is generally not eligible.

Under the “No Income, No Assets” Program available to borrowers in the Series I Program, the borrower provides no income information, but provides employment and unverified asset information on the mortgage loan application. With respect to the “No Income, No Assets” Program, a mortgage loan with a loan-to-value ratio at origination in excess of 80% is generally not eligible.

Under the Lite Income/Stated Assets Program which is available to borrowers for the Series I, II, and III Programs, the Seller obtains from prospective salaried borrowers a 30-day pay stub and from prospective self-employed borrowers bank statements for the most recent twelve-month period preceding the mortgage loan application and a year-to-date profit and loss statement. Under this program the borrower provides income information on the mortgage loan application, and the debt service-to-income ratio is provided. The maximum loan-to-value ratio under this program is 97%.

Under the Lite Documentation Program, which is available to Series III+, Series IV, and Series V Program self-employed borrowers, the previous 12 months bank statements are utilized in lieu of tax returns. Under these programs the borrower provides income information on the mortgage loan applicant and the debt-to-service-to income ratio is calculated. However, income is not verified. Permitted maximum loan-to-value ratios (including secondary financing) under the Lite Documentation Program generally are limited.

Under all Progressive Series Programs, the Seller or the conduit seller verbally verifies the borrower’s employment prior to closing. Credit history, collateral quality and the amount of the down payment are important factors in evaluating a mortgage loan submitted under one of the Reduced Documentation Programs. In addition, in order to qualify for a Reduced Documentation Program, a mortgage loan must conform to certain criteria regarding maximum loan amount, property type and occupancy status. Mortgage loans having a loan-to-value ratio at origination in excess of 95% where the related mortgaged property is used as a second or vacation home or is a non-owner occupied home are not eligible for the Series I, II or III Reduced Documentation Program. In general, the maximum loan amount for mortgage loans underwritten in accordance with Series I, II and III Reduced Documentation Program is $750,000 for purchase transactions, rate-term transactions and cash out refinance transactions. The maximum loan amount is $500,000 for mortgage loans underwritten in accordance with Series III+ Reduced Documentation Program, $400,000 for mortgage loans underwritten in accordance with Series IV and V Reduced Documentation Program, and $175,000 for mortgage loans underwritten in accordance with Series VI Reduced Documentation Program, however, exceptions are granted on a case-by-case basis. Secondary financing is allowed in the origination of the Reduced Documentation Program but must meet the CLTV requirements described above and certain other requirements for subordinate financing. In all cases, liquid assets must support the level of income of the borrower as stated in proportion to the type of employment of the borrower. Full Documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval.

Credit History. The Progressive Series Program defines an acceptable credit history in each of the Series I, II and III Programs. The Series I Program defines an acceptable credit history as a borrower who has “A” credit, meaning a minimum of four trade accounts, including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, with 24 months credit history, or at 80% LTV and less 4 trades minimum, 2 trades with 12 months credit history plus 1 trade with a minimum 24 months credit history plus 24 months mortgage or rent history, no 30-day delinquent mortgage payments in the last 12 months, and a maximum of one 30-day delinquent payments on any revolving credit account within the past 12 months and a maximum of one 30-day delinquent payment on installment credit account within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, consumer credit is disregarded. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing; provided that any such judgments, suits, other liens, collections or charge-offs in the past 24 months must not exceed $500 in the aggregate and any such judgments, suits, other liens, collections or charge-offs older than 24 months must not exceed $2,000 in the aggregate, in either case without regard to any medical judgments, suits, tax liens, other liens, collections or charge-offs that are not excessive or impact the borrower’s ability to repay the loan.

With respect to the Series II Program, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, 80% LTV and less 4 trades minimum, 2 trades with 12 months credit history plus 1 trade with a minimum 24 months credit history plus 24 months mortgage or rent history, no 30-day delinquent mortgage payments in the last 12 months, and a maximum of one 30-day delinquent payments within the past 12 months on any installment credit account. However, if the loan-to-value ratio of the loan is 90% or less, consumer credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing; provided that any such judgments, suits, other liens, collections or charge-offs in the past 24 months must not exceed $500 in the aggregate and any such judgments, suits, other liens, collections or charge-offs older than 24 months must not exceed $2,000 in the aggregate, in either case without regard to any medical judgments, suits, tax liens, other liens, collections or charge-offs that are not excessive or impact the borrower’s ability to repay the loan.

With respect to the Series III Program, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, with 24-months credit history, a borrower may not have more than two 30-day delinquent mortgage payments within the past 12 months. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing.

With respect to the Series III+ Program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than two 30-day delinquent mortgage payments within the past 12 months. Any open judgments, suits, liens, collections and charge-offs not to exceed $500 cumulatively within the past 12 months generally are paid prior to or at closing. Bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed during the past 24 months. Tax liens are not allowed within the last 12 months.

With respect to the Series IV Program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than four 30-day delinquent mortgage payments or three 30-day delinquent mortgage payments and one 60-day delinquent mortgage payment within the past 12 months. Any open judgments, suits, liens, collections and charge-offs not to exceed $1,000 cumulatively within the past 12 months generally are paid prior to or at closing. Bankruptcies must be at least 18 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 18 months. Tax liens are not allowed within the last 12 months.

With respect to the Series V Program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than five 30-day delinquent mortgage payments or two 60-day delinquent mortgage payments or one 90-day delinquent mortgage payment within the past 12 months. Any open judgments, suits, liens, collections and charge-offs not to exceed $4,000 cumulatively within the past 12 months generally are paid prior to or at closing. Bankruptcies must be at least 12 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 12 months. Tax liens are not allowed within the last 12 months.

With respect to the Series VI program, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, a borrower may not have more than one 90-day delinquent mortgage payment within the past 12 months. Any open judgments, suits, liens, collections and charge-offs generally are paid prior to or at closing. Bankruptcies must be at least 6 months old. Foreclosures are not allowed in the past 6 months. Tax liens are not allowed within the last 6 months.

The Progressive Express™ Programs

Progressive Express™ Programs with Documentation

General. In July 1996, the Seller developed an additional series to the Progressive Program, the “Progressive Express™ Program.” The concept of the Progressive Express™ Program is to underwrite the loan focusing on the borrower’s Credit Score, ability and willingness to repay the mortgage loan obligation, and assess the adequacy of the mortgaged property as collateral for the loan. The Credit Score is an electronic evaluation of past and present credit accounts on the borrower’s credit bureau report. This includes all reported accounts as well as public records and inquiries. The Progressive Express™ Program offers six levels of mortgage loan programs. The Progressive Express™ Program has a minimum Credit Score that must be met by the borrower’s primary wage earner and does not allow for exceptions to the Credit Score requirement. The Credit Score requirement is as follows: Progressive Express™ I above 680, Progressive Express™ II 680-620, Progressive Express™ III 619-601, Progressive Express™ IV 600-581, Progressive Express™ V 580-551, and Progressive Express™ VI 550-500. Each Progressive Express™ program has different Credit Score requirements, credit criteria, reserve requirements, and loan-to-value ratio restrictions. Progressive Express™ I is designed for credit history and income requirements typical of “A+” credit borrowers. In the event a borrower does not fit the Progressive Express™ I criteria, the borrower’s mortgage loan is placed into either Progressive Express™ II, III, IV, V, or VI, depending on which series’ mortgage loan parameters meets the borrowers unique credit profile.

All of the mortgage loans originated under the Progressive Express™ program are prior approved and/or underwritten either by employees of the Seller or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Under the Progressive Express™ Program, the Seller underwrites single family dwellings with loan-to-value ratios at origination of up to 100%. In general, the maximum amount for mortgage loans originated under the Progressive Express Program is $750,000; however, the Seller may approve mortgage loans on a case-by-case basis where generally the maximum loan amount is up to $1 million, owner-occupied, with a minimum credit score of 681. The borrower must disclose employment and assets which both are verified by the Seller, the loan-to-value must not be greater than 70%, the CLTV must not be greater than 80% and the property must be single-family residence, excluding condominiums. For loans that exceed a 97% loan-to-value ratio to a maximum of a 100% loan-to-value ratio, (i) such loans must be for purchase transactions only, (ii) the borrower must have a minimum credit score of 700, (iii) the mortgaged property must be an owner-occupied, primary residence, (iv) the borrower must state income and assets on the Residential Loan Application and meet a debt ratio not to exceed 50% and (v) such loan must be underwritten utilizing the Impac Direct Access System for Lending (IDASL) automated underwriting system. Condominiums are not allowed on the 100% loan-to-value ratio feature. In order for the property to be eligible for the Progressive Express™ Program, it may include a single-family residence (1-unit), 2-4 units, condominium and/or planned unit development (PUD). Progressive Express™ I & II allow owner-occupied and second home single-family residence property subject to a maximum loan-to-value ratio of 95% and a maximum 100% CLTV on owner-occupied mortgaged properties and 95% on mortgaged properties that are second homes. Express III allows owner-occupied single-family residence property subject to a maximum 90% loan-to-value ratio and a CLTV of 95%. Progressive Express™ I & II allow owner-occupied and non-owner occupied properties to a maximum 90% loan-to-value ratio on 1-2 units and 80% loan-to-value ratio on 3-4 units with a maximum 100% CLTV on owner-occupied and Express II non-owner occupied to 95% CLTV. Express III allow non-owner occupied subject to a maximum 80% loan-to-value ratio on 1-4 units with a maximum 95% CLTV. Express IV, V and VI allow owner-occupied and second homes only and non-owner occupied property is not allowed. Express IV owner-occupied is subject to a maximum 90% loan-to-value ratio, Express V is subject to a maximum of 80% loan-to-value ratio and Express VI is subject to a maximum of 75% loan-to-value ratio and CLTV is not allowed on Express IV, V or VI. Express IV, V or VI loans secured by a second home are subject to a maximum of 70% loan-to-value ratio on Express IV, V and VI and CLTV is not allowed. Progressive Express™ Programs I through IV loans with loan-to-value ratios at origination in excess of 80% are generally insured by MGIC, Radian or RMIC. The borrower can elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, a loan-to-value ratio between 80.01% and 85.00% requires 22% coverage, a loan-to-value ratio between 85.01% and 90.00% requires 25% coverage, a loan-to-value ratio between 90.00% and 95.00% requires 30% coverage and a loan-to-value ratio between 95.01% and 100% requires 35% coverage. Generally, when the borrower’s credit score is less than 660 or the borrower does not make such an election, the related mortgage loan will be covered by a modified primary mortgage insurance policy issued by Radian to the Seller providing coverage in the amount of (i) a loan-to-value ratio between 80.01% and 85.00% requires 22% coverage, (ii) a loan-to-value ratio between 85.01% and 90.00% requires 25% coverage, (iii) 30% for a mortgage loan with a loan-to-value ratio between 90.01% and 95.00% and (iv) 35% for mortgage loan with a loan-to-value ratio between 95.01% and 100%.

Each borrower completes a Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65). The borrower must disclose employment and assets on the application, however, there is no verification of the information. If the borrower elects to verify assets, the Seller obtains from the borrower either verification of deposits or bank statements for the most recent one-month period preceding the mortgage loan application. The conduit seller obtains a verbal verification of employment on each borrower.

The Seller uses the foregoing parameters as guidelines only. The Seller may include certain provisions in the note that the Seller may not enforce. Full documentation is requested by the underwriter if it is the judgment of the underwriter that the compensating factors are insufficient for loan approval under the Progressive Express™ Product Line.

Credit History. The Progressive Express™ Program defines an acceptable credit history in each of the programs I through VI. Progressive Express™ I defines an acceptable credit history as a borrower who has “A+” credit, meaning a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, no 30-day delinquent mortgage payments in the past 12 months, and a maximum of one 30-day delinquent payments on any revolving credit accounts within the past 12 months and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, consumer credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs in the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ II, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, and no late mortgage payments for the past 12 months. In addition, a borrower must have a maximum of two 30-day delinquent payments on any revolving credit accounts within the past 12 months and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ III, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades and no more than one 30-day late mortgage payment for the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ IV, a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, no more than two 30-day late mortgage payments for the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ V, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, no more than two 30-day late mortgage payments in the past 12 months. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in the past 24 months. Judgments, suits, liens, collections or charge-offs, may not exceed $500 cumulatively within the past 12 months, and must be paid prior to or at closing. Tax liens are not allowed within the last 12 months.

With respect to Progressive Express™ VI, a borrower must have a minimum of two trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy three trades, with 12 months credit history, no more than four 30-day or three 30-day and one 60-day late mortgage payments in the past 12 months. All bankruptcies must be at least 18 months old and fully discharged. Foreclosures are not allowed in the past 18 months. Judgments, suits, liens, collections or charge-offs, may not exceed $1,000 cumulatively within the past 12 months, and must be paid prior to or at closing. Tax liens are not allowed within the last 12 months.

Progressive Express™ No Doc Program

In May, 1999, the Seller introduced a Progressive Express™ No Doc Program (the “No Doc program”). The concept of the No Doc program is to underwrite the loan focusing on the borrower’s credit score, ability and willingness to repay the mortgage loan obligation, and assess the adequacy of the mortgaged property as collateral for the loan. The No Doc program has a minimum credit score and does not allow for exceptions to the credit score. The credit score requirement is as follows: 681 for Progressive Express™ No Doc I and 620 for Progressive Express™ No Doc II. Each program has a different credit score requirement and credit criteria.

All of the mortgage loans originated under the Progressive Express™ No Doc program are prior approved and/or underwritten either by employees of the Seller or underwritten by contracted mortgage insurance companies or delegated conduit sellers. Under the Progressive Express™ No Doc program, the Seller employees or contracted mortgage insurance companies or delegated conduit sellers underwrite single family dwellings with loan-to-value ratios at origination up to 95% and $500,000. In order for the property to be eligible for the Progressive Express™ No Doc program, it must be a single family residence (single unit only), condominium and/or planned unit development (PUD) or 2-units to a maximum loan-to-value ratio of 80%. The borrower can elect to have primary mortgage insurance covered by their loan payment. If the borrower makes such election, the loan-to-value ratios at origination in excess of 80%, generally are insured by MGIC, Radian or RMIC. For loan-to-value ratios of 80.01% to 85.00%, mortgage insurance coverage is 22%, for loan-to-value ratios 85.01% to 90.00%, mortgage insurance coverage is 25% and for loan-to-value ratios of 90% to 95%, mortgage insurance coverage is 30%. Generally, when the borrower’s credit score is less than 660 or if the borrower does not make such election, the related mortgage loan will be covered by a modified primary insurance policy issued by Radian to the Seller providing coverage in the amount of 22% for a mortgage loan with a loan-to-value ratio between 80.01% and 85.00%, 25% for a mortgage loan with a loan-to-value ratio between 85.01% and 90.00% and 30% for a mortgage loan with a loan-to-value ratio of 90.01% to 95.00%.

Each borrower completes a Residential Loan Application (Fannie Mae Form 1003 or Freddie Mac Form 65). The borrower does not disclose income, employment, or assets and a Verbal Verification of Employment is not provided. Generally, borrowers provide a daytime telephone number as well as an evening telephone number. If the prospective borrower elects to state and verify assets on the Residential Loan Application, Seller obtains from prospective borrowers either a verification of deposits or bank statements for the most recent one-month period preceding the mortgage loan application.

Credit History. The Progressive Express™ No Doc program defines an acceptable credit history as follows: Progressive Express™ No Doc I defines an acceptable credit history as a borrower who has “A+” credit, meaning a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, and no 30-day delinquent mortgage payments in the past 12 months and a maximum of one 30-day delinquent payments on any revolving credit accounts within the past 12 months and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed a satisfactory credit history. Foreclosures are not allowed in the past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs are allowed within the past 24 months, generally older items must be paid prior to or at closing.

With respect to Progressive Express™ No Doc II a borrower must have a minimum of four trade accounts including a mortgage and/or rental history, along with one non-traditional trade account to satisfy five trades, and no late mortgage payments for the past 12 months and a maximum of two 30-day delinquent payments on any revolving credit accounts and one 30-day delinquent payment on any installment credit accounts within the past 12 months. However, if the loan-to-value ratio of the loan is 90% or less, revolving and installment credit is disregarded. All bankruptcies must be at least 24 months old, fully discharged and the borrower must have re-established or re-affirmed satisfactory credit history. Foreclosures are not allowed in past 3 years. No judgments, suits, tax liens, other liens, collections or charge-offs allowed within the past 24 months, generally older items must be paid prior to or at closing.

In addition, see “The Mortgage Pools - Underwriting Standards” in the prospectus.

Delinquency and Foreclosure Experience of the Seller

Based solely upon information provided by the Seller, the following tables summarize, for the respective dates indicated, the delinquency, foreclosure, bankruptcy and REO property status with respect to all one- to four-family residential and multi-family mortgage loans originated or acquired by the Seller which were being master serviced by the Seller at the dates indicated. The indicated periods of delinquency are based on the number of days past due on a contractual basis. The monthly payments under all of such mortgage loans are due on the first day of each calendar month. A mortgage loan is considered “30 days” delinquent if a payment due on the first of the month is not received by the second day of the following month, and so forth.

	At December 31, 2000		At December 31, 2001		At December 31, 2002		At December 31, 2003		At December 31, 2004
	Number of Loans	Principal Amount	Number of Loans	Principal Amount	Number of Loans	Principal Amount	Number of Loans	Principal Amount	Number of Loans	Principal Amount
	(Dollars in thousands)		(Dollars in thousands)		(Dollars in thousands)		(Dollars in thousands)		(Dollars in thousands)
Total Loans Outstanding	31,971	$4,042,859	37,972	$5,568,740	48,520	$8,694,474	65,256	$13,919,693	120,889	$28,404,008
DELINQUENCY [1]
Period of Delinquency:
30-59 Days	1,941	$242,081	2,064	$287,616	2,331	$383,855	2,432	$419,202	2,451	$1,235,080
60-89 Days	529	65,809	531	72,460	644	100,878	601	105,455	1,003	205,486
90- Days or More	266	25,952	705	72,544	616	71,466	560	87,297	646	87,227

Total Delinquencies	2,736	$333,842	3,300	$432,620	3,591	$556,200	3,593	$611,954	4,100	$1,527,793

Delinquencies as a Percentage of Total Loans Outstanding	8.56%	8.26%	8.69%	7.77%	7.40%	6.40%	5.51%	4.40%	3.39%	5.38%

[1]	The delinquency balances, percentages and numbers set forth under this heading exclude (a) delinquent mortgage loans that were in foreclosure at the respective dates indicated (“Foreclosure Loans”), (b) delinquent mortgage loans as to which the related mortgagor was in bankruptcy proceedings at the respective dates indicated (“Bankruptcy Loans”) and (c) REO properties that have been purchased upon foreclosure of the related mortgage loans. All Foreclosure Loans, Bankruptcy Loans and REO properties have been segregated into the sections of the table entitled “Foreclosures Pending,” “Bankruptcies Pending” and “REO Properties,” respectively, and are not included in the “30-59 Days,” “60-89 Days,” “90 Days or More” and “Total Delinquencies” sections of the table. See the section of the table entitled “Total Delinquencies plus Foreclosures Pending and Bankruptcies Pending” for total delinquency balances, percentages and numbers which include Foreclosure Loans and Bankruptcy Loans, and see the section of the table entitled “REO Properties” for delinquency balances, percentages and numbers related to REO properties that have been purchased upon foreclosure of the related mortgage loans.

	At December 31, 2000		At December 31, 2001		At December 31, 2002		At December 31, 2003		At December 31, 2004
	Number of Loans	Principal Amount	Number of Loans	Principal Amount	Number of Loans	Principal Amount	Number of Loans	Principal Amount	Number of Loans	Principal Amount
	(Dollars in thousands)		(Dollars in thousands)		(Dollars in thousands)		(Dollars in thousands)		(Dollars in thousands)
FORECLOSURES PENDING[1]	396	$57,133	931	$132,571	1,452	$212,309	1,049	$158,261	1,637	$258,189
Foreclosures Pending as a Percentage of Total Loans Outstanding	1.24%	1.41%	2.45%	2.38%	2.99%	2.44%	1.61%	1.14%	1.35%	0.91%
BANKRUPTCIES PENDING[2]	227	$22,556	259	$22,054	328	$26,402	227	$19,912	320	$23,807
Bankruptcies Pending as a Percentage of Total Loans Outstanding	0.71%	0.56%	0.68%	0.40%	0.68%	0.30%	0.35%	0.14%	0.26%	0.08%
Total Delinquencies plus Foreclosures Pending and Bankruptcies Pending	3,359	$413,531	4,490	$587,245	5,371	$794,910	4,869	$790,127	6,057	$1,809,789
Total Delinquencies plus Foreclosures Pending and Bankruptcies Pending as a Percentage of Total Loans Outstanding	10.51%	10.23%	11.82%	10.55%	11.07%	9.14%	7.46%	5.68%	5.01%	6.37%

REO PROPERTIES[3]	105	$13,944	223	$37,631	329	$53,055	316	$50,383	319	$53,388

REO Properties as a Percentage	0.33%	0.34%	0.59%	0.68%	0.68%	0.61%	0.48%	0.36%	0.26%	0.19%

[1]	Mortgage loans that are in foreclosure but as to which the mortgaged property has not been liquidated at the respective dates indicated. It is generally the Master Servicer’s policy, with respect to mortgage loans originated by the Seller, to commence foreclosure proceedings when a mortgage loan is 60 days or more delinquent. However, the Master Servicer may delay the foreclosure process as a result of loss mitigation efforts.
[2]	Mortgage loans as to which the related mortgagor is in bankruptcy proceedings at the respective dates indicated.
[3]	REO properties that have been purchased upon foreclosure of the related mortgage loans, including mortgaged properties that were purchased by the Seller after the respective dates indicated.

Based solely on information provided by the Seller, the following table presents the changes in the Seller’s charge-offs and recoveries for the periods indicated.

	Twelve Months Ended December 31, 2000	Twelve Months Ended December 31, 2001	Twelve Months Ended December 31, 2002	Twelve Months Ended December 31, 2003	Twelve Months Ended December 31, 2004
	(Dollars in thousands)	(Dollars in thousands)	(Dollars in thousands)	(Dollars in thousands)	(Dollars in thousands)
Charge-offs:
Mortgage Loan Properties	$12,785	$6,475	$2,416	$3,049	$1,524
REO Properties	4,779	4,584	4,043	10,687	6,356

Recoveries:
Mortgage Loan Properties	409	849	1,509	913	2,564
REO Properties	0	0	0	0	0

Net charge-offs	$17,155	$10,210	$4,950	$12,823	$5,316
Ratio of net charge-offs to average loans outstanding during the indicated period*.	0.51%	0.21%	0.07%	0.12%	0.02%

*	The information on this table does not include statistical information on mortgage loans which have recently been sold on a servicing-released basis by the Seller to third parties.

The above data on charge-offs and recoveries are calculated on the basis of the total mortgage loans originated or acquired by the Seller. However, the total amount of mortgage loans on which the above data are based includes many mortgage loans which were not, as of the respective dates indicated, outstanding long enough to give rise to some of the indicated charge-offs. In the absence of such mortgage loans, the charge-off percentages indicated above would be higher and could be substantially higher. Because the mortgage pool will consist of fixed mortgage loans, the actual charge-off percentages with respect to the mortgage pool may therefore be expected to be higher, and may be substantially higher, than the percentages indicated above.

The information set forth in the preceding paragraphs concerning the Seller has been provided by the Seller.

Recent Developments with respect to the Seller

On March 16, 2005, the Seller announced that it will be delaying the filing of its annual report on Form 10-K for the year ended December 31, 2004. On February 15, 2005, the Seller announced an update to the timing of its efforts to comply with Section 404 of the Sarbanes-Oxley Act, or SOX 404. In substance, SOX 404 requires an annual management assessment of the effectiveness of a company’s internal control over financial reporting, and an audit by its independent registered public accounting firm on management’s assessment on internal control over financial reporting. At that time, the Seller reported that despite its plan to comply with SOX 404 in a timely manner, it believed that it was unlikely that it would meet the current SOX 404 requirements by the filing deadline of March 16, 2005. The Seller had previously disclosed, in July 2004, as part of its ongoing documentation and evaluation efforts in meeting SOX 404 requirements, that it had discovered an error in its financial statements. Such error resulted in a restatement of its financial statements for the quarters ended March 31, 2004 and 2003 and for the years ended December 31, 2003, 2002 and 2001. The Seller also restated its financial statements for the quarter ended June 30, 2004 as a result of a clerical error. The restatement process and the amended filings of the Form 10-K and Form 10-Qs were finalized in October of 2004. During the Seller’s initial assessment of internal controls over financial reporting, it identified certain documentation and control deficiencies that may rise to the level of significant deficiencies or material weaknesses, in addition to those previously disclosed as part of the restatement. The Seller stated that these have been a focus of its remediation efforts prior to year end. As the Seller completes its process, it will need to evaluate the severity of any remaining deficiencies both individually and in the aggregate in the context of its overall evaluation of internal control over financial reporting. As such, the Seller may not be able to render a conclusion that its internal controls over financial reporting were effective as of December 31, 2004.

Additional Information

The description in this prospectus supplement of the sample mortgage loans and the mortgaged properties is based upon the sample mortgage pool as of the Cut-off Date, as adjusted for the scheduled principal payments due on or before this date. The sample mortgage loans consist of mortgage loans that are intended to be included in the trust as initial mortgage loans, but not the Subsequent Mortgage Loans. However, many of the sample mortgage loans may not be included in the trust as initial mortgage loans as a result of incomplete documentation or otherwise if the company deems this removal necessary or desirable, and may be prepaid at any time. The characteristics of the final pool will not materially differ from the information provided with respect to the sample pool. Within 15 days of the Closing Date and 15 days of the end of the Funding Period, tables reflecting the composition of the initial mortgage loans and the final pool of mortgage loans, respectively, will be filed on Form 8-K with the Commission. However, only one set of tables will be filed if the final pool of mortgage loans is determined within 15 days of the closing date.

YIELD ON THE BONDS

Shortfalls in Collections of Interest

When a principal prepayment in full is made on a mortgage loan, the mortgagor is charged interest only for the period from the Due Date of the preceding monthly payment up to the date of the principal prepayment, instead of for a full month. When a partial principal prepayment is made on a mortgage loan, the mortgagor is not charged interest on the amount of the prepayment for any days in the month in which the prepayment is made. In addition, the application of the Relief Act to any mortgage loan will adversely affect, for an indeterminate period of time, the ability of the Master Servicer or any subservicer to collect full amounts of interest on the mortgage loan. See “Legal Aspects of the Mortgage Loans-Servicemembers Civil Relief Act” in the prospectus. The Master Servicer is obligated to pay from its own funds only those interest shortfalls attributable to full prepayments by the mortgagors on the mortgage loans, but only to the extent of the lesser of (a) one-twelfth of 0.125% of the aggregate Stated Principal Balance of the mortgage loans immediately preceding such payment date and (b) the sum of the Master Servicing Fee and the Subservicing Fee for the related Due Period. See “Description of the Servicing Agreement—Servicing and Other Compensation and Payment of Expenses” in this prospectus supplement. Accordingly, the effect of (1) any principal prepayments in full or in part on the mortgage loans, to the extent that any resulting Prepayment Interest Shortfall exceeds any Compensating Interest or (2) any Relief Act Shortfalls, will be to reduce the aggregate amount of interest collected that is available for payment to holders of the Bonds. Prepayment Interest Shortfalls and Relief Act Shortfalls with respect to the Bonds will not be covered by the Bond Insurance Policy. Any resulting Unpaid Interest Shortfalls will be allocated among the Bonds as provided in this prospectus supplement under “Description of the Bonds—Interest Payments on the Bonds” and will be reimbursed solely from the Net Monthly Excess Cashflow as provided in this prospectus supplement under “Description of the Bonds—Overcollateralization.”

General Yield and Prepayment Considerations

The yield to maturity of the Bonds will be sensitive to defaults on the mortgage loans. If a purchaser of a Bond calculates its anticipated yield based on an assumed rate of default and amount of losses that is lower than the default rate and amount of losses actually incurred, its actual yield to maturity will be lower than that so calculated. In general, the earlier a loss occurs, the greater is the effect on an investor’s yield to maturity. There can be no assurance as to the delinquency, foreclosure or loss experience with respect to the mortgage loans.

The mortgage loans were underwritten generally in accordance with underwriting standards which are primarily intended to provide for single family “non-conforming” mortgage loans. A “non-conforming” mortgage loan means a mortgage loan which is ineligible for purchase by Fannie Mae or Freddie Mac due to either credit characteristics of the related mortgagor or documentation standards in connection with the underwriting of the related mortgage loan that do not meet the Fannie Mae or Freddie Mac underwriting guidelines for “A” credit mortgagors. These credit characteristics include mortgagors whose creditworthiness and repayment ability do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines and mortgagors who may have a record of credit write-offs, outstanding judgments, prior bankruptcies and other credit items that do not satisfy such Fannie Mae or Freddie Mac underwriting guidelines. These documentation standards may include mortgagors who provide limited or no documentation in connection with the underwriting of the related mortgage loan. Accordingly, mortgage loans underwritten under the Seller’s non-conforming credit underwriting standards are likely to experience rates of delinquency, foreclosure and loss that are higher, and may be substantially higher, than mortgage loans originated in accordance with the Fannie Mae or Freddie Mac underwriting guidelines. Any resulting losses, to the extent not covered by credit enhancement, may affect the yield to maturity of the Bonds.

The rate of principal payments, the aggregate amount of payments and the yields to maturity of the Bonds will be affected by the rate and timing of payments of principal on the mortgage loans, respectively. The rate of principal payments on the mortgage loans will in turn be affected by the amortization schedules of the mortgage loans and by the rate of principal prepayments (including for this purpose prepayments resulting from refinancing, liquidations of the mortgage loans due to defaults, casualties or condemnations and repurchases by the Seller). Certain of the mortgage loans contain prepayment charge provisions. The rate of principal payments may or may not be less than the rate of principal payments for mortgage loans that did not have prepayment charge provisions.

If provided in the related mortgage note, the adjustable-rate loans typically are assumable under some circumstances if, in the sole judgment of the Master Servicer or subservicer, the prospective purchaser of a mortgaged property is creditworthy and the security for the mortgage loan is not impaired by the assumption. The fixed-rate mortgage loans contain due-on-sale clauses.

Prepayments, liquidations and purchases of the mortgage loans (including any optional purchases) will result in payments on the Bonds (other than the Class A-IO Bonds) of principal amounts which would otherwise be distributed over the remaining terms of the mortgage loans. Since the rate of payment of principal on the mortgage loans will depend on future events and a variety of other factors, no assurance can be given as to such rate or the rate of principal prepayments. The extent to which the yield to maturity of a class of Bonds may vary from the anticipated yield will depend in the case of the Bonds upon the degree to which such class of Bonds is purchased at a discount or premium. Further, an investor should consider the risk that, in the case of any Bond (other than the Class A-IO Bonds) purchased at a discount, a slower than anticipated rate of principal payments (including prepayments) on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of any Bond (other than the Class A-IO Bonds) purchased at a premium, a faster than anticipated rate of principal payments on the mortgage loans could result in an actual yield to such investor that is lower than the anticipated yield.

The rate of principal payments (including prepayments) on pools of mortgage loans may vary significantly over time and may be influenced by a variety of economic, geographic, social and other factors, including changes in mortgagors’ housing needs, job transfers, unemployment, mortgagors’ net equity in the mortgaged properties and servicing decisions. In general, if prevailing interest rates were to fall significantly below the mortgage rates on the mortgage loans, such mortgage loans could be subject to higher prepayment rates than if prevailing interest rates were to remain at or above the mortgage rates on such mortgage loans. Conversely, if prevailing interest rates were to rise significantly, the rate of prepayments on such mortgage loans would generally be expected to decrease. The mortgage loans may be subject to a greater rate of principal prepayments in a low interest rate environment. For example, if prevailing interest rates were to fall, mortgagors may be inclined to refinance their mortgage loans with a fixed-rate loan to “lock in” at a lower interest rate or to refinance their mortgage loans with adjustable-rate mortgage loans with low introductory interest rates. No assurances can be given as to the rate of prepayments on the mortgage loans in stable or changing interest rate environments.

Approximately 0.06%, 0.12%, 65.19%, 0.05% and 6.52% of the sample mortgage loans have initial interest only periods of two, three, five, seven and ten years, respectively. During this period, the payment made by the related borrower will be less than it would be if the sample mortgage loan amortized. In addition, the mortgage loan balance will not be reduced by the principal portion of scheduled monthly payments during this period. As a result, no principal payments will be made to the Bonds from these sample mortgage loans during their interest only period except in the case of a prepayment.

Approximately 71.51% of the sample mortgage loans provide for payment by the borrower of a prepayment charge in limited circumstances on certain prepayments. The Master Servicer will deposit in the Payment Account all prepayment charges received on the mortgage loans to be included in the Available Funds. The Master Servicer will be entitled to all prepayment charges received on the mortgage loans and these amounts will not be available for payment on the Bonds. There can be no assurance that the prepayment charges will have any effect on the prepayment performance of the mortgage loans. Investors should conduct their own analysis of the effect, if any, that the prepayment premiums, and decisions by the Master Servicer or the related subservicer with respect to the waiver thereof, may have on the prepayment performance of the mortgage loans.

The Available Funds Rates on the Class A, Class M and Class B Bonds (other than the Class A-IO Bonds) will be affected by the amount of interest payable on the Class A-IO Bonds. As the aggregate principal balance of the mortgage loans is reduced by payments of principal, including prepayments and the proceeds of liquidations of defaulted mortgage loans, the portion of the total amount of interest generated by the mortgage loans that is used to pay interest on the Class A-IO Bonds will increase. A rapid rate of prepayments on the mortgage loans could lower the Available Funds Rate for the Class A, Class M and Class B Bonds (other than the Class A-IO Bonds), increasing the likelihood that the Available Funds Rate will limit the Interest Rate on one or more of these classes of Bonds.

The Derivative Contracts will be assigned to, or entered into by, the Trust and will provide some protection against Basis Risk Shortfalls first, on the Class A-1, Class A-2 and Class A-3 Bonds, pro rata, and second, in the order of priority described herein, on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds. However, the Derivative Contracts may not provide sufficient funds to cover all such Basis Risk Shortfalls on such related Bonds. In addition, payments under the related Derivative Contracts are limited to a specified rate in effect from time to time. To the extent that net amounts payable under the Derivative Contracts are insufficient to cover all Basis Risk Shortfalls on the related Bonds, some or all of the Net Monthly Excess Cashflow may be used. However, there can be no assurance that the Net Monthly Excess Cashflow will be sufficient to cover these shortfalls, particularly because on any payment date where the Bond Interest Rate is limited to the Available Funds Rate, there will be little or no excess interest. Further, the Bond Insurance Policy (with respect to the Class A-3 Bonds) will not cover Basis Risk Shortfalls. In the event of a decrease in One-Month LIBOR, the amount of Net Monthly Excess Cashflow available to the related Bonds will be reduced by any Net Derivative Fees paid to the Derivative Contract Counterparty under the Derivative Contracts. In addition, the Available Funds Rate and therefore the Bond Interest Rate on the related Bonds may be reduced by the requirement of the Issuer to pay the Net Derivative Fee to the Derivative Contract Counterparty under the related Derivative Contracts.

The recording of mortgages in the name of MERS is a new practice in the mortgage lending industry. While the company expects that the Master Servicer or applicable subservicer will be able to commence foreclosure proceedings on the mortgaged properties, when necessary and appropriate, public recording officers and others, however, may have limited, if any, experience with lenders seeking to foreclose mortgages, assignments of which are registered with MERS. Accordingly, delays and additional costs in commencing, prosecuting and completing foreclosure proceedings, defending litigation commenced by third parties and conducting foreclosure sales of the mortgaged properties could result. Those delays and additional costs could in turn delay the distribution of liquidation proceeds to the bondholders and increase the amount of Realized Losses on the mortgage loans. In addition, if, as a result of MERS discontinuing or becoming unable to continue operations in connection with the MERS® System, it becomes necessary to remove any mortgage loan from registration on the MERS® System and to arrange for the assignment of the related mortgages to the Indenture Trustee, then any related expenses shall be reimbursable by the trust to the Master Servicer, which will reduce the amount available to pay principal of and interest on the Bonds. For additional information regarding the recording of mortgages in the name of MERS see “The Mortgage Pool- Sample Mortgage Loan Characteristics” in this prospectus supplement.

Yield Sensitivity of the Bonds

If the amount of overcollateralization with respect to the mortgage loans and the bond principal balances of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds have been reduced to zero, the yield to maturity on the Class A-1, Class A-2 and Class A-3 Bonds will become extremely sensitive to Realized Losses on the mortgage loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated pro rata to the Class A-1, Class A-2 and Class A-3 Bonds, provided, however, that any Realized Losses allocable to the Class A-1 Bonds will be instead applied to the Class A-2 Bonds until the Bond Principal Balance of the Class A-2 Bonds has been reduced to zero and any Realized Losses allocable to the Class A-3 Bonds will instead be covered by the Bond Insurance Policy. If the amount of overcollateralization with respect to the mortgage loans and the bond principal balances of the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds have been reduced to zero, the yield to maturity on the Class M-1 Bonds will become extremely sensitive to Realized Losses on the mortgage loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-1 Bonds. If the amount of overcollateralization with respect to the mortgage loans and the bond principal balances of the Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds have been reduced to zero, the yield to maturity on the Class M-2 Bonds will become extremely sensitive to Realized Losses on the mortgage loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-2 Bonds. If the amount of overcollateralization with respect to the mortgage loans and the bond principal balances of the Class M-4, Class M-5, Class M-6 and Class B Bonds have been reduced to zero, the yield to maturity on the Class M-3 Bonds will become extremely sensitive to Realized Losses on the mortgage loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-3 Bonds. If the amount of overcollateralization with respect to the mortgage loans and the bond principal balances of the Class M-5, Class M-6 and Class B Bonds have been reduced to zero, the yield to maturity on the Class M-4 Bonds will become extremely sensitive to Realized Losses on the mortgage loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-4 Bonds. If the amount of overcollateralization with respect to the mortgage loans and the bond principal balances of the Class M-6 and Class B Bonds have been reduced to zero, the yield to maturity on the Class M-5 Bonds will become extremely sensitive to Realized Losses on the mortgage loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-5 Bonds. If the amount of overcollateralization with respect to the mortgage loans and the bond principal balances of the Class B Bonds have been reduced to zero, the yield to maturity on the Class M-6 Bonds will become extremely sensitive to Realized Losses on the mortgage loans (and the timing thereof), because the entire amount of any Realized Losses (to the extent not covered by Net Monthly Excess Cashflow) will be allocated to the Class M-6 Bonds. The initial percentage of the principal balance of the Class A-1, Class A-2 , Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds on the Closing Date will be approximately 56.70%, 6.30%, 15.00%, 9.50%, 4.50%, 2.40%, 1.60%, 1.75%, 1.00% and 1.25%, respectively. The initial amount of overcollateralization in the trust is approximately 0.00% of the Cut-off Date Balance.

Investors in the Class A-2, Class M and Class B Bonds should fully consider the risk that Realized Losses on the related mortgage loans could result in the failure of such investors to fully recover their investments. In addition, once Realized Losses have been allocated to the Class A-2, Class M and Class B Bonds, such amounts with respect to such bonds will no longer accrue interest and will not be reinstated thereafter. However, Allocated Realized Loss Amounts may be paid to the holders of the Class A-2 Bonds, Class M Bonds and Class B Bonds from Net Monthly Excess Cashflow in the priority set forth under “Description of the Securities — Overcollateralization Provisions” in this prospectus supplement.

For additional considerations relating to the yield on the Bonds, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the Prospectus.

Weighted Average Lives

The timing of changes in the rate of principal prepayments on the mortgage loans may significantly affect an investor’s actual yield to maturity, even if the average rate of principal prepayments is consistent with such investor’s expectation. In general, the earlier a principal prepayment on the mortgage loans occurs, the greater the effect of such principal prepayment on an investor’s yield to maturity. The effect on an investor’s yield of principal prepayments occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of the Bonds may not be offset by a subsequent like decrease (or increase) in the rate of principal prepayments.

The weighted average life of a Bond is the average amount of time that will elapse from the Closing Date until each dollar of principal is repaid to the investors in such Bond. Because it is expected that there will be prepayments and defaults on the mortgage loans, the actual weighted average lives of these Bonds, other than the Class A-IO Bonds, are expected to vary substantially from the weighted average remaining term to stated maturity of the sample mortgage loans as set forth under “The Mortgage Pool” in this prospectus supplement.

Prepayments of mortgage loans are commonly measured relative to a prepayment standard or model. The model used in this prospectus supplement for the mortgage loans is the related Prepayment Assumption. The Prepayment Assumptions do not purport to be either a historical description of the prepayment experience of any pool of mortgage loans or a prediction of the anticipated rate of prepayment of any mortgage loans, including the related mortgage loans to be included in the trust.

The following tables entitled “Percent of Initial Bond Principal Balance Outstanding at the Following Percentages of Prepayment Assumption” were prepared on the basis of the assumptions in the following paragraph and the table set forth below. There are certain differences between the loan characteristics included in such assumptions and the characteristics of the actual mortgage loans. Any such discrepancy may have an effect upon the percentages of original Bond Principal Balances outstanding and weighted average lives of the Bonds set forth in the tables. In addition, since the actual mortgage loans in the trust will have characteristics that differ from those assumed in preparing the tables set forth below, the payments of principal of the Bonds may be made earlier or later than indicated in the tables.

The percentages and weighted average lives in the tables entitled “Percent of Initial Bond Principal Balance Outstanding at the Following Percentages of the Prepayment Assumption” were determined assuming that: (i) there are 59 hypothetical mortgage loans having the following characteristics:

Mortgage Loans (continued)

Loan Number	Principal Balance ($)	Mortgage Rate (%)	Net Mortgage Rate (%)	Age (in Months)	Remaining Amortization Term (in Months)	Remaining Term to Maturity (in Months)	Original Interest Only Period (in Months)
1	621,830.33	6.169785	5.761885	4	356	356	24
2	170,380.57	5.250000	4.842100	3	357	357	36
3	1,026,219.82	6.687768	6.279868	1	359	359	36
4	751,084.57	6.000000	5.592100	1	359	359	60
5	203,193,631.71	6.149329	5.729833	1	359	359	60
6	72,849,487.37	5.790787	5.379370	1	359	359	60
7	45,612,515.39	5.327694	4.919794	2	358	358	60
8	169,088.03	7.375000	6.967100	2	358	358	60
9	33,587,238.94	5.371433	4.963533	1	359	359	60
10	534,642.49	5.625000	5.217100	0	360	360	60
11	88,711,743.71	5.555792	5.147892	1	359	359	60
12	3,534,045.62	5.507144	5.099244	0	360	360	60
13	6,349,763.38	5.904428	5.496528	5	355	355	60
14	60,337,354.54	6.147420	5.730214	1	359	359	60
15	26,862,698.39	5.928331	5.520431	1	359	359	60
16	19,250,859.28	5.305473	4.897573	1	359	359	60
17	22,899,105.71	5.104048	4.696148	1	359	359	60
18	42,353,909.36	5.844551	5.436651	1	359	359	60
19	5,466,513.85	5.590747	5.182847	3	357	357	60
20	470,015.38	5.500000	5.092100	4	356	356	84
21	3,841,553.18	5.828125	5.420225	1	359	359	120
22	8,481,836.40	5.608886	5.200986	1	359	359	120
23	1,612,152.74	5.137125	4.729225	1	359	359	120
24	2,407,820.63	5.300888	4.892988	2	358	358	120
25	3,773,215.30	5.867308	5.459408	1	359	359	120
26	629,820.61	6.500000	6.092100	0	360	360	120
27	42,961,461.81	5.335216	4.927316	2	358	358	120
28	2,075,587.91	5.307362	4.899462	2	358	358	120
29	70,221,566.65	6.277455	5.834365	2	358	358	n/a
30	408,569.84	6.875000	6.467100	1	359	359	n/a
31	33,819,445.43	5.942013	5.534113	2	358	358	n/a
32	1,589,083.50	5.915071	5.507171	1	359	359	n/a
33	175,080.73	5.250000	4.842100	0	360	360	n/a
34	2,350,160.33	6.083466	5.675566	1	359	359	n/a
35	13,822,750.75	6.089654	5.681754	1	359	359	n/a
36	599,135.72	5.671151	5.263251	1	359	359	n/a
37	1,064,305.57	5.875000	5.467100	8	352	352	n/a
38	12,085,443.90	6.742130	6.334230	1	359	359	n/a
39	2,936,711.47	6.519469	6.111569	1	359	359	n/a
40	2,182,770.06	4.978117	4.570217	2	358	358	n/a
41	1,569,705.26	4.525691	4.117791	2	358	358	n/a
42	4,615,799.80	5.823632	5.415732	1	359	359	n/a
43	2,057,549.47	5.705341	5.297441	8	352	352	n/a
44	763,091.99	13.700979	12.918079	76	101	101	n/a
45	1,060,609.08	13.690267	12.907367	72	159	159	n/a
46	43,664.18	15.750000	14.967100	84	205	205	n/a
47	259,750.08	11.168127	10.385227	4	356	356	n/a

Mortgage Loans (continued)

Loan Number	Principal Balance ($)	Mortgage Rate (%)	Net Mortgage Rate (%)	Age (in Months)	Remaining Amortization Term (in Months)	Remaining Term to Maturity (in Months)	Original Interest Only Period (in Months)
48	22,042.45	14.990000	14.207100	92	146	146	n/a
49	6,712,149.05	11.348411	10.565511	3	357	177	n/a
50	258,796.23	12.237953	11.455053	3	357	237	n/a
51	19,052,566.00	7.039220	6.683488	1	359	359	60
52	12,043,464.00	6.895263	6.539462	1	359	359	60
53	977,100.00	6.446986	6.164086	2	358	358	120
54	2,078,498.52	6.505869	6.222969	0	180	180	n/a
55	992,340.72	7.813544	7.530644	4	232	232	n/a
56	104,655.10	8.750000	8.467100	3	297	297	n/a
57	64,944,445.78	7.115379	6.752610	1	359	359	n/a
58	1,181,726.78	6.493875	6.210975	1	179	179	n/a
59	39,471,444.54	6.725325	6.405976	1	359	359	n/a

Mortgage Loans (continued)

Loan Number	Index	Gross Margin (%)	Months to Next Rate Adjustment Date	Months Between Rate Adjustment Dates	Initial Rate Cap(%)	Subsequent Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Pre-Funding Term (in Months)
1	6 Month LIBOR	4.300359	20	6	3.000000	1.000000	12.169785	4.630574	n/a
2	6 Month LIBOR	2.250000	21	6	3.000000	1.000000	10.250000	2.250000	n/a
3	6 Month LIBOR	3.604926	35	6	3.000000	1.000000	12.687768	3.604926	n/a
4	6 Month LIBOR	3.250000	119	6	5.000000	1.000000	12.000000	6.000000	n/a
5	6 Month LIBOR	4.828199	23	6	3.656767	1.005627	12.141570	5.222016	n/a
6	6 Month LIBOR	4.106510	35	6	3.861214	1.005636	11.786602	4.266446	n/a
7	1 Year LIBOR	3.097565	10	12	1.929846	1.929846	11.317699	4.836328	n/a
8	1 Month LIBOR	3.250000	1	1	1.000000	1.000000	9.999000	3.250000	n/a
9	6 Month LIBOR	3.213419	5	6	1.021379	1.000000	11.371433	3.923122	n/a
10	1 Year LIBOR	2.750000	60	12	5.000000	2.000000	10.625000	2.750000	n/a
11	6 Month LIBOR	3.479029	59	6	3.017752	1.000000	11.554991	3.585058	n/a
12	6 Month LIBOR	3.450492	84	6	3.000000	1.000000	11.507144	3.450492	n/a
13	6 Month LIBOR	2.583094	115	6	5.253957	1.406625	11.491479	3.447057	1
14	6 Month LIBOR	3.848591	23	6	3.000000	1.000000	12.147847	4.161159	1
15	6 Month LIBOR	3.662933	35	6	3.000000	1.000000	11.928331	3.819494	1
16	1 Year LIBOR	3.135574	11	12	2.000000	2.000000	11.305473	4.802657	1
17	6 Month LIBOR	3.073229	5	6	1.000000	1.000000	11.104129	4.146619	1
18	6 Month LIBOR	3.483328	59	6	3.023998	1.000000	11.837035	3.575793	1
19	6 Month LIBOR	2.660881	81	6	4.581435	1.094955	11.106041	3.020952	1
20	1 Year LIBOR	2.250000	80	12	5.000000	2.000000	10.500000	2.250000	n/a
21	6 Month LIBOR	3.149887	23	6	3.000000	1.000000	11.828125	3.149887	n/a
22	6 Month LIBOR	2.440430	35	6	5.228244	1.711347	11.320233	2.440430	n/a
23	1 Month LIBOR	3.009111	2	1	1.000000	1.000000	9.999000	3.009111	n/a
24	6 Month LIBOR	3.042033	4	6	1.000000	1.000000	11.300888	3.042033	n/a
25	6 Month LIBOR	2.591302	59	6	5.544931	1.544931	11.412239	2.591302	n/a
26	6 Month LIBOR	3.250000	84	6	3.000000	1.000000	12.500000	3.250000	n/a
27	1 Year LIBOR	2.504765	10	12	2.000000	2.000000	11.335216	2.504765	1
28	6 Month LIBOR	3.299083	4	6	1.000000	1.000000	11.307362	3.299083	1
29	6 Month LIBOR	4.981907	22	6	4.617373	1.003727	12.248259	5.237594	n/a
30	1 Year LIBOR	2.250000	35	12	2.000000	2.000000	11.875000	2.250000	n/a
31	6 Month LIBOR	5.052948	34	6	5.233945	1.020233	11.931100	5.290341	n/a
32	1 Year LIBOR	3.583920	11	12	1.830667	1.830667	11.915071	4.003823	n/a
33	1 Month LIBOR	4.250000	3	1	1.000000	1.000000	9.999000	4.250000	n/a
34	6 Month LIBOR	3.683310	5	6	1.032450	1.032450	12.148367	3.920880	n/a
35	6 Month LIBOR	3.659040	59	6	3.246357	1.041350	12.028500	3.713771	n/a
36	6 Month LIBOR	3.377349	83	6	3.900274	1.000000	11.671151	4.502692	n/a
37	6 Month LIBOR	2.250000	112	6	5.443352	1.443352	11.318352	2.250000	1
38	6 Month LIBOR	4.269560	23	6	3.097064	1.040346	12.822972	4.853213	1
39	6 Month LIBOR	4.164868	35	6	3.227125	1.037577	12.594622	4.393825	1
40	1 Year LIBOR	2.924232	10	12	2.000000	2.000000	10.978117	3.341457	1
41	6 Month LIBOR	3.021478	4	6	1.030632	1.030632	10.586956	3.472224	1
42	6 Month LIBOR	3.425246	59	6	3.000000	1.000000	11.823632	3.425246	1
43	6 Month LIBOR	2.377995	76	6	5.540418	1.906913	11.367240	2.377995	1
44	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
45	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a

Mortgage Loans (continued)

Loan Number	Index	Gross Margin (%)	Months to Next Rate Adjustment Date	Months Between Rate Adjustment Dates	Initial Rate Cap(%)	Subsequent Periodic Rate Cap (%)	Maximum Mortgage Rate (%)	Minimum Mortgage Rate (%)	Pre-Funding Term (in Months)
46	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
47	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
48	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	1
49	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
50	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
51	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
52	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	1
53	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
54	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
55	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
56	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
57	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a
58	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	1
59	n/a	n/a	n/a	n/a	n/a	n/a	n/a	n/a	1

(i) the hypothetical mortgage loans with an Index indicated as “6 Month LIBOR” have an Index of Six-Month LIBOR, which remains constant at 3.29% per annum; (ii) the hypothetical mortgage loans with an Index indicated as “12 Month LIBOR” have an Index of twelve-Month LIBOR, which remains constant at 3.69% per annum (iii) the hypothetical mortgage loans with an Index indicated as “1 Month LIBOR” have an Index of One-Month LIBOR, which remains constant at 2.83% per annum; (iv) payments on the Bonds are received, in cash, on the 25th day of each month, commencing in April 2005; (v) there are no delinquencies or losses on the mortgage loans and principal payments on the mortgage loans are timely received together with prepayments, if any, at the respective percentages of the Prepayment Assumption set forth in the following tables; (vi) there are no repurchases of the mortgage loans; (vii) except for hypothetical mortgage loans 49 and 50, all of the hypothetical mortgage loans are fully-amortizing, in some cases, following any interest-only period; (viii) there is no Prepayment Interest Shortfall or any other interest shortfall in any month; (ix) the scheduled monthly payment for the mortgage loan is calculated based on its principal balance, mortgage rate and remaining term to maturity such that such mortgage loan will amortize in amounts sufficient to repay the remaining principal balance of such mortgage loan by its remaining term to maturity, in some cases, following an interest-only period; (x) with respect to each adjustable-rate mortgage loan, the Index remains constant at the rate set forth above and the mortgage rate on each adjustable-rate mortgage loan is adjusted on the next adjustment date (and on subsequent adjustment dates, as necessary) to equal the Index plus the applicable gross margin, subject to the maximum mortgage rates, minimum mortgage rates and periodic rate caps listed above; (xi) none of the mortgage loans provide for negative amortization; (xii) the monthly payment on each adjustable-rate mortgage loan is adjusted on the due date immediately following the next related adjustment date (and on subsequent adjustment dates, as necessary) to equal a fully amortizing payment as described in clause (xiii) above, subject, if applicable, to certain payment terms if the mortgage loan has an initial interest only period; (xiv) payments on the mortgage loans earn no reinvestment return; (xv) there are no additional ongoing expenses payable out of the trust, other than the premium payable to the Bond Insurer and any Net Derivative Fee payable to the Derivative Contract Counterparty; (xvi) Net Derivative Fees were calculated using 31 days for the first period; (xvii) for the calculation of Weighted Average Life to Call the Issuer exercises its option to redeem the Bonds on the first payment date on which it would be permitted to do so as described in “Description of the Bonds-Optional Redemption” in this prospectus supplement; (xviii) the Bonds will be purchased on April 6, 2005; and (xix) with respect to the “Pre-Funding Term” column, hypothetical mortgage loans with a value of N/A and 1, respectively, will begin to pay principal and interest in April 2005 and May 2005, respectively, with the characteristics set forth in the previous table, and in each case are computed prior to giving effect to prepayments received on the last day of the prior month. Nothing contained in the foregoing assumptions should be construed as a representation that the mortgage loans will not experience delinquencies or losses or will otherwise behave in accordance with any of the above structuring assumptions.

Based on the foregoing assumptions, the following table indicates the projected weighted average lives of each class of the Bonds, other than the Class A-IO Bonds, and set forth the percentages of the original Bond Principal Balance of each such class of Bonds that would be outstanding after each of the dates shown, at various constant percentages of the Prepayment Assumption.

Percent of Initial Bond Principal Balance Outstanding at the

Following Percentages of the related Prepayment Assumption

	Bonds
Prepayment Assumption	0%	80%	100%	150%	180%
Payment Date
Initial Percentage	100%	100%	100%	100%	100%
March 25, 2006	99	77	72	58	49
March 25, 2007	99	59	50	32	23
March 25, 2008	99	45	35	18	11
March 25, 2009	98	34	25	10	5
March 25, 2010	98	26	18	5	2
March 25, 2011	97	20	12	3	1
March 25, 2012	95	15	8	1	*
March 25, 2013	93	11	6	1	0
March 25, 2014	92	8	4	*	0
March 25, 2015	90	6	3	0	0
March 25, 2016	88	4	2	0	0
March 25, 2017	85	3	1	0	0
March 25, 2018	83	2	1	0	0
March 25, 2019	80	2	*	0	0
March 25, 2020	77	1	*	0	0
March 25, 2021	74	1	0	0	0
March 25, 2022	71	*	0	0	0
March 25, 2023	67	*	0	0	0
March 25, 2024	64	*	0	0	0
March 25, 2025	60	0	0	0	0
March 25, 2026	55	0	0	0	0
March 25, 2027	51	0	0	0	0
March 25, 2028	46	0	0	0	0
March 25, 2029	40	0	0	0	0
March 25, 2030	35	0	0	0	0
March 25, 2031	29	0	0	0	0
March 25, 2032	22	0	0	0	0
March 25, 2033	15	0	0	0	0
March 25, 2034	7	0	0	0	0
March 25, 2035	0	0	0	0	0
Weighted Average Life To Maturity (in years)**	20.6	3.6	2.9	1.8	1.4
Weighted Average Life To Call (in years)**	9.6	3.0	2.4	1.4	1.1

(*)	Percentage less than 0.50% but greater than zero.
(**)	The weighted average life of a Bond is determined by (i) multiplying the net reduction, if any, of the initial Bond Principal Balance by the number of years from the date of issuance of the Bond to the related payment date, (ii) adding the results, and (iii) dividing the sum by the aggregate of the net reductions of the Bond Principal Balance described in (i) above.

There is no assurance that prepayments of the mortgage loans will conform to any of the percentages of the Prepayment Assumption indicated in the tables above or to any other level, or that the actual weighted average life of the Bonds will conform to any of the weighted average lives set forth in the tables above. Furthermore, the information contained in the tables with respect to the weighted average life of each specified class of Bonds is not necessarily indicative of the weighted average life that might be calculated or projected under different or varying prepayment assumptions or other structuring assumptions.

The characteristics of the mortgage loans will differ from those assumed in preparing the tables above. In addition, it is unlikely that any mortgage loan will prepay at any constant percentage of the Prepayment Assumption until maturity or that all of the mortgage loans will prepay at the same rate. The timing of changes in the rate of prepayments may significantly affect the actual yield to maturity to investors, even if the average rate of principal prepayments is consistent with the expectations of investors.

Final Scheduled Payment Date

The final scheduled payment date on each class Bonds will be the payment date in August 2035, which is the payment date in the month immediately following the month of the final scheduled monthly payment on any mortgage loan. Due to losses and prepayments on the mortgage loans, the final scheduled payment date on each class of Bonds may be substantially earlier than the payment date in August 2035. With respect to the Class A-3 Bonds, the Bond Insurance Policy will pay the Bond Principal Balance of those Bonds to the extent unpaid on the final scheduled payment date.

For additional considerations relating to the yield on the Bonds, see “Yield Considerations” and “Maturity and Prepayment Considerations” in the prospectus.

THE ISSUER

The Issuer is a statutory trust formed under the laws of the State of Delaware pursuant to the Trust Agreement for the transactions described in this prospectus supplement. The Trust Agreement constitutes the “governing instrument” under the laws of the State of Delaware relating to statutory trusts. After its formation, the Issuer will not engage in any activity other than (i) acquiring and holding the Mortgage Loans and the other assets of the Trust and proceeds therefrom, (ii) issuing the Bonds and Certificates, (iii) making payments on the Bonds and the Certificates and (iv) engaging in other activities that are necessary, suitable or convenient to accomplish the foregoing or are incidental thereto or connected therewith.

The assets of the Issuer will consist of the Mortgage Loans, the Bond Insurance Policy, the Derivative Contracts and certain related assets.

THE OWNER TRUSTEE

Wilmington Trust Company is the Owner Trustee under the Trust Agreement. The Owner Trustee is a Delaware banking corporation with its principal offices located in Wilmington, Delaware. The Owner Trustee shall be entitled to compensation for its services on each payment date in an amount equal to the Owner Trustee’s Fee.

Neither the Owner Trustee nor any director, officer or employee of the Owner Trustee will be under any liability to the Issuer or the Bondholders under the Trust Agreement under any circumstances, except for the Owner Trustee’s own misconduct, gross negligence, bad faith or grossly negligent failure to act or in the case of the inaccuracy of certain representations made by the Owner Trustee in the Trust Agreement. All persons into which the Owner Trustee may be merged or with which it may be consolidated or any person resulting from such merger or consolidation shall be the successor of the Owner Trustee under the Trust Agreement.

THE INDENTURE TRUSTEE

Wells Fargo Bank, N.A. will be the Indenture Trustee under the Indenture. The Indenture Trustee has designated its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479-0113, Attention: Corporate Trust Services IMH Assets Corp. 2005-3, for purposes of the transfer and exchange of the Bonds. For all other purposes, the Indenture Trustee’s “Corporate Trust Office” is located at 9062 Old Annapolis Road, Columbia, Maryland 21045, Attention: Client Manager, IMH Asset Corp., 2005-3, or such other address as the Indenture Trustee may designate from time to time by notice to the Bondholders, the Company and the Master Servicer. The Indenture Trustee shall be entitled to compensation for its services on each payment date in an amount equal to the Indenture Trustee’s Fee.

THE BOND INSURER

The Bond Insurer has supplied the following information for inclusion in this prospectus supplement. No representation is made by the Issuer or the Underwriters as to the accuracy and completeness of this information.

The Bond Insurer, a New York stock insurance corporation, is a direct, wholly-owned subsidiary of FGIC Corporation, and provides financial guaranty insurance for public finance and structured finance obligations. The Bond Insurer is licensed to engage in financial guaranty insurance in all 50 states, the District of Columbia, the Commonwealth of Puerto Rico and, through a branch, in the United Kingdom.

On December 18, 2003, an investor group consisting of The PMI Group, Inc. (“PMI”), affiliates of The Blackstone Group L.P. (“Blackstone”), affiliates of The Cypress Group L.L.C. (“Cypress”) and affiliates of CIVC Partners L.P. (“CIVC”) acquired FGIC Corporation (the “FGIC Acquisition”) from a subsidiary of General Electric Capital Corporation (“GE Capital”). PMI, Blackstone, Cypress and CIVC acquired approximately 42%, 23%, 23% and 7%, respectively, of FGIC Corporation’s common stock. FGIC Corporation paid GE Capital approximately $284.3 million in pre-closing dividends from the proceeds of dividends it, in turn, had received from the Bond Insurer, and GE Capital retained approximately $234.6 million in liquidation preference of FGIC Corporation’s convertible participating preferred stock and approximately 5% of FGIC Corporation’s common stock. Neither FGIC Corporation nor any of its shareholders is obligated to pay any debts of the Bond Insurer or any claims under any insurance policy, including the Bond Insurance Policy issued by the Bond Insurer.

The Bond Insurer is subject to the insurance laws and regulations of the State of New York, where the Bond Insurer is domiciled, including Article 69 of the New York Insurance Law (“Article 69”), a comprehensive financial guaranty insurance statute. The Bond Insurer is also subject to the insurance laws and regulations of all other jurisdictions in which it is licensed to transact insurance business. The insurance laws and regulations, as well as the level of supervisory authority that may be exercised by the various insurance regulators, vary by jurisdiction, but generally require insurance companies to maintain minimum standards of business conduct and solvency, to meet certain financial tests, to comply with requirements concerning permitted investments and the use of policy forms and premium rates and to file quarterly and annual financial statements on the basis of statutory accounting principles (“SAP”) and other reports. In addition, Article 69, among other things, limits the business of each financial guaranty bond insurer to financial guaranty insurance and certain related lines.

For the years ended December 31, 2004, and 2003 the Bond Insurer had written directly or assumed through reinsurance, guaranties of approximately $59.5 billion and $42.4 billion par value of securities, respectively (of which approximately 56% and 79%, respectively, constituted guaranties of municipal bonds), for which it had collected gross premiums of approximately $323.6 million and $260.3 million, respectively. For the year ended December 31, 2004, the Bond Insurer had reinsured, through facultative and excess loss arrangements, approximately 2.3% of the risks it had written.

The following table sets forth the capitalization of the Bond Insurer as of December 31, 2003 and December 31, 2004 respectively, on the basis of generally accepted accounting principles (“GAAP”).

FINANCIAL GUARANTY INSURANCE COMPANY

CAPITALIZATION TABLE

(Dollars in Millions)

	December 31, 2003	December 31, 2004
Unearned Premiums	$919	$1,043
Other Liabilities	86	121
Stockholder’s Equity
Common Stock	15	15
Additional Paid-in Capital	1,858	1,883
Accumulated Other Comprehensive Income	2	15
Retained Earnings	94	265

Total Stockholder’s Equity	1,969	2,178

Total Liabilities and Stockholder’s Equity	$2,974	$3,342

The audited financial statements of the Bond Insurer as of December 31, 2003 and 2004 and for each of the years in the three-year period ended December 31, 2004, which are included as Exhibit 99.1 to the Current Report on Form 8-K filed by the Issuer on March 30, 2005 in connection with the registration statement (SEC file number 333-117817) of which this prospectus supplement is a part, are hereby incorporated by reference in this prospectus supplement. Any statement contained in this prospectus supplement under the heading “The Bond Insurer” or in such Exhibit 99.1, shall be modified or superseded to the extent required by any statement in any document subsequently incorporated by reference in this prospectus supplement with the approval of the Bond Insurer, and shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement.

All financial statements of the Bond Insurer (if any) included in documents filed by the Issuer with the Securities and Exchange Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act, subsequent to the date of this prospectus supplement and prior to the termination of the offering of the Bonds shall be deemed to be incorporated by reference into this prospectus supplement and to be a part hereof from the respective dates of filing of such documents.

Copies of the Bond Insurer’s GAAP and SAP financial statements are available upon request to: Financial Guaranty Insurance Company, 125 Park Avenue, New York, NY 10017, Attention: Corporate Communications Department. The Bond Insurer’s telephone number is (212) 312-3000.

Neither the Bond Insurer nor any of its affiliates accepts any responsibility for the accuracy or completeness of, nor have they participated in the preparation of, the prospectus, the prospectus supplement or any information or disclosure that is provided to potential purchasers of the Bonds, or omitted from such disclosure, other than with respect to the accuracy of information regarding the Bond Insurer and the Bond Insurance Policy set forth under the heading “The Bond Insurer” and “Description of the Bonds-Description of the Bond Insurance Policy” in this prospectus supplement. In addition, the Bond Insurer makes no representation regarding the Bonds or the advisability of investing in the Bonds.

The Bond Insurer’s Credit Ratings

The financial strength of the Bond Insurer is rated “AAA” by Standard & Poor’s, a Division of The McGraw-Hill Companies, Inc., “Aaa” by Moody’s Investors Service, and “AAA” by Fitch Ratings. Each rating of the Bond Insurer should be evaluated independently. The ratings reflect the respective ratings agencies’ current assessments of the insurance financial strength of the Bond Insurer. Any further explanation of any rating may be obtained only from the applicable rating agency. These ratings are not recommendations to buy, sell or hold the Bonds, and are subject to revision or withdrawal at any time by the rating agencies. Any downward revision or withdrawal of any of the above ratings may have an adverse effect on the market price of the Bonds. The Bond Insurer does not guarantee the market price or investment value of the Bonds nor does it guarantee that the ratings on the Bonds will not be revised or withdrawn.

DESCRIPTION OF THE BONDS

General

The Series 2005-3 Bonds will consist of eleven classes of bonds, the Class A-1, Class A-2, Class A-3, Class A-IO, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, and Class B Bonds, each of which are offered hereby.

The Certificates, which are not offered hereby, will be entitled to payments on any payment date only after all required payments have been made on the Bonds. The principal balance of the Certificates as of any date of determination will be equal to the aggregate principal balance of the mortgage loans minus the aggregate Bond Principal Balance of all the Bonds. The Certificates will be entitled to payments as provided in the Agreements.

The Bonds will be issued by a trust, the assets of which on the closing date will consist primarily of the initial mortgage loans and the Original Pre-Funded Amount.

Payments of principal and interest on the Bonds will be made first from payments received on the mortgage loans, as described in this prospectus supplement. See “-Interest Payments on the Bonds”, “-Principal Payments on the Bonds” and “-Overcollateralization Provisions” in this prospectus supplement.

Each class of the Bonds will have the initial Bond Principal Balance or Notional Amount as set forth on page S-4 hereof and will have the Bond Interest Rate as defined under “Glossary” in this prospectus supplement. The Bond Interest Rate on each class of Bonds, other than the Class A-IO Bonds, will be limited to the least of One-Month LIBOR plus the related Bond Margin, the Available Funds Rate and the related Maximum Bond Interest Rate. In addition, the Bond Interest Rate on each class of the Bonds, other than the Class A-IO Bonds, will be subject to increase on and after the Step-Up Date.

The Bonds will be issued, maintained and transferred on the book-entry records of DTC, Clearstream and Euroclear and their participants in minimum denominations representing Bond Principal

Balances or Notional Amounts of $25,000 and integral multiples of $1 in excess thereof. The Bonds will be issued as Global Bonds. See Annex I to this prospectus supplement and “Description of the Bonds - Global Bonds” in the prospectus.

No person acquiring an interest in any class of the Book-Entry Bonds will be entitled to receive a Bond representing such person’s interest, except as set forth below under “-Definitive Bonds.” Unless and until definitive bonds are issued under the limited circumstances described in this prospectus supplement, all references to actions by Bondholders with respect to the Book-Entry Bonds shall refer to actions taken by DTC, Clearstream and Euroclear upon instructions from its participants and all references in this prospectus supplement to payments, notices, reports and statements to Bondholders with respect to the Book-Entry Bonds shall refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Book-Entry Bonds, for payment to Bond Owners in accordance with DTC procedures. See “ - Registration of the Book-Entry Bonds” and “ - Definitive Bonds” in this prospectus supplement.

The definitive bonds, if ever issued, will be transferable and exchangeable at the offices of the Indenture Trustee designated by the Indenture Trustee from time to time for these purposes. The Indenture Trustee has initially designated its offices located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479, Attention: Corporate Trust Services, IMH Assets Corp., 2005-3 for such purpose. No service charge will be imposed for any registration of transfer or exchange, but the Indenture Trustee may require payment of a sum sufficient to cover any tax or other governmental charge imposed in connection therewith.

All payments to holders of the Bonds, other than the final payment on any class of Bonds, will be made on each payment date by or on behalf of the Indenture Trustee to the persons in whose names the Bonds are registered at the close of business on the Record Date. Payments will be made by wire transfer in immediately available funds to the account of the Bondholders specified in the request. The final payment on any class of Bonds will be made in like manner, but only upon presentment and surrender of the Bonds at the location specified by the Indenture Trustee in the notice to Bondholders of the final payment.

Registration of the Book-Entry Bonds

DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between participants through electronic book entries, thereby eliminating the need for physical movement of Bonds.

Bondholders that are not participants or indirect participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, the Book-Entry Bonds may do so only through participants and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants. Secondary market trading between DTC participants will be settled using the procedures applicable to prior mortgage loan asset-backed bonds issues in same-day funds. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. See “Description of the Bonds - The Global Bonds” in the prospectus. In addition, Bondholders will receive all payments of principal of and interest on the Book-Entry Bonds from the Indenture Trustee through DTC and DTC participants. Accordingly, Bondholders may experience delays in their receipt of payments. Unless and until definitive bonds are issued, it is anticipated that the only Bondholders of the Book-Entry Bonds will be Cede & Co., as nominee of DTC. Bond Owners will not be recognized by the Indenture Trustee as Bondholders, as such term is used in the Indenture, and Bond Owners will be permitted to exercise the rights of Bondholders only indirectly through DTC and its participants.

Under the Rules, DTC is required to make book-entry transfers of Book-Entry Bonds among participants and to receive and transmit payments of principal of, and interest on, the Book-Entry Bonds. Participants and indirect participants with which Bondholders have accounts with respect to the Book-Entry Bonds similarly are required to make book-entry transfers and receive and transmit these payments on behalf of their respective Bondholders. Accordingly, although Bondholders will not possess definitive bonds, the Rules provide a mechanism by which Bondholders, through their participants and indirect participants, will receive payments and will be able to transfer their interest in the Book-Entry Bonds.

Because DTC can only act on behalf of participants, who in turn act on behalf of indirect participants and on behalf of certain banks, the ability of a Bondholder to pledge Book-Entry Bonds to persons or entities that do not participate in the DTC system, or to otherwise act with respect to Book-Entry Bonds, may be limited due to the absence of physical bonds for the Book-Entry Bonds. In addition, under a book-entry format, Bondholders may experience delays in their receipt of payments since payment will be made by the Indenture Trustee to Cede & Co., as nominee for DTC.

Under the Rules, DTC will take any action permitted to be taken by Bondholders under the Indenture only at the direction of one or more participants to whose DTC account the Book-Entry Bonds are credited. Clearstream or Euroclear, as the case may be, will take any action permitted to be taken by Bondholders under the Indenture on behalf of a Clearstream participant or Euroclear participant in accordance with its rules. Additionally, DTC, Clearstream or Euroclear, under the Rules or its respective rules, as the case may be, will take actions with respect to specified voting rights only at the direction, and on the behalf, of participants whose holdings of Book-Entry Bonds evidence these specified voting rights. DTC may take conflicting actions with respect to voting rights, to the extent that participants whose holdings of Book-Entry Bonds evidence voting rights authorize divergent action.

The Company, the Master Servicer and the Indenture Trustee will have no liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the Book-Entry Bonds held by Cede & Co., as nominee for DTC, or for maintaining, supervising or reviewing any records relating to beneficial ownership interests.

Definitive Bonds

Definitive bonds will be issued to Bondholders or their nominees, respectively, rather than to DTC or its nominee, only if (1) the Company advises the Indenture Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as clearing agency with respect to the Book-Entry Bonds and the Company is unable to locate a qualified successor, (2) the Company, at its option, elects to terminate the book- entry system through DTC, or (3) after the occurrence of an Event of Default, Bondholders representing in the aggregate not less than 51% of the aggregate Bond Principal Balance of the Book-Entry Bonds advise the Indenture Trustee and DTC through participants, in writing, that the continuation of a book-entry system through DTC (or a successor thereto) is no longer in the Bond Owners’ best interest.

Upon the occurrence of any event described in the immediately preceding paragraph, the Indenture Trustee is required to notify all Bondholders, through participants, of the availability of definitive bonds. Upon surrender by DTC of the definitive bonds representing the Book-Entry Bonds and receipt of instructions for re-registration, the Indenture Trustee will reissue the Book-Entry Bonds as definitive bonds issued in the respective principal amounts owned by individual Bondholders, and thereafter the Indenture Trustee will recognize the holders of definitive bonds as Bondholders under the Indenture. Definitive bonds will be issued in minimum denominations of $25,000, except that any beneficial ownership represented by a Book-Entry Bond in an amount less than $25,000 immediately prior to the issuance of a definitive bond shall be issued in a minimum denomination equal to the amount of the beneficial ownership.

Interest Payments on the Bonds

Available Funds

On each payment date, the Indenture Trustee shall withdraw from the Payment Account the Available Funds for such payment date and make the following disbursements and transfers, to the extent of the Available Funds remaining for such payment date, sequentially, (i) first, pro rata, to the holders of the Class A-1, Class A-2, Class A-3 and Class A-IO Bonds, and (ii) second, sequentially, to the holders of Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds, in that order, the related Accrued Bond Interest for such class for such payment date.

If on any payment date, the Available Funds are insufficient to pay Accrued Bond Interest on the Class A-3 Bonds, the shortfall will be covered by the Bond Insurance Policy; provided, that to the extent such shortfalls are caused by Prepayment Interest Shortfalls, Relief Act Shortfalls or Basis Risk Shortfalls with respect to the mortgage loans, they will not be covered by the Bond Insurance Policy. Shortfalls covered by the Bond Insurance Policy could occur, for example, if delinquencies on the mortgage loans were exceptionally high and were not covered by P&I Advances.

On any payment date, any shortfalls resulting from any Prepayment Interest Shortfalls on the mortgage loans to the extent not covered by Compensating Interest paid by the Master Servicer or the application of the Relief Act or similar state or local laws will constitute Unpaid Interest Shortfalls and will be allocated to the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds, on a pro rata basis, based on the respective amounts of interest accrued on such Bonds for such payment date as provided in the definition of Accrued Bond Interest. Prepayment Interest Shortfalls resulting from partial prepayments on the mortgage loans will not be offset by the Master Servicer from the Master Servicing Fee, Subservicing Fee or otherwise. No assurance can be given that Compensating Interest available to cover Prepayment Interest Shortfalls on the mortgage loans will be sufficient therefor. Unpaid Interest Shortfalls allocated to the Class A Bonds (other than the Class A-IO Bonds) shall only be reimbursed as described in “-Overcollateralization Provisions” below.

In addition, during the Funding Period, amounts on deposit in the Pre-Funding Account will earn a limited amount of interest which will primarily be available to the Bondholders. The interest earned will be significantly less than interest generated by the mortgage loans in the trust. Any such shortfalls will be covered by the Interest Coverage Account as described in “- Interest Coverage Accounts” below.

Calculation of One-Month LIBOR for the Bonds

On each Interest Determination Date, the Indenture Trustee will determine the London interbank offered rate for one-month United States dollar deposits, or One-Month LIBOR, for the next Accrual Period for the Bonds on the basis of the offered rates of the Reference Banks for one-month United States dollar deposits, as such rate appears on the Telerate Screen Page 3750, as of 11:00 a.m. (London time) on such Interest Determination Date.

On each Interest Determination Date, if the rate does not appear or is not available on Telerate Screen Page 3750, One-Month LIBOR for the related Accrual Period for the Bonds will be established by the Indenture Trustee as follows:

(a) If on such Interest Determination Date two or more Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the arithmetic mean of such offered quotations (rounded upwards if necessary to the nearest whole multiple of 0.0625%).

(b) If on such Interest Determination Date fewer than two Reference Banks provide such offered quotations, One-Month LIBOR for the related Accrual Period shall be the higher of (x) One-Month LIBOR as determined on the previous Interest Determination Date and (y) the Reserve Interest Rate.

The establishment of One-Month LIBOR on each Interest Determination Date by the Indenture Trustee and the Indenture Trustee’s calculation of the rate of interest applicable to the Bonds for the related Accrual Period shall (in the absence of manifest error) be final and binding.

Principal Payments on the Bonds

Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds

On each payment date, the holders of the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds shall be entitled to receive payments in respect of principal equal to the Principal Distribution Amount for that payment date, allocated on a pro rata basis, based on the Bond Principal Balances thereof, in reduction of the Bond Principal Balances thereof until reduced to zero.

Overcollateralization Provisions

The weighted average of the Net Mortgage Rates for the mortgage loans is generally expected to be higher than the weighted average of the Bond Interest Rates on the related Bonds. As a result, interest collections on the mortgage loans and amounts contributed by the Interest Coverage Account are generally expected to be generated in excess of the amount of interest payable to the holders of the related Bonds and the related fees and expenses payable by the trust. This excess interest, together with any Overcollateralization Release Amount and any amounts from the related Derivative Contracts as provided below, will generally constitute the Net Monthly Excess Cashflow on any payment date.

With respect to any payment date, any Net Monthly Excess Cashflow in respect of the mortgage loans shall be paid as follows:

(i) to the Bond Insurer, the aggregate of all payments, if any, made by the Bond Insurer under the Bond Insurance Policy with respect to the Class A-3 Bonds, including interest thereon, and any other amounts due to the Bond Insurer pursuant to the insurance and indemnity agreement, pursuant to which the Bond Insurance Policy was issued, to the extent not previously paid or reimbursed;

(ii) to the holders of the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds, pro rata, in an amount equal to any Overcollateralization Increase Amount, payable to such holders as part of the Principal Distribution Amount as described under “ — Principal Payments on the Bonds” above;

(iii) sequentially, (i) concurrently on a pro rata basis to the holders of the Class A-1, Class A-2, Class A-3 Bonds; provided that any amounts payable to the Class A-2 Bonds will first be used to reduce unpaid Allocated Realized Loss Amounts related to the Class A-1 Bonds, and (ii) sequentially, to the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds in an amount equal to the Allocated Realized Loss Amount for such Bonds;

(iv) sequentially, (i) first, concurrently to the holders of the Class A-1, Class A-2 and Class A-3 Bonds, and (ii) second, sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, and Class B Bonds, any Unpaid Interest Shortfall for such Bonds on such payment date, to the extent not previously reimbursed;

(v) sequentially, (i) first, concurrently to the holders of the Class A-1, Class A-2 and Class A-3 Bonds, and (ii) second sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, and Class B Bonds, any related Basis Risk Shortfall Carry-Forward Amount for such Bonds on such payment date, to the extent not covered by the Derivative Contracts; and

(vi) to the holders of the Certificates as provided in the Agreements.

Description of the Bond Insurance Policy

The Bond Insurer will issue a surety bond (referred to as the Bond Insurance Policy in this prospectus supplement) for the benefit of the Class A-3 Bonds. The following summary of the provisions of the Bond Insurance Policy does not purport to be complete and is qualified in its entirety by reference to the Bond Insurance Policy.

The Bond Insurer, in consideration of the payment of premiums as provided in the insurance and indemnity agreement pursuant to which the Bond Insurance Policy was issued and subject to the terms and conditions of the Bond Insurance Policy, will unconditionally and irrevocably agree to pay Insured Amounts to the Indenture Trustee for the benefit of the holders of the Insured Bonds.

For the purposes of the Bond Insurance Policy, “Notice” means a written notice in the form attached as an exhibit to the Bond Insurance Policy by registered or certified mail or telephonic or telegraphic notice, subsequently confirmed by written notice delivered via telecopy, telex or hand delivery from the Indenture Trustee to the Bond Insurer specifying the information set forth in the exhibit.

The Bond Insurer will pay a Deficiency Amount with respect to the Insured Bonds by 12:00 noon (New York City time) in immediately available funds to the Indenture Trustee on the later of (i) the second business day following the business day on which the Bond Insurer shall have received Notice that a Deficiency Amount is due in respect of the Insured Bonds and (ii) the payment date on which the related Deficiency Amount is payable to the Bondholders pursuant to the Indenture, for payment to the Bondholders in the same manner as other payments with respect to the Insured Bonds are required to be made. Any Notice received by the Bond Insurer after 12:00 noon New York City time on a given business day or on any day that is not a business day shall be deemed to have been received by the Bond Insurer on the next succeeding business day.

Upon such payment of a Deficiency Amount, the Bond Insurer shall be fully subrogated to the rights of the Bondholders to receive the amount so paid. The Bond Insurer’s obligations with respect to the Insured Bonds under the Bond Insurance Policy with respect to each payment date will be discharged to the extent funds consisting of the related Insured Amount are received by the Indenture Trustee on behalf of the Bondholders for payment to such Bondholders, as provided in the Indenture and the Bond Insurance Policy, whether or not such funds are properly applied by the Indenture Trustee.

If any portion or all of any amount that is insured under the Bond Insurance Policy that was previously distributed to a Bondholder is recoverable and recovered from such Bondholder as a voidable preference by a trustee in bankruptcy pursuant to the U.S. Bankruptcy Code, pursuant to a final non-appealable order of a court exercising proper jurisdiction in an insolvency proceeding (a “Final Order”) (such recovered amount, a “Preference Amount”), the Bond Insurer will pay on the guarantee described in the second paragraph of this section, an amount equal to each such Preference Amount by 12:00 noon on the next payment date after the second business day following receipt by the Bond Insurer of (w) a certified copy of the Final Order, (x) an opinion of counsel satisfactory to the Bond Insurer that such order is final and not subject to appeal, (y) an assignment, in form reasonably satisfactory to the Bond Insurer, irrevocably assigning to the Bond Insurer all rights and claims of the Indenture Trustee and/or such Bondholder relating to or arising under such Preference Amount and appointing the Bond Insurer as the agent of the Indenture Trustee and/or such Bondholder in respect of such Preference Amount, and (z) a Notice appropriately completed and executed by the Indenture Trustee or such Bondholder, as the case may be. Such payment shall be made to the receiver, conservator, debtor-in-possession or trustee in bankruptcy named in the Final Order and not to the Indenture Trustee or Bondholder directly (unless the Bondholder has previously paid such amount to such receiver, conservator, debtor-in-possession or trustee named in such Final Order in which case payment shall be made to the Indenture Trustee for payment to the Bondholder upon delivery of proof of such payment reasonably satisfactory to the Bond Insurer). Notwithstanding the foregoing, in no event will the Bond Insurer be (i) required to make any payment under the Bond Insurance Policy in respect of any Preference Amount to the extent such Preference Amount is comprised of amounts previously paid by the Bond Insurer under the Bond Insurance Policy, or (ii) obligated to make any payment in respect of any Preference Amount, which payment represents a payment of the principal amount of any Insured Bonds, prior to the time the Bond Insurer otherwise would have been required to make a payment in respect of such principal, in which case the Bond Insurer will pay the balance of the Preference Amount when such amount otherwise would have been required.

Any of the documents required under clauses (w) through (z) of the preceding paragraph that are received by the Bond Insurer after 12:00 noon, New York City time on a given business day or on any day that is not a business day will be deemed to have been received by the Bond Insurer on the next succeeding business day. If any notice received by the Bond Insurer is not in proper form or is otherwise insufficient for the purpose of making a claim under the Bond Insurance Policy, it will be deemed not to have been received by the Bond Insurer, and the Bond Insurer will promptly so advise the Indenture Trustee, and the Indenture Trustee may submit an amended Notice. All payments made by the Bond Insurer under the Bond Insurance Policy in respect of Preference Amounts will be made with the Bond Insurer’s own funds.

The Bond Insurance Policy is non-cancelable for any reason, including nonpayment of any premium. The premium on the Bond Insurance Policy is not refundable for any reason, including the payment of the Insured Bonds prior to their maturity. The Bond Insurance Policy shall expire and terminate without any action on the part of the Bond Insurer or any other person on the date that is the later of (i) the date that is one year and one day following the date on which the Insured Bonds have been paid in full and (ii) if any insolvency proceeding referenced in the second preceding paragraph has been commenced on or prior to the date specified in clause (i) in this paragraph, the 30th day after the entry of a final, non-appealable order in resolution or settlement of such proceeding.

The Bond Insurance Policy will not cover Basic Risk Shortfalls, Prepayment Interest Shortfalls or Relief Act Shortfalls on the Insured Bonds, nor does the Bond Insurance Policy guarantee to the holders of the Insured Bonds any particular rate of principal payment. In addition, the Bond Insurance Policy does not cover shortfalls, if any, attributable to the liability of the issuer or the Indenture Trustee for withholding taxes, if any (including interest and penalties in respect of any liability for withholding taxes)

or any shortfalls in amounts distributable to the Class A-3 Bonds as a result of limited earnings in the Pre-Funding Account. The Bond Insurance Policy also does not cover the failure of the Indenture Trustee to make any payment required under the Indenture to the holder of an Insured Bond.

The Bond Insurance Policy is subject to and shall be governed by the laws of the State of New York. The proper venue for any action or proceeding on the Bond Insurance Policy shall be the County of New York, State of New York.

THE INSURANCE PROVIDED BY THE BOND INSURANCE POLICY IS NOT COVERED BY THE NEW YORK PROPERTY/CASUALTY INSURANCE SECURITY FUND (NEW YORK INSURANCE CODE, ARTICLE 76).

In the event that payments under any Insured Bond are accelerated, nothing contained in the Bond Insurance Policy shall obligate the Bond Insurer to make any payment of principal or interest on such Insured Bond on an accelerated basis, unless such acceleration of payment is at the sole option of the Bond Insurer; it being understood that a payment shortfall in respect of the optional termination of the trust fund pursuant to the Indenture does not constitute acceleration for the purposes of the Bond Insurance Policy.

The Derivative Contracts

On the Closing Date, either the Seller will assign to the Company, and the Company will assign to the Issuer for the benefit of the Bonds, its rights under the Derivative Contracts, or the Seller will cause the Issuer to enter into the Derivative Contracts with the Derivative Contract Counterparty. The Derivative Contracts consist of five swap agreements, each of which will contain a Swap Agreement Fixed-Rate and provide for the calculation of One-Month LIBOR. The Derivative Contracts will provide for net swap payments (a) to the Issuer, if One-Month LIBOR exceeds the related Swap Agreement Fixed-Rate or (b) to the Derivative Contract Counterparty, if such Swap Agreement Fixed-Rate exceeds One-Month LIBOR. Net swap payments payable from the Derivative Contracts will be available solely to make payments to the Bonds as provided below. On any payment date, any such amounts not paid to the related Bonds will be paid to the Certificates and will be not be available to make payments to the Bonds on future payment dates.

Net swap payments will be made with respect to each Derivative Contract based on a notional balance for each payment date as determined in accordance with such Derivative Contract. The notional balance for each Derivative Contract for any payment date will be the lesser of (a) the scheduled notional balance for such Derivative Contract for such payment date and (b) a percentage of the aggregate Bond Principal Balance of the related Bonds immediately prior to such payment date. The percentage referenced above will be determined separately for each Derivative Contract and each payment date. The percentage for each Derivative Contract and each payment date will be equal to the quotient, expressed as a percentage, of the scheduled notional balance of such Derivative Contract for such payment date divided by the aggregate scheduled notional balance of all Derivative Contracts for such payment date.

On each payment date, the Indenture Trustee will determine whether a net swap payment is due to the Issuer or to the Derivative Contract Counterparty under the Derivative Contracts, and will collect or make such payments, as applicable. Net swap payments due to the Derivative Contract Counterparty under the Derivative Contracts will be made prior to payments on the Bonds.

The Derivative Contract Counterparty, or the guarantor thereof making payments to the Issuer is, as of the Closing Date, rated at least “A” (or its equivalent) by two of S&P, Moody’s or Fitch Ratings.

The Swap Agreement Fixed-Rates and scheduled notional balances of the Derivative Contracts will be determined in accordance with the tables below, provided that the actual notional balance of any Derivative Contract may from time to time be less than its scheduled notional balance based on the aggregate Bond Principal Balances of the related Bonds as described above.

Derivative Contracts

Month of Payment Date	Scheduled Principal Balance ($)	Swap Agreement Fixed- rate (%)
April 25, 2005	190,000,000	3.66042
May 25, 2005	345,459,336	3.70927
June 25, 2005	344,136,862	3.70932
July 25, 2005	342,196,364	3.70937
August 25, 2005	339,634,658	3.70942
September 25, 2005	336,451,669	3.70947
October 25, 2005	332,650,575	3.70952
November 25, 2005	328,237,886	3.70958
December 25, 2005	323,223,495	3.70963
January 25, 2006	317,620,697	3.70969
February 25, 2006	311,446,220	3.70975
March 25, 2006	304,720,211	3.70981
April 25, 2006	297,466,172	3.70987
May 25, 2006	290,080,152	3.70987
June 25, 2006	282,875,613	3.70987
July 25, 2006	275,848,151	3.70987
August 25, 2006	268,993,444	3.70987
September 25, 2006	262,307,258	3.70987
October 25, 2006	255,785,482	3.70987
November 25, 2006	249,424,126	3.70987
December 25, 2006	243,219,264	3.70987
January 25, 2007	237,167,081	3.70987
February 25, 2007	231,263,859	3.70987
March 25, 2007	225,505,954	3.70987
April 25, 2007	100,515,901	3.76860

After the payment date in April 2007, the first Derivative Contract will terminate without termination payments by either party.

Month of Payment Date	Scheduled Principal Balance ($)	Swap Agreement Fixed- rate (%)
April 25, 2005	124,928,861	3.70009
May 25, 2005	124,528,705	3.70012
June 25, 2005	123,905,887	3.70016
July 25, 2005	123,058,869	3.70019
August 25, 2005	121,987,230	3.70023
September 25, 2005	120,691,702	3.70026
October 25, 2005	119,174,211	3.70030
November 25, 2005	117,437,897	3.70034
December 25, 2005	115,487,133	3.70037
January 25, 2006	113,327,534	3.70041
February 25, 2006	110,965,949	3.70045
March 25, 2006	108,410,450	3.70049
April 25, 2006	105,718,892	3.70049
May 25, 2006	103,093,465	3.70049
June 25, 2006	100,532,557	3.70049
July 25, 2006	98,034,595	3.70049
August 25, 2006	95,598,045	3.70049
September 25, 2006	93,221,408	3.70050
October 25, 2006	90,903,223	3.70050
November 25, 2006	88,642,064	3.70050

Month of Payment Date	Scheduled Principal Balance ($)	Swap Agreement Fixed- rate (%)
December 25, 2006	86,436,540	3.70050
January 25, 2007	84,285,293	3.70050
February 25, 2007	82,186,997	3.70050
March 25, 2007	80,140,362	3.70050
April 25, 2007	78,144,124	3.70050
May 25, 2007	76,197,055	3.70050
June 25, 2007	74,297,952	3.70050
July 25, 2007	72,445,644	3.70050
August 25, 2007	70,638,987	3.70050
September 25, 2007	68,876,867	3.70050
October 25, 2007	67,158,195	3.70050
November 25, 2007	65,481,909	3.70050
December 25, 2007	63,846,973	3.70050
January 25, 2008	62,252,375	3.70050
February 25, 2008	60,697,129	3.70050
March 25, 2008	47,582,099	3.72280

After the payment date in March 2008, the second Derivative Contract will terminate without termination payments by either party.

Month of Payment Date	Scheduled Principal Balance ($)	Swap Agreement Fixed- rate (%)
April 25, 2005	0	0.00000
May 25, 2005	145,000,000	4.17045
June 25, 2005	144,587,330	4.17045
July 25, 2005	143,916,850	4.17045
August 25, 2005	142,986,530	4.17045
September 25, 2005	141,795,355	4.17045
October 25, 2005	140,344,195	4.17045
November 25, 2005	138,634,935	4.17045
December 25, 2005	136,670,765	4.17045
January 25, 2006	134,456,615	4.17045
February 25, 2006	131,998,720	4.17045
March 25, 2006	129,304,765	4.17045
April 25, 2006	126,383,595	4.17045
May 25, 2006	123,246,085	4.17045
June 25, 2006	120,185,425	4.17045
July 25, 2006	117,200,165	4.17045
August 25, 2006	114,288,275	4.17045
September 25, 2006	111,447,870	4.17045
October 25, 2006	108,677,355	4.17045
November 25, 2006	105,974,990	4.17045
December 25, 2006	103,339,035	4.17045
January 25, 2007	100,767,895	4.17045
February 25, 2007	98,260,120	4.17045
March 25, 2007	95,814,115	4.17045
April 25, 2007	93,428,285	4.17045
May 25, 2007	91,101,180	4.17045
June 25, 2007	88,831,350	4.17045
July 25, 2007	86,617,490	4.17045
August 25, 2007	84,458,150	4.17045
September 25, 2007	82,352,025	4.17045
October 25, 2007	80,297,810	4.17045
November 25, 2007	78,294,345	4.17045
December 25, 2007	76,340,180	4.17045
January 25, 2008	74,434,300	4.17045
February 25, 2008	72,575,400	4.17045
March 25, 2008	70,762,320	4.17045
April 25, 2008	68,994,045	4.17045
May 25, 2008	67,269,415	4.17045
June 25, 2008	65,587,415	4.17045
July 25, 2008	63,946,885	4.17045
August 25, 2008	62,346,955	4.17045
September 25, 2008	60,786,465	4.17045
October 25, 2008	59,264,690	4.17045
November 25, 2008	57,780,325	4.17045
December 25, 2008	56,332,935	4.17045
January 25, 2009	54,921,070	4.17045
February 25, 2009	53,544,295	4.17045
March 25, 2009	52,201,595	4.17045
April 25, 2009	50,892,100	4.17045
May 25, 2009	49,615,085	4.17045
June 25, 2009	48,369,535	4.17045
July 25, 2009	47,155,015	4.17045
August 25, 2009	45,970,510	4.17045
September 25, 2009	44,815,295	4.17045
October 25, 2009	43,688,790	4.17045
November 25, 2009	42,590,270	4.17045

Month of Payment Date	Scheduled Principal Balance ($)	Swap Agreement Fixed- rate (%)
December 25, 2009	41,518,865	4.17045
January 25, 2010	40,474,140	4.17045
February 25, 2010	39,455,370	4.17045
March 25, 2010	38,461,830	4.17045
April 25, 2010	37,492,940	4.17045

After the payment date in April 2010, the third Derivative Contract will terminate without termination payments by either party.

Month of Payment Date	Scheduled Principal Balance ($)	Swap Agreement Fixed- rate (%)
April 25, 2005	0	0.00000
May 25, 2005	15,000,000	3.64690
June 25, 2005	14,957,316	3.64690
July 25, 2005	14,887,956	3.64690
August 25, 2005	14,791,707	3.64690
September 25, 2005	14,668,493	3.64690
October 25, 2005	14,518,370	3.64690
November 25, 2005	14,341,542	3.64690
December 25, 2005	14,138,357	3.64690
January 25, 2006	13,909,310	3.64690
February 25, 2006	13,655,043	3.64690
March 25, 2006	13,376,351	3.64690
April 25, 2006	13,074,171	3.64690
May 25, 2006	12,749,589	3.64690
June 25, 2006	12,432,981	3.64690
July 25, 2006	12,124,154	3.64690
August 25, 2006	11,822,918	3.64690
September 25, 2006	11,529,087	3.64690
October 25, 2006	11,242,481	3.64690
November 25, 2006	10,962,923	3.64690
December 25, 2006	10,690,242	3.64690
January 25, 2007	10,424,270	3.64690
February 25, 2007	10,164,843	3.64690
March 25, 2007	9,911,802	3.64690
April 25, 2007	9,664,991	3.64690

After the payment date in April 2007, the fourth Derivative Contract will terminate without termination payments by either party.

Month of Payment Date	Scheduled Principal Balance ($)	Swap Agreement Fixed- rate (%)
April 25, 2005	0	0.00000
May 25, 2005	120,000,000	4.29000
June 25, 2005	119,658,480	4.29000
July 25, 2005	119,103,600	4.29000
August 25, 2005	118,333,680	4.29000
September 25, 2005	117,347,880	4.29000
October 25, 2005	116,146,920	4.29000
November 25, 2005	114,732,360	4.29000
December 25, 2005	113,106,840	4.29000
January 25, 2006	111,274,440	4.29000
February 25, 2006	109,240,320	4.29000
March 25, 2006	107,010,840	4.29000
April 25, 2006	104,593,320	4.29000
May 25, 2006	101,996,760	4.29000
June 25, 2006	99,463,800	4.29000
July 25, 2006	96,993,240	4.29000
August 25, 2006	94,583,400	4.29000
September 25, 2006	92,232,720	4.29000
October 25, 2006	89,939,880	4.29000
November 25, 2006	87,703,440	4.29000
December 25, 2006	85,521,960	4.29000
January 25, 2007	83,394,120	4.29000
February 25, 2007	81,318,720	4.29000
March 25, 2007	79,294,440	4.29000
April 25, 2007	77,319,960	4.29000
May 25, 2007	75,394,080	4.29000
June 25, 2007	73,515,600	4.29000
July 25, 2007	71,683,440	4.29000
August 25, 2007	69,896,400	4.29000
September 25, 2007	68,153,400	4.29000
October 25, 2007	66,453,360	4.29000
November 25, 2007	64,795,320	4.29000
December 25, 2007	63,178,080	4.29000
January 25, 2008	61,600,800	4.29000
February 25, 2008	60,062,400	4.29000
March 25, 2008	58,561,920	4.29000
April 25, 2008	57,098,520	4.29000

After the payment date in April 2008, the fifth Derivative Contract will terminate without termination payments by either party

With respect to the Derivative Contracts, on each payment date, the Net Derivative Contract Payment Amount with respect to such payment date will be allocated to the Bonds and the Certificates in the following order of priority, in each case to the extent of amounts remaining:

(i) to the holders of the Class A-1, Class A-2 and Class A-3 Bonds, pro rata, any related Basis Risk Shortfall Carry-Forward Amount for such payment date;

(ii) sequentially, to the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds, any related Basis Risk Shortfall Carry-Forward Amount for such payment date; and

(iii) any remaining amounts to the holders of the Certificates.

Subordination

The rights of the holders of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds and the Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class A-1, Class A-2, Class A-3 and Class A-IO Bonds. The protection afforded to the holders of the Class A-1, Class A-2, Class A-3 and Class A-IO Bonds by means of the subordination of the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds and the Certificates will be accomplished in part by the preferential right of the holders of the Class A-1, Class A-2, Class A-3 and Class A-IO Bonds to receive on any payment date, prior to distributions on the Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds and the Certificates, distributions in respect of interest and, prior to the Certificates, distributions in respect of interest and principal (other than the Class A-IO Bond). The rights of the holders of the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds and the Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class M-1 Bonds. The protection afforded to the holders of the Class M-1 Bonds by means of the subordination of the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds and the Certificates will be accomplished in part by the preferential right of the holders of the Class M-1 Bonds to receive on any payment date, prior to distributions on the Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds and the Certificates, distributions in respect of interest and, prior to the Certificates, distributions in respect of interest and principal. The rights of the holders of the Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds and the Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class M-2 Bonds. The protection afforded to the holders of the Class M-2 Bonds by means of the subordination of the Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds and the Certificates will be accomplished in part by the preferential right of the holders of the Class M-2 Bonds to receive on any payment date, prior to distributions on the Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds and the Certificates, distributions in respect of interest and, prior to the Certificates, distributions in respect of interest and principal. The rights of the holders of the Class M-4, Class M-5, Class M-6 and Class B Bonds and the Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class M-3 Bonds. The protection afforded to the holders of the Class M-3 Bonds by means of the subordination of the Class M-4, Class M-5, Class M-6 and Class B Bonds and the Certificates will be accomplished in part by the preferential right of the holders of the Class M-3 Bonds to receive on any payment date, prior to distributions on the Class M-4, Class M-5, Class M-6 and Class B Bonds and the Certificates, distributions in respect of interest and, prior to the Certificates, distributions in respect of interest and principal. The rights of the holders of the Class M-5, Class M-6 and Class B Bonds and the Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class M-4 Bonds. The protection afforded to the holders of the Class M-4 Bonds by means of the subordination of the Class M-5, Class M-6 and Class B Bonds and the Certificates will be accomplished in part by the preferential right of the holders of the Class M-4 Bonds to receive on any payment date, prior to distributions on the Class M-5, Class M-6 and Class B Bonds and the Certificates, distributions in respect of interest and, prior to the Certificates, distributions in respect of interest and principal. The rights of the holders of the Class M-6 Bonds and Class B Bonds and the Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class M-5 Bonds. The protection afforded to the holders of the Class M-5 Bonds by means of the subordination of the Class M-6 Bonds and Class B Bonds and the Certificates will be accomplished in part by the preferential right of the holders of the Class M-5 Bonds to receive on any payment date, prior to distributions on the Class M-6 Bonds and Class B Bonds and the Certificates, distributions in respect of interest and, prior to the Certificates, distributions in respect of interest and principal. The rights of the holders of the Class B Bonds and the Certificates to receive distributions will be subordinated, to the extent described in this prospectus supplement, to the rights of the holders of the Class M-6 Bonds. The protection afforded to the holders of the Class M-6 Bonds by means of the subordination of the Class B Bonds and the Certificates will be accomplished in part by the preferential right of the holders of the Class M-6 Bonds to receive on any payment date, prior to distributions on the Class B Bonds and the Certificates, distributions in respect of interest and, prior to the Certificates, distributions in respect of interest and principal.

In addition, the rights of the holders of the Bonds to receive payments in respect of interest and principal will be senior to the rights of the holders of the Certificates, to the extent described in this prospectus supplement.

Allocation of Losses

Any Realized Losses on the mortgage loans will be allocated or covered on any payment date as follows: first, to the Net Monthly Excess Cashflow, by an increase in the Overcollateralization Increase Amount for that payment date; second, in reduction of the amount of overcollateralization, until reduced to zero; and third, to the Class B, Class M-6, Class M-5, Class M-4, Class M-3, Class M-2, Class M-1 Bonds, in that order, and thereafter to the Class A-1, Class A-2 and Class A-3 Bonds (on a pro rata basis, provided, however, that any such Realized Loss allocated to the Class A-3 Bonds will be covered by the Bond Insurance Policy; and that any such Realized Loss allocated to the Class A-1 Bonds will instead be applied to the Class A-2 Bonds), in that order, in each case in reduction of the Bond Principal Balances thereof, until reduced to zero.

Once Realized Losses have been allocated to the Bonds, such amounts with respect to such bonds will no longer accrue interest nor will such amounts in respect of interest be reinstated thereafter. However, Allocated Realized Loss Amounts may be repaid to the Bonds from Net Monthly Excess Cashflow from the mortgage loans, according to the priorities set forth under “-Overcollateralization Provisions” above. In addition, the Bond Principal Balances of the Bonds may be increased to the extent of any Subsequent Recoveries received with respect to mortgage loans which incurred a Realized Loss which was allocated to such bonds.

Any allocation of a Realized Loss to a bond will be made by reducing the Bond Principal Balance thereof by the amount so allocated as of the payment date in the month following the calendar month in which such Realized Loss was incurred. Notwithstanding anything to the contrary described in this prospectus supplement, in no event will the Bond Principal Balance of any bond be reduced more than once in respect of any particular amount both (i) allocable to such bond in respect of Realized Losses and (ii) payable as principal to the holder of such bond from Net Monthly Excess Cashflow.

Interest Coverage Accounts

On the Closing Date, the Company will deliver to the Indenture Trustee for deposit in the Interest Coverage Account a cash amount as specified in the Indenture. On each payment date during the Funding Period and on the payment date immediately following the termination of the Funding Period, funds on deposit in the Interest Coverage Account will be applied by the Indenture Trustee to cover shortfalls in the amount of interest generated by the related assets in the trust attributable to the pre-funding feature. The Indenture permits funds in the Interest Coverage Account, to the extent that they will not be needed to fund any shortfall of the kind described above, to be released by the Indenture Trustee to the Company or its designee.

P&I Advances

Subject to the following limitations, the Master Servicer will be obligated to advance or cause to be advanced on or before each payment date its own funds, advances made by a subservicer or funds in the Payment Account that are not included in the Available Funds for such payment date, in an amount equal to the P&I Advances for such payment date. With respect to a delinquent balloon payment, the Master Servicer is not required to make a P&I Advance of such delinquent balloon payment.

P&I Advances are required to be made only to the extent they are deemed, in the good faith judgment of the Master Servicer, to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds, including amounts paid under the PMI Insurer Policy. The purpose of making P&I Advances is to maintain a regular cash flow to the Bondholders, rather than to guarantee or insure against losses. The Master Servicer will not be required to make any P&I Advances with respect to reductions in the amount of the monthly payments due on the mortgage loans due to bankruptcy proceedings or the application of the Relief Act.

All P&I Advances will be reimbursable to the Master Servicer from late collections, insurance proceeds and liquidation proceeds from the mortgage loan as to which the unreimbursed P&I Advance was made. In addition, any P&I Advances previously made in respect of any mortgage loan that are deemed by the Master Servicer to be nonrecoverable from related late collections, insurance proceeds or liquidation proceeds may be reimbursed to the Master Servicer out of any funds in the Payment Account prior to the payments on the Bonds. In the event the Master Servicer fails in its obligation to make any such advance, the Indenture Trustee, as successor Master Servicer, will be obligated to make any such advance, to the extent required in the Servicing Agreement.

The Paying Agent

The Paying Agent shall initially be the Indenture Trustee. The Paying Agent shall have the revocable power to withdraw funds from the Payment Account for the purpose of making payments to the Bondholders.

Optional Redemption

The majority holder of the Certificates may purchase the Bonds from the trust, effecting an early retirement of the Bonds, on or after the earlier of (i) the payment date on which the sum of the aggregate Stated Principal Balance of the mortgage loans and amounts on deposit in the pre-funding account have been reduced to 20% or less of the Cut-off Date Balance and (ii) the payment date occurring in March 2015; provided further that if the majority holder of the Certificates fails to exercise such option, the Bond Insurer will have the right to exercise such option with respect to the Class A-3 Bonds only.

The purchase price for each class of Bonds will be equal to 100% of the aggregate outstanding Bond Principal Balance thereof and accrued and unpaid interest thereon (including any related Unpaid Interest Shortfall or Basis Risk Shortfall Carry-Forward Amount) at the Bond Interest Rate through the date on which these Bonds are redeemed in full together with all amounts due and owing to the Indenture Trustee and the Bond Insurer.

DESCRIPTION OF THE SERVICING AGREEMENT

The Master Servicer

Impac Funding Corporation will act as master servicer for the mortgage loans pursuant to the Servicing Agreement. See “Impac Funding Corporation” in the prospectus. As of the Cut-off Date, the Master Servicer has entered into a subservicing arrangement for substantially all of the mortgage loans with Countrywide Home Loans Servicing LP, such that subservicing of the Mortgage Loans will commence on or about March 1, 2005, and with respect to the Subsequent Mortgage Loans, within three months of transfer into the trust fund. Notwithstanding these arrangements, the Master Servicer will remain primarily liable for servicing the mortgage loans.

The Subservicers

Countrywide Home Loans Servicing LP is an approved mortgage loan servicer for Fannie Mae, Freddie Mac, Ginnie Mae, HUD and VA and is licensed to service mortgage loans in each state where a license is required. As of December 31, 2004, Countrywide Home Loans Servicing LP had a net worth of approximately $11.9 billion. The principal executive offices of Countrywide Home Loans Servicing LP are located at 7105 Corporate Drive, Plano, Texas 75024. Countrywide Home Loans Servicing LP is a Texas limited partnership directly owned by Countrywide GP, Inc. and Countrywide LP, Inc., each a Nevada corporation and a direct wholly owned subsidiary of Countrywide Home Loans, Inc., a New York corporation. Countrywide Home Loans, Inc., is a direct wholly owned subsidiary of Countrywide Financial Corporation, a Delaware corporation (formerly known as Countrywide Credit Industries, Inc.). Countrywide Home Loans Servicing LP is an affiliate of Countrywide Securities Corporation.

Servicing and Other Compensation and Payment of Expenses

The principal compensation to be paid to the Master Servicer in respect of its master servicing activities for the Bonds and the Certificates will be equal to the Master Servicing Fee. The principal compensation to be paid to any subservicer of the mortgage loans will be equal to the Subservicing Fee. As additional servicing compensation, the Master Servicer or any subservicer is entitled to any assumption fees and any late payment charges, to the extent collected from mortgagors, together with any interest or other income earned on funds held in the Payment Account and any escrow accounts in respect of the mortgage loans. However, the Master Servicer is obligated to offset any Prepayment Interest Shortfall in respect of the mortgage loans on any payment date with Compensating Interest. The Master Servicer or the related subservicer is obligated to pay certain insurance premiums and ongoing expenses associated with the mortgage pool in respect of mortgage loans serviced by it and incurred by the Master Servicer or such subservicer in connection with its responsibilities under the Servicing Agreement or the related subservicing agreement. However, the Master Servicer or such subservicer is entitled to reimbursement therefor as provided in the Servicing Agreement or the related subservicing agreement.

Optional Purchase of Delinquent Loans

The Master Servicer, on behalf of the Issuer, may either purchase itself or sell to a third-party any mortgage loan that is 90 days or more delinquent from the Issuer at a price equal to the Stated Principal

Balance thereof plus one month’s interest thereon and any amounts, including advances, owed to the Master Servicer and the related subservicer. The removal of any such mortgage loan from the Trust may affect the loss and delinquency tests which determine the level of the Overcollateralization Target Amount.

Optional Sale of Defaulted Mortgage Loans

In addition to the procedures set forth under the heading “Servicing of Mortgage Loans-Realization upon or Sale of Defaulted Mortgage Loans” in the prospectus, the Master Servicer, on behalf of the Issuer, may also, in its discretion, as an alternative to foreclosure, sell defaulted mortgage loans at fair market value to third-parties, if the Master Servicer reasonably believes that such sale would maximize proceeds to the Securityholders in the aggregate (on a present value basis) with respect to that mortgage loan.

Limited Mortgage Loan Purchase Right

The servicing agreement provides that the Master Servicer will have the option, but not the obligation, to purchase at any one time up to 1.0% of the mortgage loans (and in any case, at least 5 mortgage loans) from the trust at a purchase price of par plus accrued interest.

THE INDENTURE

The following summary describes certain terms of the Indenture. The summary does not purport to be complete and is subject to, and qualified in its entirety by reference to, the provisions of the Trust Agreement and Indenture. Whenever particular defined terms of the Indenture are referred to, such defined terms are thereby incorporated in this prospectus supplement by reference. Deutsche Bank National Trust Company will act as custodian under the custodial agreement. See “The Agreements” in the prospectus.

Rights upon Event of Default

In case an Event of Default should occur and be continuing with respect to the Bonds, then (in every such case) the Indenture Trustee at the written direction of Bondholders representing more than 50% of the aggregate Bond Principal Balance of the Bonds, other than the Class A-IO Bonds, and 50% or more of the Notional Amount of the Class A-IO Bonds then outstanding, shall declare the principal of the Bonds, together with accrued and unpaid interest thereon through the date of acceleration, to be due and payable. Such declaration may under certain circumstances be rescinded by Bondholders representing more than 50% of the aggregate Bond Principal Balance of the Bonds, other than the Class A-IO Bonds, and 50% or more of the Notional Amount of the Class A-IO Bonds then outstanding.

If, following an Event of Default, any Bonds have been declared to be due and payable, the Indenture Trustee may, if directed by the related Bondholders, refrain from selling such assets and continue to apply all amounts received on such assets to payments due on the Bonds in accordance with their terms, notwithstanding the acceleration of the maturity of such Bonds. The Indenture Trustee, however, must sell or cause to be sold the assets included in the Trust if collections in respect of such assets are determined to be insufficient to pay certain expenses payable under the Indenture and to make all scheduled payments on the Bonds. In the event the assets of the Trust are sold, any collection on, or the proceeds from the sale of, the mortgage loans will be applied in accordance with the Indenture.

Subject to the provisions of the Indenture relating to the duties of the Indenture Trustee, in case an Event of Default shall occur and be continuing, the Indenture Trustee shall be under no obligation to exercise any of the rights and powers under the Indenture at the request or direction of any of the Bondholders, unless such Bondholders shall have offered to the Indenture Trustee security or indemnity satisfactory to it against the costs, expenses and liabilities which might be incurred by it in compliance with such request or direction. Subject to such provisions for indemnification and certain limitations contained in the Indenture, Bondholders representing more than 50% of the aggregate Bond Principal Balance of the Bonds, other than the Class A-IO Bonds, and 50% or more of the Notional Amount of the Class A-IO Bonds then outstanding, shall have the right to direct the time, method, and place of conducting any proceeding or any remedy available to the Indenture Trustee or exercising any trust or power conferred on the Indenture Trustee with respect to such Bonds; and Bondholders representing more than 50% of the aggregate Bond Principal Balance, other than the Class A-IO Bonds, and 50% or more of the Notional Amount of the Class A-IO Bonds then outstanding, of the Bonds may, in certain cases, waive any default with respect thereto, except a default in the payment of principal or interest or a default in respect of a covenant or provision of the Indenture that cannot be modified without the waiver or consent of the holder of each outstanding Bond affected thereby. So long as the Bond Insurer is not in default, the Bond Insurer has, and may exercise without the consent of the Class A-3 Bondholders, all of the rights of the Class A-3 Bondholders under the Indenture.

Limitation on Suits

No Bondholder will have any right to institute any proceedings with respect to the Indenture unless (1) such Bondholder has previously given written notice to the Indenture Trustee of a continuing Event of Default; (2) Bondholders representing not less than 25% of the aggregate Bond Principal Balance of the Bonds, other than the Class A-IO Bonds, and 50% or more of the Notional Amount of the Class A-IO Bonds then outstanding, have made written request to the Indenture Trustee to institute proceedings in respect of such Event of Default in its own name as Indenture Trustee; (3) such Bondholders have offered to the Indenture Trustee indemnity satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (4) for 60 days after its receipt of such notice, request and offer of indemnity the Indenture Trustee has failed to institute any such proceedings; (5) no direction inconsistent with such written request has been given to the Indenture Trustee during such 60-day period by the Bondholders representing more than 50% of the aggregate Bond Principal Balance of the Bonds, other than the Class A-IO Bonds, and 50% or more of the Notional Amount of the Class A-IO Bonds then outstanding; and (6) such Bondholders have the written consent of the Bond Insurer, unless a Bond Insurer default exists.

The Indenture Trustee

The Indenture Trustee may resign at any time, or in the event there is a conflict of interest with respect to any class of Bonds, as Indenture Trustee with respect to one or more classes of Bonds, in which event the Issuer will be obligated to appoint a successor Indenture Trustee for the Bonds or such class of Bonds within the period specified in the Indenture. The Indenture Trustee also may be removed at any time by Bondholders representing more than 50% of the aggregate Bond Principal Balance of the Bonds, other than the Class A-IO Bonds, and 50% or more of the Notional Amount of the Class A-IO Bonds then outstanding, if the Indenture Trustee ceases to be eligible to continue as such under the Indenture or if the Indenture Trustee becomes incapable of acting, bankrupt, insolvent or if a receiver or public officer takes charge of the Indenture Trustee or its property. Any resignation or removal of the Indenture Trustee and appointment of a successor Indenture Trustee will not become effective until acceptance of the appointment by the successor Indenture Trustee.

FEDERAL INCOME TAX CONSEQUENCES

For federal income tax purposes, the Bonds will be characterized as indebtedness to a Bondholder other than the owner of the Certificates and not as representing an ownership interest in the Trust Fund or an equity interest in the Issuer or the Company. In addition, for federal income tax purposes, the Issuer will not be (i) classified as an association taxable as a corporation for federal income tax purposes, (ii) a taxable mortgage pool as defined in Section 7701(i) of the Code, or (iii) a “publicly traded partnership” as defined in Treasury Regulation Section 1.7704-1. The Bonds (other than the Class A-IO Bonds), will not, and the Class A-IO Bonds will, be treated as having been issued with “original issue discount” (as defined in the prospectus). See “Federal Income Tax Consequences” in the prospectus.

The Bonds will not be treated as assets described in Section 7701(a)(19)(C) of the Code or “real estate assets” under Section 856(c)(4)(A) of the Code. In addition, interest on the Bonds will not be treated as “interest on obligations secured by mortgages on real property” under Section 856(c)(3)(B) of the Code. The Bonds will also not be treated as “qualified mortgages” under Section 860G(a)(3)(C) of the Code.

Prospective investors in the Bonds should see “Federal Income Tax Consequences” and “State and Other Tax Consequences” in the prospectus for a discussion of the application of certain federal income and state and local tax laws to the Issuer and purchasers of the Bonds.

METHOD OF DISTRIBUTION

Subject to the terms and conditions set forth in an underwriting agreement, dated March 30, 2005, Countrywide Securities Corporation has agreed to purchase 50%, Merrill Lynch, Pierce, Fenner & Smith Incorporated has agreed to purchase 30% and UBS Securities LLC has agreed to purchase 20% of each class of Bonds; the Company has agreed to sell to the Underwriters the Bonds. It is expected that delivery of the Bonds will be made only in book-entry form through the Same Day Funds Settlement System of DTC on or about April 6, 2005 against payment therefor in immediately available funds.

The Bonds will be purchased from the Company by the Underwriters and will be offered by the Underwriters from time to time to the public in negotiated transactions or otherwise at varying prices to be determined for each investor at the time of sale. The proceeds to the Company from the sale of the Bonds are expected to be approximately 100.41% of the aggregate initial Bond Principal Balance of the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds, less expenses expected to equal approximately $900,000. The Underwriters may effect such transactions by selling the Bonds to or through dealers, and such dealers may receive compensation in the form of underwriting discounts, concessions or commissions from the Underwriters. In connection with the sale of the Bonds, the Underwriters may be deemed to have received compensation from the Company in the form of underwriting compensation. The Underwriters and any dealers that participate with the Underwriters in the distribution of the Bonds may be deemed to be underwriters and any profit on the resale of the Bonds positioned by them may be deemed to be underwriting discounts and commissions under the Securities Act of 1933, as amended.

The underwriting agreement provides that the Company, the Seller and Impac Funding Corporation will jointly and severally indemnify the Underwriters, and that under limited circumstances the Underwriters will indemnify the Company, the Seller and Impac Funding Corporation against certain civil liabilities under the Securities Act of 1933, as amended, or contribute to payments required to be made in respect thereof.

Countrywide Securities Corporation is an affiliate of Countrywide Home Loans Servicing LP.

SECONDARY MARKET

There can be no assurance that a secondary market for the Bonds will develop or, if it does develop, that it will continue. The primary source of information available to investors concerning the Bonds will be the monthly statements discussed in the prospectus under “Description of the Bonds-Reports to Bondholders,” which will include information as to the outstanding principal balance of the Bonds and the status of the applicable form of credit enhancement. There can be no assurance that any additional information regarding the Bonds will be available through any other source. In addition, the Company is not aware of any source through which price information about the Bonds will be generally available on an ongoing basis. The limited nature of information regarding the Bonds may adversely affect the liquidity of the Bonds, even if a secondary market for the Bonds becomes available.

EXPERTS

The predecessor basis financial statements of Financial Guaranty Insurance Company for the year ended December 31, 2002 have been included in the Current Report on Form 8-K of the depositor, which is incorporated by reference in the registration statement to which the prospectus supplement relates, in reliance upon the report of KPMG LLP, independent registered public accounting firm, which is also included therein, and upon the authority of said firm as experts in accounting and auditing.

The financial statements of Financial Guaranty Insurance Company as of December 31, 2004 and 2003 and for the year ended December 31, 2004 and the periods from December 18, 2003 through December 31, 2003, and from January 1, 2003 through December 17, 2003 appearing in the Form 8-K of the depositor, which are incorporated by reference, have been audited by Ernst & Young LLP, independent auditors, as set forth in their report thereon included therein and incorporated herein by reference. Such financial statements are incorporated herein by reference in reliance upon such report given on the authority of such firm as experts in accounting and auditing.

LEGAL OPINIONS

Legal matters relating to the Bonds will be passed upon for the Company by Thacher Proffitt & Wood LLP, New York, New York and for the Underwriters by Sidley Austin Brown & Wood LLP, New York, New York. Sidley Austin Brown & Wood LLP represents the Seller on certain matters from time to time.

RATINGS

It is a condition to the issuance of the Bonds that each class of Class A Bonds be rated “AAA” by S&P and DBRS and “Aaa” by Moody’s, that the Class M-1 Bonds be rated at least “AA+” by S&P, “Aa1” by Moody’s and “AA (high)” by DBRS, that the Class M-2 Bonds be rated at least “AA” by S&P, “Aa2” by Moody’s and “AA” by DBRS, that the Class M-3 Bonds be rated at least “AA-” by S&P, “Aa3” by Moody’s and “AA (low)” by DBRS, that the Class M-4 Bonds be rated at least “A+” by S&P, “A1” by Moody’s and “A (high)” by DBRS, that the Class M-5 Bonds be rated at least “A” by S&P, “A2” by Moody’s and “A” by DBRS, that the Class M-6 Bonds be rated at least “A-” by S&P, “A3” by Moody’s and “A (low)” by DBRS, and that the Class B Bonds be rated at least “BBB+” by S&P, “Baa2” by Moody’s and “BBB (high)” by DBRS.

The ratings of S&P, Moody’s and DBRS assigned to collateralized asset-backed bonds address the likelihood of the receipt by Bondholders of all distributions to which the Bondholders are entitled other than Unpaid Interest Shortfalls or Basis Risk Shortfalls. The rating process addresses structural and legal aspects associated with the Bonds, including the nature of the underlying mortgage loans. The ratings assigned to collateralized asset-backed bonds do not represent any assessment of the likelihood that principal prepayments will be made by the mortgagors or the degree to which the rate and timing principal prepayments will differ from that originally anticipated.

The Company has not requested that any rating agency rate any class of the Bonds other than as stated above. However, there can be no assurance as to whether any other rating agency will rate any class of the Bonds, or, if it does, what rating would be assigned by any other rating agency. A rating on any class of the Bonds by another rating agency, if assigned at all, may be lower than the ratings assigned to the Bonds as stated above. The ratings do not address the possibility that Bondholders might suffer a lower than anticipated yield due to non-credit events.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating organization. Each security rating should be evaluated independently of any other security rating. In the event that the ratings initially assigned to the Bonds are subsequently lowered for any reason, no person or entity is obligated to provide any additional credit support or credit enhancement with respect to the Bonds.

LEGAL INVESTMENT

The Bonds will not constitute “mortgage related securities” for purposes of SMMEA.

The Company makes no representations as to the proper characterization of any class of Bonds for legal investment or other purposes, or as to the ability of particular investors to purchase any class of Bonds under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of Bonds. Accordingly, all institutions whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their legal advisors in determining whether and to what extent any class of Bonds constitutes a legal investment or is subject to investment, capital or other restrictions.

See “Legal Investment Matters” in the prospectus.

ERISA CONSIDERATIONS

ERISA and Section 4975 of the Code impose certain requirements on Plans (as defined in the prospectus) and on persons who are fiduciaries with respect to such Plans. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Bonds would be required to determine whether such an investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. The DOL (as defined in the prospectus) has promulgated the DOL Regulations defining the term “Plan Assets” for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the Code. Under the DOL Regulations, generally, when a Plan acquires an “equity interest” in another entity (such as the Trust), the underlying assets of that entity may be considered to be Plan Assets. The DOL Regulations provide that the term “equity interest” means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no “substantial equity features.”

As of the date hereof, the ratings of the Bonds and the traditional debt features of these Bonds should cause these Bonds to be treated as debt with no “substantial equity features” under the DOL Regulations. There can be no assurance given, however, that the Bonds are or will be treated as debt and not “equity interests” under the DOL Regulations. Moreover, the debt treatment of the Bonds for ERISA purposes could change subsequent to their issuance; that is, they could be treated as equity interests, if, for example, the ratings of the Bonds change. Because of the factual nature of certain of the above-described provisions of ERISA, the Code and the DOL Regulations, Plans or persons investing Plan Assets should carefully consider whether such an investment might constitute or give rise to a prohibited transaction under ERISA or the Code. Any Plan fiduciary which proposes to cause a Plan to acquire any of the Bonds should consult with its counsel with respect to the potential consequences under ERISA and the Code of the Plan’s acquisition and ownership of such Bonds.

In addition, ERISA and the Code prohibit certain transactions involving the assets of a Plan and Parties in Interest (as defined in the prospectus) who have certain specified relationships to the Plan. Accordingly, even if the Bonds are treated as indebtedness under the DOL Regulations, prior to making an investment in the Bonds, investing Plans should determine whether the Issuer, the Seller, the Company, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, any other servicer, any administrator, any provider of credit support, including the Derivative Contract Counterparty, any owner of the Certificates, which could be transferred subsequent to the purchase of a Bond by a Plan, or any of their affiliates is a Party in Interest with respect to such Plan and, if so, whether such transaction is subject to one or more statutory, regulatory or administrative exemptions. Additionally, an investment of the assets of a Plan in certain securities may cause the assets of the issuer of those securities to be deemed “Plan Assets” of such Plan, and any person with certain specified relationships to such issuer to be deemed a Party in Interest with respect to the investing Plan.

By acquiring a Bond, each purchaser will be deemed to represent that either (1) it is not acquiring the Bond with the assets of a Plan; or (2) (A) the acquisition, holding and transfer of the Bond will not give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code as a result of the Issuer, the Seller, the Company, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer, any other servicer, any administrator, any provider of credit support, including the Derivative Contract Counterparty, any owner of the Certificates, or any of their affiliates being a Party in Interest with respect to such purchaser that is a Plan and (B) the Bonds are rated investment grade or better and such person believes that the Bonds are properly treated as indebtedness without substantial equity features for purposes of the DOL Regulations, and agrees to so treat the Bonds. Alternatively, regardless of the rating of the Bonds, such person may provide the Indenture Trustee and the Owner Trustee with an opinion of counsel, which opinion of counsel will not be at the expense of the Issuer, the Seller, the Company, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer which opines that the acquisition, holding and transfer of such Bond or interest therein are permissible under applicable law, will not constitute or result in a non-exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the Issuer, the Seller, the Company, any Underwriter, the Owner Trustee, the Indenture Trustee, the Master Servicer or any successor servicer to any obligation in addition to those undertaken in the Indenture.

GLOSSARY

Accrual Period - With respect to any payment date and each class of Bonds (other than the Class A-IO Bonds), the period from the preceding payment date (or in the case of the first payment date, from the Closing Date) through the day preceding such payment date. With respect to the Class A-IO Bonds and any payment date, the calendar month preceding the month in which such payment date occurs.

Accrued Bond Interest - With respect to any payment date and each class of Bonds (except the Class A-IO Bonds), interest accrued during the related Accrual Period at the then-applicable Bond Interest Rate on the related Bond Principal Balance thereof immediately prior to such payment date, less such Bonds’ Unpaid Interest Shortfall for such payment date, plus any Accrued Bond Interest remaining unpaid from any prior payment date with interest thereon at the related Bond Interest Rate. With respect to any payment date and the Class A-IO Bonds, interest accrued during the related Accrual Period at the then-applicable Bond Interest Rate on the related Notional Amount thereof immediately prior to such payment date. Accrued Bond Interest for the Bonds (other than the Class A-IO Bonds) shall be calculated on the basis of the actual number of days in the Accrual Period and a 360 day year. Accrued Bond Interest for the Class A-IO Bonds shall be calculated on the basis of a 360 day year consisting of twelve 30-day months.

Agreements - The Servicing Agreement, the Indenture, the Trust Agreement and the Mortgage Loan Purchase Agreement.

Allocated Realized Loss Amount - With respect to any class of Bonds (other than the Class A-IO Bonds) and any payment date, an amount equal to the sum of any related Realized Loss allocated to reduce the Bond Principal Balance of that class of Bonds on that payment date and any Allocated Realized Loss Amount for that class remaining unpaid from the previous payment date, less the amount of any Subsequent Recoveries added to the Bond Principal Balance of such Bond.

Allowable Claim - For any mortgage loan covered by a Primary Insurance Policy, the current principal balance of such mortgage loan plus accrued interest and allowable expenses at the time of the claim.

Appraised Value - The appraised value of a mortgaged property based upon the lesser of (i) the appraisal made at the time of the origination of the related mortgage loan, or (ii) the sale price of such mortgaged property at such time of origination. With respect to a mortgage loan, the proceeds of which were used to refinance an existing mortgage loan, the appraised value of the mortgaged property based upon the appraisal obtained at the time of refinancing.

Available Funds - For any payment date, an amount equal to the amount received by the Indenture Trustee and available in the Payment Account on that payment date in respect of the mortgage loans. The Available Funds will generally be equal to (a) the sum of (1) the aggregate amount of scheduled payments on the mortgage loans received or advanced that were due during the Due Period, (2) any unscheduled payments and receipts on the mortgage loans, including mortgagor prepayments on such mortgage loans, the proceeds of any repurchase of the mortgage loans by the Master Servicer or Seller, Insurance Proceeds, Subsequent Recoveries and Liquidation Proceeds, received during the related Prepayment Period, in each case net of amounts reimbursable therefrom to the Indenture Trustee, the Master Servicer and any subservicer, and (3) any Compensating Interest paid by the Master Servicer in respect of the mortgage loans, and reduced by (b) the sum of (1) Master Servicing Fees, the Subservicing Fees, the Indenture Trustee’s Fees, the Owner Trustee’s Fee, the Net Derivative Fee, if any, the premium on the Bond Insurance Policy in respect of the Class A-3 Bonds, any amounts in respect of the premiums payable to Radian under the PMI Insurer Policies in respect of the mortgage loans and (2) certain amounts owed to the Master Servicer, the Depositor, the Indenture Trustee and the Owner Trustee in respect of the mortgage loans, as provided in the Agreements.

Available Funds Rate – On any payment date during the Funding Period and for the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds, the per annum rate equal to the product of:

(i)	(A) the product of:

(1) the weighted average of

(x) the Net Mortgage Rate and

(y) the amount of interest earned on amounts on deposit in the Pre-Funding Account from the prior payment date to the current payment date, expressed as a percentage of the Pre-Funded Amount at the end of the prior Due Period and converted to a per annum rate;

in the case of (x), weighted on the basis of the aggregate Stated Principal Balance of the mortgage loans as of the end of the prior Due Period, and in the case of (y), weighted on the basis of the Pre-Funded Amount as of the end of the related Due Period, and

(2) a fraction equal to

(x) the aggregate Stated Principal Balance of the mortgage loans and Pre-Funded Amount as of the end of the prior Due Period divided by

(y) the aggregate Bond Principal Balance of the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds immediately prior to such payment date; minus

(B) the product of:

(1) the Policy Premium Rate; and

(2) a fraction equal to

(x) the Bond Principal Balance of the Class A-3 Bonds as of the end of the prior Due Period divided by

(y) the aggregate Bond Principal Balance of the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds immediately prior to such payment date; and minus

(C) the product of:

(1) the Bond Interest Rate of the Class A-IO Bonds; and

(2) a fraction equal to

(x) the applicable Notional Amount divided by

(y) the aggregate Bond Principal Balance of the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds immediately prior to such payment date; and

(ii) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period.

On any payment date following the Funding Period and for the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds, the per annum rate equal to the product of:

(i)	(A) the product of:

(1) the Net Mortgage Rate and

(2) a fraction equal to

(x) the aggregate Stated Principal Balance of the mortgage loans as of the end of the prior Due Period divided by

(y) the aggregate Bond Principal Balance of the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds immediately prior to such payment date; minus

(B) the product of:

(1) the Policy Premium Rate; and

(2) a fraction equal to

(x) the Bond Principal Balance of the Class A-3 Bonds as of the end of the prior Due Period divided by

(y) the aggregate Bond Principal Balance of the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds immediately prior to such payment date; and minus

(C) the product of:

(1) the Bond Interest Rate of the Class A-IO Bonds; and

(2) a fraction equal to

(x) the applicable Notional Amount divided by

(y) the aggregate Bond Principal Balance of the Class A-1, Class A-2, Class A-3, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B Bonds immediately prior to such payment date; and

(ii) a fraction equal to (x) 30 divided by (y) the number of days in the related Accrual Period.

Basic Principal Distribution Amount - With respect to any payment date, the lesser of (a) the excess of (i) the Available Funds for such payment date over (ii) the aggregate amount of Accrued Bond Interest for the Bonds for such payment date and (b) the excess of (i) the Principal Remittance Amount for such payment date over (ii) the Overcollateralization Release Amount, if any, for such payment date.

Basis Risk Shortfall - With respect to any class of Bonds (other than the Class A-IO Bonds), on each payment date where clause (iii) of the definition of “Bond Interest Rate” is less than clauses (i) or (ii) of the definition of “Bond Interest Rate,” the excess, if any, of (x) the aggregate Accrued Bond Interest thereon for such payment date calculated pursuant to the lesser of clause (i) or (ii) of the definition of Bond Interest Rate over (y) interest accrued on the mortgage loans at the Available Funds Rate.

Basis Risk Shortfall Carry-Forward Amount - With respect to each class of Bonds (other than the Class A-IO Bonds) and any payment date, as determined separately for each such class of Bonds, an amount equal to the aggregate amount of Basis Risk Shortfall for such Bonds on such payment date, plus any unpaid Basis Risk Shortfall for such class of Bonds from prior payment dates, plus interest thereon at the Bond Interest Rate for such payment date, to the extent previously unreimbursed by the Net Monthly Excess Cashflow or the Derivative Contracts.

Bond - A Class A-1, Class A-2, Class A-3, Class A-IO, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6, or Class B Bond.

Bondholder - A holder of a Bond.

Bond Insurance Policy – The surety bond issued by the Bond Insurer for the benefit of the Class A-3 Bondholders.

Bond Insurer – Financial Guaranty Insurance Company, a New York domiciled stock insurance corporation, or any successor thereto as provided in the Indenture.

Bond Interest Rate - With respect to each payment date and (a) each class of Bonds (other than the Class A-IO Bonds), a floating rate equal to the least of (i) One-Month LIBOR plus the related Bond Margin, (ii) the related Maximum Bond Interest Rate and (iii) the Available Funds Rate with respect to such payment date and (b) the Class A-IO Bonds, (i) for the April 2005 payment date through the September 2005 payment date, 1.45% per annum, (ii) for each payment date from October 2005 through the March 2006 payment date, 0.85% per annum, and (iii) for each payment date thereafter, 0.00% per annum.

Bond Margin - With respect to the Class A-1 Bonds, on any payment date prior to the Step-Up Date, 0.240% per annum, and on any payment date on and after the Step-Up Date, 0.480% per annum. With respect to the Class A-2 Bonds, on any payment date prior to the Step-Up Date, 0.300% per annum, and on any payment date on and after the Step-Up Date, 0.600% per annum. With respect to the Class A-3 Bonds, on any payment date prior to the Step-Up Date, 0.180% per annum, and on any payment date on and after the Step-Up Date, 0.360% per annum. With respect to the Class M-1 Bonds, on any payment date prior to the Step-Up Date, 0.420% per annum, and on any payment date on and after the Step-Up Date, 0.630% per annum. With respect to the Class M-2 Bonds, on any payment date prior to the Step-Up Date, 0.450% per annum, and on any payment date on and after the Step-Up Date, 0.675% per annum. With respect to the Class M-3 Bonds, on any payment date prior to the Step-Up Date, 0.500% per annum, and on any payment date on and after the Step-Up Date, 0.750% per annum. With respect to the Class M-4 Bonds, on any payment date prior to the Step-Up Date, 0.650% per annum, and on any payment date on and after the Step-Up Date, 0.975% per annum. With respect to the Class M-5 Bonds, on any payment date prior to the Step-Up Date, 0.700% per annum, and on any payment date on and after the Step-Up Date, 1.050% per annum. With respect to the Class M-6 Bonds, on any payment date prior to the Step-Up Date, 0.750% per annum, and on any payment date on and after the Step-Up Date, 1.125% per annum. With respect to the Class B Bonds, on any payment date prior to the Step-Up Date, 1.350% per annum, and on any payment date on and after the Step-Up Date, 2.025% per annum.

Bond Principal Balance - With respect to any Bond (other than the Class A-IO Bonds) as of any date of determination, the initial Bond Principal Balance as stated on the face thereof, minus all amounts distributed in respect of principal with respect to such Bond and, in the case of any Bond, the aggregate amount of any reductions in the Bond Principal Balance thereof deemed to have occurred in connection with allocations of Realized Losses on all prior payment dates as described in this prospectus supplement; provided that, the Bond Principal Balance of any class of Bonds with the highest payment priority to which Realized Losses have been allocated shall be increased by the amount of any Subsequent Recoveries on the mortgage loans not previously allocated, but not by more than the amount of Realized Losses previously allocated to reduce the Bond Principal Balance of that class.

Book-Entry Bonds - Each class of the Bonds for so long as they are issued, maintained and transferred at DTC.

Certificate Registrar - Wells Fargo Bank, N.A., and its successors and assigns.

Certificates - The IMH Assets Corp., Trust Certificates, Series 2005-3, issued pursuant to the Trust Agreement and representing the beneficial ownership interest in the trust. The Certificates are not offered hereby.

Class A Bonds - The Class A-1, Class A-2, Class A-3 and Class A-IO Bonds.

Class A-IO Bonds - The Class A-IO Bonds.

Class B Bonds - The Class B Bonds.

Class M Bonds - The Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, and Class M-6 Bonds.

Closing Date – April 6, 2005.

Code - The Internal Revenue Code of 1986, as amended, and the rules and regulations promulgated thereunder.

Company - IMH Assets Corp., or its successor in interest.

Compensating Interest - With respect to any payment date, the amount of any Prepayment Interest Shortfalls resulting from prepayments in full during the preceding calendar month on the mortgage loans, but only to the extent such Prepayment Interest Shortfalls do not exceed an amount equal to the lesser of (a) one-twelfth of 0.125% of the aggregate Stated Principal Balance of the mortgage loans immediately preceding such payment date and (b) the sum of the Master Servicing Fee and Subservicing Fee for such payment date for the mortgage loans.

CPR – A constant rate of prepayment on the mortgage loans.

Credit Score - A measurement of the relative degree of risk a borrower represents to a lender obtained from credit reports utilizing, among other things, payment history, delinquencies on accounts, levels of outstanding indebtedness, length of credit history, types of credit, and bankruptcy experience.

Cut-off Date – The later of March 1, 2005 or the origination date of such initial mortgage loans.

Cut-off Date Balance - The sum of the aggregate Stated Principal Balance of the mortgage loans as of the Cut-off Date and the Original Pre-Funded Amount.

DBRS - Dominion Bond Rating Service, Inc.

Deficiency Amount - With respect to any payment date and the Insured Bonds, an amount, if any, equal to the sum of:

(1) the amount by which the aggregate amount of Accrued Bond Interest on the related Insured Bonds on that payment date exceeds the portion of Available Funds otherwise allocable to the Class A-3 Bonds; and

(2) (i) with respect to any payment date that is not the final scheduled payment date, any Allocated Realized Loss Amount for that payment date (without giving effect to any payments in respect of such Allocated Realized Loss Amounts from the Bond Insurance Policy) to the extent not applied to reduce the Net Monthly Excess Cashflow on such payment date or not otherwise previously reimbursed from payments under the Bond Insurance Policy or otherwise; or

(ii) on the final scheduled payment date, the aggregate outstanding Bond Principal Balance of the Insured Bonds to the extent otherwise not paid on that date.

Derivative Contracts - The five derivative contracts between the Seller and the Derivative Contract Counterparty primarily for the benefit of the Bonds and the Certificates.

Derivative Contract Counterparty – Lehman Brothers Special Financing Inc.

Determination Date - With respect to any payment date is on the 15th day of the related month or, if such day is not a business day, on the immediately preceding business day.

DTC - The Depository Trust Company.

Due Date - With respect to each mortgage loan, the day of the month on which each scheduled monthly payment is due.

Due Period - With respect to any payment date and the mortgage loans, the period commencing on the second day of the month immediately preceding the month of such payment date (or, with respect to the first Due Period, the day following the Cut-off Date) and ending on the first day of the month of such payment date.

ERISA - The Employee Retirement Income Security Act of 1974, as amended.

Event of Default - Any one of the following: (a) the failure by the Issuer to pay (i) Accrued Bond Interest on any Class of Bonds or the Principal Distribution Amount with respect to a payment date on such payment date, or (ii) any Unpaid Interest Shortfall on any class of Bonds with respect to a payment date, but in the case of clause (ii) only to the extent funds are available to make such payment as described under “—Overcollateralization Provisions” in this prospectus supplement; (b) a default by the Issuer in the observance of certain negative covenants in the Indenture; (c) a default by the Issuer in the observance of any other covenant of the Indenture, and the continuation of any such default for a period of thirty days after notice to the Issuer by the Indenture Trustee or by the Holders of at least 25% of the aggregate Bond Principal Balance of the Bonds (for which purpose the Class A-IO Bonds, if outstanding, will be deemed to have a Bond Principal Balance equal to 5% of the aggregate Bond Principal Balance of the other classes of Bonds), as applicable; (d) any representation or warranty made by the Issuer in the Indenture or in any Bond or other writing delivered pursuant thereto having been incorrect in a material respect as of the time made, and the circumstance in respect of which such representation or warranty is incorrect not having been cured within thirty days after notice thereof is given to the Issuer by the Indenture Trustee, by the Holders of at least 25% of the aggregate Bond Principal Balance of the Bonds (for which purpose the Class A-IO Bonds, if outstanding, will be deemed to have a Bond Principal Balance equal to 5% of the aggregate Bond Principal Balance of the other classes of Bonds), as applicable; (e) certain events of bankruptcy, insolvency, receivership or reorganization of the Issuer; or (f) the failure by the Issuer on the final scheduled payment date to reduce the Bond Principal Balances of the Bonds to zero.

Fitch Ratings - Fitch, Inc., or its successor in interest.

Funding Period – The period from the Closing Date until the earlier of (i) the date on which the amount on deposit in the Pre-Funding Account is reduced to less than $10,000 or (ii) June 30, 2005.

Homeownership Act - Home Ownership and Equity Protection Act of 1994, as amended.

Indenture - The Indenture dated as of April 6, 2005, between the Issuer and the Indenture Trustee.

Indenture Trustee - Wells Fargo Bank, N.A., and its successors and assigns or any successor indenture trustee appointed pursuant to the terms of the Indenture.

Indenture Trustee’s Fee - With respect to any payment date, 1/12th of the Indenture Trustee’s Fee Rate multiplied by the Stated Principal Balance of each mortgage loan, plus investment earnings on deposits in the Payment Account.

Indenture Trustee’s Fee Rate - A rate equal to 0.0012% per annum.

Insured Amount – With respect to any payment date and the Insured Bonds, (a) any Deficiency Amount and (b) any Preference Amount.

Insured Bond – The Class A-3 Bonds.

Interest Coverage Account - A trust account that the Indenture Trustee will establish for the benefit of the Bondholders.

Interest Determination Date - With respect to the first Accrual Period, the second LIBOR Business Day preceding the Closing Date, and with respect to each Accrual Period thereafter, the second LIBOR Business Day preceding the related payment date on which such Accrual Period commences.

IRS - The Internal Revenue Service.

Issuer - Impac CMB Trust Series 2005-3, a Delaware statutory trust, or its successor in interest.

LIBOR Business Day - A day on which banks are open for dealing in foreign currency and exchange in London and New York City.

Master Servicer - Impac Funding Corporation, a California corporation, and its successors and assigns.

Master Servicing Fee - With respect to each mortgage loan and any payment date, the fee payable monthly to the Master Servicer in respect of master servicing compensation that accrues at an annual rate equal to the Master Servicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the related Due Date in the related Due Period.

Master Servicing Fee Rate - With respect to any mortgage loan, 0.030% per annum.

Maximum Bond Interest Rate - With respect to each class of Bonds, 11.25% per annum.

Moody’s - Moody’s Investors Service, Inc.

Mortgage Loan Purchase Agreement - The Mortgage Loan Purchase Agreement, dated as of the Closing Date, between the Seller and the Company, whereby the mortgage loans are being sold to the Company.

Net Derivative Contract Payment Amount – With respect to any payment date, the amount equal to the excess, if any, of (a) the aggregate amount payable on that payment date to the Issuer from the Derivative Contract Counterparty pursuant to the Derivative Contracts, over (b) the aggregate amount payable on that payment date to the Derivative Contract Counterparty under the Derivative Contracts, in each case as described in “Description of the Securities—The Derivative Contracts” in this prospectus supplement.

Net Derivative Fee - With respect to any payment date, the amount equal to the excess, if any, of (a) the aggregate amount payable on that payment date to the Derivative Contract Counterparty in respect of the Derivative Contracts, over (b) the aggregate amount payable on that payment date to the Issuer from the Derivative Contract Counterparty pursuant to the Derivative Contracts, as described in “Description of the Bonds—The Derivative Contracts” in this prospectus supplement.

Net Derivative Fee Rate - With respect to any payment date, the fraction, expressed as a rate per annum, equal to (x) the Net Derivative Fee on such payment date over (y) the aggregate Stated Principal Balance of the mortgage loans and Pre-Funded Amount.

Net Monthly Excess Cashflow - For any payment date, the sum of (a) any Overcollateralization Release Amount, (b) the excess of (x) the Available Funds for such payment date over (y) the sum for such payment date of (A) the aggregate amount of Accrued Bond Interest for the related Bonds and (B) the related Principal Remittance Amount and (c) any related amounts payable from the related Derivative Contracts as described in “Description of the Securities-The Derivative Contracts” in this prospectus supplement.

Net Mortgage Rate - On any mortgage loan and any payment date, the then applicable mortgage rate thereon for the scheduled monthly payment thereon during the related Due Period, minus the sum of (1) the Master Servicing Fee Rate, (2) the Subservicing Fee Rate, (3) the Indenture Trustee’s Fee Rate, (4) the Owner Trustee’s Fee Rate, (5) the Net Derivative Fees Rate and (6) the related PMI Insurer Rate, if such mortgage loan is a PMI Mortgage Loan.

Non-Seasoned Mortgage Loans - Mortgage loans other than the Seasoned Mortgage Loans.

Notional Amount – With respect to the Class A-IO Bonds immediately prior to the related payment date, an amount equal to the amount set for the below:

Payment Date	Notional Balances ($)
April 2005	$1,000,000,000
May 2005	$941,840,272
June 2005	$862,724,294
July 2005	$790,253,002
August 2005	$723,868,448
September 2005	$663,059,493
October 2005	$607,358,095
November 2005	$556,335,300
December 2005	$509,598,034
January 2006	$466,786,407
February 2006	$427,570,746
March 2006	$391,649,098

OID Regulations - Treasury regulations under Sections 1271 to 1275 of the Code generally addressing the treatment of debt instruments issued with original issue discount.

Original Pre-Funded Amount - The amount deposited in the Pre-Funding Account on the Closing Date by the Indenture Trustee.

Overcollateralization Increase Amount - With respect to any payment date, the lesser of (i) the Net Monthly Excess Cashflow for such payment date but, with respect to the Class A-3 Bonds, after payments to the Bond Insurer in respect of clause (i) of “Description of the Bonds-Overcollateralization Provisions” and (ii) the excess, if any, of (a) the Overcollateralization Target Amount over (b) the Overcollateralized Amount on such payment date (after taking into account payments to the related Bonds of the Basic Principal Distribution Amount on such payment date).

Overcollateralization Release Amount - With respect to any payment date, the lesser of (x) the Principal Remittance Amount for such payment date and (y) the excess, if any, of (i) the Overcollateralized Amount for such payment date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on such payment date) over (ii) the Overcollateralization Target Amount for such payment date.

Overcollateralization Target Amount – With respect to any payment date, (i) on or before the payment date occurring in September 2005, approximately zero, and (ii) with respect to any payment date thereafter, 0.35% of the Cut-off Date Balance.

Overcollateralized Amount - For any payment date, the amount, if any, by which (i) the aggregate principal balance of the mortgage loans (after giving effect to scheduled payments of principal due during the related Due Period, to the extent received or advanced, unscheduled collections of principal received during the related Prepayment Period and Realized Losses on the mortgage loans incurred during the related Prepayment Period), plus the Pre-Funded Amount, exceeds (ii) the aggregate Bond Principal Balance of the Bonds as of such payment date (assuming that 100% of the Principal Remittance Amount is applied as a principal payment on the Bonds on such payment date).

Owner Trustee - Wilmington Trust Company and its successors and assigns or any successor owner trustee appointed pursuant to the terms of the Trust Agreement.

Owner Trustee’s Fee - With respect to any payment date the product of (i) the Owner Trustee’s Fee Rate divided by 12 and (ii) the aggregate Stated Principal Balance of the mortgage loans as of the first day of the related Due Period plus amounts on deposit in the Pre-Funding Account.

Owner Trustee’s Fee Rate - A rate equal to 0.0017% per annum.

P&I Advance - The aggregate of all payments of interest and principal, net of the Master Servicing Fee and Subservicing Fee, that were due during the Due Period on the mortgage loans and that were delinquent on the related Determination Date, to the extent they are deemed, in the good faith judgment of the Master Servicer, to be recoverable from related late collections, Insurance Proceeds or Liquidation Proceeds, including amounts paid under the Radian Lender-Paid PMI Policy.

Plan - Any employee benefit plan subject to Title I of ERISA and any plan or other arrangement subject to Section 4975 of the Code.

Plan Assets - The assets of a Plan as determined under Department of Labor regulation section 2510.3-101 or other applicable law.

PMI Insurer — Radian Guaranty, Inc., or its successors or assigns.

PMI Insurer Policy — The lender-paid primary mortgage insurance policy issued by the PMI Insurer in accordance with a March 29, 2002 letter between the Seller and the PMI Insurer.

PMI Mortgage Loans — The mortgage loans covered by the PMI Insurer Policy.

PMI Insurer Fee Rate — With respect to each PMI Mortgage Loan, the per annum rate payable to the PMI Insurer under the PMI Insurer Policy.

Policy Premium Rate – The rate per annum set forth in the Agreement.

Pre-Funded Amount - The amount on deposit in the Pre-Funding Account on any date of determination.

Pre-Funding Account - An account established by the Indenture Trustee for the benefit of the Bondholders and funded on the Closing Date by the Company with the Original Pre-Funded Amount.

Prepayment Assumption - (i) With respect to the adjustable-rate, first lien and fixed-rate, second lien Mortgage Loans, 30% CPR and (ii) with respect to the fixed-rate first lien Mortgage Loans, 100% PPC, which assumes 10.00% CPR in month one, an additional 1/11th of 15.00% CPR for each month thereafter, building to 25% CPR in month 12 and remaining constant at 25% CPR thereafter.

Prepayment Interest Shortfall - For any payment date, the aggregate shortfall, if any, in collections of interest (less the related Subservicing Fees) resulting from Mortgagor prepayments in full and in part on the mortgage loans during the related Prepayment Period. Such shortfalls will result because interest on prepayments in full is paid only to the date of prepayment, and because no interest is paid on prepayments in part, as such prepayments in part are applied to reduce the outstanding principal balance of the mortgage loans as of the Due Date in the month of prepayment.

Prepayment Period - With respect to any payment date is the calendar month immediately preceding the month in which such payment date occurs.

Principal Distribution Amount - For any payment date, the sum of (a) the Basic Principal Distribution Amount and (b) the Overcollateralization Increase Amount (to the extent available from Net Monthly Excess Cashflow (i) in the case of the mortgage loans pursuant to clause (iii) of “Description of the Bonds-Overcollateralization Provisions”.

Principal Remittance Amount - For any payment date, the sum of

(1) the principal portion of all scheduled monthly payments on the mortgage loans due on the Due Date, to the extent received or advanced;

(2) the principal portion of all proceeds of the repurchase of a mortgage loan (or, in the case of a substitution, certain amounts representing a principal adjustment) as required by the Servicing Agreement during the preceding calendar month;

(3) the principal portion of all other unscheduled collections received during the preceding calendar month in respect of the mortgage loans, including full and partial prepayments, the proceeds of any repurchase of such mortgage loans by the Master Servicer or Seller, Liquidation Proceeds, Subsequent Recoveries and Insurance Proceeds (including amounts, if any, paid under the PMI Insurer Policy), in each case to the extent applied as recoveries of principal; and

(4) any amount remaining on deposit in the relevant Pre-Funding Account at the end of the Funding Period.

Radian - Radian Guaranty, Inc., or its successors or assigns.

Rating Agencies - S&P, Moody’s and DBRS.

Record Date - With respect to any Book-Entry Bonds and any payment date, the close of business on the Business Day immediately preceding such Payment Date. With respect to any Bonds that are not Book-Entry Bonds, the close of business on the last Business Day of the calendar month preceding such payment date. With respect to the Class A-IO Bonds, the close of business on the last Business Day of the prior calendar month.

Reference Banks - Leading banks selected by the Indenture Trustee and engaged in transactions in Eurodollar deposits in the international Eurocurrency market (i) with an established place of business in London, (ii) whose quotations appear on the Telerate Screen Page 3750 on the Interest Determination Date in question, (iii) which have been designated as such by the Indenture Trustee and (iv) not controlling, controlled by, or under common control with, the Company or the Seller.

Relief Act Shortfall - For any payment date and any mortgage loan, any shortfalls relating to the Servicemembers Civil Relief Act or similar legislation or regulations.

Reserve Interest Rate - With respect to any Interest Determination Date, the rate per annum that the Indenture Trustee determines to be either (i) the arithmetic mean (rounded upwards if necessary to the nearest whole multiple of 0.0625%) of the one-month United States dollar lending rates which New York City banks selected by the Indenture Trustee are quoting on the relevant Interest Determination Date to the principal London offices of leading banks in the London interbank market or (ii) in the event that the Indenture Trustee can determine no such arithmetic mean, the lowest one-month United States dollar lending rate which New York City banks selected by the Indenture Trustee are quoting on such Interest Determination Date to leading European banks.

Rules - The rules, regulations and procedures creating and affecting DTC and its operations.

S&P - Standard & Poor’s, a division of The McGraw-Hill Companies, Inc.

Seasoned Mortgage Loans - Any mortgage loan which was originated more than twelve months prior to the Cut-off Date, that may have been acquired by the Company in connection with the termination of prior securitizations of mortgage loans originated or acquired by the Seller.

Seller - Impac Mortgage Holdings, Inc., in its capacity as seller under the Mortgage Loan Purchase Agreement, and its successors and assigns.

Servicing Agreement - The Servicing Agreement, dated as of April 6, 2005, among the Master Servicer, the Issuer and the Indenture Trustee.

Stated Principal Balance - With respect to any mortgage loan as of any date of determination, (i) the principal balance thereof as of the Cut-off Date, as applicable, after application of all scheduled principal payments due on or before the Cut-off Date, as applicable, whether or not received, minus (ii) the sum of (a) the principal portion of the scheduled monthly payments due with respect to such mortgage loan during each Due Period ending prior to the most recent payment date which were received or with respect to which a P&I Advance was made, (b) all principal prepayments with respect to such mortgage loan and all Insurance Proceeds and Liquidation Proceeds to the extent applied by the Master Servicer as recoveries of principal in accordance with the Servicing Agreement which were distributed to the holders of the Bonds and Certificates on any previous payment date and (c) the principal portion of any Realized Loss with respect thereto allocated to the trust on any previous payment date.

Step-Up Date - With respect to the Bonds, the first payment date following the earlier of (i) the first payment date for which the sum of the aggregate Stated Principal Balance of the mortgage loans and as of the end of the related Due Period and the Pre-Funded Amount have been reduced to 20% or less of the Cut-off Date Balance and (ii) the payment date occurring in March 2015.

Subordinate Bonds – The Class M Bonds and Class B Bonds.

Subsequent Mortgage Loans - The mortgage loans purchased by the Trust from the Seller on any Subsequent Payment Date.

Subsequent Cut-off Date - With respect to any Subsequent Mortgage Loan, the date, as designated by the Company, that is the later of (i) the first day of the month in which the related Subsequent Transfer Date occurs and (ii) the origination date of such Subsequent Mortgage Loan, as the cut-off date with respect to the Subsequent Mortgage Loan.

Subsequent Payment Date – With respect to the Subsequent Mortgage Loans, the applicable date upon which such mortgage loans were purchased from the Seller with the amounts on deposit in the Pre-Funding Account.

Subsequent Recoveries - Additional recoveries, net of reimbursable expenses, with respect to mortgage loans that have been previously liquidated and that resulted in a Realized Loss.

Subsequent Transfer Date - With respect to any Subsequent Mortgage Loan, the applicable date upon which such mortgage loan was purchased from the Seller with amounts on deposit in the Pre-Funding Account, as applicable.

Subsequent Transfer Instrument - With respect to the Subsequent Mortgage Loans, the subsequent transfer instrument, dated as of the applicable Subsequent Transfer Date, between IMH Assets Corp., as company, and Wells Fargo Bank, N.A., as indenture trustee, or such other instrument as agreed upon by the company and the Indenture Trustee.

Subservicing Fee - With respect to each mortgage loan and any payment date, the fee payable monthly to the related subservicer in respect of servicing compensation that accrues at an annual rate equal to the Subservicing Fee Rate multiplied by the Stated Principal Balance of such Mortgage Loan as of the related Due Date in the related Due Period.

Subservicing Fee Rate - On each adjustable-rate mortgage loan, a rate equal to 0.375% per annum. On each fixed-rate first lien mortgage loan, a rate equal to 0.250% per annum. On each fixed-rate second lien mortgage loan, a rate equal to 0.750% per annum.

Swap Agreement Fixed-Rate – With respect to each Derivative Contract, the fixed rate set forth in the related Derivative Contract used to determine payments to the Issuer or to the Derivative Contract Counterparty.

Telerate Screen Page 3750 - The display designated as page 3750 on the Telerate Service (or such other page as may replace page 3750 on that service for the purpose of displaying London interbank offered rates of major banks).

Trust Agreement - The Amended and Restated Trust Agreement dated as of April 6, 2005, among the Owner Trustee, the Certificate Registrar and the Company.

Underwriters - Countrywide Securities Corporation, Merrill Lynch, Pierce, Fenner & Smith Incorporated and UBS Securities LLC.

Unpaid Interest Shortfall - For each class of Bonds (other than the Class A-IO Bonds) and any payment date, such Bonds’ pro rata share, based on the amount of Accrued Bond Interest otherwise payable on such Bond on such payment date, of (a) any Prepayment Interest Shortfalls on the mortgage loans, to the extent not covered by Compensating Interest, and (b) any Relief Act Shortfalls on the mortgage loans, plus interest on the amount of previously allocated Unpaid Interest Shortfall on such class of Bonds which remains unreimbursed, at the Bond Interest Rate for such class for the related Accrual Period.

ANNEX I

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in certain limited circumstances, the globally offered Impac CMB Trust Series 2005-3 Collateralized Asset-Backed Bonds, Class A-1, Class A-2, Class A-3, Class A-IO, Class M-1, Class M-2, Class M-3, Class M-4, Class M-5, Class M-6 and Class B (the “Global Securities”) will be available only in book-entry form. Investors in the Global Securities may hold interests in such Global Securities through any of DTC, Clearstream or Euroclear. The Global Securities will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same day funds. Capitalized terms used but not defined in this Annex I have the meanings assigned to them in this prospectus supplement and the prospectus.

Secondary market trading between investors holding interests in Global Securities through Clearstream and Euroclear will be conducted in accordance with their normal rules and operating procedures and in accordance with conventional eurobond practice (i.e., seven calendar day settlement). Secondary market trading between investors holding interests in Global Securities through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between investors holding interests in Global Securities through Clearstream or Euroclear and investors holding interests in Global Securities through DTC participants will be effected on a delivery-against-payment basis through the respective depositories of Clearstream and Euroclear (in such capacity) and as DTC participants.

Non-U.S. holders (as described below) of Global Securities will be subject to U.S. withholding taxes unless such holders meet certain requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

Initial Settlement

All Global Securities will be held in book-entry form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the Global Securities will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. Clearstream and Euroclear will hold positions on behalf of their participants through their respective depositories, which in turn will hold such positions in accounts as DTC participants.

Investors electing to hold interests in Global Securities through DTC participants will be subject to the settlement practices applicable to similar issues of pass-through certificates. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold interests in Global Securities through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global security and no “lock-up” or restricted period. Global Securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

SECONDARY MARKET TRADING

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Transfers Between DTC Participants. Secondary market trading between DTC participants will be settled using the DTC procedures applicable to similar issues of pass-through certificates in same-day funds.

Transfers Between Clearstream and/or Euroclear Participants. Secondary market trading between Clearstream participants or Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds.

Transfers Between DTC Seller and Clearstream or Euroclear Purchaser. When Global Securities are to be transferred from the account of a DTC participant to the account of a Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository to receive the Global Securities against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. Payment will then be made by the respective depository to the DTC participant’s account against delivery of the Global Securities. After such settlement has been completed, the Global Securities will be credited to the respective clearing system, and by the clearing system, in accordance with its usual procedures, to the Clearstream participant’s or Euroclear participant’s account. The Global Securities credit will appear on the next business day (European time) and the cash debit will be back-valued to, and the interest on the Global Securities will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed through DTC on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Clearstream participants and Euroclear participants will need to make available to the respective clearing system the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring with Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Securities are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to pre-position funds and allow that credit line to be drawn upon the finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Securities would incur overdraft charges for one day, to the extent they cleared the overdraft when the Global Securities were credited to their accounts. However, interest on the Global Securities would accrue from the value date. Therefore, the investment income on the interest in the Global Securities earned during that one-day period may substantially reduce or offset the amount of such overdraft charges, although this result will depend on each Clearstream participant’s or Euroclear participant’s cost of funds.

Since the settlement through DTC will take place during New York business hours, DTC participants can employ their usual procedures for sending Global Securities to the respective depository for the benefit of Clearstream participants or Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participant, a cross-market transaction will settle no differently than a trade between two DTC participants.

Transfers Between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Securities are to be transferred by the respective clearing system, through the respective depository, to a DTC participant. The seller will send instructions to Clearstream or the Euroclear Operator through a Clearstream participant or Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct its respective depository, to deliver the Global Securities to the DTC participant’s account against payment. Payment will include interest accrued on the Global Securities from and including the last payment date to but excluding the settlement date. The payment will then be reflected in the account of the Clearstream participant or Euroclear participant the following business day, and receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would be back- valued to the value date (which would be the preceding day, when settlement occurred through DTC in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back- valuation will extinguish any overdraft charges incurred over that one-day period. If settlement is not completed on the intended value date (i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant’s or Euroclear participant’s account would instead be valued as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and purchase Global Securities from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades will automatically fail on the sale side unless affirmative action were taken. At least three techniques should be available to eliminate this potential problem:

(a) borrowing Global Securities through Clearstream or Euroclear for one day (until the purchase side of the day trade is reflected in the relevant Clearstream or Euroclear accounts) in accordance with the clearing system’s customary procedures;

(b) borrowing Global Securities in the United States from a DTC participant no later than one day prior to settlement, which would give the Global Securities sufficient time to be reflected in the relevant Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

(c) staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear participant.

Certain U.S. Federal Income Tax Documentation Requirements

A beneficial owner of Global Securities holding securities through Clearstream or Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S. Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers’ securities in the ordinary course of its trade or business in the chain of intermediaries between such beneficial owner and the U.S. entity required to withhold tax, complies with applicable certification requirements and (ii) such beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate:

Exemption for Non-U.S. Persons (Form W-8BEN). Beneficial Holders of Global Securities that are Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). If the information shown on Form W-8BEN changes, a new Form W-8BEN must be filed within 30 days of such change.

Exemption for Non-U.S. Persons with Effectively Connected Income (Form W-8ECI). A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form W-8ECI (Exemption from Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States) or a substitute form.

Exemption or Reduced Rate for Non-U.S. Persons Resident in Treaty Countries (Form W-8BEN). Non- U.S. Persons residing in a country that has a tax treaty with the United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form W-8BEN (Certificate of Foreign Status of Beneficial Owner for United States Tax Withholding). Form W-8BEN may be filed by a beneficial owner or its agent.

Exemption for U.S. Persons (Form W-9). U.S. Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer’s Request for Taxpayer Identification Number and Certification).

U.S. Federal Income Tax Reporting Procedure. The beneficial owner of a Global Security or, in the case of a Form W-8BEN or a Form W-8ECI filer, his agent, files by submitting the appropriate form to the person through whom it holds the security (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8BEN and Form W-8ECI are effective until the third succeeding calendar year from the date the form is signed.

The term “U.S. Person” means (i) a citizen or resident of the United States, (ii) a corporation, a partnership or other entity treated as a corporation or a partnership for United States federal income tax purposes, organized in or under the laws of the United States or any state thereof, including for this purpose the District of Columbia, (iii) an estate, the income of which is includible in gross income for United States tax purposes, regardless of its source, (iv) a trust if a court within the United States is able to exercise primary supervision of the administration of the trust and one or more United States fiduciaries have the authority to control all substantial decisions of the trust; or (v) to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996 that are treated as United States persons prior to such date and elect to continue to be treated as United States persons. The term “Non-U.S. Person” means any person who is not a U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Securities. Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Securities.

                                IMH ASSETS CORP.

                                     Company

                        COLLATERALIZED ASSET-BACKED BONDS

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        YOU SHOULD CONSIDER CAREFULLY THE RISK FACTORS IN THE PROSPECTUS.
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THE OFFERED BONDS
The company proposes to establish one or more trusts to issue and sell from time to time one or more classes of offered bonds, which shall be collateralized asset-backed bonds.

THE TRUST FUND
Each series of bonds will be secured by a trust fund consisting primarily of a segregated pool of mortgage loans, including:

mortgage loans secured by first and junior liens on the related mortgage property;

         o        home equity revolving lines of credit;

         o        mortgage loans where the borrower has little or no equity in the related mortgaged property;

         o        mortgage loans secured by one-to-four-family residential
                  properties;

         o        mortgage loans secured by multifamily properties;

         o        mortgage loans secured by commercial properties and mixed
                  residential and commercial properties, provided that the
                  concentration of these properties is less than 10% of the
                  pool; and

         o        manufactured housing conditional sales contracts and
                  installment loan agreements or interests therein;

in each case acquired by the company from one or more affiliated or unaffiliated institutions.

CREDIT ENHANCEMENT
If so specified in the related prospectus supplement, the trust for a series of bonds may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy or reserve fund, and currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of bonds, by cross-support or by overcollateralization.

The offered bonds may be offered to the public through different methods as described in "Methods of Distribution" in this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES
COMMISSION HAS APPROVED OR DISAPPROVED OF THE BONDS OFFERED HEREBY OR DETERMINED
THAT THIS PROSPECTUS OR THE PROSPECTUS SUPPLEMENT IS TRUTHFUL OR COMPLETE. ANY
REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

               The date of this prospectus is September 28, 2004.

Caption                                                                                                        Page
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     Collection and Other Servicing Procedures; Mortgage Loan

     Servicing and Other Compensation and Payment of

     Distributions on the Bonds in Respect of Prepayment

OTHER FINANCIAL OBLIGATIONS RELATED TO THE

PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;

     Certain Matters Regarding the Master Servicer and the

     Anti-deficiency Legislation and Other Limitations on

     Representation from Plans Investing in Bonds with

                                        2

                                  INTRODUCTION

                    ALL CAPITALIZED TERMS IN THIS PROSPECTUS
                    ARE DEFINED IN THE GLOSSARY AT THE END.

GENERAL

         The collateralized asset-backed bonds offered by this prospectus and the prospectus supplement will be offered from time to time in series. The bonds of each series will consist of the offered bonds of the series, together with any other collateralized asset-backed bonds of the series. In addition, bonds of each series may be included in a grantor trust and collateralized asset-backed grantor trust certificates may be issued in connection with the same series.

         Each series of bonds will represent indebtedness of a trust fund to be established by the company. Each trust fund will consist primarily of a mortgage pool of mortgage loans or interests therein, which may include mortgage securities, acquired by the company from one or more affiliated or unaffiliated sellers. See "The Company" and "The Mortgage Pools." The mortgage loans may include sub-prime mortgage loans. The trust fund assets may only include, if applicable, the mortgage loans, reinvestment income, reserve funds, cash accounts and various forms of credit enhancement as described in this prospectus and will be held in trust for the benefit of the related bondholders pursuant to an indenture, in each case as more fully described in this prospectus and in the related prospectus supplement. Information regarding the offered bonds of a series, and the general characteristics of the mortgage loans and other trust fund assets in the related trust fund, will be set forth in the related prospectus supplement.

         Each series of bonds will include one or more classes. Each class of bonds of any series will represent the right, which right may be senior or subordinate to the rights of one or more of the other classes of the bonds, to receive a specified portion of payments of principal or interest or both on the mortgage loans and the other trust fund assets in the related trust fund in the manner described in this prospectus under "Description of the Bonds" and in the related prospectus supplement. A series may include one or more classes of bonds entitled to principal distributions, with disproportionate, nominal or no interest distributions, or to interest distributions, with disproportionate, nominal or no principal distributions. A series may include two or more classes of bonds which differ as to the timing, sequential order, priority of payment, pass-through rate or amount of distributions of principal or interest or both.

         The company's only obligations with respect to a series of bonds will be pursuant to representations and warranties made by the company, except as provided in the related prospectus supplement. The master servicer for any series of bonds will be named in the related prospectus supplement. The principal obligations of the master servicer will be pursuant to its contractual servicing obligations, which include its limited obligation to make advances in the event of delinquencies in payments on the related mortgage loans. See
"Description of the Bonds."

         If so specified in the related prospectus supplement, the trust fund for a series of bonds may include any one or any combination of a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, special hazard insurance policy, reserve fund or currency or interest rate exchange agreements. In addition to or in lieu of the foregoing, credit enhancement may be provided by means of subordination of one or more classes of bonds or by overcollateralization. See "Description of Credit Enhancement."

         The rate of payment of principal of each class of bonds entitled to a portion of principal payments on the mortgage loans in the related mortgage pool and the trust fund assets will depend onthe priority of payment of the class and the rate and timing of principal payments on the mortgage loans and other trust fund assets, including by reason of prepayments, defaults, liquidations and repurchases of mortgage loans. A rate of principal payment slower or faster than that anticipated may affect the yield on a class of bonds in the manner described in this prospectus and in the related prospectus supplement. See
"Yield Considerations."

                                        3

         The offered bonds may be offered through one or more different methods, including offerings through underwriters, as more fully described under "Methods of Distribution" and in the related prospectus supplement.

         There will be no secondary market for the offered bonds of any series prior to the offering thereof. There can be no assurance that a secondary market for any of the offered bonds will develop or, if it does develop, that it will continue. The offered bonds will not be listed on any securities exchange.

         Collateralized asset-backed grantor trust certificates may be issued in connection with any series, as a result of depositing one or more bonds into a grantor trust and issuing one or more grantor trust certificates. Any such grantor trust certificate and any related grantor trust agreement will be described in the related prospectus supplement. Any statements in this prospectus referencing the bonds will generally include any grantor trust certificate issued, provided that the tax treatment of such certificate will differ as described in "Federal Income Tax Consequences."

                               THE MORTGAGE POOLS

GENERAL

         Each mortgage pool will consist primarily of mortgage loans, minus any interest retained by the company or any affiliate of the company. The mortgage loans may consist of single family loans, multifamily loans, commercial loans, mixed-use loans and Contracts, each as described below.

         The single family loans will be evidenced by mortgage notes and secured by mortgages that, in each case, create a first or junior lien on the related mortgagor's fee or leasehold interest in the related mortgaged property. The related mortgaged property for a single family loan may be owner- occupied or may be a vacation, second or non-owner-occupied home.

         If specified in the related prospectus supplement relating to a series of bonds, the single family loans may include cooperative apartment loans evidenced by a mortgage note secured by security interests in the related mortgaged property including shares issued by cooperatives and in the related proprietary leases or occupancy agreements granting exclusive rights to occupy specific dwelling units in the related buildings.

         The multifamily loans will be evidenced by mortgage notes and secured by mortgages that create a first or junior lien on residential properties consisting of five or more dwelling units in high- rise, mid- rise or garden apartment structures or projects.

         The commercial loans will be evidenced by mortgage notes and secured mortgages that create a first or junior lien on commercial properties including office building, retail building and a variety of other commercial properties as may be described in the related prospectus supplement.

         The mixed-use loans will be evidenced by mortgage loans and secured by mortgages that create a first or junior lien on properties consisting of mixed residential and commercial structures.

         The aggregate concentration by original principal balance of commercial and mixed-use loans in any mortgage pool will be less than 10% of the original principal balance of the mortgage pool.

         Mortgaged properties may be located in any one of the 50 states, the
District of Columbia or the Commonwealth of Puerto Rico.

         The mortgage loans will not be guaranteed or insured by the company or any of its affiliates. However, if so specified in the related prospectus supplement, the mortgage loans may be insured by the FHA or the VA. See "Primary
Mortgage Insurance, Hazard Insurance; Claims Thereunder--FHA Insurance" and
"--VA Mortgage Guaranty" in this prospectus.

         A mortgage pool may include mortgage loans that are delinquent as of the date the related series of bonds is issued. In that case, the related prospectus supplement will set forth, as to each

                                        4

mortgage loan, available information as to the period of delinquency and any other information relevant for a prospective purchaser to make an investment decision. No mortgage loan in a mortgage pool shall be 90 days or more delinquent. Mortgage loans which are more than 30 and less than 90 days delinquent included in any mortgage pool will have delinquency data relating to them included in the related prospectus supplement. No mortgage pool will include a concentration of mortgage loans which is more than 30 and less than 90 days delinquent of 20% or more.

         The mortgage loans may include "sub-prime" mortgage loans. "Sub-prime"
mortgage loans will be underwritten in accordance with underwriting standards which are less stringent than guidelines for "A" quality borrowers. Mortgagors may have a record of outstanding judgments, prior bankruptcies and other credit items that do not satisfy the guidelines for "A" quality borrowers. They may have had past debts written off by past lenders.

         A mortgage pool may include mortgage loans that do not meet the purchase requirements of Fannie Mae and Freddie Mac. These mortgage loans are known as nonconforming loans. The mortgage loans may be nonconforming because they exceed the maximum principal balance of mortgage loans purchased by Fannie
Mae and Freddie Mac, known as jumbo loans, because they are sub-prime mortgage loans, or because of some other failure to meet the purchase criteria of Fannie
Mae and Freddie Mac. The related prospectus supplement will detail to what extent the mortgage loans are nonconforming mortgage loans.

         Each mortgage loan will be selected by the company for inclusion in a mortgage pool from among those purchased by the company, either directly or through its affiliates, from Unaffiliated Sellers or Affiliated Sellers. If a mortgage pool is composed of mortgage loans acquired by the company directly from Unaffiliated Sellers, the related prospectus supplement will specify the extent of mortgage loans so acquired. The characteristics of the mortgage loans are as described in the related prospectus supplement. Other mortgage loans available for purchase by the company may have characteristics which would make them eligible for inclusion in a mortgage pool but were not selected for inclusion in the mortgage pool.

         The mortgage loans may be delivered to the trust fund pursuant to a
Designated Seller Transaction, concurrently with the issuance of the related series of bonds. These bonds may be sold in whole or in part to the Seller in exchange for the related mortgage loans, or may be offered under any of the other methods described in this prospectus under "Methods of Distribution." The related prospectus supplement for a mortgage pool composed of mortgage loans acquired by the company pursuant to a Designated Seller Transaction will generally include information, provided by the related Seller, about the Seller, the mortgage loans and the underwriting standards applicable to the mortgage loans.

         If specified in the related prospectus supplement, the trust fund for a series of bonds may include mortgage securities, as described in this prospectus. The mortgage securities may have been issued previously by the company or an affiliate thereof, a financial institution or other entity engaged generally in the business of mortgage lending or a limited purpose corporation organized for the purpose of, among other things, acquiring and depositing mortgage loans into trusts, and selling beneficial interests in trusts. The mortgage securities will be generally similar to bonds offered under this prospectus. However, any mortgage securities included in a trust fund will (1)
either have been (a) previously registered under the Securities Act, or (b)
eligible for sale under Rule 144(k) under the Exchange Act; and (2) be acquired in bona fide secondary market transactions. If the mortgage securities are the securities of the company or an affiliate thereof, they will be registered under the Securities Act, even if they satisfy the requirements of the preceding sentence. As to any series of mortgage securities, the related prospectus supplement will include a description of (1) the mortgage securities and any related credit enhancement, and (2) the mortgage loans underlying the mortgage securities.

THE MORTGAGE LOANS

         Each of the mortgage loans will be a type of mortgage loan described or referred to below, with any variations described in the related prospectus supplement:

                                        5

         o        Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or
                  modification of not more than approximately 15 years;

         o        Fixed-rate, fully-amortizing mortgage loans (which may include mortgage loans converted from adjustable-rate mortgage loans or otherwise modified) providing for level monthly payments of principal and interest and terms at origination or
                  modification of more than 15 years, but not more than
                  approximately 30 years;

         o        Fully-amortizing ARM Loans having an original or modified term to maturity of not more than approximately 30 years with a related mortgage rate which generally adjusts initially either three months, six months or one, two, three, five, seven or ten years or other intervals subsequent to the initial payment date, and thereafter at either three- month, six-month,
                  one-year or other intervals (with corresponding adjustments in the amount of monthly payments) over the term of the mortgage loan to equal the sum of the related Note Margin and the
                  Index. The related prospectus supplement will set forth the relevant Index and the highest, lowest and weighted average
                  Note Margin with respect to the ARM Loans in the related
                  mortgage pool. The related prospectus supplement will also indicate any periodic or lifetime limitations on changes in any per annum mortgage rate at the time of any adjustment. If specified in the related prospectus supplement, an ARM Loan may include a provision that allows the mortgagor to convert the adjustable mortgage rate to a fixed rate at some point during the term of the ARM Loan generally not later than six to ten years subsequent to the initial payment date;

         o        Negatively-amortizing ARM Loans having original or modified terms to maturity of not more than approximately 30 years with mortgage rates which generally adjust initially on the payment date referred to in the related prospectus supplement, and on each of specified periodic payment dates thereafter, to equal the sum of the Note Margin and the Index. The scheduled
                  monthly payment will be adjusted as and when described in the related prospectus supplement to an amount that would fully amortize the mortgage loan over its remaining term on a level debt service basis; provided that increases in the scheduled monthly payment may be subject to limitations as specified in the related prospectus supplement. Any Deferred Interest will be added to the principal balance of the mortgage loan;

         o        Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately
                  15 years with monthly payments during the first year
                  calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate on the mortgage loan. Monthly payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly payment during the preceding year and each year
                  thereafter to the extent necessary to amortize the mortgage loan over the remainder of its approximately 15-year term.
                  Deferred Interest, if any, will be added to the principal
                  balance of these mortgage loans;

         o        Fixed-rate, graduated payment mortgage loans having original or modified terms to maturity of not more than approximately
                  30 years with monthly payments during the first year
                  calculated on the basis of an assumed interest rate which is a specified percentage below the mortgage rate. The monthly
                  payments on these mortgage loans increase at the beginning of the second year by a specified percentage of the monthly
                  payment during the preceding year and each year thereafter to the extent necessary to fully amortize the

                                        6

                  mortgage loan within its approximately 25- or 30-year term.
                  Deferred Interest, if any, will be added to the principal
                  balance of these mortgage loans;

         o        Balloon loans having payment terms similar to those described in one of the preceding paragraphs, calculated on the basis of an assumed amortization term, but providing for a balloon
                  payment of all outstanding principal and interest to be made at the end of a specified term that is shorter than the
                  assumed amortization term.

         o        Mortgage loans that provide for a line of credit pursuant to which amounts may be advanced to the borrower from time to time; or

         o        Another type of mortgage loan described in the related
                  prospectus supplement.

         The mortgage pool may contain single family loans and multifamily loans secured by junior liens, and the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgaged property, if the proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on a mortgage loan secured by a junior lien, it would do so subject to any related senior liens. In order for the debt related to the mortgage loan to be paid in full at the sale, a bidder at the foreclosure sale of the mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and the senior liens or purchase the mortgaged property subject to the senior liens. In the event that the proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, and, accordingly, holders of one or more classes of the bonds of the related series bear (1) the risk of delay in distributions while a deficiency judgment against the borrower is sought and (2) the risk of loss if the deficiency judgment is not realized upon. Moreover, deficiency judgments may not be available in some jurisdictions or the mortgage loan may be nonrecourse. In addition, a junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages.

         A mortgage loan may contain a prohibition on prepayment or lock-out period or require payment of a prepayment penalty. A multifamily, commercial or mixed-use loan may also contain a provision that entitles the lender to a share of profits realized from the operation or disposition of the related mortgaged property. If the holders of any class or classes of offered bonds of a series will beentitled to all or a portion of this type of equity participation, the related prospectus supplement will describe the equity participation and the method or methods by which distributions in respect thereof will be made to such holders.

         The mortgage loans may be "equity refinance" mortgage loans, as to which a portion of the proceeds are used to refinance an existing mortgage loan, and the remaining proceeds may be retained by the mortgagor or used for purposes unrelated to the mortgaged property. Alternatively, the mortgage loans may be
"rate and term refinance" mortgage loans, as to which substantially all of the proceeds (net of related costs incurred by the mortgagor) are used to refinance an existing mortgage loan or loans (which may include a junior lien) primarily in order to change the interest rate or other terms thereof. The mortgage loans may be mortgage loans which have been consolidated and/or have had various terms changed, mortgage loans which have been converted from adjustable rate mortgage loans to fixed rate mortgage loans, or construction loans which have been converted to permanent mortgage loans. In addition, a mortgaged property may be subject to secondary financing at the time

                                        7

of origination of the mortgage loan or thereafter. In addition, some or all of the single family loans secured by junior liens may be High LTV Loans.

         A mortgage pool may contain convertible ARM Loans which allow the mortgagors to convert the adjustable rates on these mortgage loans to a fixed rate at some point during the life of these mortgage loans, generally not later than six to ten years subsequent to the date of origination, depending upon the length of the initial adjustment period. If specified in the related prospectus supplement, upon any conversion, the company, the related master servicer, the applicable Seller or a third party will purchase the converted mortgage loan as and to the extent set forth in the related prospectus supplement. Alternatively, if specified in the related prospectus supplement, the company or the related master servicer (or another specified party) may agree to act as remarketing agent with respect to the converted mortgage loans and, in this capacity, to use its best efforts to arrange for the sale of converted mortgage loans under specified conditions. Upon the failure of any party so obligated to purchase any converted mortgage loan, the inability of any remarketing agent to arrange for the sale of the converted mortgage loan and the unwillingness of the remarketing agent to exercise any election to purchase the converted mortgage loan for its own account, the related mortgage pool will thereafter include both fixed rate and adjustable rate mortgage loans.

         If provided for in the related prospectus supplement, the mortgage loans may include buydown mortgage loans. Under the terms of a buydown mortgage loan, the monthly payments made by the mortgagor during the early years of the mortgage loan will be less than the scheduled monthly payments on the mortgage loan. The resulting difference will made up from:

         o        funds contributed by the seller of the mortgaged property or another source and placed in a custodial account,

         o        If funds contributed by the seller are contributed on a
                  present value basis, investment earnings on these funds or

         o        additional funds to be contributed over time by the
                  mortgagor's employer or another source.

         See "Description of the Bonds--Payment Account."

         Generally, the mortgagor under each buydown mortgage loan will be qualified at the applicable lower monthly payment. Accordingly, the repayment of a buydown mortgage loan is dependent on the ability of the mortgagor to make larger level monthly payments after the Buydown Funds have been depleted and, for some buydown mortgage loans, during the Buydown Period.

         The prospectus supplement for each series of bonds will contain information, to the extent known or reasonably ascertainable, as to the loss and delinquency experience of the Seller and/or the master servicer with respect to mortgage loans similar to those included in the trust fund. Information generally will be provided when the Seller and/or master servicer have a seasoned portfolio of mortgage loans.

         The prospectus supplement for each series of bonds will contain information as to the type of mortgage loans that will be included in the related mortgage pool. Each prospectus supplement applicable to a series of bonds will include information, generally as of the cut-off date and to the extent then available to the company, on an approximate basis, as to the following:

         o        the aggregate principal balance of the mortgage loans,

         o        the type of property securing the mortgage loans,

         o        the original or modified terms to maturity of the mortgage loans,

         o        the range of principal balances of the mortgage loans at
                  origination or modification,

                                        8

         o        the earliest origination or modification date and latest
                  maturity date of the mortgage loans,

         o        the loan-to-value ratios of the mortgage loans,

         o        the mortgage rate or range of mortgage rates borne by the
                  mortgage loans,

         o        if any of the mortgage loans are ARM Loans, the applicable
                  Index, the range of Note Margins and the weighted average Note
                  Margin,

         o        the geographical distribution of the mortgage loans,

         o        the number of buydown mortgage loans, if applicable, and

         o        the percent of ARM Loans which are convertible to fixed-rate mortgage loans, if applicable.

         A Current Report on Form 8-K will be available upon request to holders of the related series of bonds and will be filed, together with the related servicing agreement, owner trust agreement and indenture, with the Commission within fifteen days after the initial issuance of the bonds. In the event that mortgage loans are added to or deleted from the trust fund after the date of the related prospectus supplement, the addition or deletion will be noted in the
Current Report on Form 8-K. In no event, however, will more than 5% (by principal balance at the cut-off date) of the mortgage loans or mortgage securities deviate from the characteristics of the mortgage loans or mortgage securities set forth in the related prospectus supplement.

         The company will cause the mortgage loans constituting each mortgage pool, or mortgage securities evidencing interests therein, to be assigned, without recourse, to the trustee named in the related prospectus supplement, for the benefit of the holders of all of the bonds of a series. Except to the extent that servicing of any mortgage loan is to be transferred to a special servicer, the master servicer named in the related prospectus supplement will service the mortgage loans, directly or through subservicers, pursuant to a servicing agreement, and will receive a fee for these services. See "Servicing of Mortgage
Loans," "Description of the Bonds" and "The Agreements." With respect to those mortgage loans serviced by the master servicer through a subservicer, the master servicer will remain liable for its servicing obligations under the related servicing agreement as if the master servicer alone were servicing the mortgage loans. The master servicer's obligations with respect to the mortgage loans will consist principally of its contractual servicing obligations under the related servicing agreement (including its obligation to enforce the purchase and other obligations of subservicers and Sellers, as more fully described in this prospectus under "--Representations by Sellers" in this prospectus, "Servicing of Mortgage Loans--Subservicers," and "Description of the Bonds--Assignment of
Trust Fund Assets," and, if and to the extent set forth in the related prospectus supplement, its obligation to make cash advances in the event of delinquencies in payments on or with respect to the mortgage loans as described in this prospectus under "Description of the Bonds--Advances") or pursuant to the terms of any mortgage securities.

UNDERWRITING STANDARDS

         Mortgage loans to be included in a mortgage pool will have been purchased by the company, either directly or indirectly from Sellers. The mortgage loans, as well as mortgage loans underlying mortgage securities, will have been originated in accordance with underwriting standards acceptable to the company and generally described below. Any mortgage loan not directly underwritten by the company or its affiliates will be reunderwritten by the company or its affiliates, except in the case of a Designated Seller's
Transaction, in which case each mortgage loan will be underwritten by the Seller or an affiliate thereof. The reunderwriting standards of the company or its affiliates for these mortgage loans generally will be in accordance with the same standards as those for mortgage loans directly underwritten, with any variations described in the related prospectus supplement.

                                        9

         The underwriting standards to be used in originating the mortgage loans are primarily intended to assess the creditworthiness of the mortgagor, the value of the mortgaged property and the adequacy of the property as collateral for the mortgage loan.

         The primary considerations in underwriting a mortgage loan are the mortgagor's employment stability and whether the mortgagor has sufficient monthly income available (1) to meet the mortgagor's monthly obligations on the proposed mortgage loan (generally determined on the basis of the monthly payments due in the year of origination) and other expenses related to the home
(including property taxes and hazard insurance) and (2) to meet monthly housing expenses and other financial obligations and monthly living expenses. However, the loan-to-value ratio of the mortgage loan is another critical factor. In addition, a mortgagor's credit history and repayment ability, as well as the type and use of the mortgaged property, are also considerations.

         High LTV Loans are underwritten with an emphasis on the
creditworthiness of the related mortgagor. High LTV Loans are underwritten with a limited expectation of recovering any amounts from the foreclosure of the related mortgaged property.

         In the case of the multifamily loans, commercial loans or mixed-use loans, lenders typically look to the debt service coverage ratio of a loan as an important measure of the risk of default on that loan. Unless otherwise defined in the related prospectus supplement, the debt service coverage ratio of a multifamily loan or commercial loan at any given time is the ratio of (1) the net operating income of the related mortgaged property for a twelve-month period which is to (2) the annualized scheduled payments on the mortgage loan and on any other loan that is secured by a lien on the mortgaged property prior to the lien of the related mortgage. The total operating revenues derived from a multifamily, commercial or mixed-use property, as applicable, during that period, minus the total operating expenses incurred in respect of that property during that period other than (a) non-cash items such as depreciation and amortization, (b) capital expenditures and (c) debt service on loans (including the related mortgage loan) secured by liens on that property. The net operating income of a multifamily, commercial or mixed-use property, as applicable, will fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a multifamily, commercial or mixed-use property, as applicable, rental income (and maintenance payments from tenant-stockholders of a cooperatively owned multifamily property) may be affected by the condition of the applicable real estate market and/or area economy. Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or changes in governmental rules, regulations and fiscal policies, may also affect the risk of default on a multifamily, commercial or mixed-use loan. Lenders also look to the loan-to-value ratio of a multifamily, commercial or mixed-use loan as a measure of risk of loss if a property must be liquidated following a default.

         Each prospective mortgagor will generally complete a mortgage loan application that includes information on the applicant's liabilities, income, credit history, employment history and personal information. One or more credit reports on each applicant from national credit reporting companies generally will be required. The report typically contains information relating to credit history with local and national merchants and lenders, installment debt payments and any record of defaults, bankruptcies, repossessions, or judgments. In the case of a multifamily loan, commercial loan or mixed-use loan, the mortgagor will also be required to provide certain information regarding the related mortgaged property, including a current rent roll and operating income statements (which may be pro forma and unaudited). In addition, the originator will generally also consider the location of the mortgaged property, the availability of competitive lease space and rental income of comparable properties in the relevant market area, the overall economy and demographic features of the geographic area and the mortgagor's prior experience in owning and operating properties similar to the multifamily properties or commercial properties, as the case may be.

         Mortgaged properties generally will be appraised by licensed appraisers. The appraiser will generally address neighborhood conditions, site and zoning status and condition and valuation of improvements. In the case of mortgaged properties secured by single family loans, the appraisal report will generally include a reproduction cost analysis (when appropriate) based on the current cost of constructing a similar home and a market value analysis based on recent sales of comparable

                                       10

homes in the area. With respect to multifamily properties, commercial properties and mixed-use properties, the appraisal must specify whether an income analysis, a market analysis or a cost analysis was used. An appraisal employing the income approach to value analyzes a property's projected net cash flow, capitalization and other operational information in determining the property's value. The market approach to value analyzes the prices paid for the purchase of similar properties in the property's area, with adjustments made for variations between those other properties and the property being appraised. The cost approach to value requires the appraiser to make an estimate of land value and then determine the current cost of reproducing the improvements less any accrued depreciation. In any case, the value of the property being financed, as indicated by the appraisal, must support, and support in the future, the outstanding loan balance. All appraisals are required to be on forms acceptable to Fannie Mae or Freddie Mac.

         Notwithstanding the foregoing, loan-to-value ratios will not necessarily constitute an accurate measure of the risk of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of bonds may be less than the
Value determined at loan origination, and will likely continue to fluctuate from time to time based upon changes in economic conditions and the real estate market. Mortgage loans which are subject to negative amortization will have loan-to-value ratios which will increase after origination as a result of negative amortization. Also, even when current, an appraisal is not necessarily a reliable estimate of value for a multifamily property or commercial property.
As stated above, appraised values of multifamily, commercial and mixed-use properties are generally based on the market analysis, the cost analysis, the income analysis, or upon a selection from or interpolation of the values derived from those approaches. Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expenses and the selection of an appropriate capitalization rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of default and loss risks, is even more difficult.

         If so specified in the related prospectus supplement, the underwriting of a multifamily loan, commercial loan or mixed-use loan may also include environmental testing. Under the laws of some states, contamination of real property may give rise to a lien on the property to assure the costs of cleanup.
In several states, this type of lien has priority over an existing mortgage lien on that property. In addition, under the laws of some states and under the federal Comprehensive Environmental Response, Compensation and Liability Act of
1980, a lender may be liable, as an "owner" or "operator", for costs of addressing releases or threatened releases of hazardous substances at a property, if agents or employees of the lender have become sufficiently involved in the operations of the borrower, regardless of whether or not the environmental damage or threat was caused by the borrower or a prior owner. A lender also risks such liability on foreclosure of the mortgage as described under "Legal Aspects of Mortgage Loans--Environmental Legislation" in this prospectus.

         With respect to any FHA loan or VA loans the mortgage loan Seller will be required to represent that it has complied with the applicable underwriting policies of the FHA or VA, respectively. See "Primary Mortgage Insurance, Hazard
Insurance; Claims Thereunder--FHA Insurance" and "-- VA Mortgage Guaranty" in
this prospectus.

                    QUALIFICATIONS OF ORIGINATORS AND SELLERS

         Each mortgage loan generally will be originated, directly or through mortgage brokers and correspondents, by a savings and loan association, savings bank, commercial bank, credit union, insurance company, or similar institution which is supervised and examined by a federal or state authority, or by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to sections 203 and 211 of the Housing Act.

                                       11

                           REPRESENTATIONS BY SELLERS

         Each Seller will have made representations and warranties in respect of the mortgage loans and/or mortgage securities sold by the Seller and evidenced by a series of bonds. In the case of mortgage loans, representations and warranties will generally include, among other things, that as to each mortgage loan:

         o        any required hazard and primary mortgage insurance policies were effective at the origination of the mortgage loan, and each the policy remained in effect on the date of purchase of the mortgage loan from the Seller by or on behalf of the
                  company;

         o        with respect to each mortgage loan other than a Contract or a cooperative mortgage loan, either (A) a title insurance policy insuring (subject only to permissible title insurance
                  exceptions) the lien status of the mortgage was effective at the origination of the mortgage loan and the policy remained in effect on the date of purchase of the mortgage loan from the Seller by or on behalf of the company or (B) if the
                  mortgaged property securing the mortgage loan is located in an area where these policies are generally not available, there is in the related mortgage file an attorney's certificate of title indicating (subject to permissible exceptions set forth therein) the lien status of the mortgage;

         o        the Seller has good title to the mortgage loan and the
                  mortgage loan was subject to no offsets, defenses or
                  counterclaims except as may be provided under the Relief Act and except to the extent that any buydown agreement exists for a buydown mortgage loan;

         o        there are no mechanics' liens or claims for work, labor or material affecting the related mortgaged property which are, or may be a lien prior to, or equal with, the lien of the
                  related mortgage (subject only to permissible title insurance exceptions);

         o        the related mortgaged property is free from damage and in good repair;

         o        there are no delinquent tax or assessment liens against the related mortgaged property;

         o        the mortgage loan is not more than 90 days delinquent as to any scheduled payment of principal and/or interest;

         o        if a Primary Insurance Policy is required with respect to the mortgage loan, the mortgage loan is the subject of the policy;
                  and

         o        the mortgage loan was made in compliance with, and is
                  enforceable under, all applicable local, state and federal laws in all material respects.

         If the mortgage loans include cooperative mortgage loans,
representations and warranties with respect to title insurance or hazard insurance may not be given. Generally, the cooperative itself is responsible for the maintenance of hazard insurance for property owned by the cooperative, and the borrowers (tenant-stockholders) of the cooperative do not maintain hazard insurance on their individual dwelling units. In the case of mortgage securities, representations and warranties will generally include, among other things, that as to each mortgage security: (1) the mortgage security is validly issued and outstanding and entitled to the benefits of the agreement pursuant to which it was issued; and (2) the Seller has good title to the mortgage security.
In the event of a breach of a Seller's representation or warranty that materially adversely affects the interests of the bondholders in a mortgage loan or mortgage security, the related Seller will be obligated to cure the breach or repurchase or, if permitted, replace the mortgage loan or mortgage security as described below. However, there can be no assurance that a Seller will honor its obligation to repurchase or, if

                                       12

permitted, replace any mortgage loan or mortgage security as to which a breach of a representation or warranty arises.

         All of the representations and warranties of a Seller in respect of a mortgage loan or mortgage security will have been made as of the date on which the mortgage loan or mortgage security was purchased from the Seller by or on behalf of the company. As a result, the date as of which the representations and warranties were made may be a date prior to the date of initial issuance of the related series of bonds or, in the case of a Designated Seller Transaction, will be the date of closing ofthe related sale by the applicable Seller. A substantial period of time may have elapsed between the date as of which the representations and warranties were made and the later date of initial issuance of the related series of bonds. Accordingly, the Seller's purchase obligation
(or, if specified in the related prospectus supplement, limited replacement option) described below will not arise if, during the period commencing on the date of sale of a mortgage loan or mortgage security by the Seller, an event occurs that would have given rise to a purchase obligation had the event occurred prior to sale of the affected mortgage loan or mortgage security, as the case may be. The only representations and warranties to be made for the benefit of holders of bonds in respect of any related mortgage loan or mortgage security relating to the period commencing on the date of sale of the mortgage loan or mortgage security by the Seller to or on behalf of the company will be the limited representations of the company and the master servicer described under "Description of the Bonds--Assignment of Trust Fund Assets" below.

         The company will assign to the trustee for the benefit of the holders of the related series of bonds all of its right, title and interest in each purchase agreement by which it purchased a mortgage loan or mortgage security from a Seller insofar as the purchase agreement relates to the representations and warranties made by the Seller in respect of the mortgage loan or mortgage security and any remedies provided for with respect to any breach of representations and warranties with respect to the mortgage loan or mortgage security. If a Seller cannot cure a breach of any representation or warranty made by it in respect of a mortgage loan or mortgage security which materially and adversely affects the interests of the bondholders therein within a specified period after having discovered or received notice of a breach, then, the Seller will be obligated to purchase the mortgage loan or mortgage security at a purchase price set forth in the related agreement which purchase price generally will be equal to the principal balance thereof as of the date of purchase plus accrued and unpaid interest through or about the date of purchase at the related mortgage rate or pass- through rate, as applicable (net of any portion of this interest payable to the Seller in respect of master servicing compensation, special servicing compensation or subservicing compensation, as applicable, and any interest retained by the company).

         As to any mortgage loan required to be purchased by a Seller as provided above, rather than repurchase the mortgage loan, the Seller, if so specified in the related prospectus supplement, will be entitled, at its sole option, to remove the Deleted Mortgage Loan from the trust fund and substitute in its place a Qualified Substitute Mortgage Loan. Any Qualified Substitute
Mortgage Loan generally will, on the date of substitution:

                  o        have an outstanding principal balance, after
                           deduction of the principal portion of the monthly
                           payment due in the month of substitution, not in
                           excess of the outstanding principal balance of the
                           Deleted Mortgage Loan (the amount of any shortfall to
                           be deposited in the Payment Account by the related
                           Seller or the master servicer in the month of
                           substitution for distribution to the bondholders),

                  o        have a mortgage rate and a Net Mortgage Rate not less
                           than (and not more than one percentage point greater
                           than) the mortgage rate and Net Mortgage Rate,
                           respectively, of the Deleted Mortgage Loan as of the
                           date of substitution,

                  o        have a loan-to-value ratio at the time of
                           substitution no higher than that of the Deleted
                           Mortgage Loan at the time of substitution,

                                       13

                  o        have a remaining term to maturity not greater than
                           (and not more than one year less than) that of the
                           Deleted Mortgage Loan and

                  o        comply with all of the representations and warranties
                           made by the Seller as of the date of substitution.

The related mortgage loan purchase agreement may include additional requirements relating to ARM Loans or other specific types of mortgage loans, or additional provisions relating to meeting the foregoing requirements on an aggregate basis where a number of substitutions occur contemporaneously. No Seller will have any option to substitute for a mortgage security that it is obligated to repurchase in connection with a breach of a representation and warranty.

         The master servicer will be required under the applicable servicing agreement to use reasonable efforts to enforce this purchase or substitution obligation for the benefit of the trustee and the bondholders, following those practices it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities; provided, however, that this purchase or substitution obligation will not become an obligation of the master servicer in the event the applicable Seller fails to honor the obligation. In instances where a Seller is unable, or disputes its obligation, to purchase affected mortgage loans and/or mortgage securities, the master servicer, employing the standards set forth in the preceding sentence, may negotiate and enter into one or more settlement agreements with the related
Seller that could provide for the purchase of only a portion of the affected mortgage loans and/or mortgage securities. Any settlement could lead to losses on the mortgage loans and/or mortgage securities which would be borne by the related bonds. In accordance with the above described practices, the master servicer will not be required to enforce any purchase obligation of a Seller arising from any misrepresentation by the Seller, if the master servicer determines in the reasonable exercise of its business judgment that the matters related to the misrepresentation did not directly cause or are not likely to directly cause a loss on the related mortgage loan or mortgage security. If the
Seller fails to repurchase and no breach of any other party's representations has occurred, the Seller's purchase obligation will not become an obligation of the company or any other party. In the case of a Designated Seller Transaction where the Seller fails to repurchase a mortgage loan or mortgage security and neither the company nor any other entity has assumed the representations and warranties, the repurchase obligation of the Seller will not become an obligation of the company or any other party. The foregoing obligations will constitute the sole remedies available to bondholders or the trustee for a breach of any representation by a Seller or for any other event giving rise to the obligations as described above.

         Neither the company nor the master servicer will be obligated to purchase a mortgage loan or mortgage security if a Seller defaults on its obligation to do so, and no assurance can be given that the Sellers will carry out their purchase obligations. A default by a Seller is not a default by the company or by the master servicer. However, to the extent that a breach of the representations and warranties of a Seller also constitutes a breach of a representation made by the company or the master servicer, as described below under "Description of the Bonds--Assignment of Trust Fund Assets," the company or the master servicer may have a purchase or substitution obligation. Any mortgage loan or mortgage security not so purchased or substituted for shall remain in the related trust fund and any losses related thereto shall be allocated to the related credit enhancement, to the extent available, and otherwise to one or more classes of the related series of bonds.

         If a person other than a Seller makes the representations and warranties referred to in the first paragraph of this "--Representations by
Sellers" section, or a person other than a Seller is responsible for repurchasing or replacing any mortgage loan or mortgage security for a breach of those representations and warranties, the identity of that person will be specified in the related prospectus supplement.

                           SERVICING OF MORTGAGE LOANS

GENERAL

         The mortgage loans and mortgage securities included in each mortgage pool will be serviced and administered pursuant to a servicing agreement. A form of servicing agreement has been filed

                                       14

as an exhibit to the registration statement of which this prospectus is a part.
However, the provisions of each servicing agreement will vary depending upon the nature of the related mortgage pool. The following summaries describe the material servicing-related provisions that may appear in a servicing agreement for a mortgage pool that includes mortgage loans. The related prospectus supplement will describe any servicing-related provision of its related servicing agreement that materially differs from the description thereof contained in this prospectus. If the related mortgage pool includes mortgage securities, the related prospectus supplement will summarize the material provisions of the related servicing agreement and identify the responsibilities of the parties to that servicing agreement.

         With respect to any series of bonds as to which the related mortgage pool includes mortgage securities, the servicing and administration of the mortgage loans underlying any mortgage securities will be pursuant to the terms of those mortgage securities. Mortgage loans underlying mortgage securities in a mortgage pool will be serviced and administered generally in the same manner as mortgage loans included in a mortgage pool, however, there can be no assurance that this will be the case, particularly if the mortgage securities are issued by an entity other than the company or any of its affiliates. The related prospectus supplement will describe any material differences between the servicing described below and the servicing of the mortgage loans underlying mortgage securities in any mortgage pool.

                               THE MASTER SERVICER

         The master servicer, if any, for a series of bonds will be named in the related prospectus supplement and may be Impac Funding Corporation or another affiliate of the company. The master servicer is required to maintain a fidelity bond and errors and omissions policy with respect to its officers and employees and other persons acting on behalf of the master servicer in connection with its activities under a servicing agreement.

     COLLECTION AND OTHER SERVICING PROCEDURES; MORTGAGE LOAN MODIFICATIONS

         The master servicer for any mortgage pool, directly or through subservicers, will be obligated under the servicing agreement to service and administer the mortgage loans in the mortgage pool for the benefit of the related bondholders, in accordance with applicable law, the terms of the servicing agreement, the mortgage loans and any instrument of credit enhancement included in the related trust fund, and, to the extent consistent with the foregoing, the customs and standards of prudent institutional mortgage lenders servicing comparable mortgage loans for their own account in the jurisdictions where the related mortgaged properties are located. Subject to the foregoing, the master servicer will have full power and authority to do any and all things in connection with servicing and administration that it may deem necessary and desirable.

         As part of its servicing duties, the master servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services. The master servicer will be obligated to follow the same collection procedures as it would follow for comparable mortgage loans held for its own account, so long as these procedures are consistent with the servicing standard of and the terms of the related servicing agreement and the servicing standard generally described in the preceding paragraph, and do not impair recovery under any instrument of credit enhancement included in the related trust fund. Consistent with the foregoing, the master servicer will be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan.

         Under a servicing agreement, a master servicer will be granted discretion to extend relief to mortgagors whose payments become delinquent. In the case of single family loans and Contracts, a master servicer may, for example, grant a period of temporary indulgence to a mortgagor or may enter into a liquidating plan providing for repayment of delinquent amounts within a specified period from the date of execution of the plan. However, the master servicer must first determine that any waiver or extension will not impair the coverage of any related insurance policy or materially adversely affect the security for the mortgage loan. In addition, unless otherwise specified in the related prospectus supplement, if a material default occurs or a payment default is reasonably foreseeable with respect to a multifamily loan, commercial loan or mixed-use loan, the master servicer will be permitted, subject to any specific limitations set forth in the related servicing agreement and

                                       15

described in the related prospectus supplement, to modify, waive or amend any term of such mortgage loan, including deferring payments, extending the stated
maturity date or otherwise adjusting the payment schedule, provided that the modification, waiver or amendment (1) is reasonably likely to produce a greater recovery with respect to that mortgage loan on a present value basis than would liquidation and (2) will not adversely affect the coverage under any applicable instrument of credit enhancement.

         In the case of multifamily loans, commercial loans and mixed-use loans, a mortgagor's failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor under a multifamily, commercial or mixed-use loan that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property.
Generally, the related master servicer will be required to monitor any multifamily loan or commercial loan that is in default, evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property, initiate corrective action in cooperation with the mortgagor if cure is likely, inspect the related mortgaged property and take any other actions as are consistent with the servicing standard described above and in the servicing agreement. A significant period of time may elapse before the master servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the master servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the bondholders of the related series may vary considerably depending on the particular multifamily, commercial or mixed-use loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume that loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the master servicer may not be permitted to accelerate the maturity of the related multifamily, commercial or mixed-use loan or to foreclose on the mortgaged property for a considerable period of time. See "Legal Aspects of Mortgage Loans."

         Some or all of the mortgage loans in a mortgage pool may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender's consent. Certain of the multifamily loans in a mortgage pool may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. In any case in which a mortgaged property is being conveyed by the mortgagor, themaster servicer will in general be obligated, to the extent it has knowledge of the conveyance, to exercise its rights to accelerate the maturity of the related mortgage loan under any due-on-sale clause applicable thereto, but only if the exercise of these rights is permitted by applicable law and only to the extent it would not adversely affect or jeopardize coverage under any Primary Insurance Policy or applicable credit enhancement arrangements. If applicable law prevents the master servicer from enforcing a due-on-sale or due-on-encumbrance clause or if the master servicer determines that itis reasonably likely that the related mortgagor would institute a legal action to avoid enforcement of a due-on-sale or due-on-encumbrance clause, the master servicer may enter into an assumption and modification agreement with the person to whom the property has been or is about to be conveyed, pursuant to which this person becomes liable under the mortgage loan subject to specified conditions. The original mortgagor may be released from liability on a single family loan if the master servicer shall have determined in good faith that the release will not adversely affect the collectability of the mortgage loan. The master servicer will determine whether to exercise any right the trustee may have under any due-on-sale or due-on-encumbrance provision in a multifamily loan, commercial loan or mixed-use loan in a manner consistent with the servicing standard. The master servicer generally will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property.
See "Legal Aspects of Mortgage Loans--Enforceability of Some Provisions." FHA
loans do not contain due-on-sale or due-on-encumbrance clauses and may be assumed by the purchaser of the mortgaged property.

         Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. The master servicer may approve a request if it has determined, exercising its good faith business judgment in the same

                                       16

manner as it would if it were the owner of the related mortgage loan, that approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing these requests will be retained by the master servicer as additional servicing compensation.

         In the case of mortgage loans secured by junior liens on the related mortgaged properties, the master servicer will be required to file (or cause to be filed) of record a request for notice of any action by a superior lienholder under the senior lien for the protection of the related trustee's interest, where permitted by local law and whenever applicable state law does not require that a junior lienholder be named as a party defendant in foreclosure proceedings in order to foreclose the junior lienholder's equity of redemption.
The master servicer also will be required to notify any superior lienholder in writing of the existence of the mortgage loan and request notification of any action (as described below) to be taken against the mortgagor or the mortgaged property by the superior lienholder. If the master servicer is notified that any superior lienholder has accelerated or intends to accelerate the obligations secured by the related senior lien, or has declared or intends to declare a default under the mortgage or the promissory note secured thereby, or has filed or intends to file an election to have the related mortgaged property sold or foreclosed, then, the master servicer will be required to take, on behalf of the related trust fund, whatever actions are necessary to protect the interests of the related bondholders, and/or to preserve the security of the related mortgage loan. The master servicer will be required to advance the necessary funds to cure the default or reinstate the superior lien, if the advance is in the best interests of the related bondholders and the master servicer determines the advances are recoverable out of payments on or proceeds of the related mortgage loan.

         The master servicer for any mortgage pool will also be required to perform other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts for paymentof taxes, insurance premiums and similar items, or otherwise monitoring the timely payment of those items;
adjusting mortgage rates on ARM Loans; maintaining Buydown Accounts; supervising foreclosures and similar proceedings; managing REO properties; and maintaining servicing records relating to the mortgage loans in the mortgage pool. The master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of credit enhancement.
See "Description of Credit Enhancement."

                                  SUBSERVICERS

         A master servicer may delegate its servicing obligations in respect of the mortgage loans serviced by it to one or more third-party subservicers, but the master servicer will remain liable for its obligations under the related servicing agreement. The master servicer will be solely liable for all fees owed by it to any subservicer, regardless of whether the master servicer's compensation pursuant to the related servicing agreement is sufficient to pay the subservicer's fees. Each subservicer will be entitled to reimbursement for some of the expenditures which it makes, generally to the same extent as would the master servicer for making the same expenditures. See "--Servicing and Other
Compensation and Payment of Expenses; Retained Interest" below and "Description of the Bonds--The Payment Account."

                                SPECIAL SERVICERS

         If and to the extent specified in the related prospectus supplement, a special servicer may be a party to the related servicing agreement or may be appointed by the master servicer or another specified party to perform specified duties in respect of servicing the related mortgage loans that would otherwise be performed by the master servicer (for example, the workout and/or foreclosure of defaulted mortgage loans). The rights and obligations of any special servicer will be specified in the related prospectus supplement, and the master servicer will be liable for the performance of a special servicer only if, and to the extent, set forth in that prospectus supplement.

              REALIZATION UPON OR SALE OF DEFAULTED MORTGAGE LOANS

         Except as described below, the master servicer will be required, in a manner consistent with the servicing standard, to foreclose upon or otherwise comparably convert the ownership of properties securing any mortgage loans in the related mortgage pool that come into and continue in

                                       17

default and as to which no satisfactory arrangements can be made for collection of delinquent payments. Generally, the foreclosure process will commence no later than 90 days after delinquency of the related mortgage loan. The master servicer will be authorized to institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise, if the action is consistent with the servicing standard. The master servicer's actions in this regard must be conducted, however, in a manner that will permit recovery under any instrument of credit enhancement included in the related trust fund. In addition, the master servicer will not be required to expend its own funds in connection with any foreclosure or to restore any damaged property unless it shall determine that (1) the foreclosure and/or restoration will increase the proceeds of liquidation of the mortgage loan to the related bondholders after reimbursement to itself for these expenses and (2) these expenses will be recoverable to it from related Insurance
Proceeds, Liquidation Proceeds or amounts drawn out of any fund or under any instrument constituting credit enhancement (respecting which it shall have priority for purposes of withdrawal from the Payment Account in accordance with the servicing agreement).

         However, unless otherwise specified in the related prospectus supplement, the master servicer may not acquire title to any multifamily property or commercial property securing a mortgage loan or take any other action that would cause the related trustee, for the benefit of bondholders of the related series, or any other specified person to be considered to hold title to, to be a "mortgagee-in- possession" of, or to be an "owner" or an "operator"
of such mortgaged property within the meaning of federal environmental laws, unless the master servicer has previously determined, based on a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund), that either:

                  (1) the mortgaged property is in compliance with applicable environmental laws and regulations or, if not, that taking actions as are necessary to bring the mortgaged property into compliance with these laws is reasonably likely to produce a greater recovery on a present value basis than not taking those actions; and

                  (2) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations or, if those circumstances or conditions are present for which any such action could be required, taking those actions with respect to the mortgaged property is reasonably likely to produce a greater recovery on a present value basis than not taking those actions. See "Legal Aspects of Mortgage Loans--Environmental
         Legislation."

         The master servicer will not be obligated to foreclose upon or otherwise convert the ownership of any mortgaged property securing a single family loan if it has received notice or has actual knowledge that the property may be contaminated with or affected by hazardous wastes or hazardous substances; however, environmental testing will not be required. The master servicer will not be liable to the bondholders of the related series if, based on its belief that no such contamination or effect exists, the master servicer forecloses on a mortgaged property and takes title to the mortgaged property, and thereafter the mortgaged property is determined to be so contaminated or affected.

         With respect to a mortgage loan in default, the master servicer may pursue foreclosure (or similar remedies) concurrently with pursuing any remedy for a breach of a representation and warranty. However, the master servicer is not required to continue to pursue both remedies if it determines that one remedy is more likely than the other to result in a greater recovery. Upon the first to occur of final liquidation (by foreclosure or otherwise) or a repurchase or substitution pursuant to a breach of a representation and warranty, the mortgage loan will be removed from the related trust fund if it has not been removed previously. The master servicer may elect to treat a defaulted mortgage loan as having been finally liquidated if a substantial portion or all of the amounts expected to be received from that mortgage loan have been received. Any additional liquidation expenses relating to the mortgage loan thereafter incurred will be reimbursable to the master servicer (or any subservicer) from any amounts otherwise distributable to holders of securities of the related series, or may be offset by any subsequent recovery related to the mortgage loan. Alternatively, for purposes

                                       18

of determining the amount of related Liquidation Proceeds to be distributed to securityholders, the amount of any Realized Loss or the amount required to be drawn under any applicable form of credit support, the master servicer may take into account minimal amounts of additional receipts expected to be received, as well as estimated additional liquidation expenses expected to be incurred in connection with the defaulted mortgage loan.

         As provided above, the master servicer may pass through less than the full amount it expects to receive from the related mortgage loan; however, the master servicer may only do this if the master servicer reasonably believes it will maximize the proceeds to the securityholders in the aggregate. To the extent the master servicer receives additional recoveries following liquidation, the amount of the Realized Loss will be restated, and the additional recoveries will be passed through the trust as Liquidation Proceeds. In the event the amount of the Realized Loss is restated, the amount of overcollateralization or the principal balance of the most subordinate class of securities in the trust may be increased. However, the holders of any bonds whose principal balance is increased will not be reimbursed interest for the period during which the principal balance of their bonds was lower.

         With respect to a series of bonds, if so provided in the related prospectus supplement, the applicable form of credit enhancement may provide, to the extent of coverage, that a defaulted mortgage loan will be removed from the trust fund prior to the final liquidation thereof. In addition, a servicing agreement may grant to the master servicer, a special servicer, a provider of credit enhancement and/or the holder or holders of specified classes of bonds of the related series a right of first refusal to purchase from the trust fund, at a predetermined purchase price, any mortgage loan as to which a specified number of scheduled payments are delinquent. If the purchase price is insufficient to fully fund the entitlements of bondholders to principal and interest, it will be specified in the related prospectus supplement. Furthermore, a servicing agreement may authorize the master servicer to sell any defaulted mortgage loan if and when the master servicer determines, consistent with the servicing standard, that the sale would produce a greater recovery to bondholders on a present value basis than would liquidation of the related mortgaged property.

         In the event that title to any mortgaged property is acquired by foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale will be issued to the trustee or to its nominee on behalf of bondholders of the related series. Notwithstanding any acquisition of title and cancellation of the related mortgage loan, the REO Mortgage Loan will be considered for most purposes to be an outstanding mortgage loan held in the trust fund until the mortgaged property is sold and all recoverable Liquidation Proceeds and
Insurance Proceeds have been received with respect to the defaulted mortgage loan. For purposes of calculations of amounts distributable to bondholders in respect of an REO Mortgage Loan, the amortization schedule in effect at the time of any acquisition of title (before any adjustment thereto by reason of any bankruptcy or any similar proceeding or any moratorium or similar waiver or grace period) will be deemed to have continued in effect (and, in the case of an
ARM Loan, the amortization schedule will be deemed to have adjusted in accordance with any interest rate changes occurring on any adjustment date therefor) so long as the REO Mortgage Loan is considered to remain in the trust fund.

         If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus accrued interest plus the aggregate amount of reimbursable expenses incurred by the master servicer with respect to the mortgage loan, and the shortfall is not covered under any applicable instrument or fund constituting credit enhancement, the trust fund will realize a loss in the amount of the difference. The master servicer will be entitled to reimburse itself from the
Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of Liquidation Proceeds to bondholders, amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. If so provided in the related prospectus supplement, the applicable form of credit enhancement may provide for reinstatement subject to specified conditions in the event that, following the final liquidation of a mortgage loan and a draw under the credit enhancement, subsequent recoveries are received. In addition, if a gain results from the final liquidation of a defaulted mortgage loan or an REO Mortgage Loan which is not required by law to be remitted to the related mortgagor, the master servicer will be entitled to retain the gain as additional servicing compensation unless the related prospectus supplement provides otherwise.

                                       19

For a description of the master servicer's (or other specified person's)
obligations to maintain and make claims under applicable forms of credit enhancement and insurance relating to the mortgage loans, see "Description of
Credit Enhancement" and "Primary Mortgage Insurance, Hazard Insurance; Claims
Thereunder."

SERVICING AND OTHER COMPENSATION AND PAYMENT OF EXPENSES; RETAINED INTEREST

         The principal servicing compensation to be paid to the master servicer in respect of its master servicing activities for a series of bonds will be equal to the percentage or range of percentages per annum described in the related prospectus supplement of the outstanding principal balance of each mortgage loan, and this compensation will be retained by it on a monthly or other periodic basis from collections of interest on each mortgage loan in the related trust fund at the time the collections are deposited into the applicable
Payment Account. This portion of the servicing fee will be calculated with respect to each mortgage loan by multiplying the fee by the principal balance of the mortgage loan. In addition, the master servicer may retain all prepayment premiums, assumption fees and late payment charges, to the extent collected from mortgagors, and any benefit which may accrue as a result of the investment of funds in the applicable Payment Account. Any additional servicing compensation will be described in the related prospectus supplement. Any subservicer will receive a portion of the master servicer's compensation as its subservicing compensation.

         In addition to amounts payable to any subservicer, the master servicer will pay or cause to be paid some of the ongoing expenses associated with each trust fund and incurred by it in connection with its responsibilities under the servicing agreement, including, if so specified in the related prospectus supplement, payment of any fee or other amount payable in respect of any alternative credit enhancement arrangements, payment of the fees and disbursements of the trustee, any custodian appointed by the trustee and the bond registrar, and payment of expenses incurred in enforcing the obligations of subservicers and Sellers. The master servicer will be entitled to reimbursement of expenses incurred in enforcing the obligations of subservicers and Sellers under limited circumstances. In addition, the master servicer will be entitled to reimbursements for some ofits expenses incurred in connection with liquidated mortgage loans and in connection with the restoration of mortgaged properties, this right of reimbursement being prior to the rights of bondholders to receive any related Liquidation Proceeds or Insurance Proceeds. If and to the extent so provided in the related prospectus supplement, the master servicer will be entitled to receive interest on amounts advanced to cover reimbursable expenses for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the master servicer will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to bondholders or as otherwise provided in the related servicing agreement and described in the prospectus supplement.

         The prospectus supplement for a series of bonds will specify whether there will be any interest in the mortgage loans retained by the company. Any retained interest will be a specified portion of the interest payable on each mortgage loan in a mortgage pool and will not be part of the related trust fund.
Any retained interest will be established on a loan-by-loan basis and the amount thereof with respect to each mortgage loan in a mortgage pool will be specified on an exhibit to the related servicing agreement. Any partial recovery of interest in respect of a mortgage loan will be allocated between the owners of any retained interest and the holders of classes of bonds entitled to payments of interest as provided in the related prospectus supplement and the applicable servicing agreement.

         If and to the extent provided in the related prospectus supplement, the master servicer may be required to apply a portion of the servicing compensation otherwise payable to it in respect of any period to any Prepayment Interest
Shortfalls resulting from mortgagor prepayments during that period. See "Yield
Considerations."

EVIDENCE AS TO COMPLIANCE

         Each servicing agreement will provide that on or before a specified date in each year, beginning the first such date that is at least a specified number of months after the cut-off date, a firm of independent public accountants will furnish a statement to the company and the trustee to the

                                       20

effect that, on the basis of an examination by the firm conducted substantially in compliance with the Uniform Single Attestation Program for Mortgage Bankers
or the Audit Program for mortgages serviced for Freddie Mac, the servicing of mortgage loans under agreements (including the related servicing agreement)
substantially similar to each other was conducted in compliance with the agreements except for significant exceptions or errors in records that, in the opinion of the firm, the Uniform Single Attestation Program for Mortgage Bankers
or the Audit Program for mortgages serviced for Freddie Mac requires it to report. In rendering its statement the firm may rely, as to the matters relating to the direct servicing of mortgage loans by subservicers, upon comparable statements for examinations conducted substantially in compliance with the
Uniform Single Attestation Program for Mortgage Bankers or the Audit Program for
mortgages serviced for Freddie Mac (rendered within one year of the statement)
of firms of independent public accountants with respect to those subservicers which also have been the subject of this type of examination.

         Each servicing agreement will also provide for delivery to the trustee, on or before a specified date in each year, of an annual statement signed by one or more officers of the master servicer to the effect that, to the best knowledge of each officer, the master servicer has fulfilled in all material respects its obligations under the servicing agreement throughout the preceding year or, if there has been a material default in the fulfillment of any obligation, the statement shall specify each known default and the nature and status thereof. This statement may be provided as a single form making the required statements as to more than one servicing agreement.

         Copies of the annual accountants' statement and the annual statement of officers of a master servicer may be obtained by bondholders without charge upon written request to the master servicer or trustee.

                            DESCRIPTION OF THE BONDS

GENERAL

         The bonds will be issued in series. Each series of bonds (or, in some instances, two or more series of bonds) will be issued pursuant to an indenture between the related Issuer and the trustee, similar to the form filed as an exhibit to the registration statement of which this prospectus is a part. The trust fund will be created pursuant to an owner trust agreement between the company and the owner trustee. Each indenture, along with the related servicing agreement and owner trust agreement, will be filed with the Commission as an exhibit to a Current Report on Form 8-K. Qualified counsel will render an opinion to the effect that the trust fund's assets will not be considered assets of the Seller or the company in the event of the bankruptcy Seller or the company. The following summaries (together with additional summaries under "The
Agreements" below) describe the material provisions relating to the bonds common to each Agreement.

         Each series of bonds covered by a particular indenture will evidence indebtedness of a separate trust fund created pursuant to the related owner trust agreement. A trust fund will consist of, to the extent provided in the owner trust agreement:

                  o        the mortgage loans (and the related mortgage
                           documents) or interests therein (including any
                           mortgage securities) underlying a particular series
                           of bonds as from time to time are subject to the
                           servicing agreement, exclusive of, if specified in
                           the related prospectus supplement, any interest
                           retained by the company or any of its affiliates with
                           respect to each mortgage loan;

                  o        all payments and collections in respect of the
                           mortgage loans or mortgage securities due after the
                           related cut-off date, as from time to time are
                           identified as deposited in respect thereof in the
                           related Payment Account as described below;

                  o        any property acquired in respect of mortgage loans in
                           the trust fund, whether through foreclosure of a
                           mortgage loan or by deed in lieu of foreclosure;

                                       21

                  o        hazard insurance policies, Primary Insurance Policies
                           and FHA insurance policies, if any, maintained in
                           respect of mortgage loans in the trust fund and the
                           proceeds of these policies;

                  o        the rights of the company under any mortgage loan
                           purchase agreement, including in respect of any
                           representations and warranties therein; and

                  o        any combination, as and to the extent specified in
                           the related prospectus supplement, of a financial
                           guaranty insurance policy, mortgage pool insurance
                           policy, letter of credit, special hazard insurance
                           policy, or currency or interest rate exchange
                           agreements as described under "Description of Credit
                           Enhancement."

         If provided in the related prospectus supplement, the original principal amount of a series of bonds may exceed the principal balance of the mortgage loans or mortgage securities initially being delivered to the trustee.
Cash in an amount equal to this difference will be deposited into a pre- funding account maintained with the trustee. During the period set forth in the related prospectus supplement, amounts on deposit in the pre-funding account may be used to purchase additional mortgage loans or mortgage securities for the related trust fund. Any amounts remaining in the pre- funding account at the end of the period will be distributed as a principal prepayment to the holders of the related series of bonds at the time and in the manner set forth in the related prospectus supplement.

         Each series of bonds may consist of any one or a combination of the following:

                  o        a single class of bonds;

                  o        two or more classes of bonds, one or more classes of
                           which will be senior in right of payment to one or
                           more of the other classes, and as to which some
                           classes of senior (or subordinate) bonds may be
                           senior to other classes of senior (or subordinate)
                           bonds, as described in the respective prospectus
                           supplement;

                  o        two or more classes of bonds, one or more classes of
                           which will be Strip Bonds;

                  o        two or more classes of bonds which differ as to the
                           timing, sequential order, rate, pass-through rate or
                           amount of distributions of principal or interest or
                           both, or as to which distributions of principal or
                           interest or both on a class may be made upon the
                           occurrence of specified events, in accordance with a
                           schedule or formula (including "planned amortization
                           classes" and "targeted amortization classes"), or on
                           the basis of collections from designated portions of
                           the mortgage pool, and which classes may include one
                           or more classes of Accrual Bonds; or

                  o        other types of classes of bonds, as described in the
                           related prospectus supplement.

         With respect to any series of bonds, the related Equity Certificates, insofar as they represent the beneficial ownership interest in the Issuer, will be subordinate to the related bonds. As to each series, the offered bonds will be rated in one of the four highest rating categories by one or more Rating
Agencies. Credit support for the offered bonds of each series may be provided by a financial guaranty insurance policy, mortgage pool insurance policy, letter of credit, reserve fund, overcollateralization, and currency or interest rate exchange agreements as described under "Description of Credit Enhancement," by the subordination of one or more other classes of bonds as described under
"--Subordinate Bonds" or by any combination of the foregoing.

                                       22

FORM OF BONDS

         Except as described below, the offered bonds of each series will be issued as physical bonds in fully registered form only in the denominations specified in the related prospectus supplement, and will be transferrable and exchangeable at the corporate trust office of the registrar named in the related prospectus supplement. No service charge will be made for any registration of exchange or transfer of offered bonds, but the trustee may require payment of a sum sufficient to cover any tax or other governmental charge. A "bondholder" or
"holder" is the entity whose name appears on the records of the registrar
(consisting of or including the bond register) as the registered holder of a bond.

         If so specified in the related prospectus supplement, specified classes of a series of bonds will be initially issued through the book-entry facilities of the DTC. As to any class of DTC Registered Bonds, the record holder of the bonds will be DTC's nominee. DTC is a limited-purpose trust company organized under the laws of the State of New York, which holds bonds for its participants and facilitates the clearance and settlement of bonds transactions between participants through electronic book-entry changes in the accounts of participants. Intermediaries have indirect access to DTC's clearance system.

         No Beneficial Owner will be entitled to receive a bond representing its interest in registered, certificated form, unless either (1) DTC ceases to act as depository in respect thereof and a successor depository is not obtained, or
(2) the company elects in its sole discretion to discontinue the registration of the bonds through DTC. Prior to one of these events, Beneficial Owners will not be recognized by the trustee or the master servicer as holders of the related bonds for purposes of the related indenture, and Beneficial Owners will be able to exercise their rights as owners of the bonds only indirectly through DTC, participants and Intermediaries. Any Beneficial Owner that desires to purchase, sell or otherwise transfer any interest in DTC Registered Bonds may do so only through DTC,either directly if the Beneficial Owner is a participant or indirectly through participants and, if applicable, Intermediaries. Pursuant to the procedures of DTC, transfers of the beneficial ownership of any DTC
Registered Bonds will be required to be made in minimum denominations specified in the related prospectus supplement. The ability of a Beneficial Owner to pledge DTC Registered Bonds to persons or entities that are not participants in the DTC system, or to otherwise act with respect to the bonds, may be limited because of the lack of physical bonds evidencing the bonds and because DTC may act only on behalf of participants.

         Distributions in respect of the DTC Registered Bonds will be forwarded by the trustee or other specified person to DTC, and DTC will be responsible for forwarding the payments to participants, each of which will be responsible for disbursing the payments to the Beneficial Owners it represents or, if applicable, to Intermediaries. Accordingly, Beneficial Owners may experience delays in the receipt of payments in respect of their bonds. Under DTC's procedures, DTC will take actions permitted to be taken by holders of any class of DTC Registered Bonds under the indenture only at the direction of one or more participants to whose account the DTC Registered Bonds are credited and whose aggregate holdings represent no less than any minimum amount of Percentage
Interests or voting rights required therefor. DTC may take conflicting actions with respect to any action of holders of bonds of any class to the extent that participants authorize these actions. None of the master servicer, the company, the trustee or any of their respective affiliates will have any liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in the DTC Registered Bonds, or for maintaining, supervising or reviewing any records relating to the beneficial ownership interests.

GLOBAL BONDS

         Some of the offered bonds may be Global Bonds. Except in some limited circumstances, the Global Bonds will be available only in book-entry form.
Investors in the Global Bonds may hold those Global Bonds through any of DTC,
Clearstream Banking, societe anonyme, formerly known as Cedelbank SA, or
Euroclear. The Global Bonds will be traceable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds.

                                       23

         Secondary market trading between investors through Clearstream and
Euroclear will be conducted in the ordinary way in accordance with the normal rules and operating procedures of Clearstream and Euroclear and in accordance with conventional eurobond practice (i.e., seven calendar day settlement).

         Secondary market trading between investors through DTC will be conducted according to DTC's rules and procedures applicable to U.S. corporate debt obligations.

         Secondary cross-market trading between Clearstream or Euroclear and DTC participants holding Bonds will be effected on a delivery-against-payment basis through the respective Depositaries of Clearstream and Euroclear (in that capacity) and as DTC participants.

         Non-U.S. holders (as described below) of Global Bonds will be subject to U.S. withholding taxes unless those holders meet various requirements and deliver appropriate U.S. tax documents to the securities clearing organizations or their participants.

         All Global Bonds will be held in book-entry form by DTC in the name of
Cede & Co. as nominee of DTC. Investors' interests in the Global Bonds will be represented through financial institutions acting on their behalf as direct and indirect participants in DTC. As a result, Clearstream and Euroclear will hold positions on behalf of their participants through their relevant depositary which in turn will hold those positions in their accounts as DTC participants.

         Investors electing to hold their Global Bonds through DTC will follow
DTC settlement practices. Investor securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

         Investors electing to hold their Global Bonds through Clearstream or
Euroclear accounts will follow the settlement procedures applicable to conventional eurobonds, except that there will be no temporary global bond and no "lock-up" or restricted period. Global Bonds will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

         Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser's and seller's accounts are located to ensure that settlement can be made on the desired value date.

         Secondary market trading between DTC participants will be settled using the procedures applicable to prior mortgage loan asset-backed bonds issues in same-day funds. Secondary market trading between Clearstream participants or
Euroclear participants will be settled using the procedures applicable to conventional eurobonds in same-day funds. When Global Bonds are to be transferred from the account of a DTC participant to the account of a
Clearstream participant or a Euroclear participant, the purchaser will send instructions to Clearstream or Euroclear through a Clearstream participant or
Euroclear participant at least one business day prior to settlement. Clearstream or Euroclear will instruct the relevant depositary, as the case may be, to receive the Global Bonds against payment. Payment will include interest accrued on the Global Bonds from and including the last coupon payment date to and excluding the settlement date, on the basis of the actual number of days in that accrual period and a year assumed to consist of 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. Payment will then be made by the relevant depositary to the DTC participant's account against delivery of the
Global Bonds. After settlement has been completed, the Global Bonds will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the Clearstream participant's or
Euroclear participant's account. The securities credit will appear the next day
(European time) and the cash debt will be back-valued to, and the interest on the Global Bonds will accrue from, the value date (which would be the preceding day when settlement occurred in New York). If settlement is not completed on the intended value date (i.e., the trade fails), the Clearstream or Euroclear cash debt will be valued instead as of the actual settlement date.

         Clearstream participants and Euroclear participants will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most

                                       24

direct means of doing so is to preposition funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the Global Bonds are credited to their account one day later. As an alternative, if Clearstream or Euroclear has extended a line of credit to them, Clearstream participants or Euroclear participants can elect not to preposition funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, Clearstream participants or Euroclear participants purchasing Global Bonds would incur overdraft charges for one day, assuming they cleared the overdraft when the Global Bonds were credited to their accounts. However, interest on the Global Bonds would accrue from the value date. Therefore, in many cases the investment income on the
Global Bonds earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although the result will depend on each Clearstream participant's or Euroclear participant's particular cost of funds. Since the settlement is taking place during New York business hours, DTC participants can employ their usual procedures for crediting Global Bonds to the respective European depositary for the benefit of Clearstream participants or
Euroclear participants. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the DTC participants a cross-market transaction will settle no differently than a trade between two DTC participants.

         Due to time zone differences in their favor, Clearstream participants and Euroclear participants may employ their customary procedures for transactions in which Global Bonds are to be transferred by the respective clearing system, through the respective depositary, to a DTC participant. The seller will send instructions to Clearstream or Euroclear through a Clearstream participant or Euroclear participant at least one business day prior to settlement. In these cases Clearstream or Euroclear will instruct the respective depositary, as appropriate, to credit the Global Bonds to the DTC participant's account against payment. Payment will include interest accrued on the Global
Bonds from and including the last coupon payment to and excluding the settlement date on the basis of the actual number of days in that accrual period and a year assumed to consist to 360 days. For transactions settling on the 31st of the month, payment will include interest accrued to and excluding the first day of the following month. The payment will then be reflected in the account of
Clearstream participant or Euroclear participant the following day, and receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would be back-valued to the value date (which would be the preceding day, when settlement occurred in New York). Should the Clearstream participant or Euroclear participant have a line of credit with its respective clearing system and elect to be in debt in anticipation of receipt of the sale proceeds in its account, the back- valuation will extinguish any overdraft incurred over that one-day period. If settlement is not completed on the intended value date
(i.e., the trade fails), receipt of the cash proceeds in the Clearstream participant's or Euroclear participant's account would instead be valued as of the actual settlement date.

         Finally, day traders that use Clearstream or Euroclear and that purchase Global Bonds from DTC participants for delivery to Clearstream participants or Euroclear participants should note that these trades would automatically fail on the sale side unless affirmative action is taken. At least three techniques should be readily available to eliminate this potential problem:

         o        borrowing through Clearstream or Euroclear for one day (until the purchase side of the trade is reflected in their
                  Clearstream or Euroclear accounts) in accordance with the
                  clearing system's customary procedures;

         o        borrowing the Global Bonds in the U.S. from a DTC participant no later than one day prior to settlement, which would give the Global Bonds sufficient time to be reflected in their
                  Clearstream or Euroclear account in order to settle the sale side of the trade; or

         o        staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the DTC participant is at least one day prior to the value date for the sale to the Clearstream participant or Euroclear
                  participant.

                                       25

         A beneficial owner of Global Bonds holding bonds through Clearstream or
Euroclear (or through DTC if the holder has an address outside the U.S.) will be subject to the 30% U.S. withholding tax that generally applies to payments of interest (including original issue discount) on registered debt issued by U.S.
Persons (as defined below), unless (i) each clearing system, bank or other financial institution that holds customers' bonds in the ordinary course of its trade or business in the chain of intermediaries between that beneficial owner and the U.S. entity required to withhold tax complies with applicable certification requirements and (ii) that beneficial owner takes one of the following steps to obtain an exemption or reduced tax rate: Exemption for
Non-U.S. Persons (Form W-8). Beneficial holders of Global Bonds that are
Non-U.S. Persons (as defined below) can obtain a complete exemption from the withholding tax by filing a signed Form W-8 (Certificate of Foreign Status). If the information shown on Form W-8 changes, a new Form W-8 must be filed within
30 days of that change.

         A Non-U.S. Person (as defined below), including a non-U.S. corporation or bank with a U.S. branch, for which the interest income is effectively connected with its conduct of a trade or business in the United States, can obtain an exemption from the withholding tax by filing Form 4224 (Exemption from
Withholding of Tax on Income Effectively Connected with the Conduct of a Trade or Business in the United States).

         Non-U.S. Persons residing in a country that has a tax treaty with the
United States can obtain an exemption or reduced tax rate (depending on the treaty terms) by filing Form 1001 (Holdership, Exemption or Reduced Rate
Certificate). If the treaty provides only for a reduced rate, withholding tax will be imposed at that rate unless the filer alternatively files Form W-8. Form
1001 may be filed by Bondholders or their agent.

         U.S.Persons can obtain a complete exemption from the withholding tax by filing Form W-9 (Payer's Request for Taxpayer Identification Number and
Certification).

         The holder of a Global Bond or, in the case of a Form 1001 or a Form
4224 filer, his agent, files by submitting the appropriate form to the person through whom it holds the bond (the clearing agency, in the case of persons holding directly on the books of the clearing agency). Form W-8 and Form 1001 are effective for three calendar years and Form 4224 is effective for one calendar year. The term "U.S. Person" means a citizen or resident of the United
States, a corporation, partnership or other entity created or organized in, or under the laws of, the United States or any political subdivision thereof
(except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States Persons have the authority to control all substantial decisions of the trust. The term "Non-U.S. Person" means any person who is not a
U.S. Person. This summary does not deal with all aspects of U.S. Federal income tax withholding that may be relevant to foreign holders of the Global Bonds.
Investors are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of the Global Bonds.

ASSIGNMENT OF TRUST FUND ASSETS

         At the time of issuance of a series of bonds, the company will assign, or cause to be assigned, to the related trustee (or its nominee), without recourse, the mortgage loans or mortgage securities being included in the related trust fund, together with, all principal and interest received on or with respect to the mortgage loans or mortgage securities after the cut-off date, other than principal and interest due on or before the cut-off date. If specified in the related prospectus supplement, the company or any of its affiliates may retain an interest in the trust fund assets, if any, for itself or transfer the same to others. The trustee will, concurrently with the assignment, deliver the bonds of the series to or at the direction of the company in exchange for the mortgage loans and/or mortgage securities in the related trust fund. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related servicing agreement. The schedule will include, among other things, information as to the principal balance of each mortgage loan in the related trust fund as of the cut- off date, as well as information respecting the mortgage rate, the currently scheduled monthly payment of principal and interest, the maturity of the mortgage note and the loan-to-value ratio at origination or modification (without regard to any secondary financing).

                                       26

         In addition, the company will, as to each mortgage loan, other than mortgage loans underlying any mortgage securities and other than Contracts, deliver, or cause to be delivered, to the related trustee (or to the custodian described below) the following documents:

         o        the mortgage note endorsed, without recourse, either in blank or to the order of the trustee (or its nominee),

         o        the mortgage with evidence of recording indicated on the
                  mortgage (except for any mortgage not returned from the public recording office) or, in the case of a cooperative mortgage loan, on the related financing statement,

         o        an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form (or, with respect to a
                  cooperative mortgage loan, an assignment of the respective security agreements, any applicable UCC financing statements, recognition agreements, relevant stock certificates, related blank stock powers and the related proprietary leases or
                  occupancy agreements),

         o        any intervening assignments of the mortgage with evidence of recording on the assignment (except for any assignment not returned from the public recording office),

         o        if applicable, any riders or modifications to the mortgage note and mortgage, and

         o        any other documents set forth in the related mortgage loan purchase agreement or servicing agreement.

The assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law.

         Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the company delivers, or causes to be delivered, to the related trustee (or the custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the company cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the assignment concurrently with the execution and delivery of the related servicing agreement because of a delay caused by the public recording office, the company will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment as submitted for recording within one year. The company will deliver, or cause to be delivered, to the related trustee (or the custodian) the mortgage or assignment with evidence of recording indicated on the assignment after receipt thereof from the public recording office. If the company cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording on the mortgage or assignment concurrently with the execution and delivery of the related servicing agreement because the mortgage or assignment has been lost, the company will deliver, or cause to be delivered, to the related trustee (or the custodian) a true and correct photocopy of the mortgage or assignment with evidence of recording on the mortgage or assignment.
Assignments of the mortgage loans to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, recording is not required to protect the trustee's interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the company or the originator of the mortgage loan.

         As to each Contract, the company will deliver, or cause to be delivered, to the related trustee (or the custodian) the following documents:

         o        the original Contract endorsed, without recourse, to the order of the trustee,

         o        copies of documents and instruments related to the Contract and the security interest in the Manufactured Home securing the Contract, and

                                       27

         o        a blanket assignment to the trustee of all Contracts in the related trust fund and the related documents and instruments.

In order to give notice of the right, title and interest of the bondholders to the Contracts, the company will cause to be executed and delivered to the trustee a UCC-1 financing statement identifying the trustee as the secured party and identifying all Contracts as collateral.

         The company will, as to each mortgage security included in a mortgage pool, deliver, or cause to be delivered, to the related trustee (or the custodian), a physical bond evidencing the mortgage security, registered in the name of the related trustee (or its nominee), or endorsed in blank or to the related trustee (or its nominee), or accompanied by transfer documents sufficient to effect a transfer to the trustee (or its nominee).

         The trustee (or the custodian) will hold the documents in trust for the benefit of the related bondholders, and generally will review the documents within 120 days after receipt thereof in the case of documents delivered concurrently with the execution and delivery of the related indenture, and within the time period specified in the related indenture in the case of all other documents delivered. If any document is found to be missing or defective in any material respect, the trustee (or the custodian) will be required to promptly so notify the master servicer, the company, and the related Seller. If the related Seller does not cure the omission or defect within a specified period after notice is given thereto by the trustee, and the omission or defect materially and adversely affects the interests of bondholders in the affected mortgage loan or mortgage security, then, the related Seller will be obligated to purchase the mortgage loan or mortgage security from the trustee at its purchase price (or, if and to the extent it would otherwise be permitted to do so for a breach of representation and warranty as described under "The Mortgage
Pools--Representations of Sellers," to substitute for themortgage loan or mortgage security). The trustee will be obligated to enforce this obligation of the Seller to the extent described above under "The Mortgage
Pools--Representations by Sellers," but there can be no assurance that the applicable Seller will fulfill its obligation to purchase (or substitute for)
the affected mortgage loan or mortgage security as described above. The company will not be obligated to purchase or substitute for the mortgage loan or mortgage security if the Seller defaults on its obligation to do so. This purchase or substitution obligation constitutes the sole remedy available to the related bondholders and the related trustee for omission of, or a material defect in, a constituent document. Any affected mortgage loan or mortgage security not so purchased or substituted for shall remain in the related trust fund.

         The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans and/or mortgage securities in any mortgage pool, and to maintain possession of and, if applicable, to review, the documents relating to the mortgage loans and/or mortgage securities, in any case as the agent of the trustee. The identity of any custodian to be appointed on the date of initial issuance of the bonds will be set forth in the related prospectus supplement. A custodian may be an affiliate of the company or the master servicer.

         Except in the case of a Designated Seller Transaction or as to mortgage loans underlying any mortgage securities, the company will make representations and warranties as to the types and geographical concentrations of the mortgage loans and as to the accuracy of some of the information furnished to the related trustee in respect of each mortgage loan (for example, the original Loan-to-
Value Ratio, the principal balance as of the cut-off date, the mortgage rate and maturity). Upon a breach of any of these representations which materially and adversely affects the interests of the bondholders in a mortgage loan, the company will be obligated to cure the breach in all material respects, to purchase the mortgage loan at its purchase price or, to substitute for the mortgage loan a Qualified Substitute Mortgage Loan in accordance with the provisions for substitution by Affiliated Sellers as described above under "The
Mortgage Pools--Representations by Sellers." However, the company will not be required to repurchase or substitute for any mortgage loan in connection with a breach of a representation and warranty if the substance of the breach also constitutes fraud in the origination of the related mortgage loan. This purchase or substitution obligation constitutes the sole remedy available to bondholders or the trustee for a breach of a representation by the company. Any mortgage loan not so purchased or substituted for shall remain in the related trust fund.

                                       28

         Pursuant to the related servicing agreement, the master servicer for any mortgage pool, either directly or through subservicers, will service and administer the mortgage loans included in the mortgage pool and assigned to the related trustee as more fully set forth under "Servicing of Mortgage Loans." The master servicer will make representations and warranties regarding its authority to enter into, and its ability to perform its obligations under, the servicing agreement.

                                 PAYMENT ACCOUNT

         GENERAL. The master servicer and/or the trustee will, as to each trust fund, establish and maintain or cause to be established and maintained a Payment
Account, which will be established so as to comply with the standards of each
Rating Agency that has rated any one or more classes of bonds of the related series. A Payment Account shall be maintained as an Eligible Account, and the funds held therein may be held as cash or invested in Permitted Investments. Any
Permitted Investments shall not cause the company to register under the
Investment Company Act of 1940. Any interest or other income earned on funds in the Payment Account will be paid to the related master servicer or trustee as additional compensation. If permitted by the Rating Agency or Agencies and so specified in the related prospectus supplement, a Payment Account may contain funds relating to more than one series of collateralized asset-backed bonds and may contain other funds representing payments on mortgage loans owned by the related master servicer or serviced by it on behalf of others.

         DEPOSITS. With respect to each series of bonds, the related master servicer, trustee or special servicer will be required to deposit or cause to be deposited in the Payment Account for the related trust fund within a period following receipt (in the case of collections and payments), the following payments and collections received, or advances made, by the master servicer, the trustee or any special servicer subsequent to the cut-off date with respect to the mortgage loans and/or mortgage securities in the trust fund (other than payments due on or before the cut-off date):

         o        all payments on account of principal, including principal
                  prepayments, on the mortgage loans;

         o        all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer, any
                  special servicer or subservicer as its servicing compensation or as compensation to the trustee, and further net of any
                  retained interest of the company;

         o        all payments on the mortgage securities;

         o        all Insurance Proceeds and Liquidation Proceeds;

         o        any amounts paid under any instrument or drawn from any fund that constitutes credit enhancement for the related series of bonds as described under "Description of Credit Enhancement";

         o        any advances made as described under "--Advances" below;

         o        any Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) required to be paid to bondholders, as
                  described below;

         o        any amounts paid by the master servicer to cover Prepayment
                  Interest Shortfalls arising out of the prepayment of mortgage loans as described under "Servicing of Mortgage
                  Loans--Servicing and Other Compensation and Payment of
                  Expenses; Retained Interest";

         o        to the extent that any item does not constitute additional servicing compensation to the master servicer or a special servicer, any payments on account of modification or
                  assumption fees, late payment charges or prepayment premiums on the mortgage loans;

                                       29

         o        any amount required to be deposited by the master servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer or the trustee, as the case may be, of funds held in the Payment Account; and

         o        any other amounts required to be deposited in the Payment
                  Account as provided in the related servicing agreement and indenture and described in this prospectus or in the related prospectus supplement.

         With respect to each buydown mortgage loan, the master servicer will be required to deposit the related Buydown Funds provided to it in a Buydown
Account which will comply with the requirements set forth in this prospectus with respect to the Payment Account. The terms of all buydown mortgage loans provide for the contribution of Buydown Funds in an amount equal to or exceeding either (1) the total payments to be made from the funds pursuant to the related buydown plan or (2) if the Buydown Funds are to be deposited on a discounted basis, that amount of Buydown Funds which, together with investment earnings on the Buydown Funds at a rate as will support the scheduled level of payments due under the buydown mortgage loan. Neither the master servicer nor the company will be obligated to add to any discounted Buydown Funds any of its own funds should investment earnings prove insufficient to maintain the scheduled level of payments. To the extent that any insufficiency is not recoverable from the mortgagor or, in an appropriate case, from the Seller, distributions to bondholders may be affected. With respect to each buydown mortgage loan, the master servicer will be required monthly to withdraw from the Buydown Account and deposit in the Payment Account as described above the amount, if any, of the
Buydown Funds (and, if applicable, investment earnings on the Buydown Funds) for each buydown mortgage loan that, when added to the amount due from the mortgagor on the buydown mortgage loan, equals the full monthly payment which would be due on the buydown mortgage loan if it were not subject to the buydown plan. The
Buydown Funds will in no event be a part of the related trust fund.

         If the mortgagor on a buydown mortgage loan prepays the mortgage loan in its entirety during the Buydown Period, the master servicer will be required to withdraw from the Buydown Account and remit to the mortgagor or the other designated party in accordance with the related buydown plan any Buydown Funds remaining in the Buydown Account. If a prepayment by a mortgagor during the
Buydown Period together with Buydown Funds will result in full prepayment of a buydown mortgage loan, the master servicer generally will be required to withdraw from the Buydown Account and deposit in the Payment Account the Buydown
Funds and investment earnings on the Buydown Funds, if any, which together with the prepayment will result in a prepayment in full; provided that Buydown Funds may not be available to cover a prepayment under some mortgage loan programs.
Any Buydown Funds so remitted to the master servicer in connection with a prepayment described in the preceding sentence will be deemed to reduce the amount that would be required to be paid by the mortgagor to repay fully the related mortgage loan if the mortgage loan were not subject to the buydown plan.
Any investment earnings remaining in the Buydown Account after prepayment or after termination of the Buydown Period will be remitted to the related mortgagor or the other designated party pursuant to the Buydown Agreement relating to each buydown mortgage loan. If the mortgagor defaults during the
Buydown Period with respect to a buydown mortgage loan and the property securing the buydown mortgage loan is sold in liquidation (either by the master servicer, the primary insurer, any pool insurer or any other insurer), the master servicer will be required to withdraw from the Buydown Account the Buydown Funds and all investment earnings on the Buydown Funds, if any, and either deposit the same in the Payment Account or, alternatively, pay the same to the primary insurer or the pool insurer, as the case may be, if the mortgaged property is transferred to the insurer and the insurer pays all of the loss incurred in respect of the default.

         WITHDRAWALS. With respect to each series of bonds, the master servicer, trustee or special servicer may make withdrawals from the Payment Account for the related trust fund for any of the following purposes, unless otherwise provided in the related agreement and described in the related prospectus supplement:

         (1)      to make distributions to the related bondholders on each
                  distribution date;

         (2)      to reimburse the master servicer or any other specified person for unreimbursed amounts advanced by it in respect of mortgage loans in the trust fund as described

                                       30

                  under "--Advances" below, these reimbursement to be made out of amounts received which were identified and applied by the master servicer as late collections of interest (net of
                  related servicing fees) on and principal of the particular mortgage loans with respect to which the advances were made or out of amounts drawn under any form of credit enhancement with respect to the mortgage loans;

         (3)      to reimburse the master servicer or a special servicer for unpaid servicing fees earned by it and some unreimbursed
                  servicing expenses incurred by it with respect to mortgage loans in the trust fund and properties acquired in respect thereof, these reimbursement to be made out of amounts that represent Liquidation Proceeds and Insurance Proceeds
                  collected on the particular mortgage loans and properties, and net income collected on the particular properties, with
                  respect to which the fees were earned or the expenses were incurred or out of amounts drawn under any form of credit
                  enhancement with respect to the mortgage loans and properties;

         (4)      to reimburse the master servicer or any other specified person for any advances described in clause (2) above made by it and any servicing expenses referred to in clause (3) above
                  incurred by it which, in the good faith judgment of the master servicer or the other person, will not be recoverable from the amounts described in clauses (2) and (3), respectively, the reimbursement to be made from amounts collected on other
                  mortgage loans in the trust fund or, if and to the extent so provided by the related servicing agreement and indenture and described in the related prospectus supplement, only from that portion of amounts collected on the other mortgage loans that is otherwise distributable on one or more classes of
                  subordinate bonds of the related series;

         (5)      if and to the extent described in the related prospectus
                  supplement, to pay the master servicer, a special servicer or another specified entity (including a provider of credit
                  enhancement) interest accrued on the advances described in clause (2) above made by it and the servicing expenses
                  described in clause (3) above incurred by it while these
                  remain outstanding and unreimbursed;

         (6)      to reimburse the master servicer, the company, or any of their respective directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred
                  thereby, as and to the extent described under "The
                  Agreements--Certain Matters Regarding the Master Servicer and
                  the Company";

         (7)      if and to the extent described in the related prospectus
                  supplement, to pay the fees of the trustee;

         (8)      to reimburse the trustee or any of its directors, officers, employees and agents, as the case may be, for expenses, costs and liabilities incurred thereby, as and to the extent
                  described under "The Agreements--The Trustee";

         (9)      to pay the master servicer or the trustee, as additional
                  compensation, interest and investment income earned in respect of amounts held in the Payment Account;

         (10)     to pay (generally from related income) the master servicer or a special servicer for costs incurred in connection with the operation, management and maintenance of any mortgaged
                  property acquired by the trust fund by foreclosure or by deed in lieu of foreclosure;

         (11)     to pay for the cost of an independent appraiser or other
                  expert in real estate matters retained to determine a fair sale price for a defaulted mortgage loan or a property
                  acquired in respect thereof in connection with the liquidation of the mortgage loan or property;

         (12)     to pay for the cost of various opinions of counsel obtained pursuant to the related servicing agreement and indenture for the benefit of the related bondholders;

                                       31

         (13)     to pay to itself, the company, a Seller or any other
                  appropriate person all amounts received with respect to each mortgage loan purchased, repurchased or removed from the trust fund pursuant to the terms of the related servicing agreement and indenture and not required to be distributed as of the date on which the related purchase price is determined;

         (14)     to make any other withdrawals permitted by the related
                  servicing agreement and indenture and described in the related prospectus supplement;

         (15)     to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to
                  multifamily or commercial properties that constitute security for defaulted mortgage loans, and for any containment,
                  clean-up or remediation of hazardous wastes and materials
                  present on that mortgaged properties, as described under
                  "Servicing of Mortgage Loans--Realization Upon or Sale of
                  Defaulted Mortgage Loans"; and

         (16)     to clear and terminate the Payment Account upon the
                  termination of the trust fund.

DISTRIBUTIONS

         Distributions on the bonds of each series will be made by or on behalf of the related trustee or master servicer on each distribution date as specified in the related prospectus supplement from the available distribution amount for the series and the distribution date. The available distribution amount for any series of bonds and any distribution date will generally refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage loans and/or mortgage securities and any other assets included in the related trust fund that are available for distribution to the bondholders of the series on that date. The particular components of the available distribution amount for any series on each distribution date will be more specifically described in the related prospectus supplement.

         Distributions on the bonds of each series (other than the final distribution in retirement of any bond) will be made to the persons in whose names the bonds are registered on the Record Date, and the amount of each distribution will be determined as of the Determination Date. All distributions with respect to each class of bonds on each distribution date will be allocated in equal proportion among the outstanding bonds in the class. Payments will be made either by wire transfer in immediately available funds to the account of a bondholder at a bank or other entity having appropriate facilities therefor, if the bondholder has provided the trustee or other person required to make the payments with wiring instructions no later than five business days prior to the related Record Date or other date specified in the related prospectus supplement
(and, if so provided in the related prospectus supplement, the bondholder holds bonds in the requisite amount or denomination specified therein), or by check mailed to the address of the bondholder as it appears on the bond register;
provided, however, that the final distribution in retirement of any class of bonds will be made only upon presentation and surrender of the bonds at the location specified in the notice to bondholders of the final distribution.
Payments will be made to each bondholder in accordance with the holder's
Percentage Interest in a particular class.

DISTRIBUTIONS OF INTEREST AND PRINCIPAL ON THE BONDS

         Each class of bonds of each series, other than Strip Bonds that have no bond interest rate, may have a different per annum rate at which interest accrues on that class of bonds, which may be fixed, variable or adjustable, or any combination of rates. The related prospectus supplement will specify the bond interest rate or, in the case of a variable or adjustable bond interest rate, the method for determining the bond interest rate, for each class. The related prospectus supplement will specify whether interest on the bonds of the series will be calculated on the basis of a 360-day year consisting of twelve
30-day months or on a different method.

         Distributions of interest in respect of the bonds of any class, other than any class of Accrual Bonds or Strip Bonds that is not entitled to any distributions of interest, will be made on each distribution date based on the accrued interest for the class and the distribution date, subject to the

                                       32

sufficiency of the portion of the available distribution amount allocable to the class on the distribution date. Prior to the time interest is distributable on any class of Accrual Bonds, the amount of accrued interest otherwise distributable on the class will be added to the principal balance thereof on each distribution date. With respect to each class of interest-bearing bonds, accrued interest for each distribution date will be equal to interest at the applicable bond interest rate accrued for a specified period (generally one month) on the outstanding principal balance thereof immediately prior to the distribution date. Accrued interest for each distribution date on Strip Bonds entitled to distributions of interest will be similarly calculated except that it will accrue on a notional amount that is based on either (1) based on the principal balances of some or all of the mortgage loans and/or mortgage securities in the related trust fund or (2) equal to the principal balances of one or more other classes of bonds of the same series. Reference to a notional amount with respect to a class of Strip Bonds is solely for convenience in making calculations of accrued interest and does not represent the right to receive any distribution of principal. If so specified in the related prospectus supplement, the amount of accrued interest that is otherwise distributable on
(or, in the case of Accrual Bonds, that may otherwise be added to the principal balance of) one or more classes of the bonds of a series will be reduced to the extent that any Prepayment Interest Shortfalls, as described under "Yield
Considerations", exceed the amount of any sums (including, if and to the extent specified in the related prospectus supplement, the master servicer's servicing compensation) that are applied to offset the shortfalls. The particular manner in which the shortfalls will be allocated among some or all of the classes of bonds of that series will be specified in the related prospectus supplement. The related prospectus supplement will also describe the extent to which the amount of accrued interest that is otherwise distributable on (or, in the case of
Accrual Bonds, that may otherwise be added to the principal balance of) a class of offered bonds may be reduced as a result of any other contingencies, including delinquencies, losses and Deferred Interest on or in respect of the related mortgage loans or application of the Relief Act with respect to the mortgage loans. Any reduction in the amount of accrued interest otherwise distributable on a class of bonds by reason of the allocation to the class of a portion of any Deferred Interest on or in respect of the related mortgage loans will result in a corresponding increase in the principal balance of the class.

         As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of bonds will be made on each distribution date to the holders of the class or classes of bonds of the series entitled thereto until the principal balance(s) of the bonds have been reduced to zero. In the case of a series of bonds which includes two or more classes of bonds, the timing, sequential order, priority of payment or amount of distributions in respect of principal, and any schedule or formula or other provisions applicable to the determination thereof (including distributions among multiple classes of senior bonds or subordinate bonds), shall be as set forth in the related prospectus supplement. Distributions of principal with respect to one or more classes of bonds may be made at a rate that is faster
(and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities in the related trust fund, may not commence until the occurrence of events such as the retirement of one or more other classes of bonds of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage loans and/or mortgage securities. In addition, distributions of principal with respect to one or more classes of bonds may be made, subject to available funds, based on a specified principal payment schedule and, with respect to one or more classes of bonds, may be contingent on the specified principal payment schedule for another class of the same series and the rate at which payments and other collections of principal on the mortgage loans and/or mortgage securities in the related trust fund are received.

PRE-FUNDING ACCOUNT

         If so specified in the related prospectus supplement, the agreements may provide for the transfer by the Sellers of additional mortgage loans to the related trust after the Closing Date. The additional mortgage loans will be required to conform to the requirements set forth in the related Agreement or other agreement providing for the transfer, and will be underwritten to the same standards as the mortgage loans initially included in the trust fund as described in the prospectus supplement. As specified in the related prospectus supplement, the transfer may be funded by the establishment of a pre- funding account with the trustee. If a pre-funding account is established, all or a portion of the proceeds of the sale of one or more classes of bonds of the related series will be

                                       33

deposited in the account to be released as additional mortgage loans are transferred. A pre-funding account will be required to be maintained as an
Eligible Account, the amounts therein may be required to be invested in
Permitted Investments and the amount held therein shall at no time exceed 40% of the aggregate outstanding principal balance of the related bonds. The related
Agreement or other agreement providing for the transfer of additional mortgage loans generally will provide that the transfers must be made within up to one year after the Closing Date, and that amounts set aside to fund the transfers
(whether in a pre-funding account or otherwise) and not so applied within the required period of time will be deemed to be principal prepayments and applied in the manner set forth in the prospectus supplement. To the extent amounts in any pre-funding account have not been used to purchase additional mortgage loans, holders of the bonds may receive an additional prepayment, which may affect their yield to maturity. In addition, bondholders may not be able to reinvest amounts received from any pre-funding account in comparable bonds, or may only be able to do so at a lower interest rate.

DISTRIBUTIONS ON THE BONDS IN RESPECT OF PREPAYMENT PREMIUMS

         Prepayment premiums will generally be retained by the master servicer or by the Seller as additional compensation. However, if so provided in the related prospectus supplement, prepayment premiums received on or in connection with the mortgage loans or mortgage securities in any trust fund will be distributed on each distribution date to the holders of the class or classes of bonds of the related series entitled thereto in accordance with the provisions described in the prospectus supplement.

ALLOCATION OF LOSSES AND SHORTFALLS

         The amount of any losses or shortfalls in collections on the mortgage loans and/or mortgage securities in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of credit enhancement) will be allocated among the respective classes of bonds of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, these allocations may result in reductions in the entitlements to interest and/or principal balances of one or more classes of bonds, or may be effected simply by a prioritization of payments among classes of bonds.

ADVANCES

         If and to the extent provided in the related prospectus supplement, and subject to any limitations specified therein, the related master servicer may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Payment Account that are not part of the available distribution amount for the related series of bonds for the distribution date, an amount up to the aggregate of any payments of interest (and, if specified in the related prospectus supplement, principal) that were due on or in respect of the mortgage loans during the related Due Period and were delinquent on the related
Determination Date. No notice will be given to the bondholders of these advances. Scheduled payments on the mortgage loans in any trust fund that became due during a given Due Period will, to the extent received by the related
Determination Date or advanced by the related master servicer or other specified person, be distributed on the distribution date next succeeding the
Determination Date.

         Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of bonds entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made from the master servicer's own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts received under any fund or instrument constituting credit enhancement) respecting which advances were made and other specific sources as may be identified in the related prospectus supplement, including amounts which would otherwise be payable to the offered bonds. No Nonrecoverable Advance will be required to be made by the master servicer; and, if previously made by a master servicer, a Nonrecoverable
Advance will be reimbursable from any amounts in the related Payment Account prior to any distributions being made to the related series of bondholders.

                                       34

         If advances have been made from excess funds in a Payment Account, the master servicer that advanced the funds will be required to replace the funds in the Payment Account on any future distribution date to the extent that funds then in the Payment Account are insufficient to permit full distributions to bondholders on that date. If so specified in the related prospectus supplement, the obligation of a master servicer to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, a surety bond, will be set forth in the related prospectus supplement.

         If any person other than the master servicer has any obligation to make advances as described above, the related prospectus supplement will identify the person.

         If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on the advances for the period that the advances are outstanding at the rate specified in the prospectus supplement, and the entity will be entitled to payment of the interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to bondholders or as otherwise provided in the related servicing agreement and described in the prospectus supplement.

         As specified in the related prospectus supplement with respect to any series of bonds as to which the trust fund includes mortgage securities, the advancing obligations with respect to the underlying mortgage loans will be pursuant to the terms of the mortgage securities, as may be supplemented by the terms of the applicable servicing agreement, and may differ from the provisions described above.

REPORTS TO BONDHOLDERS

         With each distribution to bondholders of a particular class of offered bonds, the related master servicer or trustee will forward or cause to be forwarded to each holder of record of the class of bonds a statement or statements with respect to the related trust fund setting forth the information specifically described in the related servicing agreement or indenture, which generally will include the following as applicable except as otherwise provided therein:

         o        the amount, if any, of the distribution allocable to
                  principal;

         o        the amount, if any, of the distribution allocable to interest;

         o        the amount, if any, of the distribution allocable to
                  prepayment premiums;

         o        with respect to a series consisting of two or more classes, the outstanding principal balance or notional amount of each class after giving effect to the distribution of principal on the distribution date;

         o        the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any subservicer);

         o        the aggregate amount of advances included in the distributions on the distribution date, and the aggregate amount of
                  unreimbursed advances at the close of business on the
                  distribution date;

         o        the aggregate principal balance of the mortgage loans in the related mortgage pool on, or as of a specified date shortly prior to, the distribution date;

         o        the number and aggregate principal balance of any mortgage loans in the related mortgage pool in respect of which (A) one scheduled payment is delinquent, (B) two scheduled payments are delinquent, (C) three or more scheduled payments are
                  delinquent and (D) foreclosure proceedings have been
                  commenced;

                                       35

         o        the book value of any real estate acquired the trust fund by foreclosure or by a deed in lieu of foreclosure;

         o        the balance of the reserve fund, if any, at the close of
                  business on the distribution date;

         o        the amount of coverage under any financial guaranty insurance policy, mortgage pool insurance policy or letter of credit covering default risk as of the close of business on the
                  applicable Determination Date and a description of any credit enhancement substituted therefor;

         o        the amount of any Special Hazard Losses, Fraud Losses and
                  Bankruptcy Losses as of the close of business on the
                  applicable distribution date and a description of any change in the calculation of these amounts;

         o        with respect to any series of bonds as to which the trust fund includes mortgage securities, additional information as
                  required under the related servicing agreement and specified in the related prospectus supplement; and

         o        any other material information as required under the related servicing agreement or indenture.

         In the case of information furnished pursuant to the first three items above, the amounts will be expressed as a dollar amount per minimum denomination of the relevant class of offered bonds or per a specified portion of the minimum denomination. In addition to the information described above, reports to bondholders will contain other information as is set forth in the applicable servicing agreement or indenture, which may include prepayments, reimbursements to subservicers and the master servicer and losses borne by the related trust fund.

         In addition, within a reasonable period of time after the end of each calendar year, the master servicer or trustee will furnish a report to each holder of record of a class of offered bonds at any time during the calendar year which, for example, will include information as to the aggregate of amounts reported pursuant to the first three items above for the calendar year or, in the event the person was a holder of record of a class of bonds during a portion of the calendar year, for the applicable portion of the year.

                        DESCRIPTION OF CREDIT ENHANCEMENT

GENERAL

         Credit support with respect to the offered bonds of each series may be comprised of one or more of the following components. Each component will have limitations and will provide coverage with respect to Realized Losses on the related mortgage loans. Credit support will cover Defaulted Mortgage Losses, but coverage may be limited or unavailable with respect to Special Hazard Losses,
Fraud Losses, Bankruptcy Losses and Extraordinary Losses. To the extent that the credit support for the offered bonds of any series is exhausted, the holders thereof will bear all further risk of loss.

         As set forth below and in the applicable prospectus supplement, coverage with respect to Realized Losses may be provided by one or more of a financial guaranty insurance policy, a special hazard insurance policy, a mortgage pool insurance policy or a letter of credit. In addition, if provided in the applicable prospectus supplement, in lieu of or in addition to any or all of the foregoing arrangements, credit enhancement may be in the form of a reserve fund to cover the losses, in the form of subordination of one or more classes of subordinate bonds to provide credit support to one or more classes of senior bonds, in the form of overcollateralization, or in the form of a combination of the foregoing. The credit support may be provided by an assignment of the right to receive specified cash amounts, a deposit of cash into a reserve fund or other pledged assets, or by banks, insurance companies, guarantees or any combination thereof identified in the applicable prospectus supplement.

                                       36

         The amounts and type of credit enhancement arrangement as well as the provider thereof, if applicable, with respect to the offered bonds of each series will be set forth in the related prospectus supplement. To the extent provided in the applicable prospectus supplement and the indenture, the credit enhancement arrangements may be periodically modified, reduced and substituted for based on the aggregate outstanding principal balance of the mortgage loans covered thereby. See "Description of Credit Enhancement--Reduction or
Substitution of Credit Enhancement." If specified in the applicable prospectus supplement, credit support for the offered bonds of one series may cover the offered bonds of one or more other series.

         In general, references to "mortgage loans" under this "Description of
Credit Enhancement" section are to mortgage loans in a trust fund. However, if so provided in the prospectus supplement for a series of bonds, any mortgage securities included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of credit support described inthis prospectus. The related prospectus supplement will specify, as to each form of credit support, the information indicated below with respect thereto, to the extent the information is material and available.

SUBORDINATE BONDS

         If so specified in the related prospectus supplement, one or more classes of bonds of a series may be subordinate bonds. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate bonds to receive distributions from the Payment Account on any distribution date will be subordinated to the corresponding rights of the holders of senior bonds.
If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of (or may be limited to) some types of losses or shortfalls. The related prospectus supplement will set forth information concerning the manner and amount of subordination provided by a class or classes of subordinate bonds in a series and the circumstances under which the subordination will be available. The offered bonds of any series may include one or more classes of subordinate bonds.

CROSS-SUPPORT

         If the mortgage loans and/or mortgage securities in any trust fund are divided into separate groups, each supporting a separate class or classes of bonds of the related series, credit enhancement may be provided by cross-support provisions requiring that distributions be made on senior bonds evidencing interests in one group of mortgage loans and/or mortgage securities prior to distributions on subordinate bonds evidencing interests in a different group of mortgage loans and/or mortgage securities within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying the provisions.

OVERCOLLATERALIZATION

         If so specified in the related prospectus supplement, interest collections on the mortgage loans may exceed interest payments on the bonds for the related distribution date. The excess interest may be deposited into a reserve fund or applied as a payment of principal on the bonds. To the extent excess interest is applied as principal payments on the bonds, the effect will be to reduce the principal balance of the bonds relative to the outstanding balance of the mortgage loans, thereby creating overcollateralization and additional protection to the bondholders, as specified in the related prospectus supplement. If so provided in the related prospectus supplement, overcollateralization may also be provided as to any series of bonds by the issuance of bonds in an initial aggregate principal amount which is less than the aggregate principal amount of the related mortgage loans.

FINANCIAL GUARANTY INSURANCE POLICY

         If so specified in the related prospectus supplement, a financial guaranty insurance policy may be obtained and maintained for a class or series of bonds. The insurer with respect to a financial guaranty insurance policy will be described in the related prospectus supplement and a copy of the form of financial guaranty insurance policy will be filed with the related Current
Report on Form 8- K.

                                       37

         A financial guaranty insurance policy will be unconditional and irrevocable and will guarantee to holders of the applicable bonds that an amount equal to the full amount of payments due to the holders will be received by the trustee or its agent on behalf of the holders for payment on each distribution date. The specific terms of any financial guaranty insurance policy will be set forth in the related prospectus supplement. A financial guaranty insurance policy may have limitations and generally will not insure the obligation of the
Sellers or the master servicer to purchase or substitute for a defective mortgage loan and will not guarantee any specific rate of principal prepayments.
The insurer will be subrogated to the rights of each holder to the extent the insurer makes payments under the financial guaranty insurance policy.

MORTGAGE POOL INSURANCE POLICIES

         Any mortgage pool insurance policy obtained by the company for each trust fund will be issued by the pool insurer named in the applicable prospectus supplement. Each mortgage pool insurance policy will, subject to the limitations described below, cover Defaulted Mortgage Losses in an amount equal to a percentage specified in the applicable prospectus supplement of the aggregate principal balance of the mortgage loans on the cut-off date. As set forth under
"-- Maintenance of Credit Enhancement" below, the master servicer will use reasonable efforts to maintain the mortgage pool insurance policy and to present claims thereunder to the pool insurer on behalf of itself, the related trustee and the related bondholders. The mortgage pool insurance policies, however, are not blanket policies against loss, since claims thereunder may only be made respecting particular defaulted mortgage loans and only upon satisfaction of the conditions precedent described below. Unless specified in the related prospectus supplement, the mortgage pool insurance policies may not cover losses due to a failure to pay or denial of a claim under a Primary Insurance Policy, irrespective of the reason therefor.

         Each mortgage pool insurance policy will generally provide that no claims may be validly presented thereunder unless, among other things:

         o        any required Primary Insurance Policy is in effect for the defaulted mortgage loan and a claim thereunder has been
                  submitted and settled,

         o        hazard insurance on the property securing the mortgage loan has been kept in force and real estate taxes and other
                  protection and preservation expenses have been paid by the master servicer,

         o        if there has been physical loss or damage to the mortgaged property, it has been restored to its condition (reasonable wear and tear excepted) at the cut-off date and

         o        the insured has acquired good and merchantable title to the mortgaged property free and clear of liens, except for
                  permitted encumbrances.

Upon satisfaction of these conditions, the pool insurer will have the option either (1) to purchase the property securing the defaulted mortgage loan at a price equal to the principal balance thereof plus accrued and unpaid interest at the applicable mortgage rate to the date of purchase and expenses incurred by the master servicer, special servicer or subservicer on behalf of the related trustee and bondholders, or (2) to pay the amount by which the sum of the principal balance of the defaulted mortgage loan plus accrued and unpaid interest at the mortgage rate to the date of payment of the claim and the aforementioned expenses exceeds the proceeds received from an approved sale of the mortgaged property, in either case net of amounts paid or assumed to have been paid under any related Primary Insurance Policy. Bondholders will experience a shortfall in the amount of interest payable on the related bonds in connection with the payment of claims under a mortgage pool insurance policy because the pool insurer is only required to remit unpaid interest through the date a claim is paid rather than through the end of the month in which the claim is paid. In addition, the bondholders will also experience losses with respect to the related bonds in connection with payments made under a mortgage pool insurance policy to the extent that the master servicer expends funds to cover unpaid real estate taxes or to repair the related mortgaged property in order to make a claim under a mortgage pool insurance policy, as those amounts will not be covered by payments under the policy and will be reimbursable to the master servicer from funds otherwise payable to the

                                       38

bondholders. If any mortgaged property securing a defaulted mortgage loan is damaged and proceeds, if any (see "--Special Hazard Insurance Policies" below for risks which are not covered by the policies), from the related hazard insurance policy or applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under the mortgage pool insurance policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (x)
that the restoration will increase the proceeds to one or more classes of bondholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (y) that the expenses will be recoverable by it through Liquidation Proceeds or Insurance Proceeds.

         A mortgage pool insurance policy (and most Primary Insurance Policies)
will likely not insure against loss sustained by reason of a default arising from, among other things, (1) fraud or negligence in the origination or servicing of a mortgage loan, including misrepresentation by the mortgagor, the
Seller or other persons involved in the origination thereof, or (2) failure to construct a mortgaged property in accordance with plans and specifications.
Depending upon the nature of the event, a breach of representation made by a
Seller may also have occurred. This breach, if it materially and adversely affects the interests of bondholders and cannot be cured, would give rise to a purchase obligation on the part of the Seller, as more fully described under
"The Mortgage Pools--Representations by Sellers." However, this event would not give rise to a breach of a representation and warranty or a purchase obligation on the part of the company or master servicer.

         The original amount of coverage under each mortgage pool insurance policy will be reduced over the life of the related series of bonds by the aggregate dollar amount of claims paid less the aggregate of the net amounts realized by the pool insurer upon disposition of all foreclosed properties. The amount of claims paid includes expenses incurred by the master servicer, special servicer or subservicer as well as accrued interest on delinquent mortgage loans to the date of payment of the claim. Accordingly, if aggregate net claims paid under any mortgage pool insurance policy reach the original policy limit, coverage under that mortgage pool insurance policy will be exhausted and any further losses will be borne by holders of the related series of bonds. In addition, unless the master servicer could determine that an advance in respect of a delinquent mortgage loan would be recoverable to it from the proceeds of the liquidation of the mortgage loan or otherwise, the master servicer would not be obligated to make an advance respecting the delinquency since the advance would not be ultimately recoverable to it from either the mortgage pool insurance policy or from any other related source. See "Description of the
Bonds--Advances."

         Since each mortgage pool insurance policy will require that the property subject to a defaulted mortgage loan be restored to its original condition prior to claiming against the pool insurer, the policy will not provide coverage against hazard losses. As set forth under "Primary Mortgage
Insurance, Hazard Insurance; Claims Thereunder," the hazard policies covering the mortgage loans typically exclude from coverage physical damage resulting from a number of causes and, even when the damage is covered, may afford recoveries which are significantly less than full replacement cost of the losses. Further, no coverage in respect of Special Hazard Losses, Fraud Losses or Bankruptcy Losses will cover all risks, and the amount of the coverage will be limited. See "--Special Hazard Insurance Policies" below. As a result, some hazard risks will not be insured against and will therefore be borne by the related bondholders.

LETTER OF CREDIT

         If any component of credit enhancement as to the offered bonds of any series is to be provided by a letter of credit, a bank will deliver to the related trustee an irrevocable letter of credit. The letter ofcredit may provide direct coverage with respect to the mortgage loans. The bank that delivered the letter of credit, as well as the amount available under the letter of credit with respect to each component of credit enhancement, will be specified in the applicable prospectus supplement. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of some types of losses and shortfalls. The letter of credit may also provide for the payment of advances which the master servicer would be obligated to make with respect to delinquent monthly mortgage payments. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in

                                       39

the related prospectus supplement. The letter of credit will expire on the expiration date set forth in the related prospectus supplement, unless earlier terminated or extended in accordance with its terms.

SPECIAL HAZARD INSURANCE POLICIES

         Any special hazard insurance policy covering Special Hazard Losses obtained by the company for a trust fund will be issued by the insurer named in the applicable prospectus supplement. Each special hazard insurance policy will, subject to limitations described below, protect holders of the related series of bonds from Special Hazard Losses. See "Primary Mortgage Insurance, Hazard
Insurance; Claims Thereunder." However, a special hazard insurance policy will not cover losses occasioned by war, civil insurrection, some governmental actions, errors in design, faulty workmanship or materials (except under some circumstances), nuclear reaction, chemical contamination, waste by the mortgagor and other risks. Aggregate claims under a special hazard insurance policy will be limited to the amount set forth in the related prospectus supplement and will be subject to reduction as described in the related prospectus supplement. A special hazard insurance policy will provide that no claim may be paid unless hazard and, if applicable, flood insurance on the property securing the mortgage loan has been kept in force and other protection and preservation expenses have been paid by the master servicer.

         Subject to the foregoing limitations, a special hazard insurance policy will provide that, where there has been damage to property securing a foreclosed mortgage loan (title to which has been acquired by the insured) and to the extent the damage is not covered by the hazard insurance policy or flood insurance policy, if any, maintained by the mortgagor or the master servicer, special servicer or the subservicer, the insurer will pay the lesser of (1) the cost of repair or replacement of the property or (2) upon transfer of the property to the insurer, the unpaid principal balance of the mortgage loan at the time of acquisition of the property by foreclosure or deed in lieu of foreclosure, plus accrued interest at the mortgage rate to the date of claim settlement and expenses incurred by the master servicer, special servicer or subservicer with respect to the property. If the property is transferred to a third party in a sale approved by the issuer of the special hazard insurance policy, the amount that the issuer will pay will be the amount under (ii) above reduced by the net proceeds of the sale of the property. No claim may be validly presented under the special hazard insurance policy unless hazard insurance on the property securing a defaulted mortgage loan has been kept in force and other reimbursable protection, preservation and foreclosure expenses have been paid
(all of which must be approved in advance by the issuer of the special hazard insurance policy). If the unpaid principal balance plus accrued interest and expenses is paid by the insurer, the amount of further coverage under the related special hazard insurance policy will be reduced by that amount less any net proceeds from the sale of the property. Any amount paid as the cost of repair of the property will further reduce coverage by that amount. Restoration of the property with the proceeds described under (1) above will satisfy the condition under each mortgage pool insurance policy that the property be restored before a claim under the mortgage pool insurance policy may be validly presented with respect to the defaulted mortgage loan secured by the property.
The payment described under (2) above will render presentation of a claim in respect of the mortgage loan under the related mortgage pool insurance policy unnecessary. Therefore, so long as a mortgage pool insurance policy remains in effect, the payment by the insurer under a special hazard insurance policy of the cost of repair or of the unpaid principal balance of the related mortgage loan plus accrued interest and expenses will not affect the total Insurance
Proceeds paid to bondholders, but will affect the relative amounts of coverage remaining under the related special hazard insurance policy and mortgage pool insurance policy.

         As and to the extent set forth in the applicable prospectus supplement, coverage in respect of Special Hazard Losses for a series of bonds may be provided, in whole or in part, by a type of instrument other than a special hazard insurance policy or by means of a special hazard representation of the
Seller or the company.

RESERVE FUNDS

         If so provided in the related prospectus supplement, the company will deposit or cause to be deposited in a reserve fund account any combination of cash, one or more irrevocable letters of credit or one or more Permitted
Investments in specified amounts, or any other instrument satisfactory to

                                       40

the relevant Rating Agency or Agencies, which will be applied and maintained in the manner and under the conditions specified in the prospectus supplement. In the alternative or in addition to the deposit, to the extent described in the related prospectus supplement, a reserve fund may be funded through application of all or a portion of amounts otherwise payable on any related subordinate bonds, from the retained interest of the company or otherwise. To the extent that the funding of the reserve fund is dependent on amounts otherwise payable on related subordinate bonds, any retained interest of the company or other cash flows attributable to the related mortgage loans or on reinvestment income, the reserve fund may provide less coverage than initially expected if the cash flows or reinvestment income on which the funding is dependent are lower than anticipated. In addition, with respect to any series of bonds as to which credit enhancement includes a letter of credit, if so specified in the related prospectus supplement, if specified conditions are met, the remaining amount of the letter of credit may be drawn by the trustee and deposited in a reserve fund. Amounts in a reserve fund may be distributed to bondholders, or applied to reimburse the master servicer for outstanding advances, or may be used for other purposes, in the manner and to the extent specified in the related prospectus supplement. The related prospectus supplement will disclose whether a reserve fund is part of the related trust fund. If set forth in the related prospectus supplement, a reserve fund may provide coverage to more than one series of bonds.

         In connection with the establishment of any reserve fund, the reserve fund will be structured so that the trustee will have a perfected security interest for the benefit of the bondholders in the assets in the reserve fund.
However, to the extent that the company, any affiliate thereof or any other entity has an interest in any reserve fund, in the event of the bankruptcy, receivership or insolvency of that entity, there could be delays in withdrawals from the reserve fund and corresponding payments to the bondholders which could adversely affect the yield to investors on the related bonds.

         Amounts deposited in any reserve fund for a series will be invested in
Permitted Investments by, or at the direction of, and for the benefit of the master servicer or any other person named in the related prospectus supplement.

CASH FLOW AGREEMENTS

         If so provided in the related prospectus supplement, the trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate. The principal terms of a guaranteed investment contract or other cash flow agreement, and the identity of the obligor, will be described in the prospectus supplement for a series of bonds.

MAINTENANCE OF CREDIT ENHANCEMENT

         To the extent that the applicable prospectus supplement does not expressly provide for alternative credit enhancement arrangements in lieu of some or all of the arrangements mentioned below, the following paragraphs shall apply.

         If a financial guaranty insurance policy has been obtained for a series of bonds, the master servicer will be obligated to exercise reasonable efforts to keep the financial guaranty insurance policy in full force and effect throughout the term of the applicable indenture, unless coverage thereunder has been exhausted through payment of claims or until the financial guaranty insurance policy is replaced in accordance with the terms of the applicable indenture. The master servicer will agree to pay the premiums for each financial guaranty insurance policy on a timely basis. In the event the insurer ceases to be a qualified insurer as described in the related prospectus supplement, or fails to make a required payment under the related financial guaranty insurance policy, the master servicer will have no obligation to replace the insurer. Any losses associated with any reduction or withdrawal in rating by an applicable
Rating Agency shall be borne by the related bondholders.

         If a mortgage pool insurance policy has been obtained for a series of bonds, the master servicer will be obligated to exercise reasonable efforts to keep the mortgage pool insurance policy (or an alternate form of credit support)
in full force and effect throughout the term of the applicable servicing agreement, unless coverage thereunder has been exhausted through payment of claims or until the mortgage pool insurance policy is replaced in accordance with the terms of the applicable

                                       41

servicing agreement. The master servicer will agree to pay the premiums for each mortgage pool insurance policy on a timely basis. In the event the pool insurer ceases to be a qualified insurer because it ceases to be qualified by law to transact pool insurance business or coverage is terminated for any reason other than exhaustion of the coverage, the master servicer will use reasonable efforts to obtain from another qualified insurer a replacement insurance policy comparable to the mortgage pool insurance policy with a total coverage equal to the then outstanding coverage of the mortgage pool insurance policy, provided that, if the cost of the replacement policy is greater than the cost of the mortgage pool insurance policy, the coverage of the replacement policy will, unless otherwise agreed to by the company, be reduced to a level such that its premium rate does not exceed the premium rate on the mortgage pool insurance policy. In the event that the pool insurer ceases to be aqualified insurer because it ceases to be approved as an insurer by Freddie Mac, Fannie Mae or any successor entity, the master servicer will be obligated to review, not less often than monthly, the financial condition of the pool insurer with a view toward determining whether recoveries under the mortgage pool insurance policy are jeopardized for reasons related to the financial condition of the pool insurer. If the master servicer determines that recoveries are so jeopardized, it will be obligated to exercise its best reasonable efforts to obtain from another qualified insurer a replacement insurance policy as described above, subject to the same cost limit. Any losses associated with any reduction or withdrawal in rating by an applicable Rating Agency shall be borne by the related bondholders.

         If a letter of credit or alternate form of credit enhancement has been obtained for a series of bonds, the master servicer will be obligated to exercise reasonable efforts cause to be kept or to keep the letter of credit (or an alternate form of credit support) in full force and effect throughout the term of the applicable indenture, unless coverage thereunder has been exhausted through payment of claims or otherwise, or substitution therefor is made as described below under "--Reduction or Substitution of Credit Enhancement."
Unless otherwise specified in the applicable prospectus supplement, if a letter of credit obtained for a series of bonds is scheduled to expire prior to the date the final distribution on the bonds is made and coverage under the letter of credit has not been exhausted and no substitution has occurred, the trustee will draw the amount available under the letter of credit and maintain the amount in trust for the bondholders.

         In lieu of the master servicer's obligation to maintain a financial guaranty insurance policy, mortgage pool insurance policy or letter of credit as provided above, the master servicer may obtain a substitute financial guaranty insurance policy, mortgage pool insurance policy or letter of credit. If the master servicer obtains a substitute, it will maintain and keep the substitute in full force and effect as provided in this prospectus. Prior to its obtaining any substitute financial guaranty insurance policy, mortgage pool insurance policy or letter of credit, the master servicer will obtain written confirmation from the Rating Agency or Agencies that rated the related series of bonds that the substitution of the financial guaranty insurance policy, mortgage pool insurance policy or letter of credit for the existing credit enhancement will not adversely affect the then-current ratings assigned to the bonds by the
Rating Agency or Agencies.

         If a special hazard insurance policy has been obtained for a series of bonds, the master servicer will also be obligated to exercise reasonable efforts to maintain and keep the policy in full force and effect throughout the term of the applicable servicing agreement, unless coverage thereunder has been exhausted through payment of claims or otherwise or substitution therefor is made as described below under "--Reduction or Substitution of Credit
Enhancement." If coverage for Special Hazard Losses takes the form of a special hazard insurance policy, the policy will provide coverage against risks of the type described in this prospectus under "Description of Credit
Enhancement--Special Hazard Insurance Policies." The master servicer may obtain a substitute policy for the existing special hazard insurance policy if prior to the substitution the master servicer obtains written confirmation from the
Rating Agency or Agencies that rated the related bonds that the substitution shall not adversely affect the then-current ratings assigned to the bonds by the
Rating Agency or Agencies.

         The master servicer, on behalf of itself, the trustee and bondholders, will provide the trustee information required for the trustee to draw under the letter of credit and will present claims to each pool insurer, to the issuer of each special hazard insurance policy, and, in respect of defaulted mortgage loans for which there is no subservicer, to each primary insurer and take any reasonable

                                       42

steps as are necessary to permit recovery under the letter of credit, insurance policies or comparable coverage respecting defaulted mortgage loans or mortgage loans which are the subject of a bankruptcy proceeding. As set forth above, all collections by the master servicer under any mortgage pool insurance policy or any Primary Insurance Policy and, where the related property has not been restored, any special hazard insurance policy, are to be deposited in the related Payment Account, subject to withdrawal as described above. All draws under any letter of credit are also to be deposited in the related Payment
Account. In those cases in which a mortgage loan is serviced by a subservicer, the subservicer, on behalf of itself, the trustee and the bondholders will present claims to the primary insurer, and all paid claims shall initially be deposited in a subservicing account that generally meets the requirements for the Payment Account prior to being delivered to the master servicer for deposit in the related Payment Account.

         If any property securing a defaulted mortgage loan is damaged and proceeds, if any, from the related hazard insurance policy or any applicable special hazard insurance policy are insufficient to restore the damaged property to a condition sufficient to permit recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy, the master servicer is not required to expend its own funds to restore the damaged property unless it determines (1) that the restoration will increase the proceeds to one or more classes of bondholders on liquidation of the mortgage loan after reimbursement of the master servicer for its expenses and (2) that the expenses will be recoverable by it through
Liquidation Proceeds or Insurance Proceeds. If recovery under any financial guaranty insurance policy, mortgage pool insurance policy, letter of credit or any related Primary Insurance Policy is not available because the master servicer has been unable to make the above determinations, has made the determinations incorrectly or recovery is not available for any other reason, the master servicer is nevertheless obligated to follow the normal practices and procedures (subject to the preceding sentence) as it deems necessary or advisable to realize upon the defaulted mortgage loan and in the event the determination has been incorrectly made, is entitled to reimbursement of its expenses in connection with the restoration.

REDUCTION OR SUBSTITUTION OF CREDIT ENHANCEMENT

         The amount of credit support provided pursuant to any form of credit enhancement may be reduced. In most cases, the amount available pursuant to any form of credit enhancement will be subject to periodic reduction in accordance with a schedule or formula on a nondiscretionary basis pursuant to the terms of the related indenture. Additionally, in most cases, the form of credit support
(and any replacements therefor) may be replaced, reduced or terminated, and the formula used in calculating the amount of coverage with respect to Bankruptcy
Losses, Special Hazard Losses or Fraud Losses may be changed, without the consent of the bondholders, upon the written assurance from each applicable
Rating Agency that the then-current rating of the related series of bonds will not be adversely affected. Furthermore, in the event that the credit rating of any obligor under any applicable credit enhancement is downgraded, the credit rating(s) of the related series of bonds may be downgraded to a corresponding level, and, the master servicer will not be obligated to obtain replacement credit support in order to restore the rating(s) of the related series of bonds.
The master servicer will also be permitted to replace the credit support with other credit enhancement instruments issued by obligors whose credit ratings are equivalent to the downgraded level and in lower amounts which would satisfy the downgraded level, provided that the then-current rating(s) of the related series of bonds are maintained. Where the credit support is in the form of a reserve fund, a permitted reduction in the amount of credit enhancement will result in a release of all or a portion of the assets in the reserve fund to the company, the master servicer or the other person that is entitled thereto. Any assets so released will not be available for distributions in future periods.

                OTHER FINANCIAL OBLIGATIONS RELATED TO THE BONDS

SWAPS AND YIELD SUPPLEMENT AGREEMENTS

         The trustee on behalf of a trust fund may enter into interest rate swaps and related caps, floors and collars to minimize the risk of bondholders from adverse changes in interest rates, which are collectively referred to as swaps, and other yield supplement agreements or similar yield maintenance

                                       43

arrangements that do not involve swap agreements or other notional principal contracts, which are collectively referred to as yield supplement agreements.

         An interest rate swap is an agreement between two parties to exchange a stream of interest payments on an agreed hypothetical or "notional" principal amount. No principal amount is exchanged between the counterparties to an interest rate swap. In the typical swap, one party agrees to pay a fixed rate on a notional principal amount, while the counterparty pays a floating rate based on one or more reference interest rates including the London Interbank Offered
Rate, or LIBOR, a specified bank's prime rate or U.S. Treasury Bill rates.
Interest rate swaps also permit counterparties to exchange a floating rate obligation based upon one reference interest rate, such as LIBOR, for a floating rate obligation based upon another referenced interest rate, such as U.S.
Treasury Bill rates.

         Yield supplement agreements may be entered into to supplement the interest rate or other rates on one or more classes of the bonds of any series.
Additionally, agreements relating to other types of derivative products that are designed to provide credit enhancement to the related series may be entered into by a trustee and one or more counterparties. The terms of any derivative product agreement and any counterparties will be described in the accompanying prospectus supplement.

         There can be no assurance that the trustee will be able to enter into or offset swaps or enter into yield supplement agreements or derivative product agreements at any specific time or at prices or on other terms that are advantageous. In addition, although the terms of the swaps and yield supplement agreements may provide for termination under various circumstances, there can be no assurance that the trustee will be able to terminate a swap or yield supplement agreement when it would be economically advantageous to the trust fund to do so.

PURCHASE OBLIGATIONS

         Some types of trust assets and some classes of bonds of any series, as specified in the accompanying prospectus supplement, may be subject to a purchase obligation that would become applicable on one or more specified dates, or upon the occurrence of one or more specified events, or on demand made by or on behalf of the applicable bondholders. A purchase obligation may be in the form of a conditional or unconditional purchase commitment, liquidity facility, remarketing agreement, maturity guaranty, put option or demand feature. The terms and conditions of each purchase obligation, including the purchase price, timing and payment procedure, will be described in the accompanying prospectus supplement. A purchase obligation relating to trust assets may apply to those trust assets or to the related bonds. Each purchase obligation may be a secured or unsecured obligation of the provider thereof, which may include a bank or other financial institution or an insurance company. Each purchase obligation will be evidenced by an instrument delivered to the trustee for the benefit of the applicable bondholders of the related series. As specified in the accompanying prospectus supplement, each purchase obligation relating to trust assets will be payable solely to the trustee for the benefit of the bondholders of the related series. Other purchase obligations may be payable to the trustee or directly to the holders of the bonds to which that obligation relate.

                  PRIMARY MORTGAGE INSURANCE, HAZARD INSURANCE;
                                CLAIMS THEREUNDER

GENERAL

         The mortgaged property with respect to each mortgage loan will be required to be covered by a hazard insurance policy and, if required as described below, a Primary Insurance Policy. The following is only a brief description of these insurance policies and does not purport to summarize or describe all of the provisions of these policies. The insurance is subject to underwriting and approval of individual mortgage loans by the respective insurers.

PRIMARY MORTGAGE INSURANCE POLICIES

         In a securitization of single family loans, single family loans included in the related mortgage pool having a loan-to-value ratio at origination of over 80% (or other percentage as described in the

                                       44

related prospectus supplement) may be required by the company to be covered by a
Primary Insurance Policy. The Primary Insurance Policy will insure against default on a mortgage loan as to at least the principal amount thereof exceeding
75% of the Value of the related mortgaged property (or other percentage as described in the related prospectus supplement) at origination of the mortgage loan, unless and until the principal balance of the mortgage loan is reduced to a level that would produce a loan-to-value ratio equal to or less than at least
80% (or other percentage as described in the prospectus supplement). The company will represent and warrant that, to the best of the company's knowledge, mortgage loans of this type are so covered. This type of mortgage loan will not be considered to be an exception to the foregoing standard if no Primary
Insurance Policy was obtained at origination but the mortgage loan has amortized to below the above loan-to-value ratio percentage as of the applicable cut-off date. Mortgage loans which are subject to negative amortization will only be covered by a Primary Insurance Policy if the coverage was so required upon their origination, notwithstanding that subsequent negative amortization may cause the mortgage loan's loan-to-value ratio, based on the then-current balance, to subsequently exceed the limits which would have required the coverage upon their origination. Multifamily, commercial and mixed-use loans will not be covered by a Primary Insurance Policy, regardless of the related loan-to-value ratio.

         While the terms and conditions of the Primary Insurance Policies issued by a primary insurer will differ from those in Primary Insurance Policies issued by other primary insurers, each Primary Insurance Policy will in general cover the Primary Insurance Covered Loss. The primary insurer generally will be required to pay:

         o        the insured percentage of the Primary Insurance Covered Loss;

         o        the entire amount of the Primary Insurance Covered Loss, after receipt by the primary insurer of good and merchantable title to, and possession of, the mortgaged property; or

         o        at the option of the Primary Insurer, the sum of the
                  delinquent monthly payments plus any advances made by the
                  insured, both to the date of the claim payment and,
                  thereafter, monthly payments in the amount that would have become due under the mortgage loan if it had not been
                  discharged plus any advances made by the insured until the earlier of (1) the date the mortgage loan would have been
                  discharged in full if the default had not occurred or (2) an approved sale.

         As conditions precedent to the filing or payment of a claim under a
Primary Insurance Policy, in the event of default by the mortgagor, the insured will typically be required, among other things, to:

         o        advance or discharge (1) hazard insurance premiums and (2) as necessary and approved in advance by the primary insurer, real estate taxes, protection and preservation expenses and
                  foreclosure and related costs;

         o        in the event of any physical loss or damage to the mortgaged property, have the mortgaged property restored to at least its condition at the effective date of the Primary Insurance
                  Policy (ordinary wear and tear excepted); and

         o        tender to the primary insurer good and merchantable title to, and possession of, the mortgaged property.

         For any single family loan for which the coverage is required under the standard described above, the master servicer will maintain or cause each subservicer to maintain, as the case may be, in full force and effect and to the extent coverage is available a Primary Insurance Policy with regard to each single family loan, provided that the Primary Insurance Policy was in place as of the cut-off date and the company had knowledge of the Primary Insurance
Policy. In the event the company gains knowledge that as of the Closing Date, a mortgage loan which required a Primary Insurance Policy did not have one, then the master servicer is required to use reasonable efforts to obtain and maintain a Primary Insurance Policy to the extent that the policy is obtainable at a reasonable price. The master servicer or the Seller will not cancel or refuse to renew a Primary Insurance Policy in effect

                                       45

at the time of the initial issuance of a series of bonds that is required to be kept in force under the applicable indenture unless the replacement Primary
Insurance Policy for the canceled or non- renewed policy is maintained with an insurer whose claims-paying ability is acceptable to the Rating Agency or
Agencies that rated the series of bonds for collateralized asset-backed bonds having a rating equal to or better than the highest then-current rating of any class of the series of bonds. For further information regarding the extent of coverage under any mortgage pool insurance policy or Primary Insurance Policy, see "Description of Credit Enhancement--Mortgage Pool Insurance Policies."

HAZARD INSURANCE POLICIES

         The terms of the mortgage loans require each mortgagor to maintain a hazard insurance policy for their mortgage loan. Additionally, the servicing agreement will require the master servicer to cause to be maintained for each mortgage loan a hazard insurance policy providing for no less than the coverage of the standard form of fire insurance policy with extended coverage customary in the state in which the property is located. The coverage generally will be in an amount equal to the lesser of the principal balance owing on the mortgage loan or 100% of the insurable value of the improvements securing the mortgage loan except that, if generally available, the coverage must not be less than the minimum amount required under the terms thereof to fully compensate for any damage or loss on a replacement cost basis. The ability of the master servicer to ensure that hazard insurance proceeds are appropriately applied may be dependent on its being named as an additional insured under any hazard insurance policy and under any flood insurance policy referred to below, or upon the extent to which information in this regard is furnished to the master servicer by mortgagors or subservicers.

         As set forth above, all amounts collected by the master servicer under any hazard policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the mortgagor in accordance with the master servicer's normal servicing procedures) will be deposited in the related
Payment Account. The servicing agreement will provide that the master servicer may satisfy its obligation to cause hazard policies to be maintained by maintaining a blanket policy insuring against losses on the mortgage loans. If the blanket policy contains a deductible clause, the master servicer will deposit in the applicable Payment Account all sums which would have been deposited therein but for the clause.

         In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements on the property by fire, lightning, explosion, smoke, windstorm, hail, riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy.
Although the policies relating to the mortgage loans will be underwritten by different insurers under different state laws in accordance with different applicable state forms and therefore will not contain identical terms and conditions, the basic terms thereof are dictated by respective state laws, and most of these policies typically do not cover any physical damage resulting from the following: war, revolution, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), nuclear reactions, wet or dry rot, vermin, rodents, insects or domestic animals, theft and, depending on the case, vandalism. The foregoing list is merely indicative of the kinds of uninsured risks and is not intended to be all- inclusive. Where the improvements securing a mortgage loan are located in a federally designated flood area at the time of origination of the mortgage loan, the servicing agreement requires the master servicer to cause to be maintained for this mortgage loan, flood insurance (to the extent available)
inan amount equal in general to the lesser of the amount required to compensate for any loss or damage on a replacement cost basis or the maximum insurance available under the federal flood insurance program.

         The hazard insurance policies covering the mortgaged properties typically contain a co- insurance clause which in effect requires the insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured's coverage falls below this specified percentage, the clause generally provides that the insurer's liability in the event of partial loss does not exceed the greater of
(1) the replacement cost of the improvements damaged or

                                       46

destroyed less physical depreciation or (2) the proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of the improvements.

         Since the amount of hazard insurance that mortgagors are required to maintain on the improvements securing the mortgage loans may decline as the principal balances of the related mortgage loans decrease, and since residential properties have historically appreciated in value over time, hazard insurance proceeds could be insufficient to restore fully the damaged property in the event of a partial loss. See "Description of Credit Enhancement--Special Hazard
Insurance Policies" for a description of the limited protection afforded by any special hazard insurance policy against losses occasioned by hazards which are otherwise uninsured against (including losses caused by the application of the co-insurance clause described in the preceding paragraph).

         Under the terms of the mortgage loans, mortgagors are generally required to present claims to insurers under hazard insurance policies maintained on the mortgaged properties. The master servicer, on behalf of the trustee and bondholders, is obligated to present claims under any special hazard insurance policy and any blanket insurance policy insuring against hazard losses on the mortgaged properties. However, the ability of the master servicer to present the claims is dependent upon the extent to which information in this regard is furnished to the master servicer or the subservicers by mortgagors.

FHA INSURANCE

         The FHA is responsible for administering various federal programs, including mortgage insurance, authorized under The Housing Act and the United
States Housing Act of 1937, as amended.

         There are two primary FHA insurance programs that are available for multifamily mortgage loans. Sections 221(d)(3) and (d)(4) of the Housing Act allow HUD to insure mortgage loans that are secured by newly constructed and substantially rehabilitated multifamily rental projects. Section 244 of the
Housing Act provides for co-insurance of such mortgage loans made under Sections
221 (d)(3) and (d)(4) by HUD/FHA and a HUD-approved co-insurer. Generally the term of such a mortgage loan may be up to 40 years and the ratio of the loan amount to property replacement cost can be up to 90%.

         Section 223(f) of the Housing Act allows HUD to insure mortgage loans made for the purchase or refinancing of existing apartment projects which are at least three years old. Section 244 also provides for co-insurance of mortgage loans made under Section 223(f). Under Section 223(f), the loan proceeds cannot be used for substantial rehabilitation work, but repairs may be made for up to, in general, the greater of 15% of the value of the project or a dollar amount per apartment unit established from time to time by HUD. In general the loan term may not exceed 35 years and a loan to value ratio of no more than 85% is required for the purchase of a project and 70% for the refinancing of a project.

         HUD has the option, in most cases, to pay insurance claims in cash or in debentures issued by HUD. Presently, claims are being paid in cash, and claims have not been paid in debentures since 1965. HUD debentures issued in satisfaction of FHA insurance claims bear interest at the applicable HUD debenture interest rate. The master servicer will be obligated to purchase a debenture issued in satisfaction of a defaulted FHA insured mortgage loan serviced by it for an amount equal to the principal amount of any the debenture.

         The master servicer will be required to take steps reasonably necessary to keep FHA insurance in full force and effect.

VA MORTGAGE GUARANTY

         The Servicemen's Readjustment Act of 1944, as amended, permits a veteran or, in some instances, his or her spouse, to obtain a mortgage loan guaranty by the VA covering mortgage financing of the purchase of a one-to four-family dwelling unit to be occupied as the veteran's home at an interest rate not exceeding the maximum rate in effect at the time the loan is made, as established by HUD. The program has no limit on the amount of a mortgage loan, requires no down

                                       47

payment for the purchaser and permits the guaranty of mortgage loans with terms, limited by the estimated economic life of the property, up to 30 years. The maximum guaranty that may be issued by the VA under this program is 50% of the original principal amount of the mortgage loan up to a dollar limit established by the VA. The liability on the guaranty is reduced or increased pro rata with any reduction or increase in amount of indebtedness, but in no event will the amount payable on the guaranty exceed the amount of the original guaranty.
Notwithstanding the dollar and percentage limitations of the guaranty, a mortgagee will ordinarily suffer a monetary loss only when the difference between the unsatisfied indebtedness and the proceeds of a foreclosure sale of mortgaged premises is greater than the original guaranty as adjusted. The VA may, at its option, and without regard to the guaranty, make full payment to a mortgagee of the unsatisfied indebtedness on a mortgage upon its assignment to the VA.

         Since there is no limit imposed by the VA on the principal amount of a
VA-guaranteed mortgage loan but there is a limit on the amount of the VA guaranty, additional coverage under a Primary Mortgage Insurance Policy may be required by the company for VA loans in excess of amounts specified by the VA.
The amount of the additional coverage will be set forth in the related prospectus supplement. Any VA guaranty relating to Contracts underlying a series of bonds will be described in the related prospectus supplement.

                                   THE COMPANY

         The company is a wholly-owned subsidiary of Impac Mortgage Holdings,
Inc. The company was incorporated in the State of California on April 12, 1996.
The company was organized for the purpose of serving as a private secondary mortgage market conduit.

         The company maintains its principal office at 1401 Dove Street, Newport
Beach, California 92660, and its telephone number is (949) 475-3700.

                            IMPAC FUNDING CORPORATION

         Impac Funding Corporation, an affiliate of the company, may be a Seller and may act as master servicer with respect to a mortgage pool. Impac Funding is a mortgage banking conduit that acquires conventional one- to four-family residential mortgage loans nationwide and has, from time to time, acquired condominium conversion loans. Impac Funding is a non-consolidating subsidiary of
Impac Mortgage Holdings, Inc. Impac Funding primarily acquires mortgage loans from approved correspondents.

         Prior to November 1995, Impac Funding was a division of Imperial Credit
Industries, Inc. In November 1995, Imperial Credit Industries, Inc. restructured its operations pursuant to which Impac Funding became a separate corporation and
Imperial Credit Industries, Inc. contributed, among other things, all of the outstanding nonvoting preferred stock of Impac Funding, which represents 99% of the economic interest in Impac Funding, to Impac Mortgage Holdings, Inc., in
exchange for approximately 10% of the common stock of Impac Mortgage Holdings,
Inc. The common stock of Impac Funding was retained by Imperial Credit
Industries, Inc. until March 1997 when it was distributed to certain officers and/or directors of Impac Funding who are also officers and/or directors of
Impac Mortgage Holdings, Inc.

         Impac Funding's executive offices are located at 1401 Dove Street,
Newport Beach, California 92660, and its telephone number is (949) 475-3700.

                          IMPAC MORTGAGE HOLDINGS, INC.

         Impac Mortgage Holdings, Inc. is a publicly traded, recently formed specialty finance company which operates three businesses: (1) long-term investment operations, (2) conduit operations, and (3) warehouse lending operations. The long-term investment operations is a recently- created business that invests primarily in nonconforming residential mortgage loans and bonds backed by such loans. The conduit operations, conducted by Impac Funding, primarily purchases and sells or securitizes non-conforming mortgage loans, and the warehouse lending operations provides short-term lines of credit to originators of mortgage loans. These two businesses include certain

                                       48

ongoing operations contributed to Impac Mortgage Holdings by Imperial Credit
Industries, Inc., a leading specialty finance company, in November 1995. Impac
Mortgage Holdings is organized as a real estate investment trust for tax purposes, which allows it generally to pass through earnings to stockholders without federal income tax at the corporate level.

         Impac Mortgage Holdings, Inc.'s executive offices are located at 1401
Dove Street, Newport Beach, California 92660, and its telephone number is (949)
475-3700.

                                 THE AGREEMENTS

GENERAL

         Each series of bonds will be issued pursuant to an indenture. The parties to each indenture will be the related Issuer and the trustee. The Issuer will be created pursuant to an owner trust agreement between the company and the owner trustee.

         Forms of the Agreements have been filed as exhibits to the registration statement of which this prospectus is a part. However, the provisions of each
Agreement will vary depending upon the nature of the related bonds and the nature of the related trust fund. The following summaries describe provisions that may appear in either the servicing agreement or indenture. The prospectus supplement for a series of bonds will describe any provision of the related
Agreements that materially differs from the description thereof set forth below.
The company will provide a copy of the Agreement (without exhibits) that relates to any series of bonds without charge upon written request of a holder of an offered bond of the series addressed to it at its principal executive offices specified in this prospectus under "The Company".

CERTAIN MATTERS REGARDING THE MASTER SERVICER AND THE COMPANY

         The servicing agreement for each series of bonds will provide that the master servicer may not resign from its obligations and duties except upon a determination that performance of the duties is no longer permissible under applicable law or except (1) in connection with a permitted transfer of servicing or (2) upon appointment of a successor servicer reasonably acceptable to the trustee and upon receipt by the trustee of a letter from each Rating
Agency generally to the effect that the resignation and appointment will not, in and of itself, result in a downgrading of the bonds. No resignation will become effective until the trustee or a successor servicer has assumed the master servicer's responsibilities, duties, liabilities and obligations under the servicing agreement.

         Each servicing agreement and servicing agreement will also provide that the master servicer, the company and their directors, officers, employees or agents will not be under any liability to the trust fund or the bondholders for any action taken or for refraining from the taking of any action in good faith, or for errors in judgment, unless the liability which would otherwise be imposed was by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties. Each servicing agreement will further provide that the master servicer, the company, and any director, officer, employee or agent of the master servicer or the company are entitled to indemnification by the trust fund and will be held harmless against any loss, liability or expense incurred in connection with any legal action relating to the servicing agreement or the related series of bonds, other than any loss, liability or expense related to any specific mortgage loan or mortgage loans (except a loss, liability or expense otherwise reimbursable pursuant to the servicing agreement) and any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of reckless disregard of obligations and duties. In addition, each servicing agreement will provide that neither the master servicer nor the company will be under any obligation to appear in, prosecute or defend any legal or administrative action that is not incidental to its respective duties under the servicing agreement and which in its opinion may involve it in any expense or liability. The master servicer or the company may, however, in its discretion undertake any action which it may deem necessary or desirable with respect to the servicing agreement and the rights and duties of the parties to that agreement and the interests of the bondholders. The legal expenses and costs of the action and any resulting liability will be expenses, costs and liabilities of the trust fund, and the master servicer or

                                       49

the company, as the case may be, will be entitled reimbursement from funds otherwise distributable to bondholders.

         Any person into which the master servicer may be merged or consolidated, any person resulting from any merger or consolidation to which the master servicer is a party or any person succeeding to the business of the master servicer will be the successor of the master servicer under the related servicing agreement, provided that (1) the person is qualified to service mortgage loans on behalf of Fannie Mae or Freddie Mac and (2) the merger, consolidation or succession does not adversely affect the then-current ratings of the classes of bonds of the related series that have been rated. In addition, notwithstanding the prohibition on its resignation, the master servicer may assign its rights under a servicing agreement to any person to whom the master servicer is transferring a substantial portion of its mortgage servicing portfolio, provided clauses (1) and (2) above are satisfied and the person is reasonably satisfactory to the company and the trustee. In the case of an assignment, the master servicer will be released from its obligations under the servicing agreement, exclusive of liabilities and obligations incurred by it prior to the time of the assignment.

EVENTS OF DEFAULT AND RIGHTS UPON EVENT DEFAULT

         SERVICING AGREEMENT

         For a series of bonds, a servicing default under the related servicing agreement generally will include:

         o        any failure by the master servicer to make a required deposit to the Payment Account or, if the master servicer is so
                  required, to distribute to the holders of any class of bonds or Equity Certificates of the series any required payment
                  which continues unremedied for 5 business days (or other
                  period of time described in the related prospectus supplement)
                  after the giving of written notice of the failure to the
                  master servicer by the trustee or the Issuer;

         o        any failure by the master servicer duly to observe or perform in any material respect any other of its covenants or
                  agreements in the servicing agreement with respect to the
                  series of bonds which continues unremedied for 45 days after the giving of written notice of the failure to the master
                  servicer by the trustee or the Issuer;

         o        events of insolvency, readjustment of debt, marshaling of
                  assets and liabilities or similar proceedings regarding the master servicer and some actions by the master servicer
                  indicating its insolvency or inability to pay its obligations, as specified in the related servicing agreement; and

         o        any other servicing default as set forth in the servicing
                  agreement.

         So long as a servicing default remains unremedied, either the company or the trustee may, by written notification to the master servicer and to the
Issuer or the trustee or trust fund, as applicable, terminate all of the rights and obligations of the master servicer under the servicing agreement (other than any right of the master servicer as bondholder or as holder of the Equity
Certificates and other than the right to receive servicing compensation and expenses for servicing the mortgage loans during any period prior to the date of the termination), whereupon the trustee will succeed to all responsibilities, duties and liabilities of the master servicer under the servicing agreement
(other than any obligation to purchase mortgage loans) and will be entitled to similar compensation arrangements. In the event that the trustee would be obligated to succeed the master servicer but is unwilling so to act, it may appoint (or if it is unable so to act, it shall appoint) or petition a court of competent jurisdiction for the appointment of an approved mortgage servicing institution with a net worth of at least $15,000,000 to act as successor to the master servicer under the servicing agreement (unless otherwise set forth in the servicing agreement). Pending the appointment, the trustee is obligated to act in the capacity. The trustee and the successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the initial master servicer under the servicing agreement.

                                       50

         INDENTURE

         An event of default under the indenture generally will include:

         o        a default for five days or more (or other period of time
                  described in the related prospectus supplement) in the payment of any principal of or interest on any bond of the series;

         o        failure to perform any other covenant of the company or the trust fund in the indenture which continues for a period of thirty days after notice thereof is given in accordance with the procedures described in the related prospectus supplement;

         o        any representation or warranty made by the company or the
                  trust fund in the indenture or in any certificate or other writing delivered pursuant thereto or in connection therewith with respect to or affecting the series having been incorrect in a material respect as of the time made, and the breach is not cured within thirty days after notice thereof is given in accordance with the procedures described in the related
                  prospectus supplement;

         o        events of bankruptcy, insolvency, receivership or liquidation of the company or the trust fund, as specified in the
                  indenture; or

         o        any other event of default provided with respect to bonds of that series.

         If an event of default with respect to the bonds of any series at the time outstanding occurs and is continuing, the trustee or the holders of a majority of the then aggregate outstanding amount of the bonds of the series may declare the principal amount of all the bonds of the series to be due and payable immediately. The declaration may, in some circumstances, be rescinded and annulled by the holders of a majority in aggregate outstanding amount of the related bonds.

         If following an event of default with respect to any series of bonds, the bonds of the series have been declared to be due and payable, the trustee may, in its discretion, notwithstanding the acceleration, elect to maintain possession of the collateral securing the bonds of the series and to continue to apply payments on the collateral as if there had been no declaration of acceleration if the collateral continues to provide sufficient funds for the payment of principal of and interest on the bonds of the series as they would have become due if there had not been a declaration. In addition, the trustee may not sell or otherwise liquidate the collateral securing the bonds of a series following an event of default, unless (1) the holders of 100% of the then aggregate outstanding amount of the bonds of the series consent to the sale, (2)
the proceeds of the sale or liquidation are sufficient to pay in full the principal of and accrued interest, due and unpaid, on the outstanding bonds of the series at the date of the sale or (3) the trustee determines that the collateral would not be sufficient on an ongoing basis to make all payments on the bonds as the payments would have become due if the bonds had not been declared due and payable, and the trustee obtains the consent of the holders of
66 2/3% of the then aggregate outstanding amount of the bonds of the series.

         In the event that the trustee liquidates the collateral in connection with an event of default, the indenture provides that the trustee will have a prior lien on the proceeds of the liquidation for unpaid fees and expenses. As a result, upon the occurrence of the event of default, the amount available for payments to the bondholders would be less than would otherwise be the case.
However, the trustee may not institute a proceeding for the enforcement of its lien except in connection with a proceeding for the enforcement of the lien of the indenture for the benefit of the bondholders after the occurrence of the event of default.

         In the event the principal of the bonds of a series is declared due and payable, as described above, the holders of the bonds issued at a discount from par may be entitled to receive no more than an amount equal to the unpaid principal amount thereof less the amount of the discount that is unamortized.

                                       51

         No bondholder or holder of an Equity Certificate generally will have any right under an owner trust agreement or indenture to institute any proceeding with respect to the Agreement unless (1) that holder previously has given to the trustee written notice of default and the continuance thereof, (2)
the holders of bonds or Equity Certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting that class (a) have made written request upon the trustee to institute the proceeding in its own name as trustee and (b) have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities that may be incurred in or because of the proceeding, (3) the trustee has neglected or refused to institute the proceeding for 60 days after receipt of the request and indemnity and (4) no direction inconsistent with the written request has been given to the trustee during the 60 day period by the holders of a majority of the bond balances of that class.

AMENDMENT

         With respect to each series of bonds, each related servicing agreement or indenture may be amended by the parties thereto without the consent of any of the holders of the bonds covered by the Agreement, to cure any ambiguity, to correct, modify or supplement any provision therein, or to make any other provisions with respect to matters or questions arising under the Agreement which are not inconsistent with the provisions thereof, provided that the action will not adversely affect in any material respect the interests of any holder of bonds covered by the Agreement. Each Agreement may also be amended by the parties thereto with the consent of the holders of bonds evidencing not less than 66% of the voting rights, for any purpose; provided, however, that the amendment may not:

         (1)      reduce in any manner the amount of or delay the timing of, payments received on trust fund assets which are required to be distributed on any bond without the consent of the holder of the bond,

         (2)      adversely affect in any material respect the interests of the holders of any class of bonds in a manner other than as
                  described in (1), without the consent of the holders of bonds of the class evidencing not less than 66% of the aggregate voting rights of the class or

         (3)      reduce the aforesaid percentage of voting rights required for the consent to the amendment without the consent of the
                  holders of all bonds covered by the Agreement then
                  outstanding.

The voting rights evidenced by any bond will be the portion of the voting rights of all of the bonds in the related series allocated in the manner described in the related prospectus supplement.

TERMINATION; RETIREMENT OF BONDS

         The obligations created by the related Agreements for each series of bonds (other than the limited payment and notice obligations of the trustee and the company, respectively) will terminate upon the payment to bondholders of that series of all amounts held in the Payment Account or by the master servicer and required to be paid to them pursuant to the Agreements following the earlier of (1)the final payment or other liquidation or disposition (or any advance with respect thereto) of the last mortgage loan, REO property and/or mortgage security subject thereto and (2) the purchase by the master servicer or the company or if specified in the prospectus supplement, by the holder of the
Equity Certificates, from the trust fund for the series of all remaining mortgage loans, REO properties and/or mortgage securities. In addition to the foregoing, the master servicer or the company will have the option to purchase, in whole but not in part, the bonds specified in the related prospectus supplement in the manner set forth in the related prospectus supplement. With respect to any series of bonds, the purchase shall not be made unless the aggregate principal balance of the bonds as of the date is equal to or less than the percentage specified in the related prospectus supplement (which shall not be greater than 25%) of the aggregate principal balance of the bonds as of the
Closing Date or a period specified in the related prospectus supplement (which shall not be shorter than seven years) has elapsed since the initial distribution date. Upon the purchase of the bonds or at any time thereafter, at the option of the master servicer or the company, the assets of the trust fund may be sold, thereby effecting a retirement of the bonds and the termination of the trust fund, or the bonds

                                       52

so purchased may be held or resold by the master servicer or the company. In no event, however, will the trust created by the indenture continue beyond the expiration of 21 years from the death of the survivor of the persons named in the indenture. Written notice of termination of the indenture will be given to each bondholder, and the final distribution will be made only upon surrender and cancellation of the bonds at an office or agency appointed by the trustee which will be specified in the notice of termination. If the bondholders are permitted to terminate the trust under the applicable indenture, a penalty may be imposed upon the bondholders based upon the fee that would be foregone by the master servicer because of the termination.

         The purchase of mortgage loans and property acquired in respect of mortgage loans evidenced by a series of bonds shall be made at the option of the master servicer, the company or the holder of the Equity Certificates at the price specified in the related prospectus supplement. The exercise of the right will effect early retirement of the bonds of that series, but the right of the master servicer, the company or, if applicable, the holder to so purchase is subject to the aggregate principal balance of the mortgage loans and/or mortgage securities in the trust fund for that series as of the distribution date on which the purchase proceeds are to be distributed to bondholders being less than the percentage specified in the related prospectus supplement of the aggregate principal balance of the mortgage loans and/or mortgage securities at the cut-off date for that series. The prospectus supplement for each series of bonds will set forth the amounts that the holders of the bonds will be entitled to receive upon the early retirement. The early termination may adversely affect the yield to holders of the bonds.

         Following any optional termination, there will be no continuing direct or indirect liability of the trust fund or any bondholder as sellers of the assets of the trust fund.

THE TRUSTEE

         The trustee under each indenture will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the company and its affiliates. The trustee shall at all times be a corporation or an association organized and doing business under the laws of any stateor the United States of America, authorized under the laws to exercise corporate trust powers, having a combined capital and surplus of at least $15,000,000 and subject to supervision or examination by federal or state authority.

DUTIES OF THE TRUSTEE

         The trustee for each series of bonds will make no representation as to the validity or sufficiency of the related Agreements, the bonds or any underlying mortgage loan, mortgage security or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the bonds or the underlying mortgage loans or mortgage securities, or any funds deposited into or withdrawn from the Payment Account for the series or any other account by or on behalf of the master servicer or special servicer. If no event of default has occurred and is continuing, the trustee for each series of bonds will be required to perform only those duties specifically required under the related indenture. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Agreement, a trustee will be required to examine the documents and to determine whether they conform to the requirements of the agreement.

SOME MATTERS REGARDING THE TRUSTEE

         As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

         The trustee for each series of bonds generally will be entitled to indemnification, from amounts held in the Payment Account for the series, for any loss, liability or expense incurred by the trustee in connection with the trustee's acceptance or administration of its trusts under the related

                                       53

indenture unless the loss, liability, cost or expense was incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations or duties.

                     RESIGNATION AND REMOVAL OF THE TRUSTEE

         The trustee may resign at any time, in which event the company will be obligated to appoint a successor trustee. The company may also remove the trustee if the trustee ceases to be eligible to continue under the indenture or if the trustee becomes insolvent. Upon becoming aware of the circumstances, the company will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of bonds evidencing not less than 51% of the aggregate undivided interests (or, if applicable, voting rights) in the related trust fund. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee.

                              YIELD CONSIDERATIONS

         The yield to maturity of an offered bond will depend on the price paid by the holder for the bond, the bond interest rate on a bond entitled to payments of interest (which bond interest rate may vary if so specified in the related prospectus supplement) and the rate and timing of principal payments
(including prepayments, defaults, liquidations and repurchases) on the mortgage loans and the allocation thereof to reduce the principal balance of the bond (or notional amount thereof if applicable) and other factors.

         A class of bonds may be entitled to payments of interest at a fixed bond interest rate, a variable bond interest rate or adjustable bond interest rate, or any combination of the bond interest rates, each as specified in the related prospectus supplement. A variable bond interest rate may be calculated based on the weighted average of the Net Mortgage Rates of the related mortgage loans for the month preceding the distribution date if so specified in the related prospectus supplement. As will be described in the related prospectus supplement, the aggregate payments of interest on a class of bonds, and their yield to maturity, will be affected by the rate of payment of principal on the bonds (or the rate of reduction in the notional balance of bonds entitled only to payments of interest) and, in the case of bonds evidencing interests in ARM
Loans, by changes in the Net Mortgage Rates on the ARM Loans. See "Maturity and
Prepayment Considerations" below. The yield on the bonds will also be affected by liquidations of mortgage loans following mortgagor defaults and by purchases of mortgage loans in the event of breaches of representations made in respect of the mortgage loans by the company, the master servicer and others, or conversions of ARM Loans to a fixed interest rate. See "The Mortgage
Pools--Representations by Sellers" and "Descriptions of the Bonds--Assignment of
Trust Fund Assets" above. Holders of Strip Bonds or a class of bonds having a bond interest rate that varies based on the weighted average mortgage rate of the underlying mortgage loans may be affected by disproportionate prepayments and repurchases of mortgage loans having higher Net Mortgage Rates or rates applicable to the Strip Bonds, as applicable.

         With respect to any series of bonds, a period of time will elapse between the date upon which payments on the related mortgage loans are due and the distribution date on which the payments are passed through to bondholders.
That delay will effectively reduce the yield that would otherwise be produced if payments on the mortgage loans were distributed to bondholders on or near the date they were due.

         In general, if a class of bonds is purchased at initial issuance at a premium and payments of principal on the related mortgage loans occur at a rate faster than anticipated at the time of purchase, the purchaser's actual yield to maturity will be lower than that assumed at the time of purchase. Similarly, if a class of bonds is purchased at initial issuance at a discount and payments of principal on the related mortgage loans occur at a rate slower than that assumed at the time of purchase, the purchaser's actual yield to maturity will be lower than that originally anticipated. The effect of principal prepayments, liquidations and purchases on yield will be particularly significant in the case of a series of bonds having a class entitled to payments of interest only or to payments of interest that are disproportionately high relative to the principal payments to which the class is entitled. This class will likely be sold at a substantial premium to its principal balance and any faster than anticipated

                                       54

rate of prepayments will adversely affect the yield to holders thereof.
Extremely rapid prepayments may result in the failure of the holders to recoup their original investment. In addition, the yield to maturity on other types of classes of bonds, including Accrual Bonds and bonds with a bond interest rate which fluctuates inversely with or at a multiple of an index, may be relatively more sensitive to the rate of prepayment on the related mortgage loans than other classes of bonds.

         The timing of changes in the rate of principal payments on or repurchases of the mortgage loans may significantly affect an investor's actual yield to maturity, even if the average rate of principal payments experienced over time is consistent with an investor's expectation. In general, the earlier a prepayment of principal on the underlying mortgage loans or a repurchase thereof, the greater will be the effect on an investor's yield to maturity. As a result, the effect on an investor's yield of principal payments and repurchases occurring at a rate higher (or lower) than the rate anticipated by the investor during the period immediately following the issuance of a series of bonds would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

         When a principal prepayment in full is made on a mortgage loan, the borrower is generally charged interest only for the period from the due date of the preceding scheduled payment up to the date of the prepayment, instead of for the full accrual period, that is, the period from the due date of the preceding scheduled payment up to the due date for the next scheduled payment. In addition, a partial principal prepayment may likewise be applied as of a date prior to the next scheduled due date (and, accordingly, be accompanied by accrued interest for less than the full accrual period). However, interest accrued and distributable on any series of bonds on any distribution date will generally correspond to interest accrued on the principal balance of mortgage loans for their respective full accrual periods. Consequently, if a prepayment on any mortgage loan is distributable to bondholders on a particular distribution date, but the prepayment is not accompanied by accrued interest for the full accrual period, the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the company) may be less than the corresponding amount of interest accrued and otherwise payable on the related mortgage loan, and a Prepayment Interest Shortfall will result. Ifand to the extent that the shortfall is allocated to a class of offered bonds, its yield will be adversely affected. The prospectus supplement for a series of bonds will describe the manner in which the shortfalls will be allocated among the classes of the bonds. If so specified in the related prospectus supplement, the master servicer will be required to apply some or all of its servicing compensation for the corresponding period to offset the amount of the shortfalls. The related prospectus supplement will also describe any other amounts available to offset the shortfalls. See "Servicing of Mortgage
Loans--Servicing and Other Compensation and Payment of Expenses; Retained
Interest".

         The trust fund with respect to any series may include convertible ARM
Loans. As is the case with conventional, fixed-rate mortgage loans originated in a high interest rate environment which may be subject to a greater rate of principal prepayments when interest rates decrease, convertible ARM Loans may be subject to a greater rate of principal prepayments (or purchases by the related subservicer or the master servicer) due to their refinancing or conversion to fixed interest rate loans in a low interest rate environment. For example, if prevailing interest rates fall significantly, convertible ARM Loans could be subject to higher prepayment and conversion rates than if prevailing interest rates remain constant because the availability of fixed-rate or other adjustable-rate mortgage loans at competitive interest rates may encourage mortgagors to refinance their adjustable-rate mortgages to "lock in" a lower fixed interest rate or to take advantage of the availability of other adjustable-rate mortgage loans, or, in the case of convertible adjustable-rate mortgage loans, to exercise their option to convert the adjustable interest rates to fixed interest rates. The conversion feature may also be exercised in a rising interest rate environment as mortgagors attempt to limit their risk of higher rates. A rising interest rate environment may also result in an increase in the rate of defaults on the mortgage loans. If the related subservicer or the master servicer purchases convertible ARM Loans, a mortgagor's exercise of the conversion option will result in a distribution of the principal portion thereof to the bondholders, as described in this prospectus. Alternatively, to the extent subservicers or the master servicer fail to purchase converting ARM
Loans, the mortgage pool will include fixed-rate mortgage loans.

                                       55

         The rate of defaults on the mortgage loans will also affect the rate and timing of principal payments on the mortgage loans and thus the yield on the bonds. In general, defaults on single family loans are expected to occur with greater frequency in their early years. However, there is a risk that mortgage loans, including multifamily loans, that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. The rate of default on single family loans which are refinance or limited documentation mortgage loans, and on mortgage loans, including multifamily loans, with high loan-to- value ratios, may be higher than for other types of mortgage loans. Furthermore, the rate and timing of prepayments, defaults and liquidations on the mortgage loans will be affected by the general economic condition of the region of the country in which the related mortgaged properties are located. The risk of delinquencies and loss is greater and prepayments are less likely in regions where a weak or deteriorating economy exists, as may be evidenced by, among other factors, increasing unemployment or falling property values.

         With respect to some mortgage loans in a mortgage pool, the mortgage rate at origination may be below the rate that would result if the index and margin relating thereto were applied at origination. Under the applicable underwriting standards, the mortgagor under each mortgage loan generally will be qualified, or the mortgage loan otherwise approved, on the basis of the mortgage rate in effect at origination. The repayment of the mortgage loan may thus be dependent on the ability of the mortgagor to make larger level monthly payments following the adjustment of the mortgage rate. In addition, the periodic increase in the amount paid by the mortgagor of a buydown mortgage loan during or at the end of the applicable Buydown Period may create a greater financial burden for the mortgagor, who might not have otherwise qualified for a mortgage under applicable underwriting guidelines, and may accordingly increase the risk of default with respect to the related mortgage loan.

         The mortgage rates on ARM Loans subject to negative amortization generally adjust monthly and their amortization schedules adjust less frequently. During a period of rising interest rates as well as immediately after origination (initial mortgage rates are generally lower than the sum of the Indices applicable at origination and the related Note Margins), the amount of interest accruing on the principal balance of the mortgage loans may exceed the amount of their minimum scheduled monthly payment. As a result, a portion of the accrued interest on negatively amortizing mortgage loans may become Deferred
Interest which will be added to the principal balance thereof and will bear interest at the applicable mortgage rate. The addition of the Deferred Interest to the principal balance of any related class or classes of bonds will lengthen the weighted average life thereof and may adversely affect yield to holders thereof, depending upon the price at which the bonds were purchased. In addition, with respect to ARM Loans subject to negative amortization, during a period ofdeclining interest rates, it might be expected that each minimum scheduled monthly payment on the mortgage loan would exceed the amount of scheduled principal and accrued interest on the principal balance thereof, and since the excess will be applied to reduce the principal balance of the related class or classes of bonds, the weighted average life of the bonds will be reduced and may adversely affect yield to holders thereof, depending upon the price at which the bonds were purchased.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

         As indicated above under "The Mortgage Pools," the original terms to maturity of the mortgage loans in a given mortgage pool will vary depending upon the type of mortgage loans included in the mortgage pool. The prospectus supplement for a series of bonds will contain information with respect to the types and maturities of the mortgage loans in the related mortgage pool. All of the mortgage loans may be prepaid without penalty in full or in part at any time. The prepayment experience with respect to the mortgage loans in a mortgage pool will affect the life and yield of the related series of bonds.

         With respect to balloon loans, payment of the balloon payment (which, based on the amortization schedule of the mortgage loans, is expected to be a substantial amount) will generally depend on the mortgagor's ability to obtain refinancing of the mortgage loans or to sell the mortgaged property prior to the maturity of the balloon loan. The ability to obtain refinancing will depend on a number of factors prevailing at the time refinancing or sale is required, including real estate values, the mortgagor's financial situation, prevailing mortgage loan interest rates, the mortgagor's equity

                                       56

in the related mortgaged property, tax laws and prevailing general economic conditions. None of the company, the master servicer, or any of their affiliates will be obligated to refinance or repurchase any mortgage loan or to sell the mortgaged property.

         The extent of prepayments of principal of the mortgage loans may be affected by a number of factors, including solicitations and the availability of mortgage credit, the relative economic vitality of the area in which the mortgaged properties are located and, in the case of multifamily, commercial and mixed-use loans, the quality of management of the mortgage properties, the servicing of the mortgage loans, possible changes in tax laws and other opportunities for investment. In addition, the rate of principal payments on the mortgage loans may be affected by the existence of lock-out periods and requirements that principal prepayments be accompanied by prepayment premiums, as well as due-on- sale and due-on-encumbrance provisions, and by the extent to which the provisions may be practicably enforced. See "Servicing of Mortgage
Loans--Collection and Other Servicing Procedures; Mortgage Loan Modifications"
and "Legal Aspects of the Mortgage Loans--Enforceability of Some Provisions" for
a description of provisions of the servicing agreement and legal aspects of mortgage loans that may affect the prepayment experience on the mortgage loans.

         The rate of prepayment on a pool of mortgage loans is also affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. In addition, as prevailing market interest rates decline, even borrowers with ARM Loans that have experienced a corresponding interest rate decline may have an increased incentive to refinance for purposes of either (1) converting to a fixed rate loan and thereby "locking in" the rate or (2) taking advantage of the initial "teaser rate" (a mortgage interest rate below what it would otherwise be if the applicable index and gross margin were applied) on another adjustable rate mortgage loan. Moreover, although the mortgage rates on ARM
Loans will be subject to periodic adjustments, the adjustments generally will not increase or decrease the mortgage rates by more than a fixed percentage amount on each adjustment date, will not increase the mortgage rates over a fixed percentage amount during the life of any ARM Loan and will be based on an index (which may not rise and fall consistently with mortgage interest rates)
plus the related Note Margin (which may be different from margins being used at the time for newly originated adjustable rate mortgage loans). As a result, the mortgage rates on the ARM Loans at any time may not equal the prevailing rates for similar, newly originated adjustable rate mortgage loans. In high interest rate environments, the prevailing rates on fixed-rate mortgage loans may be sufficiently high in relation to the then-current mortgage rates on newly originated ARM Loans that the rate of prepayment may increase as a result of refinancings. There can be no assurance as to the rate of prepayments on the mortgage loans during any period or over the life of any series of bonds.

         If the applicable servicing agreement for a series of bonds provides for a pre-funding account or other means of funding the transfer of additional mortgage loans to the related trust fund, as described under "Description of the
Bonds--Pre-Funding Account" in this prospectus, and the trust fund is unable to acquire the additional mortgage loans within any applicable time limit, the amounts set aside for the purpose may be applied as principal payments on one or more classes of bonds of the series. See "Yield Considerations."

         There can be no assurance as to the rate of prepayment of the mortgage loans. The company is not aware of any publicly available statistics relating to the principal prepayment experience of diverse portfolios of mortgage loans such as the mortgage loans over an extended period of time. All statistics known to the company that have been compiled with respect to prepayment experience on mortgage loans indicate that while some mortgage loans may remain outstanding until their stated maturities, a substantial number will be paid prior to their respective stated maturities. No representation is made as to the particular factors that will affect the prepayment of the mortgage loans or as to the relative importance of these factors.

         As described in this prospectus and in the prospectus supplement, the master servicer, the company or a person specified in the related prospectus supplement (other than the holder of any class of offered bonds) may have the option to purchase the assets in a trust fund and effect early retirement of the related series of bonds. See "The Agreements--Termination; Retirement of Bonds."

                                       57

                         LEGAL ASPECTS OF MORTGAGE LOANS

         The following discussion summarizes legal aspects of mortgage loans that is general in nature. The summaries do not purport to be complete. They do not reflect the laws of any particular state nor the laws of all states in which the mortgaged properties may be situated. This is because these legal aspects are governed in part by the law of the state that applies to a particular mortgaged property and the laws of the states may vary substantially. You should refer to the applicable federal and state laws governing the mortgage loans.

MORTGAGES

         Each single family, multifamily, commercial and mixed-use loan and, if applicable, the Contracts (in each case other than cooperative mortgage loans), will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located, and may have first, second or third priority. Mortgages and deeds to secure debt are referred to as
"mortgages." Contracts evidence both the obligation of the obligor to repay the loan evidenced thereby and grant a security interest in the related Manufactured
Homes to secure repayment of the loan. However, as Manufactured Homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that
Manufactured Homes may become subject to real estate title and recording laws.
See "--Contracts" below. In some states, a mortgage or deed of trust creates a lien upon the real property encumbered by the mortgage or deed of trust.
However, in other states, the mortgage or deed of trust conveys legal title to the property respectively, to the mortgagee or to a trustee for the benefit of the mortgagee subject to a condition subsequent (i.e., the payment of the indebtedness secured thereby). The lien created by the mortgage or deed of trust is not prior to the lien for real estate taxes and assessments and other charges imposed under governmental police powers. Priority between mortgages depends on their terms or on the terms of separate subordination or inter-creditor agreements, the knowledge of the parties in some cases and generally on the order of recordation of the mortgage in the appropriate recording office. There are two parties to a mortgage, the mortgagor, who is the borrower and homeowner, and the mortgagee, who is the lender. Under the mortgage instrument, the mortgagor delivers to the mortgagee a note or bond and the mortgage. In the case of a land trust, there are three parties because title to the property is held by a land trustee under a land trust agreement of which the borrower is the beneficiary; at origination of a mortgage loan, the borrower executes a separate undertaking to make payments on the mortgage note. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the trustor who is the borrower-homeowner; the beneficiary who is the lender; and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the obligation. The trustee's authority under a deed of trust, the grantee's authority under a deed to secure debt and the mortgagee's authority under a mortgage are governed by the law of the state in which the real property is located, the express provisions of the deed of trust or mortgage, and, in deed of trust transactions, the directions of the beneficiary.

COOPERATIVE MORTGAGE LOANS

         If specified in the prospectus supplement relating to a series of certificates, the mortgage loans and Contracts may include cooperative mortgage loans. Each mortgage note evidencing a cooperative mortgage loan will be secured by a security interest in shares issued by the related Cooperative, and in the related proprietary lease or occupancy agreement granting exclusive rights to occupy a specific dwelling unit in the Cooperative's building. The security agreement will create a lien upon the shares of the Cooperative, the priority of which will depend on, among other things, the terms of the particular security agreement as well as the order of recordation and/or filing of the agreement (or financing statements related thereto) in the appropriate recording office.

         All Cooperative buildings relating to the cooperative mortgage loans are located primarily in the State of New York. Generally, each Cooperative owns in fee or has a long-term leasehold interest in all the real property and owns in fee or leases the building and all separate dwelling units therein. The
Cooperative is directly responsible for property management and, in most cases, payment

                                       58

of real estate taxes, other governmental impositions and hazard and liability insurance. If there is an underlying mortgage (or mortgages) on the
Cooperative's building or underlying land, as is generally the case, or an underlying lease of the land, as is the case in some instances, the Cooperative, as mortgagor or lessor, as the case may be, is also responsible for fulfilling the mortgage or rental obligations. An underlying mortgage loan is ordinarily obtained by the Cooperative in connection with either the construction or purchase of the Cooperative's building or the obtaining of capital by the
Cooperative. The interest of the occupant under proprietary leases or occupancy agreements as to which that Cooperative is the landlord is generally subordinate to the interest of the holder of an underlying mortgage and to the interest of the holder of a land lease. If the Cooperative is unable to meet the payment obligations (1) arising under an underlying mortgage, the mortgagee holding an underlying mortgage could foreclose on that mortgage and terminate all subordinate proprietary leases and occupancy agreements or (2) arising under its land lease, the holder of the landlord's interest under the land lease could terminate it and all subordinate proprietary leases and occupancy agreements. In addition, an underlying mortgage on a Cooperative may provide financing in the form of a mortgage that does not fully amortize, with a significant portion of principal being due in one final payment at maturity. The inability of the
Cooperative to refinance a mortgage and its consequent inability to make the final payment could lead to foreclosure by the mortgagee. Similarly, a land lease has an expiration date and the inability of the Cooperative to extend its term or, in the alternative, to purchase the land, could lead to termination of the Cooperative's interest in the property and termination of all proprietary leases and occupancy agreements. In either event, a foreclosure by the holder of an underlying mortgage or the termination of the underlying lease could eliminate or significantly diminish the value of any collateral held by the mortgagee who financed the purchase by an individual tenant-stockholder of shares of the Cooperative or, in the case of the mortgage loans, the collateral securing the cooperative mortgage loans.

         Each Cooperative is owned by shareholders (referred to as
tenant-stockholders) who, through ownership of stock or shares in the
Cooperative, receive proprietary leases or occupancy agreements which confer exclusive rights to occupy specific dwellings. Generally, a tenant-stockholder of a Cooperative must make a monthly payment to the Cooperative pursuant to the proprietary lease, which payment represents the tenant-stockholder's proportional share of the Cooperative's payments for its underlying mortgage, real property taxes, maintenance expenses and other capital or ordinary expenses. An ownership interest in a Cooperative and accompanying occupancy rights may be financed through a cooperative mortgage loan evidenced by a mortgage note and secured by an assignment of and a security interest in the occupancy agreement or proprietary lease and a security interest in the related shares of the related Cooperative. The mortgagee generally takes possession ofthe share certificate and a counterpart of the proprietary lease or occupancy agreement and a financing statement covering the proprietary lease or occupancy agreement and the Cooperative shares is filed in the appropriate state and local offices to perfect the mortgagee's interest in its collateral. Subject to the limitations discussed below, upon default of the tenant-stockholder, the lender may sue for judgment on the mortgage note, dispose of the collateral at a public or private sale or otherwise proceed against the collateral or tenant-stockholder as an individual as provided in the security agreement covering the assignment of the proprietary lease or occupancy agreement and the pledge of Cooperative shares. See "--Foreclosure on Shares of Cooperatives"
below.

TAX ASPECTS OF COOPERATIVE OWNERSHIP

         In general, a "tenant-stockholder" (as defined in Section 216(b)(2) of the Code) of a corporation that qualifies as a "cooperative housing corporation"
within the meaning of Section 216(b)(1) of the Code is allowed a deduction for amounts paid or accrued within his taxable year to the corporation representing his proportionate share of interest expenses and real estate taxes allowable as a deduction under Section 216(a) of the Code to the corporation under Sections
163 and 164 of the Code. In order for a corporation to qualify under Section
216(b)(1) of the Code for its taxable year in which the items are allowable as a deduction to the corporation, the section requires, among other things, that at least 80% of the gross income of the corporation be derived from its tenant-stockholders. By virtue of this requirement, the status of a corporation for purposes of Section 216(b)(1) of the Code must be determined on a year-to-year basis. Consequently, there can be no assurance that Cooperatives relating to the cooperative mortgage loans will qualify under the section for any particular year. In the event that the Cooperative fails to qualify for one or more years, the value of the collateral securing any related cooperative mortgage loans could be significantly

                                       59

impaired because no deduction would be allowable to tenant- stockholders under
Section 216(a) of the Code with respect to those years. In view of the significance of the tax benefits accorded tenant- stockholders of a corporation that qualifies under Section 216(b)(1) of the Code, the likelihood that a failure would be permitted to continue over a period of years appears remote.

LEASES AND RENTS

         Mortgages that encumber income-producing multifamily and commercial properties often contain an assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower's right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

CONTRACTS

         Under the laws of most states, manufactured housing constitutes personal property and is subject to the motor vehicle registration laws of the state or other jurisdiction in which the unit is located. In a few states, where certificates of title are not required for manufactured homes, security interests are perfected by the filing of a financing statement under Article 9 of the UCC which has been adopted by all states. Financing statements are effective for five years and must be renewed prior to the end of each five year period. The certificate of title laws adopted by the majority of states provide that ownership of motor vehicles and manufactured housing shall be evidenced by a certificate of title issued by the motor vehicles department (or a similar entity) of the state. In the states that have enacted certificate of title laws, a security interest in a unit of manufactured housing, so long as it is not attached to land in so permanent a fashion as to become a fixture, is generally perfected by the recording of the interest on the certificate of title to the unit in the appropriate motor vehicle registration office or by delivery of the required documents and payment of a fee to the office, depending on state law.

         The master servicer will be required under the related servicing agreement to effect the notation or delivery of the required documents and fees, and to obtain possession of the certificate of title, as appropriate under the laws of the state in which any Manufactured Home is registered. In the event the master servicer fails, due to clerical errors or otherwise, to effect the notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the trustee may not have a first priority security interest in the
Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention by the borrowers to move them, courts in many states have held that manufactured homes may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC ora real estate mortgage under the real estate laws of the state where the home is located.
These filings must be made in the real estate records office of the county where the home is located. Generally, Contracts will contain provisions prohibiting the obligor from permanently attaching the Manufactured Home to its site. So long as the obligor does not violate this agreement, a security interest in the
Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured
Home is permanently attached to its site, other parties could obtain an interest in the Manufactured Home that is prior to the security interest originally retained by the Seller and transferred to the company.

         The company will assign or cause to be assigned a security interest in the Manufactured Homes to the trustee, on behalf of the bondholders. Neither the company, the master servicer nor the trustee will amend the certificates of title to identify the trustee, on behalf of the bondholders, as the new secured party and, accordingly, the company or the Seller will continue to be named as the

                                       60

secured party on the certificates of title relating to the Manufactured Homes.
In most states, the assignment is an effective conveyance of the security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the company's rights as the secured party.
However, in some states there exists a risk that, in the absence of an amendment to the certificate of title, the assignment of the security interest might not be held effective against creditors of the company or Seller.

         In the absence of fraud, forgery or permanent affixation of the
Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the trustee against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the
Manufactured Home. If there are any Manufactured Homes as to which the company has failed to perfect or cause to be perfected the security interest assigned to the trust fund, the security interest would be subordinate to, among others, subsequent purchasers for value of Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the trustee, on behalf of the bondholders, as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the trustee could be released.

         In the event that the owner of a Manufactured Home moves it to a state other than the state in which the Manufactured Home initially is registered, under the laws of most states the perfected security interest in the
Manufactured Home would continue for four months after the relocation and thereafter until the owner re-registers the Manufactured Home in the state. If the owner were to relocate a Manufactured Home to another state and re-register the Manufactured Home in the state, and if the company did not take steps to re-perfect its security interest in the state, the security interest in the
Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home;
accordingly, the company must surrender possession if it holds the certificate of title to the Manufactured Home or, in the case of Manufactured Homes registered in states that provide for notation of lien, the company would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the company would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states that do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection.
Similarly, when an obligor under a manufactured housing conditional sales contract sells a manufactured home, the obligee must surrender possession of the certificate of title or it will receive notice as a result of its lien noted
thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under each related servicing agreement, the master servicer will be obligated to take these steps, at the master servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured
Homes.

         Under the laws of most states, liens for repairs performed on a
Manufactured Home take priority even over a perfected security interest. The company will obtain the representation of the related Seller that it has no knowledge of any of these liens with respect to any Manufactured Home securing a
Contract. However, these liens could arise at any time during the term of a
Contract. No notice will be given to the trustee or bondholders in the event this type of lien arises.

FORECLOSURE ON MORTGAGES AND SOME CONTRACTS

         Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust which authorizes the trustee to sell the property upon any default by the borrower under the terms of the note or deed of trust. In addition to any notice requirements contained in a deed of trust, in some states, the trustee must record a notice of default and send a copy to the borrower trustor and to any person who has recorded a request for a copy of notice of default and notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within a specified period, a notice of sale must be posted in a public place and, in most states, published for a specific period of time in one or more newspapers in a specified manner prior to the date of trustee's sale. In addition, some state laws require that a

                                       61

copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the real property.

         In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, in these states, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation.

         Foreclosure of a mortgage is generally accomplished by judicial action.
Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure may occasionally result from difficulties in locating necessary parties. Judicial foreclosure proceedings are often not contested by any of the applicable parties. If the mortgagee's right to foreclose is contested, the legal proceedings necessary to resolve the issue can be time-consuming.

         In the case of foreclosure under either a mortgage or a deed of trust, the sale by the referee or other designated officer or by the trustee is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is uncommon for a third party to purchase the property at a foreclosure sale. Rather, it is common for the lender to purchase the property from the trustee or referee for a credit bid less than or equal to the unpaid principal amount of the note plus the accrued and unpaid interest and the expense of foreclosure, in which case the mortgagor's debt will be extinguished unless the lender purchases the property for a lesser amount in order to preserve its right against a borrower to seek a deficiency judgment and the remedy is available under state law and the related loan documents. In the same states, there is a statutory minimum purchase price which the lender may offer for the property and generally, state law controls the amount of foreclosure costs and expenses, including attorneys' fees, which may be recovered by a lender. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance, paying taxes and making the repairs at its own expense as are necessary to render the property suitable for sale. Generally, the lender will obtain the services of a real estate broker and pay the broker's commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property and, in some states, the lender may be entitled to a deficiency judgment. Any loss may be reduced by the receipt of any mortgage insurance proceeds or other forms of credit enhancement for a series of bonds. See "Description of Credit
Enhancement".

         A junior mortgagee may not foreclose on the property securing a junior mortgage unless it forecloses subject to the senior mortgages. The junior mortgagee must either pay the entire amount due on the senior mortgages prior to or at the time of the foreclosure sale or undertake to pay on any senior mortgages that the mortgagor is currently in a state of default under. Under either course of action, the junior mortgagee may add the amounts paid to the balance due on the junior loan, and may be subrogated to the rights of the senior mortgagees. In addition, in the event that the foreclosure of a junior mortgage triggers the enforcement of a "due-on-sale" clause, the junior mortgagee may be required to pay the full amount of the senior mortgages to the senior mortgagees. Accordingly, with respect to those single family loans and multifamily loans which are junior mortgage loans, if the lender purchases the property, the lender's title will be subject to all senior liens and claims and governmental liens. The proceeds received by the referee or trustee from the sale are applied first to the costs, fees and expenses of sale and then in satisfaction of the indebtedness secured by the mortgage or deed of trust under which the sale was conducted. Any remaining proceeds are generally payable to the holders of junior mortgages or deeds of trust and other liens and claims in order of their priority, whether or not the borrower is in default. Any additional proceeds are generally payable to the mortgagor or trustor. The payment of the proceeds to the holders of junior mortgages may occur in the foreclosure action of the senior mortgagee or may require the institution of separate legal proceeds.

         In foreclosure, courts have imposed general equitable principles. The equitable principles are generally designed to relieve the borrower from the legal effect of its defaults under the loan

                                       62

documents. Examples of judicial remedies that have been fashioned include judicial requirements that the lender undertake affirmative and expensive actions to determine the causes for the borrower's default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender's judgment and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from temporary financial disability. In other cases, courts have limited the right of a lender to foreclose if the default under the mortgage instrument is not monetary, such as the borrower's failure to adequately maintain the property or the borrower's execution of a second mortgage or deed of trust affecting the property. Finally, some courts have been faced with the issue of whether or not federal or state constitutional provisions reflecting due process concerns for adequate notice require that borrowers under deeds of trust or mortgages receive notices in addition to the statutorily-prescribed minimums. For the most part, these cases have upheld the notice provisions as being reasonable or have found that the sale by a trustee under a deed of trust, or under a mortgage having a power of sale, does not involve sufficient state action to afford constitutional protection to the borrower.

FORECLOSURE ON SHARES OF COOPERATIVES

         The Cooperative shares owned by the tenant-stockholder, together with the rights of the tenant- stockholder under the proprietary lease or occupancy agreement, are pledged to the lender and are, in almost all cases, subject to restrictions on transfer as set forth in the Cooperative's certificate of incorporation and by-laws, as well as in the proprietary lease or occupancy agreement. The Cooperative may cancel the proprietary lease or occupancy agreement, even while pledged, for failure by the tenant- stockholder to pay its obligations or charges owed by the tenant-stockholder, including mechanics'
liens against the Cooperative's building incurred by the tenant-stockholder.
Generally, obligations and charges arising under a proprietary lease or occupancy agreement which are owed to the Cooperative are made liens upon the shares to which the proprietary lease or occupancy agreement relates. In addition, the Cooperative may generally terminate a proprietary lease or occupancy agreement in the event the borrower breaches its covenants in the proprietary lease or occupancy agreement. Typically, the lender and the
Cooperative enter into a recognition agreement which, together with any lender protection provisions contained in the proprietary lease or occupancy agreement, establishes the rights and obligations of both parties in the event of a default by the tenant-stockholder on its obligations under the proprietary lease or occupancy agreement. A default by the tenant-stockholder under the proprietary lease or occupancy agreement will usually constitute a default under the security agreement between the lender and the tenant- stockholder.

         The recognition agreement generally provides that, in the event that the tenant-stockholder has defaulted under the proprietary lease or occupancy agreement, the Cooperative will take no action to terminate the lease or agreement until the lender has been provided with notice of and an opportunity to cure the default. The recognition agreement typically provides that if the proprietary lease or occupancy agreement is terminated, the Cooperative will recognize the lender's lien against proceeds from a sale of the shares and the proprietary lease or occupancy agreement allocated to the dwelling, subject, however, to the Cooperative's right to sums due under the proprietary lease or occupancy agreement or which have become liens on the shares relating to the proprietary lease or occupancy agreement. The total amount owed to the
Cooperative by the tenant-stockholder, which the lender generally cannot restrict and does not monitor, could reduce the amount realized upon a sale of the collateral below the outstanding principal balance of the cooperative mortgage loan and accrued and unpaid interest on the loan.

         Recognition agreements also generally provide that in the event the lender succeeds to the tenant- shareholder's shares and proprietary lease or occupancy agreement as the result of realizing upon its collateral for a cooperative mortgage loan, the lender must obtain the approval or consent of the board of directors of the Cooperative as required by the proprietary lease before transferring the Cooperative shares or assigning the proprietary lease.
The approval or consent is usually based on the prospective purchaser's income and net worth, among other factors, and may significantly reduce the number of potential purchasers, which could limit the ability of the lender to sell and realize upon the value of the collateral. Generally, the lender is not limited in any rights it may have to dispossess the tenant- stockholder.

                                       63

         Because of the nature of cooperative mortgage loans, lenders do not require the tenant- stockholder (i.e., the borrower) to obtain title insurance of any type. Consequently, the existence of anyprior liens or other imperfections of title affecting the Cooperative's building or real estate also may adversely affect the marketability of the shares allocated to the dwelling unit in the event of foreclosure.

         In New York, foreclosure on the Cooperative shares is accomplished by public sale in accordance with the provisions of Article 9 of the New York UCC and the security agreement relating to those shares. Article 9 of the New York
UCC requires that a sale be conducted in a "commercially reasonable" manner.
Whether a sale has been conducted in a "commercially reasonable" manner will depend on the facts in each case. In determining commercial reasonableness, a court will look to the notice given the debtor and the method, manner, time, place and terms of the sale and the sale price. Generally, a sale conducted according to the usual practice of banks selling similar collateral in the same area will be considered reasonably conducted.

         Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender's security interest. The recognition agreement, however, generally provides that the lender's right to reimbursement is subject to the right of the Cooperative corporation to receive sums due under the proprietary lease or occupancy agreement. If there are proceeds remaining, the lender must account to the tenant-stockholder for the surplus. Conversely, if a portion of the indebtedness remains unpaid, the tenant-stockholder is generally responsible for the deficiency. See "--Anti-Deficiency Legislation and
Other Limitations on Lenders" below.

REPOSSESSION WITH RESPECT TO CONTRACTS

         GENERAL. Repossession of manufactured housing is governed by state law.
A few states have enacted legislation that requires that the debtor be given an opportunity to cure its default (typically 30 days to bring the account current)
before repossession can commence. So long as a manufactured home has not become so attached to real estate that it would be treated as a part of the real estate under the law of the state where it is located, repossession of the home in the event of a default by the obligor generally will be governed by the UCC (except in Louisiana). Article 9 of the UCC provides the statutory framework for the repossession of manufactured housing. While the UCC as adopted by the various states may vary in small particulars, the general repossession procedure established by the UCC is as follows:

         o        Except in those states where the debtor must receive notice of the right to cure a default, repossession can commence
                  immediately upon default without prior notice. Repossession may be effected either through self-help (peaceable retaking without court order), voluntary repossession or through
                  judicial process (repossession pursuant to court-issued writ of replevin). The self-help and/or voluntary repossession
                  methods are more commonly employed, and are accomplished
                  simply by retaking possession of the manufactured home. In cases in which the debtor objects or raises a defense to
                  repossession, a court order must be obtained from the
                  appropriate state court, and the manufactured home must then be repossessed in accordance with that order. Whether the
                  method employed is self-help, voluntary repossession or
                  judicial repossession, the repossession can be accomplished either by an actual physical removal of the manufactured home to a secure location for refurbishment and resale or by
                  removing the occupants and their belongings from the
                  manufactured home and maintaining possession of the
                  manufactured home on the location where the occupants were residing. Various factors may affect whether the manufactured home is physically removed or left on location, such as the nature and term of the lease of the site on which it is
                  located and the condition of the unit. In many cases, leaving the manufactured home on location is preferable, in the event that the home is already set up, because the expenses of
                  retaking and redelivery will be saved. However, in those cases where the home is left on location, expenses for site rentals will usually be incurred.

                                       64

         o        Once repossession has been achieved, preparation for the
                  subsequent disposition of the manufactured home can commence.
                  The disposition may be by public or private sale provided the method, manner, time, place and terms of the sale are
                  commercially reasonable.

         o        Sale proceeds are to be applied first to repossession expenses
                  (expenses incurred in retaking, storage, preparing for sale to include refurbishing costs and selling) and then to
                  satisfaction of the indebtedness. While some states impose prohibitions or limitations on deficiency judgments if the net proceeds from resale do not cover the full amount of the
                  indebtedness, the remainder may be sought from the debtor in the form of a deficiency judgement in those states that do not prohibit or limit the judgments. The deficiency judgment is a personal judgment against the debtor for the shortfall.
                  Occasionally, after resale of a manufactured home and payment of all expenses and indebtedness, there is a surplus of funds.
                  In that case, the UCC requires the party suing for the
                  deficiency judgment to remit the surplus to the debtor.
                  Because the defaulting owner of a manufactured home generally has very little capital or income available following
                  repossession, a deficiency judgment may not be sought in many cases or, if obtained, will be settled at a significant
                  discount in light of the defaulting owner's strained financial condition.

         LOUISIANA LAW. Any contract secured by a manufactured home located in
Louisiana will be governed by Louisiana law rather than Article 9 of the UCC.
Louisiana laws provide similar mechanismsfor perfection and enforcement of security interests in manufactured housing used as collateral for an installment sale contract or installment loan agreement.

         Under Louisiana law, a manufactured home that has been permanently affixed to real estate will nevertheless remain subject to the motor vehicle registration laws unless the obligor and any holder of a security interest in the property execute and file in the real estate records for the parish in which the property is located a document converting the unit into real property. A manufactured home that is converted into real property but is then removed from its site can be converted back to personal property governed by the motor vehicle registration laws if the obligor executes and files various documents in the appropriate real estate records and all mortgagees under real estate mortgages on the property and the land to which it was affixed file releases with the motor vehicle commission.

         So long as a manufactured home remains subject to the Louisiana motor vehicle laws, liens are recorded on the certificate of title by the motor vehicle commissioner and repossession can be accomplished by voluntary consent of the obligor, executory process (repossession proceedings which must be initiated through the courts but which involve minimal court supervision) or a civil suit for possession. In connection with a voluntary surrender, the obligor must be given a full release from liability for all amounts due under the contract. In executory process repossessions, a sheriff's sale (without court supervision) is permitted, unless the obligor brings suit to enjoin the sale, and the lender is prohibited from seeking a deficiency judgment against the obligor unless the lender obtained an appraisal of the manufactured home prior to the sale and the property was sold for at least two- thirds of its appraised value.

RIGHTS OF REDEMPTION

         SINGLE FAMILY, MULTIFAMILY AND COMMERCIAL PROPERTIES. The purposes of a foreclosure action in respect of a mortgaged property is to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their "equity of redemption". The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

                                       65

         The equity of redemption is a common-law (non-statutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchase through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee's sale under a deed of trust.

         MANUFACTURED HOMES. While state laws do not usually require notice to be given to debtors prior to repossession, many states do require delivery of a notice of default and of the debtor's right to cure defaults before repossession. The law in most states also requires that the debtor be given notice of sale prior to the resale of the home so that the owner may redeem at or before resale. In addition, the sale must comply with the requirements of the
UCC.

ANTI-DEFICIENCY LEGISLATION AND OTHER LIMITATIONS ON LENDERS

         SINGLE FAMILY, MULTIFAMILY AND COMMERCIAL LOANS. Some states have imposed statutory prohibitions which limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage. In some states (including
California), statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following non-judicial foreclosure by power of sale. A deficiency judgment is a personal judgment against the former borrower equal in most cases to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. In the case of a mortgage loan secured by a property owned by a trust where the mortgage note is executed on behalf of the trust, a deficiency judgment against the trust following foreclosure or sale under a deed of trust, even if obtainable under applicable law, may be of little value to the mortgagee or beneficiary if there are no trust assets against which the deficiency judgment may be executed. Some state statutes require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting the security;
however in some of these states, the lender, following judgment on the personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, in those states permitting the election, is that lenders will usually proceed against the security first rather than bringing a personal action against the borrower. Finally, in some states, statutory provisions limit any deficiency judgment against the former borrower following a foreclosure to the excess of the outstanding debt over the fair value of the property at the time of the public sale. The purpose of these statutes is generally to prevent a beneficiary or mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the judicial sale.

         Generally, Article 9 of the UCC governs foreclosure on Cooperative shares and the related proprietary lease or occupancy agreement. Some courts have interpreted Article 9 to prohibit or limit a deficiency award in some circumstances, including circumstances where the disposition of the collateral
(which, in the case of a cooperative mortgage loan, would be the shares of the
Cooperative and the related proprietary lease or occupancy agreement) was not conducted in a commercially reasonable manner.

         In addition to laws limiting or prohibiting deficiency judgments, numerous other federal and state statutory provisions, including the federal bankruptcy laws and state laws affording relief to debtors, may interfere with or affect the ability of the secured mortgage lender to realize upon collateral or enforce a deficiency judgment. For example, under the federal Bankruptcy
Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) to collect a debt are automatically stayed upon the filing of the bankruptcy petition and, often, no interest or principal payments are made during the course of the bankruptcy case. The delay and the

                                       66

consequences thereof caused by the automatic stay can be significant. Also, under the Bankruptcy Code, the filing of a petition in a bankruptcy by or on behalf of a junior lienor may stay the senior lender from taking action to foreclose out the junior lien. Moreover, with respect to federal bankruptcy law, a court with federal bankruptcy jurisdiction may permit a debtor through his or her Chapter 11 or Chapter 13 rehabilitative plan to cure a monetary default in respect of a mortgage loan on a debtor's residence by paying arrearage within a reasonable time period and reinstating the original mortgage loan payment schedule even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the residence had yet occurred) prior to the filing of the debtor's petition. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case, that effected the curing of a mortgage loan default by paying arrearage over a number of years.

         Courts with federal bankruptcy jurisdiction have also indicated that the terms of a mortgage loan secured by property of the debtor may be modified.
These courts have allowed modifications that include reducing the amount of each monthly payment, changing the rate of interest, altering the repayment schedule, forgiving all or a portion of the debt and reducing the lender's security interest to the value of the residence, thus leaving the lender a general unsecured creditor for the difference between the value of the residence and the outstanding balance of the loan. Generally, however, the terms of a mortgage loan secured only by a mortgage on real property that is the debtor's principal residence may not be modified pursuant to a plan confirmed pursuant to Chapter
13 except with respect to mortgage payment arrearages, which may be cured within a reasonable time period.

         In the case of income-producing multifamily properties, federal bankruptcy law may also have the effect of interfering with or affecting the ability of the secured lender to enforce the borrower's assignment of rents and leases related to the mortgaged property. Under Section 362 of the Bankruptcy
Code, the lender will be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue could be time-consuming, with resulting delays in the lender's receipt of the rents.

CONSUMER COMPLIANCE LAWS AND REGULATIONS

         Tax liens arising under the Code may have priority over the lien of a mortgage or deed of trust. In addition, substantive requirements are imposed upon mortgage lenders in connection with the origination and the servicing of mortgage loans by numerous federal and some state consumer protection laws.
These laws include TILA, as implemented by Regulation Z, Real Estate Settlement
Procedures Act, as implemented by Regulation X, Equal Credit Opportunity Act, as
implemented by Regulation B, Fair Credit Billing Act, Fair Credit Reporting Act
and related statutes. These federal laws impose specific statutory liabilities upon lenders who originate mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the mortgage loans. In particular, an originator's failure to comply with certain requirements of the federal TILA, as implemented by Regulation Z, could subject both originators and assignees of such obligations to monetary penalties and could result in obligors' rescinding the mortgage loans either against the originators or assignees.

         Some of the mortgage loans may High Cost Loans be subject to the Home
Ownership and Equity Protection Act of 1994, or Homeownership Act, which amended
TILA to provide new requirements applicable to loans that exceed certain interest rates and/or points and fees thresholds. Purchasers or assignees of any
High Cost Loan, including any trust, could be liable under federal law for all claims and subject to all defenses that the borrower could assert against the originator of the High Cost Loan. Remedies available to the borrower include monetary penalties, as well as rescission rights if the appropriate disclosures were not given as required. The maximum damages that may be recovered under these provisions from an assignee, including the trust, is the remaining amount of indebtedness plus the total amount paid by the borrower in connection with the mortgage loan.

         In addition to the Homeownership Act, a number of legislative proposals have been introduced at both the federal and state level that are designed to discourage predatory lending practices. Some states have enacted, or may enact, laws or regulations that prohibit inclusion of some provisions in mortgage loans that have interest rates or origination costs in excess of prescribed levels, and require that borrowers be given certain disclosures prior to the consummation of the

                                       67

mortgage loans. In some cases, state law may impose requirements and restrictions greater than those in the Homeownership Act. An originators'
failure to comply with these laws could subject the trust (and other assignees of the mortgage loans) to monetary penalties and could result in the borrowers rescinding the mortgage loans against either the trust or subsequent holders of the mortgage loans.

         Lawsuits have been brought in various states making claims against assignees of High Cost Loans for violations of state law allegedly committed by the originator. Named defendants in these cases include numerous participants within the secondary mortgage market, including some securitization trusts.

         CONTRACTS. In addition to the laws limiting or prohibiting deficiency judgments, numerous other statutory provisions, including federal bankruptcy laws and related state laws, may interfere withor affect the ability of a lender to realize upon collateral and/or enforce a deficiency judgment. For example, in a Chapter 13 proceeding under the federal bankruptcy law, a court may prevent a lender from repossessing a home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the market value of the home at the time of bankruptcy (as determined by the court), leaving the party providing financing as a general unsecured creditor for the remainder of the indebtedness.
A bankruptcy court may also reduce the monthly payments due under a contract or change the rate of interest and time of repayment of the indebtedness.

ENVIRONMENTAL LEGISLATION

         Under CERCLA, and under state law in some states, a secured party which takes a deed-in- lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property may become liable for the costs of cleaning up hazardous substances regardless of whether they have contaminated the property. CERCLA imposes strict, as well as joint and several, liability on several classes of potentially responsible parties, including current owners and operators of the property who did not cause or contribute to the contamination. Furthermore, liability under CERCLA is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Lenders may be held liable under CERCLA as owners or operators unless they qualify for the secured creditor exemption to CERCLA. This exemption exempts from the definition of owners and operators those who, without participating in the management of a facility, hold indicia of ownership primarily to protect a security interest in the facility.

         The Conservation Act amended, among other things, the provisions of
CERCLA with respect to lender liability and the secured creditor exemption. The
Conservation Act offers substantial protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The
Conservation Act provides that "merely having the capacity to influence, or unexercised right to control" operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption only if it exercises decision-making control over the borrower's environmental compliance and hazardous substance handling and disposal practices, or assumes day-to-day management of all operational functions of the mortgaged property.
The Conservation Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

         Other federal and state laws may impose liability on a secured party which takes a deed-in- lieu of foreclosure, purchases a mortgaged property at a foreclosure sale, or operates a mortgaged property on which contaminants other than CERCLA hazardous substances are present, including petroleum, agricultural chemicals, hazardous wastes, asbestos, radon, and lead-based paint. The cleanup costs may be substantial. It is possible that the cleanup costs could become a liability of a trust fund and reduce the amounts otherwise distributable to the holders of the related series of bonds. Moreover, federal statutes and states by statute may impose a lien for any cleanup costs incurred by the state on the property that is the subject of the cleanup costs. All subsequent liens on the property generally are subordinated to the lien and, in some states, even prior recorded liens are

                                       68

subordinated to such lien. In the latter states, the security interest of the trustee in a related parcel of real property that is subject to the lien could be adversely affected.

         Traditionally, many residential mortgage lenders have not taken steps to evaluate whether contaminants are present with respect to any mortgaged property prior to the origination of the mortgage loan or prior to foreclosure or accepting a deed-in-lieu of foreclosure. Accordingly, the company has not made and will not make the evaluations prior to the origination of the mortgage loans. Neither the company nor any replacement servicer will be required by any
Agreement to undertake these evaluations prior to foreclosure or accepting a deed-in-lieu of foreclosure. The company does not make any representations or warranties or assume any liability with respect to the absence or effect of contaminants on any related real property or any casualty resulting from the presence or effect of contaminants. However, the company will not be obligated to foreclose on related real property or accept a deed-in-lieu of foreclosure if it knows or reasonably believes that there are material contaminated conditions on the property. A failure so to foreclose may reduce the amounts otherwise available to bondholders of the related series.

CONSUMER PROTECTION LAWS WITH RESPECT TO CONTRACTS

         Numerous federal and state consumer protection laws impose substantial requirements upon creditors involved in consumer finance which are described in
"--Anti-Deficiency Legislation and Other Limitations on Lenders" above.

         Manufactured housing contracts often contain provisions obligating the obligor to pay late charges if payments are not timely made. Federal and state law may specifically limit the amount of late charges that may be collected.
Under the related servicing agreement, late charges will be retained by the master servicer as additional servicing compensation, and any inability to collect these amounts will not affect payments to bondholders.

         Courts have imposed general equitable principles upon repossession and litigation involving deficiency balances. These equitable principles are generally designed to relieve a consumer from the legal consequences of a default.

         In several cases, consumers have asserted that the remedies provided to secured parties under the UCC and related laws violate the due process protections provided under the 14th Amendment to the Constitution of the United
States. For the most part, courts have upheld the notice provisions of the UCC and related laws as reasonable or have found that the repossession and resale by the creditor does not involve sufficient state action to afford constitutional protection to consumers.

         The FTC Rule has the effect of subjecting a seller (and some related creditors and their assignees) in a consumer credit transaction and any assignee of the creditor to all claims and defenses which the debtor in the transaction could assert against the seller of the goods. Liability under the FTC Rule is limited to the amounts paid by a debtor on the contract, and the holder of the contract may also be unable to collect amounts still due under the contract.
Most of the Contracts in a trust fund will be subject to the requirements of the
FTC Rule. Accordingly, the trust fund, as holder of theContracts, will be subject to any claims or defenses that the purchaser of the related manufactured home may assert against the seller of the manufactured home, subject to a maximum liability equal tothe amounts paid by the obligor on the Contract. If an obligor is successful in asserting the claim or defense, and if the Seller had or should have had knowledge of the claim or defense, the master servicer will have the right to require the Seller to repurchase the Contract because of a breach of its Seller's representation and warranty that no claims or defenses exist that would affect the obligor's obligation to make the required payments under the Contract. The Seller would then have the right to require the originating dealer to repurchase the Contract from it and might also have the right to recover from the dealer any losses suffered by the Seller with respect to which the dealer would have been primarily liable to the obligor.

ENFORCEABILITY OF SOME PROVISIONS

         TRANSFER OF MORTGAGED PROPERTIES. Unless the related prospectus supplement indicates otherwise, the mortgage loans generally contain due-on-sale clauses. These clauses permit the lender

                                       69

to accelerate the maturity of the loan if the borrower sells, transfers or conveys the property without the prior consent of the lender. The enforceability of these clauses has been the subject of legislation or litigation in many states, and in some cases the enforceability of these clauses was limited or denied. However, Garn-St Germain Act preempts state constitutional, statutory and case law that prohibits the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to limited exceptions. The Garn-St Germain Act does "encourage" lenders to permit assumption of loans at the original rate of interest or at some other rate less than the average of the original rate and the market rate.

         The Garn-St Germain Act also sets forth nine specific instances in which a mortgage lender covered by the Garn-St Germain Act may not exercise a due-on-sale clause, notwithstanding the fact thata transfer of the property may have occurred. These include intra-family transfers, some transfers by operation of law, leases of fewer than three years and the creation of a junior encumbrance. Regulations promulgated under the Garn-St Germain Act also prohibit the imposition of a prepayment penalty upon the acceleration of a loan pursuant to a due-on-sale clause.

         The inability to enforce a due-on-sale clause may result in a mortgage loan bearing an interest rate below the current market rate being assumed by the buyer rather than being paid off, which may have an impact upon the average life of the mortgage loans and the number of mortgage loans which may be outstanding until maturity.

         TRANSFER OF MANUFACTURED HOMES. Generally, manufactured housing contracts contain provisions prohibiting the sale or transfer of the related manufactured homes without the consent of the obligee on the contract and permitting the acceleration of the maturity of the contracts by the obligee on the contract upon the sale or transfer that is not consented to. The master servicer will, to the extent it has knowledge of the conveyance or proposed conveyance, exercise or cause to be exercised its rights to accelerate the maturity of the related Contracts through enforcement of due-on- sale clauses, subject to applicable state law. In some cases, the transfer may be made by a delinquent obligor in order to avoid a repossession proceeding with respect to a
Manufactured Home.

         In the case of a transfer of a Manufactured Home as to which the master servicer desires to accelerate the maturity of the related Contract, the master servicer's ability to do so will depend on the enforceability under state law of the due-on-sale clause. The Garn-St Germain Act preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of due-on-sale clauses applicable to the Manufactured Homes. Consequently, in some cases the master servicer may be prohibited from enforcing a due-on-sale clause in respect of a Manufactured Home.

         LATE PAYMENT CHARGES AND PREPAYMENT RESTRICTIONS. Notes and mortgages, as well as manufactured housing conditional sales contracts and installment loan agreements, may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower's payment of prepayment fees or yield maintenance penalties. In some states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments or the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid even when the loans expressly provide for thecollection of those charges. Although the Parity Act permits the collection of prepayment charges and late fees in connection with some types of eligible loans preempting any contrary state law prohibitions, some states may not recognize the preemptive authority of the Parity Act or have formally opted out of the Parity
Act. As a result, it is possible that prepayment charges and late fees may not be collected even on loans that provide for the payment of those charges unless otherwise specified in the accompanying prospectus supplement. The master servicer or another entity identified in the accompanying prospectus supplement will be entitled to all prepayment charges and late payment charges received on the loans and those amounts will not be available for payment on the bonds. The
OTS, the agency that administers the Parity Act for unregulated housing creditors, withdrew its favorable Parity Act regulations and Chief Counsel
Opinions that previously authorized lenders to charge prepayment charges and late fees in certain circumstances notwithstanding contrary state law, effective with respect to loans originated on or after July 1, 2003. However, the OTS's ruling does not retroactively affect loans originated before July 1, 2003.

                                       70

         In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

SUBORDINATE FINANCING

         When the mortgagor encumbers mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the mortgagor may have difficulty servicing and repaying multiple loans. In addition, if the junior loan permits recourse to the mortgagor (as junior loans often do) and the senior loan does not, a mortgagor may be more likely to repay sums due on the junior loan than those on the senior loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender's security may create a superior equity in favor of the junior lender. For example, if the mortgagor and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent an existing junior lender is harmed or the mortgagor is additionally burdened. Third, if the mortgagor defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

INSTALLMENT CONTRACTS

         The trust fund assets may also consist of installment sales contracts.
Under an installment contract the seller (referred to in this section as the
"lender") retains legal title to the property and enters into an agreement with the purchaser (referred to in this section as the "borrower") for the payment of the purchase price, plus interest, over the term of the contract. Only after full performance by the borrower of the installment contract is the lender obligated to convey title to the property to the purchaser. As with mortgage or deed of trust financing, during the effective period of the installment contract, the borrower is generally responsible for the maintaining the property in good condition and for paying real estate taxes, assessments and hazard insurance premiums associated with the property.

         The method of enforcing the rights of the lender under an installment contract varies on a state-by- state basis depending upon the extent to which state courts are willing, or able pursuant to state statute, to enforce the contract strictly according to its terms. The terms of installment contracts generally provide that upon a default by the borrower, the borrower loses his or her right to occupy the property, the entire indebtedness is accelerated and the buyer's equitable interest in the property is forfeited. The lender in this situation is not required to foreclose in order to obtain title to the property, although in some cases a quiet title action is in order if the borrower has filed the installment contract in local land records and an ejectment action may be necessary to recover possession. In a few states, particularly in cases of borrower default during the early years of an installment contract, the courts will permit ejectment of the buyer and a forfeiture of his or her interest in the property. However, most state legislatures have enacted provisions by analogy to mortgage law protecting borrowers under installment contracts from the harsh consequences of forfeiture. Under these statutes, a judicial or nonjudicial foreclosure may be required, the lender may be required to give notice of default and the borrower may be granted some grace period during which the installment contract may be reinstated upon full payment of the defaulted amount and the borrower may have a post-foreclosure statutory redemption right.
In other states, courts in equity may permit a borrower with significant investment in the property under an installment contract for the sale of real estate to share in the proceeds of sale of the property after the indebtedness is repaid or may otherwise refuse to enforce the forfeiture clause.
Nevertheless, the lender's procedures for obtaining possession and clear title under an installment contract in a given state are simpler and less time consuming and costly than are the procedures for foreclosing and obtaining clear title to a property subject to one or more liens.

APPLICABILITY OF USURY LAWS

         Title V provides that state usury limitations shall not apply to some types of residential first mortgage loans originated by some lenders after March
31, 1980. A similar federal statute was in effect with respect to mortgage loans made during the first three months of 1980. The OTS is

                                       71

authorized to issue rules and regulations and to publish interpretations governing implementation of Title V. The statute authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision which expressly rejects application of the federal law.
In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Some states have taken action to reimpose interest rate limits or to limit discount points or other charges.

         Title V also provides that, subject to the following conditions, state usury limitations shall not apply to any loan that is secured by a first lien on some kinds of manufactured housing. Contracts would be covered if they satisfy conditions including, among other things, terms governing any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit. Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law.
Fifteen states adopted this type of law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. In any state in which application of Title V was expressly rejected or a provision limiting discount points or other charges has been adopted, no Contract which imposes finance charges or provides for discount points or charges in excess of permitted levels has been included in the trust fund.

         Usury limits apply to junior mortgage loans in many states. Any applicable usury limits in effect at origination will be reflected in the maximum mortgage rates for ARM Loans, as set forth in the related prospectus supplement.

         As indicated above under "The Mortgage Pools--Representations by
Sellers," each Seller of a mortgage loan will have represented that the mortgage loan was originated in compliance with then applicable state laws, including usury laws, in all material respects. However, the mortgage rates on the mortgage loans will be subject to applicable usury laws as in effect from time to time.

ALTERNATIVE MORTGAGE INSTRUMENTS

         Alternative mortgage instruments, including adjustable rate mortgage loans and early ownership mortgage loans, originated by non-federally chartered lenders historically have been subjected to a variety of restrictions. The restrictions differed from state to state, resulting in difficulties in determining whether a particular alternative mortgage instrument originated by a state- chartered lender was in compliance with applicable law. These difficulties were alleviated substantially as a result of the enactment of Title
VIII. Title VIII provides that, notwithstanding any state law to the contrary,
(1) state-chartered banks may originate alternative mortgage instruments in accordance with regulations promulgated by the Comptroller of the Currency with respect to origination of alternative mortgage instruments by national banks,
(2) state-chartered credit unions may originate alternative mortgage instruments in accordance with regulations promulgated by the National Credit Union
Administration with respect to origination of alternative mortgage instruments by federal credit unions, and (3) all other non-federally chartered housing creditors, including state- chartered savings and loan associations, state-chartered savings banks and mutual savings banks and mortgage banking companies, may originate alternative mortgage instruments in accordance with the regulations promulgated by the Federal Home Loan Bank Board, predecessor to the
OTS, with respect to origination of alternative mortgage instruments by federal savings and loan associations. Title VIII provides that any state may reject applicability of the provisions of Title VIII by adopting, prior to October 15,
1985, a law or constitutional provision expressly rejecting the applicability of the provisions. Some states have taken this action.

FORMALDEHYDE LITIGATION WITH RESPECT TO CONTRACTS

         A number of lawsuits are pending in the United States alleging personal injury from exposure to the chemical formaldehyde, which is present in many building materials, including components of manufactured housing such as plywood flooring and wall paneling. Some of these lawsuits are pending against manufacturers of manufactured housing, suppliers of component parts, and related

                                       72

persons in the distribution process. The company is aware of a limited number of cases in which plaintiffs have won judgments in these lawsuits.

         Under the FTC Rule, which is described above under "Consumer Protection
Laws", the holder of any Contract secured by a Manufactured Home with respect to which a formaldehyde claim has been successfully asserted may be liable to the obligor for the amount paid by the obligor on the related Contract and may be unable to collect amounts still due under the Contract. In the event an obligor is successful in asserting this claim, the related bondholders could suffer a loss if (1) the related Seller fails or cannot be required to repurchase the affected Contract for a breach of representation and warranty and (2) the master servicer or the trustee were unsuccessful in asserting any claim of contribution or subrogation on behalf of the bondholders against the manufacturer or other persons who were directly liable to the plaintiff for the damages. Typical products liability insurance policies held by manufacturers and component suppliers of manufactured homes may not cover liabilities arising from formaldehyde in manufactured housing, with the result that recoveries from these manufacturers, suppliers or other persons may be limited to their corporate assets without the benefit of insurance.

SERVICEMEMBERS' CIVIL RELIEF ACT OF 1940

         Under the terms of the Relief Act, a mortgagor who enters military service after the origination of the mortgagor's mortgage loan (including a mortgagor who was in reserve status and iscalled to active duty after origination of the mortgage loan), may not be charged interest (including fees and charges) above an annual rate of 6% during the period of the mortgagor's active duty status, unless a court orders otherwise upon application of the lender. A court may grant a lender relief from the requirements of the Relief
Act if, in the court's opinion, the servicemember's ability to pay interest upon the loan at a rate in excess of 6% percent is not materially affected by reason of the servicemembers' military service. The Relief Act applies to mortgagors who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves,
Coast Guard, officers of the U.S. Public Health Service, officers of the
National Oceanic and Atmosphere Administration and draftees under an induction order assigned to duty with the military. Because the Relief Act applies to mortgagors who enter military service, including reservists who are called to active duty, after origination of the related mortgage loan, no information can be provided as to the number of loans that may be affected by the Relief Act.
Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of the master servicer to collect full amounts of interest on the mortgage loans subject to the Relief Act. Any shortfall in interest collections resulting from the application of the Relief Act or similar legislation or regulations, which would not be recoverable from the related mortgage loans, would result in a reduction of the amounts distributable to the holders of the related bonds, and would not be covered by advances by the master servicer or other entity or by any form of credit enhancement provided in connection with the related series of bonds, unless described in the prospectus supplement. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer to foreclose on an affected single family loan or enforce rights under a Contract during the mortgagor's period of active duty status, and, under some circumstances, during an additional three month period thereafter. Thus, in the event that the Relief Act or similar legislation or regulations applies to any mortgage loan which goes into default, there may be delays in payment and losses on the related bonds in connection therewith.
Any other interest shortfalls, deferrals or forgiveness of payments on the mortgage loans resulting from similar legislation or regulations may result in delays in payments or losses to bondholders of the related series.

FORFEITURES IN DRUG AND RICO PROCEEDINGS

         Federal law provides that property owned by persons convicted of drug-related crimes or of criminal violations of RICO can be seized by the government if the property was used in, or purchased with the proceeds of, these crimes. Under procedures contained in the Crime Control Act, the government may seize the property even before conviction. The government must publish notice of the forfeiture proceeding and may give notice to all parties "known to have an alleged interest in the property", including the holders of mortgage loans.

         A lender may avoid forfeiture of its interest in the property if it establishes that: (1) its mortgage was executed and recorded before commission of the crime upon which the forfeiture is

                                       73

based, or (2) the lender was, at the time of execution of the mortgage,
"reasonably without cause to believe" that the property was used in, or purchased with the proceeds of, illegal drug or RICO activities.

JUNIOR MORTGAGES

         Some of the mortgage loans may be secured by mortgages or deeds of trust which are junior to senior mortgages or deeds of trust which are not part of the trust fund. The rights of the bondholders, as mortgagee under a junior mortgage, are subordinate to those of the mortgagee under the senior mortgage, including the prior rights of the senior mortgagee to receive hazard insurance and condemnation proceeds and to cause the property securing the mortgage loan to be sold upon default of the mortgagor, which may extinguish the junior mortgagee's lien unless the junior mortgagee asserts its subordinate interest in the property in foreclosure litigation and, in some cases, either reinitiates or satisfies the defaulted senior loan or loans. A junior mortgagee may satisfy a defaulted senior loan in full or, in some states, may cure the default and bring the senior loan current thereby reinstating the senior loan, in either event usually adding the amounts expended to the balance due on the junior loan. In most states, absent a provision in the mortgage or deed of trust, no notice of default is required to be given to a junior mortgagee. Where applicable law or the terms of the senior mortgage or deed of trust do not require notice of default to the junior mortgagee, the lack of this notice may prevent the junior mortgagee from exercising any right to reinstate the loan which applicable law may provide.

         The standard form of the mortgage or deed of trust used by most institutional lenders confers on the mortgagee the right both to receive all proceeds collected under any hazard insurance policy and all awards made in connection with condemnation proceedings, and to apply the proceeds and awards to any indebtedness secured by the mortgage or deed of trust, in the order the mortgagee may determine. Thus, in the event improvements on the property are damaged or destroyed by fire or other casualty, or in the event the property is taken by condemnation, the mortgagee or beneficiary under underlying senior mortgages will have the prior right to collect any insurance proceeds payable under a hazard insurance policy and any award of damages in connection with the condemnation and to apply the same to the indebtedness secured by the senior mortgages. Proceeds in excess of the amount of senior mortgage indebtedness, in most cases, may be applied to the indebtedness of junior mortgages in the order of their priority.

         Another provision sometimes found in the form of the mortgage or deed of trust used by institutional lenders obligates the mortgagor to pay before delinquency all taxes and assessments on the property and, when due, all encumbrances, charges and liens on the property which are prior to the mortgage or deed of trust, to provide and maintain fire insurance on the property, to maintain and repair the property and not to commit or permit any waste thereof, and to appear in and defend any action or proceeding purporting to affect the property or the rights of the mortgagee under the mortgage. Upon a failure of the mortgagor to perform any of these obligations, the mortgagee or beneficiary is given the right under some mortgages or deeds of trust to perform the obligation itself, at its election, with the mortgagor agreeing to reimburse the mortgagee for any sums expended by the mortgagee on behalf of the mortgagor. All sums so expended by a senior mortgagee become part of the indebtedness secured by the senior mortgage.

NEGATIVE AMORTIZATION LOANS

         A recent case decided by the United States Court of Appeals, First
Circuit, held that state restrictions on the compounding of interest are not preempted by the provisions of the DIDMC and as a result, a mortgage loan that provided for negative amortization violated New Hampshire's requirement that first mortgage loans provide for computation of interest on a simple interest basis. The holding was limited to the effect of DIDMC on state laws regarding the compounding of interest and the court did not address the applicability of the Parity Act, which authorizes lenders to make residential mortgage loans that provide for negative amortization. The First Circuit's decision is binding authority only on Federal District Courts in Maine, New Hampshire,
Massachusetts, Rhode Island and Puerto Rico.

                                       74

                         FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following discussion is the opinion of Thacher Proffitt & Wood LLP, counsel to the company, with respect to the anticipated material federal income tax consequences of the purchase, ownership and disposition of offered bonds offered under this prospectus and the prospectus supplement insofar as it relates to matters of law or legal conclusions with respect thereto. This discussion is directed solely to bondholders that hold the bonds as capital assets within the meaning of Section 1221 of the Code and does not purport to discuss all federal income tax consequences that may be applicable to the individual circumstances of particular categories of investors, some of which
(such as banks, insurance companies and foreign investors) may be subject to special treatment under the Code. Further, the authorities on which this discussion, and the opinion referred to below, are based are subject to change or differing interpretations, which could apply retroactively. Prospective investors should note that no rulings have been or will be sought from the IRS with respect to any of the federal income tax consequences discussed below, and no assurance can be given the IRS will not take contrary positions. Taxpayers and preparers of tax returns (including those filed by any issuer) should be aware that under applicable Treasury regulations a provider of advice on specific issues of law is not considered an income tax return preparer unless the advice (1) is given with respect to events that have occurred at the time the advice is rendered and is not given with respect to the consequences of contemplated actions, and (2) is directly relevant to the determination of an entry on a tax return. Accordingly, taxpayers should consult their own tax advisors and tax return preparers regarding the preparation of any item on a tax return, even where the anticipated tax treatment has been discussed in this prospectus. In addition to the federal income tax consequences described in this prospectus, potential investors should consider the state and local tax consequences, if any, of the purchase, ownership and disposition of the bonds.
See "State and Other Tax Consequences."

         The following discussion is based in part upon the OID Regulations. The
OID Regulations do not adequately address issues relevant to bonds such as the offered bonds. In some instances, the OID Regulations provide that they are not applicable to bonds such as the offered bonds.

         On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of bonds, Thacher Proffitt &
Wood LLP, counsel to the company, will deliver its opinion to the effect that, assuming compliance with all provisions of the indenture, owner trust agreement and other related documents, for federal income tax purposes (1) the bonds will be treated as indebtedness to a bondholder other than the owner of the Equity
Certificates and (2) the Issuer, as created pursuant to the terms and conditions of the owner trust agreement, will not be characterized as an association (or publicly traded partnership) taxable as a corporation or as a taxable mortgage pool. For purposes of this tax discussion, references to a "bondholder" or a
"holder" are to the beneficial owner of a bond.

         STATUS AS REAL PROPERTY LOANS

         (1) Bonds held by a domestic building and loan association will not constitute "loans . . . secured by an interest in real property" within the meaning of Code section 7701(a)(19)(C)(v); and (2)bonds held by a real estate investment trust will not constitute "real estate assets" within the meaning of
Code section 856(c)(4)(A) and interest on bonds will not be considered "interest on obligations secured by mortgages on real property" within the meaning of Code section 856(c)(3)(B). In addition, the bonds will not be "qualified mortgages"
within the meaning of Section 860G(a)(3) of the Code.

         TAXATION OF OWNERS OF BONDS.

         INTEREST AND ORIGINAL ISSUE DISCOUNT. A bond may be issued with
"original issue discount" within the meaning of Section 1273(a) of the Code. Any holder of a bond issued with original issue discount generally will be required to include original issue discount in income as it accrues, in accordance with the "constant yield" method described below, in advance of the receipt of the cash attributable to that income. In addition, Section 1272(a)(6) of the Code provides special rules

                                       75

applicable to bonds and some other debt instruments issued with original issue discount; regulations have not been issued under that section.

         The Code requires that a reasonable prepayment assumption be used with respect to mortgage loans held by a trust fund in computing the accrual of original issue discount on bonds issued by that trust fund, and that adjustments be made in the amount and rate of accrual of that discount to reflect differences between the actual prepayment rate and the prepayment assumption.
The prepayment assumption is to be determined in a manner prescribed in Treasury regulations; as noted above, those regulations have not been issued. The
Committee Report indicates that the regulations will provide that the prepayment assumption used with respect to a bond must be the same as that used in pricing the initial offering of the bond. The Prepayment Assumption used in reporting original issue discount for each series of bonds will be consistent with this standard and will be disclosed in the related prospectus supplement. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate.

         The original issue discount, if any, on a bond will be the excess of its stated redemption price at maturity over its issue price. The issue price of a particular class of bonds will be the first cash price at which a substantial amount of bonds of that class is sold (excluding sales to bond houses, brokers and underwriters). If less than a substantial amount of a particular class of bonds is sold for cash on or prior to the Closing Date, the issue price for that class will be the fair market value of that class on the Closing Date. Under the
OID Regulations, the stated redemption price of a bond is equal to the total of all payments to be made on the bond other than "qualified stated interest."
"Qualified stated interest" is interest that is unconditionally payable at least annually (during the entire term of the instrument) at a single fixed rate, or at a "qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the bond.

         In the case of bonds bearing adjustable interest rates, the determination of the total amount of original issue discount and the timing of the inclusion thereof will vary according to the characteristics of the bonds.
If the original issue discount rules apply to the bonds in a particular series, the related prospectus supplement will describe the manner in which these rules will be applied with respect to the bonds in that series that bear an adjustable interest rate in preparing information returns to the bondholders and the IRS.

         The first interest payment on a bond may be made more than one month after the date of issuance, which is a period longer than the subsequent monthly intervals between interest payments. Assuming the "accrual period" (as defined below) for original issue discount is each monthly period that ends on the day prior to each distribution date, in some cases, as a consequence of this "long first accrual period," some or all interest payments may be required to be included in the stated redemption price of the bond and accounted for as original issue discount. Because interest on bonds must in any event be accounted for under an accrual method, applying this analysis would result in only a slight difference in the timing of the inclusion in income of the yield on the bonds.

         In addition, if the accrued interest to be paid on the first distribution date is computed with respect to a period that begins prior to the
Closing Date, a portion of the purchase price paid for a bond will reflect the accrued interest. In such cases, information returns to the bondholders and the
IRS will be based on the position that the portion of the purchase price paid for the interest accrued with respect to periods prior to the Closing Date is treated as part of the overall cost of the bond (and not as a separate asset the cost of which is recovered entirely out of interest received on the next distribution date) and that portion of the interest paid on the first distribution date in excess of interest accrued for a number of days corresponding to the number of days from the Closing Date to the first distribution date should be included in the stated redemption price of the bond.
However, the OID Regulations state that all or some portion of the accrued interest may be treated as a separate asset the cost of which is recovered entirely out of interest paid on the first distribution date. It is unclear how an election to do so would be made under the OID Regulations and whether such an election could be made unilaterally by a bondholder.

                                       76

         Notwithstanding the general definition of original issue discount, original issue discount on a bond will be considered to be de minimis if it is less than 0.25% of the stated redemption price of the bond multiplied by its weighted average life. For this purpose, the weighted average life of a bond is computed as the sum of the amounts determined, as to each payment included in the stated redemption price of the bond, by multiplying (1) the number of complete years (rounding down for partial years) from the issue date until that payment is expected to be made (presumably taking into account the Prepayment
Assumption) by (2) a fraction, the numerator of which is the amount of the payment, and the denominator of which is the stated redemption price at maturity of the bond. Under the OID Regulations, original issue discount of only a de minimis amount (other than de minimis original issue discount attributable to a so-called "teaser" interest rate or an initial interest holiday) will be included in income as each payment of stated principal is made, based on the product of the total amount of de minimis original issue discount attributable to that bond and a fraction, the numerator of which is the amount of the principal payment and the denominator of which is the outstanding stated
principal amount of the bond. The OID Regulations also would permit a bondholder to elect to accrue de minimis original issue discount into income currently based on a constant yield method. See "Taxation of Owners of Bonds--Market
Discount" below for a description of this election under the OID Regulations.

         If original issue discount on a bond is in excess of a de minimis amount, the holder of the bond must include in ordinary gross income the sum of the "daily portions" of original issue discount for each day during its taxable year on which it held the bond, including the purchase date but excluding the disposition date. In the case of an original holder of a bond, the daily portions of original issue discount will be determined as follows.

         As to each "accrual period," that is, each period that ends on a date that corresponds to the day prior to each distribution date and begins on the first day following the immediately preceding accrual period (or in the case of the first such period, begins on the Closing Date), a calculation will be made of the portion of the original issue discount that accrued during the accrual period. The portion of original issue discount that accrues in any accrual period will equal the excess, if any, of (1) the sum of (a) the present value, as of the end of the accrual period, of all of the distributions remaining to be made on the bond, if any, in future periods and (b) the distributions made on the bond during the accrual period of amounts included in the stated redemption price, over (2) the adjusted issue price of the bond at the beginning of the accrual period. The present value of the remaining distributions referred to in the preceding sentence will be calculated (1) assuming that distributions on the bond will be received in future periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption, (2) using a discount rate equal to the original yield to maturity of the bond and (3) taking into account events (including actual prepayments) that have occurred before the close of the accrual period. For these purposes, the original yield to maturity of the bond will be calculated based on its issue price and assuming that distributions on the bond will be made in all accrual periods based on the mortgage loans being prepaid at a rate equal to the Prepayment Assumption. The adjusted issue price of a bond at the beginning of any accrual period will equal the issue price of the bond, increased by the aggregate amount of original issue discount that accrued with respect to the bond in prior accrual periods, and reduced by the amount of any distributions made on the bond in prior accrual periods of amounts included in the stated redemption price. The original issue discount accruing during any accrual period, computed as described above, will be allocated ratably to each day during the accrual period to determine the daily portion of original issue discount for that day.

         A subsequent purchaser of a bond that purchases a bond that is treated as having been issued with original issue discount at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) less than its remaining stated redemption price will also be required to include in gross income the daily portions of any original issue discount with respect to the bond. However, each such daily portion will be reduced, if the cost of the bond is in excess of its "adjusted issue price," in proportion to the ratio the excess bears to the aggregate original issue discount remaining to be accrued on the bond. The adjusted issue price of a bond on any given day equals the sum of
(1) the adjusted issue price (or, in the case of the first accrual period, the issue price) of the bond at the beginning of the accrual period which includes that day and (2) the daily portions of original issue discount for all days during the accrual period prior to that day.

                                       77

         MARKET DISCOUNT. A bondholder that purchases a bond at a market discount, that is, in the case of a bond issued without original issue discount, at a purchase price less than its remaining stated principal amount, or in the case of a bond issued with original issue discount, at a purchase price less than its adjusted issue price will recognize gain upon receipt of each distribution representing stated redemption price. In particular, under Section
1276 of the Code such a bondholder generally will be required to allocate the portion of each distribution representing stated redemption price first to accrued market discount not previously included in income, and to recognize ordinary income to that extent. A bondholder may elect to include market discount in income currently as it accrues rather than including it on a deferred basis in accordance with the foregoing. If made, the election will apply to all market discount bonds acquired by the bondholder on or after the first day of the first taxable year to which the election applies. In addition, the OID Regulations permit a bondholder to elect to accrue all interest, discount (including de minimis market or original issue discount) in income as interest, and to amortize premium, based on a constant yield method. If such an election were made with respect to a bond with market discount, the bondholder would be deemed to have made an election to include currently market discount in income with respect to all other debt instruments having market discount that the bondholder acquires during the taxable year of the election or thereafter, and possibly previously acquired instruments. Similarly, a bondholder that made this election for a bond that is acquired at a premium would be deemed to have made an election to amortize bond premium with respect to all debt instruments having amortizable bond premium that the bondholder owns or acquires. See
"Taxation of Owners of Bonds--Premium" below. Each of these elections to accrue interest, discount and premium with respect to a bond on a constant yield method or as interest would be irrevocable, except with the approval of the IRS.

         However, market discount with respect to a bond will be considered to be de minimis for purposes of Section 1276 of the Code if the market discount is less than 0.25% of the remaining stated redemption price of the bond multiplied by the number of complete years to maturity remaining after the date of its purchase. In interpreting a similar rule with respect to original issue discount on obligations payable in installments, the OID Regulations refer to the weighted average maturity of obligations, and it is likely that the same rule will be applied with respect to market discount, presumably taking into account the Prepayment Assumption. If market discount is treated as de minimis under this rule, it appears that the actual discount would be treated in a manner similar to original issue discount of a de minimis amount. See "Taxation of
Owners of Bonds--Interest and Original Issue Discount" above. This treatment would result in discount being included in income at a slower rate than discount would be required to be included in income using the method described above.

         Section 1276(b)(3) of the Code specifically authorizes the Treasury
Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment. Until regulations are issued by the Treasury Department, the rules described in the Committee Report apply. The Committee Report indicates that in each accrual period market discount on bonds should accrue, at the bondholder's option: (1) on the basis of a constant yield method, (2) in the case of a bond issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated interest paid in the accrual period bears to the total amount of stated interest remaining to be paid on the bond as of the beginning of the accrual period, or (3) in the case of a bond issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining on the bond at the beginning of the accrual period. Moreover, the Prepayment Assumption used in calculating the accrual of original issue discount is also used in calculating the accrual of market discount. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect these regulations might have on the tax treatment of a bond purchased at a discount in the secondary market.

         To the extent that bonds provide for monthly or other periodic distributions throughout their term, the effect of these rules may be to require market discount to be includible in income at a rate that is not significantly slower than the rate at which the discount would accrue if it were original issue discount. Moreover, in any event a holder of a bond generally will be required to treat a portion of any gain on the sale or exchange of the bond as ordinary income to the extent of the market

                                       78

discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income.

         Further, under Section 1277 of the Code a holder of a bond may be required to defer a portion of its interest deductions for the taxable year attributable to any indebtedness incurred or continued to purchase or carry a bond purchased with market discount. For these purposes, the de minimis rule referred to above applies. Any such deferred interest expense would not exceed the market discount that accrues during the taxable year and is, in general, allowed as a deduction not later than the year in which the market discount is includible in income. If a holder elects to include market discount in income currently as it accrues on all market discount instruments acquired by the holder in that taxable year or thereafter, the interest deferral rule described above will not apply.

         PREMIUM. A bond purchased at a cost (excluding any portion of the cost attributable to accrued qualified stated interest) greater than its remaining stated redemption price will be considered to be purchased at a premium. The holder of a bond may elect under Section 171 of the Code to amortize the premium under the constant yield method over the life of the bond. If made, the election will apply to all debt instruments having amortizable bond premium that the holder owns or subsequently acquires. Amortizable premium will be treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. The OID Regulations also permit bondholders to elect to include all interest, discount and premium in income based on a constant yield method, further treating the bondholder as having made the election to amortize premium generally. See "Taxation of Owners of Bonds--Market
Discount" above. The Committee Report states that the same rules that apply to accrual of market discount (which rules will require use of a Prepayment
Assumption in accruing market discount with respect to bonds without regard to whether the bonds have original issue discount) will also apply in amortizing bond premium under Section 171 of the Code. The use of an assumption that there will be no prepayments might be required.

         REALIZED LOSSES. Under Section 166 of the Code, both corporate holders of the bonds and noncorporate holders of the bonds that acquire the bonds in connection with a trade or business should be allowed to deduct, as ordinary losses, any losses sustained during a taxable year in which their bonds become wholly or partially worthless as the result of one or more realized losses on the mortgage loans. However, it appears that a noncorporate holder that does not acquire a bond in connection with a trade or business will not be entitled to deduct a loss under Section 166 of the Code until the holder's bond becomes wholly worthless (i.e., until its outstanding principal balance has been reduced to zero) and that the loss will be characterized as a short-term capital loss.

         Each holder of a bond will be required to accrue interest and original issue discount with respect to the bond, without giving effect to any reductions in distributions attributable to defaults or delinquencies on the mortgage loans or the bond underlying the bonds, as the case may be, until it can be established this the reduction ultimately will not be recoverable. As a result, the amount of taxable income reported in any period by the holder of a bond could exceed the amount of economic income actually realized by that holder in the period. Although the holder of a bond eventually will recognize a loss or reduction in income attributable to previously accrued and included income that as the result of a realized loss ultimately will not be realized, the law is unclear with respect to the timing and character of this loss or reduction in income.

         SALES OF BONDS. If a bond is sold, the selling bondholder will recognize gain or loss equal to the difference between the amount realized on the sale and its adjusted basis in the bond. The adjusted basis of a bond generally will equal the cost of the bond to the bondholder, increased by income reported by the bondholder with respect to the bond (including original issue discount and market discount income) and reduced (but not below zero) by distributions on the bond received by the bondholder and by any amortized premium. Except as provided in the following three paragraphs, any such gain or loss will be capital gain or loss, provided the bond is held as a capital asset
(generally, property held for investment) within the meaning of Section 1221 of the Code.

         Gain recognized on the sale of a bond by a seller who purchased the bond at a market discount will be taxable as ordinary income in an amount not exceeding the portion of the discount that accrued during the period the bond was held by the holder, reduced by any market discount included

                                       79

in income under the rules described above under "--Taxation of Owners of
Bonds--Market Discount" and "Premium."

         A portion of any gain from the sale of a bond that might otherwise be capital gain may be treated as ordinary income to the extent that the bond is held as part of a "conversion transaction" within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain so realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.

         Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for the taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         INFORMATION REPORTING. The Servicer is required to furnish or cause to be furnished to each bondholder with each payment a statement setting forth the amount of that payment allocable to principal on the bond and to interest thereon. In addition, the Servicer is required to furnish or cause to be furnished, within a reasonable time after the end of each calendar year, to each bondholder who was a holder at any time during that year, a report indicating such other customary factual information as the Servicer deems necessary to enable holders of bonds to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. If the bonds are issued with OID, the Servicer will provide or cause to be provided to the IRS and, as applicable, to the bondholder information statements with respect to OID as required by the Code or as holders of those bonds may reasonably request from time to time. If the bonds are issued with OID, those information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to an initial bondholder which purchased its bond at the initial offering price used in preparing those reports. Bondholders should consult their own tax advisors to determine the amount of any OID and market discount includible in income during a calendar year.

         As applicable, the bond information reports will include a statement of the adjusted issue price of the bonds at the beginning of each Collection
Period. In addition, the reports will include information required by regulations for computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the bondholder's purchase price that the
Servicer will not have, such regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided. See "MARKET DISCOUNT" above.

         As applicable, the bond information reports will include a statement of the adjusted issue price of the bond at the beginning of each accrual period. In addition, the reports will include information required by regulations with respect to computing the accrual of any market discount. Because exact computation of the accrual of market discount on a constant yield method would require information relating to the holder's purchase price that the trust fund may not have, Treasury regulations only require that information pertaining to the appropriate proportionate method of accruing market discount be provided.
See "--Taxation of Owners of Bonds--Market Discount."

         BACKUP WITHHOLDING WITH RESPECT TO BONDS. Payments of interest and principal, as well as payments of proceeds from the sale of the bonds, may be subject to the "backup withholding tax" under Section 3406 of the Code if recipients of the payments fail to furnish to the payor certain information, including their taxpayer identification numbers, or otherwise fail to establish an exemption from the backup withholding tax. Any amounts deducted and withheld from a distribution to a recipient would be allowed as a credit against the recipient's federal income tax. Furthermore, penalties may be imposed by the IRS on a recipient of payments that is required to supply information but that does not do so in the proper manner.

                                       80

         FOREIGN INVESTORS IN BONDS. A bondholder that is not a United States
Person and is not subject to federal income tax as a result of any direct or indirect connection to the United States in addition to its ownership of a bond will not be subject to United States federal income or withholding tax in respect of a distribution on a bond, provided that the holder complies to the extent necessary with certain identification requirements, including delivery of a statement, signed by the bondholder under penalties of perjury, certifying that the bondholder is not a United States person and providing the name and address of the bondholder and provided further that the non-United States Person
(i) does not own directly or indirectly 10% or more of the voting power of all classes of stock in the Issuer entitled to vote, (ii) is not a bank that is treated as receiving that interest "on an extension of credit made under a loan agreement entered into in the ordinary course of its trade or business", or
(iii) is not a "controlled foreign corporation", within the meaning of section
957 of the Code, with respect to which the Issuer is a "related person", within the meaning of section 881(c)(3)(C) of the Code. If the holder does not qualify for exemption, distributions of interest, including distributions in respect of accrued original issue discount, to the holder may be subject to a tax rate of
30%, subject to reduction under any applicable tax treaty, provided the bondholder supplies at the time of its initial purchase, and at all subsequent times as are required under the Treasury regulations, a properly executed IRS
Form W-8BEN to report its eligibility for that reduced rate or exemption.

         A bondholder that is not a U.S. Person will not be subject to U.S.
federal income tax on the gain realized on the sale, exchange or other disposition of the bond unless (i) that bondholder is an individual who is present in the United States for 183 days or more in the taxable year of sale, exchange or other disposition and certain other conditions are met; (ii) the gain is effectively connected with the conduct by the bondholder of a trade or business within the United States and, if an income tax treaty applies, is attributable to a United States permanent establishment of the bondholder; or
(iii) the bondholder is subject to certain rules applicable to expatriates.

         Interest on or gain from the sale, exchange of other disposition of a bond received by a bondholder that is not a United States Person, which constitutes income that is effectively connected with a United States trade or business carried on by the bondholder, will not be subject to withholding tax, but rather will be subject to United States federal income tax at the graduated rates applicable to U.S. persons, PROVIDED the bondholder provides a properly executed IRS Form W-8ECI, certifying that the income is, or is expected to be, effectively connected with the conduct of a trade or business within the United
States of that bondholder and that this income is includible in the bondholder's gross income for the taxable year. This statement must include, among other things, the name and address of the bondholder, the bondholder's identifying number and the trade or business with which the income is, or is expected to be, effectively connected.

         Special rules apply to partnerships, estates and trusts, and in certain circumstances certifications as to foreign status and other matters may be required to be provided by partners and beneficiaries thereof.

         In addition, the foregoing rules will not apply to exempt a United
States shareholder of a controlled foreign corporation from taxation on the
United States shareholder's allocable portion of the interest income received by the controlled foreign corporation.

         Further, it appears that a bond would not be included in the estate of a non-resident alien individual and would not be subject to United States estate taxes. However, bondholders who are non-resident alien individuals should consult their tax advisors concerning this question.

GRANTOR TRUST FUNDS

         CLASSIFICATION OF GRANTOR TRUST FUNDS. On or prior to the date of the related prospectus supplement with respect to the proposed issuance of each series of Grantor Trust Certificates, Thacher Proffitt & Wood LLP, counsel to the company, will deliver its opinion generally to the effect that, assuming compliance with all provisions of the related indenture and servicing agreement, the related Grantor Trust Fund will be classified as a grantor trust under subpart E, part I of subchapter J of Chapter 1 of the Code and not as a partnership or an association taxable as a corporation.

                                       81

         CHARACTERIZATION OF INVESTMENTS IN GRANTOR TRUST CERTIFICATES.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES. In the case of Grantor
Trust Fractional Interest Certificates, except as disclosed in the related prospectus supplement, counsel to the company will deliver an opinion that, in general, Grantor Trust Fractional Interest Certificates will represent interests in (1) "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code; (2) "obligation[s] (including any participation or Certificate of beneficial ownership therein) which [are]
principally secured by an interest in real property" within the meaning of
Section 860G(a)(3) of the Code; and (3) "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. In addition, counsel to the company will deliver an opinion that interest on Grantor Trust Fractional Interest
Certificates will to the same extent be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code.

         GRANTOR TRUST STRIP CERTIFICATES. Even if Grantor Trust Strip
Certificates evidence an interest in a Grantor Trust Fund consisting of mortgage loans that are "loans . . . secured by an interest in real property" within the meaning of Section 7701(a)(19)(C)(v) of the Code, and "real estate assets"
within the meaning of Section 856(c)(4)(A) of the Code, and the interest on which is "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code, it is unclear whether the
Grantor Trust Strip Certificates, and the income therefrom, will be so characterized. However, the policies underlying these sections (namely, to encourage or require investments in mortgage loans by thrift institutions and real estate investment trusts) may suggest that this characterization is appropriate. Counsel to the company will not deliver any opinion on these questions. Prospective purchasers to which the characterization of an investment in Grantor Trust Strip Certificates is material should consult their tax advisors regarding whether the Grantor Trust Strip Certificates, and the income therefrom, will be so characterized.

         The Grantor Trust Strip Certificates will be "obligation[s] (including any participation or Certificate of beneficial ownership therein) which . .
..[are] principally secured by an interest in real property" within the meaning of Section 860G(a)(3)(A) of the Code.

         TAXATION OF OWNERS OF GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATES.
Holders of a particular series of Grantor Trust Fractional Interest Certificates generally will be required to report on their federal income tax returns their shares of the entire income from the mortgage loans (including amounts used to pay reasonable servicing fees and other expenses) and will be entitled to deduct their shares of any such reasonable servicing fees and other expenses. Because of stripped interests, market or original issue discount, or premium, the amount includible in income on account of a Grantor Trust Fractional Interest
Certificate may differ significantly from the amount distributable thereon representing interest on the mortgage loans. Under Section 67 of the Code, an individual, estate or trust holding a Grantor Trust Fractional Interest
Certificate directly or through some pass-through entities will be allowed a deduction for the reasonable servicing fees and expenses only to the extent that the aggregate of the holder's miscellaneous itemized deductions exceeds two percent of the holder's adjusted gross income. In addition, Section 68 of the
Code provides that the amount of itemized deductions otherwise allowable for an individual whose adjusted gross income exceeds a specified amount will be reduced by the lesser of (1) 3% of the excess of the individual's adjusted gross income over the amount or (2) 80% of the amount of itemized deductions otherwise allowable for the taxable year. The amount of additional taxable income reportable by holders of Grantor Trust Fractional Interest Certificates who are
subject to the limitations of either Section 67 or Section 68 of the Code may be substantial. Further, certificateholders (other than corporations) subject to the alternative minimum tax may not deduct miscellaneous itemized deductions in determining the holder's alternative minimum taxable income. Although it is not entirely clear, it appears that in transactions in which multiple classes of
Grantor Trust Certificates (including Grantor Trust Strip Certificates) are issued, the fees and expenses should be allocated among the classes of Grantor
Trust Certificates using a method that recognizes that each such class benefits from the related services. In the absence of statutory or administrative clarification as to the method to be used, it currently is intended to base information returns or reports to the IRS and certificateholders on a method that allocates the expenses among classes of Grantor Trust Certificates with respect to each period based on the distributions made to each such class during that period.

                                       82

         The federal income tax treatment of Grantor Trust Fractional Interest
Certificates of any series will depend on whether they are subject to the
"stripped bond" rules of Section 1286 of the Code. Grantor Trust Fractional
Interest Certificates may be subject to those rules if (1) a class of Grantor
Trust Strip Certificates is issued as part of the same series of certificates or(2) the company or any of its affiliates retains (for its own account or for purposes of resale) a right to receive a specified portion of the interest payable on the mortgage loans. Further, the IRS has ruled that an unreasonably high servicing fee retained by a seller or servicer will be treated as a retained ownership interest in mortgages that constitutes a stripped coupon. For purposes of determining what constitutes reasonable servicing fees for various types of mortgages the IRS has established "safe harbors." The servicing fees paid with respect to the mortgage loans for a series of Grantor Trust
Certificates may be higher than the "safe harbors" and, accordingly, may not constitute reasonable servicing compensation. The related prospectus supplement will include information regarding servicing fees paid to the master servicer, any subservicer or their respective affiliates necessary to determine whether the preceding "safe harbor" rules apply.

         IF STRIPPED BOND RULES APPLY. If the stripped bond rules apply, each
Grantor Trust Fractional Interest Certificate will be treated as having been issued with "original issue discount" within the meaning of Section 1273(a) of the Code, subject, however, to the discussion below regarding the treatment of some stripped bonds as market discount bonds and the discussion regarding de minimis market discount. See "--Taxation of Owners of Grantor Trust Fractional
Interest Certificates--Market Discount" below. Under the stripped bond rules, the holder of a Grantor Trust Fractional Interest Certificate (whether a cash or accrual method taxpayer) will be required to report interest income from its
Grantor Trust Fractional Interest Certificate for each month in an amount equal to the income that accrues on the certificate in that month calculated under a constant yield method, in accordance with the rules of the Code relating to original issue discount.

         The original issue discount on a Grantor Trust Fractional Interest
Certificate will be the excess of the certificate's stated redemption price over its issue price. The issue price of a Grantor Trust Fractional Interest
Certificate as to any purchaser will be equal to the price paid by the purchaser for the Grantor Trust Fractional Interest Certificate. The stated redemption price of a Grantor Trust Fractional Interest Certificate will be the sum of all payments to be made on the certificate, other than "qualified stated interest,"
if any, as well as the certificate's share of reasonable servicing fees and other expenses. See "--Taxation of Owners of Grantor Trust Fractional Interest
Certificates--If Stripped Bond Rules Do Not Apply" for a definition of
"qualified stated interest." In general, the amount of the income that accrues in any month would equal the product of the holder's adjusted basis in the
Grantor Trust Fractional Interest Certificate at the beginning of the month (see
"Sales of Grantor Trust Certificates") and the yield of the Grantor Trust
Fractional Interest Certificate to the holder. This yield would be computed at the rate (compounded based on the regular interval between distribution dates)
that, if used to discount the holder's share of future payments on the mortgage loans, would cause the present value of those future payments to equal the price at which the holder purchased the certificate. In computing yield under the stripped bond rules, a certificateholder's share of future payments on the mortgage loans will not include any payments made in respect of any ownership interest in the mortgage loans retained by the company, the master servicer, any subservicer or their respective affiliates, but will include the certificateholder's share of any reasonable servicing fees and other expenses.

         To the extent the Grantor Trust Fractional Interest Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, Section 1272(a)(6) of the Code requires (1)
the use of a reasonable prepayment assumption in accruing original issue discount and (2) adjustments in the accrual of original issue discount when prepayments do not conform to the prepayment assumption. It is unclear whether those provisions would be applicable to the Grantor Trust Fractional Interest
Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Fractional Interest Certificate or, with respect to any holder, at the time of purchase of the Grantor Trust Fractional Interest
Certificate by that holder. Certificateholders are advised to consult their own tax advisors concerning reporting original issue discount with respect to
Grantor Trust Fractional Interest

                                       83

Certificates and, in particular, whether a prepayment assumption should be used in reporting original issue discount.

         In the case of a Grantor Trust Fractional Interest Certificate acquired at a price equal to the principal amount of the mortgage loans allocable to the certificate, the use of a prepayment assumption generally would not have any significant effect on the yield used in calculating accruals of interest income.
In the case, however, of a Grantor Trust Fractional Interest Certificate acquired at a discount or premium (that is, at a price less than or greater than the principal amount, respectively), the use of a reasonable prepayment assumption would increase or decrease the yield, and thus accelerate or decelerate, respectively, the reporting of income.

         If a prepayment assumption is not used, then when a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest Certificate acquired at a discount or a premium generally will recognize ordinary income or loss equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the certificateholder's interest in the mortgage loan. If a prepayment assumption is used, it appears that no separate item of income or loss should be recognized upon a prepayment.
Instead, a prepayment should be treated as a partial payment of the stated
redemption price of the Grantor Trust Fractional Interest Certificate and
accounted for under a method similar to that described for taking account of original issue discount on Bonds. See "--General--Taxation of Owners of
Bonds--Interest and Original Issue Discount." It is unclear whether any other adjustments would be required to reflect differences between an assumed prepayment rate and the actual rate of prepayments.

         It is currently intended to base information reports or returns to the
IRS and certificateholders in transactions subject to the stripped bond rules on a Prepayment Assumption that will be disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the master servicer or the trustee will make any representation that the mortgage loans will in fact prepay at a rate conforming to the Prepayment Assumption or any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price.

         Under Treasury regulation Section 1.1286-1, some stripped bonds are to be treated as market discount bonds and, accordingly, any purchaser of such a bond is to account for any discount on the bond as market discount rather than original issue discount. This treatment only applies, however, if immediately after the most recent disposition of the bond by a person stripping one or more coupons from the bond and disposing of the bond or coupon (1) there is no original issue discount (or only a de minimis amount of original issue discount)
or (2) the annual stated rate of interest payable on the original bond is no more than one percentage point lower than the gross interest rate payable on the original mortgage loan (before subtracting any servicing fee or any stripped coupon). If interest payable on a Grantor Trust Fractional Interest Certificate is more than one percentage point lower than the gross interest rate payable on the mortgage loans, the related prospectus supplement will disclose that fact.
If the original issue discount or market discount on a Grantor Trust Fractional
Interest Certificate determined under the stripped bond rules is less than 0.25%
of the stated redemption price multiplied by the weighted average maturity of the mortgage loans, then that original issue discount or market discount will be considered to be de minimis. Original issue discount or market discount of only a de minimis amount will be included in income in the same manneras de minimis original issue and market discount described in "Characteristics of Investments in Grantor Trust Certificates--If Stripped Bond Rules Do Not Apply" and"--Market
Discount" below.

         IF STRIPPED BOND RULES DO NOT APPLY. Subject to the discussion below on original issue discount, if the stripped bond rules do not apply to a Grantor
Trust Fractional Interest Certificate, the certificateholder will be required to report its share of the interest income on the mortgage loans in accordance with the certificateholder's normal method of accounting. The original issue discount rules will apply to a Grantor Trust Fractional Interest Certificate to the
extent it evidences an interest in mortgage loans issued with original issue discount.

                                       84

         The original issue discount, if any, on the mortgage loans will equal the difference between the stated redemption price of the mortgage loans and their issue price. Under the OID Regulations, the stated redemption price is equal to the total of all payments to be made on the mortgage loan other than
"qualified stated interest." "Qualified stated interest" is interest that is unconditionally payable at least annually at a single fixed rate, or at a
"qualified floating rate," an "objective rate," a combination of a single fixed rate and one or more "qualified floating rates" or one "qualified inverse floating rate," or a combination of "qualified floating rates" that does not operate in a manner that accelerates or defers interest payments on the mortgage loan. In general, the issue price of a mortgage loan will be the amount received by the borrower from the lender under the terms of the mortgage loan, less any
"points" paid by the borrower, and the stated redemption price of a mortgage loan will equal its principal amount, unless the mortgage loan provides for an initial below-market rate of interest or the acceleration or the deferral of interest payments. The determination as to whether original issue discount will be considered to be de minimis will be calculated using the same test described in the discussion of the Bonds. See "--General--Taxation of Owners of
Bonds--Interest and Original Issue Discount" above.

         In the case of mortgage loans bearing adjustable or variable interest rates, the related prospectus supplement will describe the manner in which the rules will be applied with respect to those mortgage loans by the master servicer or the trustee in preparing information returns to the certificateholders and the IRS.

         If original issue discount is in excess of a de minimis amount, all original issue discount with respect to a mortgage loan will be required to be accrued and reported in income each month, based on a constant yield.
Section1272(a)(6) of the Code requires that a prepayment assumption be made in computing yield with respect to any pool of debt instruments the yield on which may be affected by reason of prepayments. Accordingly, for certificates backed by these pools, it is intended to base information reports and returns to the
IRS and certificateholders on the use of a prepayment assumption.
Certificateholders are advised to consult their own tax advisors concerning whether a prepayment assumption should be used in reporting original issue discount with respect to Grantor Trust Fractional Interest Certificates.
Certificateholders should refer to the related prospectus supplement with respect to each series to determine whether and in what manner the original issue discount rules will apply to mortgage loans in the series.

         A purchaser of a Grantor Trust Fractional Interest Certificate that purchases the Grantor Trust Fractional Interest Certificate at a cost less than the certificate's allocable portion of the aggregate remaining stated redemption price of the mortgage loans held in the related trust fund will also be required to include in gross income the certificate's daily portions of any original issue discount with respect to the mortgage loans. However, each such daily portion will be reduced, if the cost of the Grantor Trust Fractional Interest
Certificate to the purchaser is in excess of the certificate's allocable portion of the aggregate "adjusted issue prices" of the mortgage loans held in the related trust fund, approximately in proportion to the ratio the excess bears to the certificate's allocable portion of the aggregate original issue discount remaining to be accrued on the mortgage loans. The adjusted issue price of a mortgage loan on any given day equals the sum of (1) the adjusted issue price
(or, in the case of the first accrual period, the issue price) of the mortgage loan at the beginning of the accrual period that includes the day and (2) the daily portions of original issue discount for all days during the accrual period prior to the day. The adjusted issue price of a mortgage loan at the beginning of any accrual period will equal the issue price of the mortgage loan, increased by the aggregate amount of original issue discount with respect to the mortgage loan that accrued in prior accrual periods, and reduced by the amount of any payments made on the mortgage loan in prior accrual periods of amounts included in its stated redemption price.

         In addition to its regular reports, the master servicer or the trustee, except as provided in the related prospectus supplement, will provide to any holder of a Grantor Trust Fractional Interest Certificate such information as the holder may reasonably request from time to time with respect to original issue discount accruing on Grantor Trust Fractional Interest Certificates. See
"Grantor Trust Reporting" below.

         MARKET DISCOUNT. If the stripped bond rules do not apply to the Grantor
Trust Fractional Interest Certificate, a certificateholder may be subject to the market discount rules of Sections 1276

                                       85

through 1278 of the Code to the extent an interest in a mortgage loan is considered to have been purchased at a "market discount," that is, in the case of a mortgage loan issued without original issue discount, at a purchase price less than its remaining stated redemption price (as defined above), or in the case of a mortgage loan issued with original issue discount, at a purchase price less than its adjusted issue price (as defined above). If market discount is in excess of a de minimis amount (as described below), the holder generally will be required to include in income in each month the amount of the discount that has accrued (under the rules described in the next paragraph) through the month that has not previously been included in income, but limited, in the case of the portion of the discount that is allocable to any mortgage loan, to the payment of stated redemption price on the mortgage loan that is received by (or, in the case of accrual basis certificateholders, due to) the trust fund in that month.
A certificateholder may elect to include market discount in income currently as it accrues (under a constant yield method based on the yield of the certificate to the holder) rather than including it on a deferred basis in accordance with the foregoing under rules similar to those described in "--Taxation of Owners of
Bonds--Market Discount" above.

         Section 1276(b)(3) of the Code authorized the Treasury Department to issue regulations providing for the method for accruing market discount on debt instruments, the principal of which is payable in more than one installment.
Until such time as regulations are issued by the Treasury Department, some rules described in the Committee Report will apply. Under those rules, in each accrual period market discount on the mortgage loans should accrue, at the certificateholder's option: (1) on the basis of a constant yield method, (2) in the case of a mortgage loan issued without original issue discount, in an amount that bears the same ratio to the total remaining market discount as the stated
interest paid in the accrual period bears to the total stated interest remaining to be paid on the mortgage loan as of the beginning of the accrual period, or(3)
in the case of a mortgage loan issued with original issue discount, in an amount that bears the same ratio to the total remaining market discount as the original issue discount accrued in the accrual period bears to the total original issue discount remaining at the beginning of the accrual period. The prepayment assumption, if any, used in calculating the accrual of original issue discount is to be used in calculating the accrual of market discount. The effect of using a prepayment assumption could be to accelerate the reporting of the discount income. Because the regulations referred to in this paragraph have not been issued, it is not possible to predict what effect the regulations might have on the tax treatment of a mortgage loan purchased at a discount in the secondary market.

         Because the mortgage loans will provide for periodic payments of stated
redemption price, the market discount may be required to be included in income at a rate that is not significantly slower than the rate at which the discount would be included in income if it were original issue discount.

         Market discount with respect to mortgage loans may be considered to be de minimis and, if so, will be includible in income under de minimis rules similar to those described above in "--General--Taxation of Owners of
Bonds--Interest and Original Issue Discount" with the exception that it is less likely that a prepayment assumption will be used for purposes of these rules with respect to the mortgage loans.

         Further, under the rules described in "--General--Taxation of Owners of
Bonds--Market Discount," above, any discount that is not original issue discount and exceeds a de minimis amount may require the deferral of interest expense deductions attributable to accrued market discount not yet includible in income, unless an election has been made to report market discount currently as it accrues. This rule applies without regard to the origination dates of the mortgage loans.

         PREMIUM. If a certificateholder is treated as acquiring the underlying mortgage loans at a premium, that is, at a price in excess of their remaining stated redemption price, the certificateholder may elect under Section 171 of the Code to amortize using a constant yield method the portion of the premium allocable to mortgage loans. Amortizable premium is treated as an offset to interest income on the related debt instrument, rather than as a separate interest deduction. However, premium allocable to mortgage loans for which an amortization election is not made, should be allocated among the payments of stated redemption price on the mortgage loan and be allowed as a deduction as these payments are made (or, for a certificateholder using the accrual method of accounting, when the payments of stated redemption price are due).

                                       86

         It is unclear whether a prepayment assumption should be used in computing amortization of premium allowable under Section 171 of the Code. If premium is not subject to amortization using a prepayment assumption and a mortgage loan prepays in full, the holder of a Grantor Trust Fractional Interest
Certificate acquired at a premium should recognize a loss, equal to the difference between the portion of the prepaid principal amount of the mortgage loan that is allocable to the certificate and the portion of the adjusted basis of the certificate that is allocable to the mortgage loan. If a prepayment assumption is used to amortize premium, it appears that such a loss would be unavailable. Instead, if a prepayment assumption is used, a prepayment should be treated as a partial payment of the stated redemption price of the Grantor Trust
Fractional Interest Certificate and accounted for under a method similar to that described for taking account of original issue discount on the Bonds. See
"General--Taxation of Owners of Bonds--Interest and Original Issue discount." It is unclear whether any other adjustments would be required to reflect differences between the prepayment assumption used, and the actual rate of prepayments.

         TAXATION OF OWNERS OF GRANTOR TRUST STRIP CERTIFICATES. The "stripped coupon" rules of Section 1286 of the Code will apply to the Grantor Trust Strip
Certificates. Except as described above in "Characterization of Investments in
Grantor Trust Certificates--If Stripped Bond Rules Apply," no regulations or published rulings under Section 1286 of the Code have been issued and some uncertainty exists as to how it will be applied to securities such as the
Grantor Trust Strip Certificates. Accordingly, holders of Grantor Trust Strip
Certificates should consult their own tax advisors concerning the method to be used in reporting income or loss with respect to the certificates.

         The OID Regulations do not apply to "stripped coupons," although they provide general guidance as to how the original issue discount sections of the
Code will be applied. In addition, the discussion below is subject to the discussion under "--Possible Application of Contingent Payment Rules" and
assumes that the holder of a Grantor Trust Strip Certificate will not own any
Grantor Trust Fractional Interest Certificates.

         Under the stripped coupon rules, it appears that original issue discount will be required to be accrued in each month on the Grantor Trust Strip
Certificates based on a constant yield method. In effect, each holder of Grantor
Trust Strip Certificates would include as interest income in each month an amount equal to the product of the holder's adjusted basis in the Grantor Trust
Strip Certificate at the beginning of that month and the yield of the Grantor
Trust Strip Certificate to the holder. The yield would be calculated based on the price paid for that Grantor Trust Strip Certificate by its holder and the payments remaining to be made thereon at the time of the purchase, plus an allocable portion of the servicing fees and expenses to be paid with respect to the mortgage loans. See "Characterization of Investments in Grantor Trust
Certificates--If Stripped Bond Rules Apply" above.

         As noted above, Section 1272(a)(6) of the Code requires that a prepayment assumption be used in computing the accrual of original issue discount with respect to some categories of debt instruments, and that adjustments be made in the amount and rate of accrual of the discount when prepayments do not conform to the prepayment assumption. To the extent the
Grantor Trust Strip Certificates represent an interest in any pool of debt instruments the yield on which may be affected byreason of prepayments, those provisions will apply to the Grantor Trust Strip Certificates for taxable years beginning after August 5, 1997. It is unclear whether those provisions would be applicable to the Grantor Trust Strip Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5,
1997, or whether use of a prepayment assumption may be required or permitted in the absence of these provisions. It is also uncertain, if a prepayment assumption is used, whether the assumed prepayment rate would be determined based on conditions at the time of the first sale of the Grantor Trust Strip
Certificate or, with respect to any subsequent holder, at the time of purchase of the Grantor Trust Strip Certificate by that holder.

         The accrual of income on the Grantor Trust Strip Certificates will be significantly slower if a prepayment assumption is permitted to be made than if yield is computed assuming no prepayments. It currently is intended to base information returns or reports to the IRS and certificateholders on the prepayment Assumption disclosed in the related prospectus supplement and on a constant yield computed using a representative initial offering price for each class of certificates. However, none of the company, the master servicer or the trustee will make any representation that the mortgage

                                       87

loans will in fact prepay at a rate conforming to the Prepayment Assumption or at any other rate and certificateholders should bear in mind that the use of a representative initial offering price will mean that the information returns or reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders of each series who bought at that price. Prospective purchasers of the Grantor Trust Strip Certificates should consult their own tax advisors regarding the use of the Prepayment
Assumption.

         It is unclear under what circumstances, if any, the prepayment of a mortgage loan will give rise to a loss to the holder of a Grantor Trust Strip
Certificate. If a Grantor Trust Strip Certificate is treated as a single instrument (rather than an interest in discrete mortgage loans) and the effect of prepayments is taken into account in computing yield with respect to the
Grantor Trust Strip Certificate, it appears that no loss may be available as a result of any particular prepayment unless prepayments occur at a rate faster than the Prepayment Assumption. However, if a Grantor Trust Strip Certificate is
treated as an interest in discrete mortgage loans, or if the Prepayment
Assumption is not used, then when a mortgage loan is prepaid, the holder of a
Grantor Trust Strip Certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the Grantor Trust Strip Certificate that is allocable to the mortgage loan.

         POSSIBLE APPLICATION OF CONTINGENT PAYMENT RULES. The coupon stripping rules' general treatment of stripped coupons is to regard them as newly issued debt instruments in the hands of each purchaser. To the extent that payments on the Grantor Trust Strip Certificates would cease if the mortgage loans were prepaid in full, the Grantor Trust Strip Certificates could be considered to be debt instruments providing for contingent payments. Under the OID Regulations, debt instruments providing for contingent payments are not subject to the same rules as debt instruments providing for noncontingent payments. Regulations were promulgated on June 14, 1996, regarding contingent payment debt instruments (the
"Contingent Payment Regulations"), but it appears that Grantor Trust Strip
Certificates, to the extent subject to Section 1272(a)(6) of the Code, as described above, or due to their similarity to other mortgage-backed securities
(such as debt instruments subject to Section 1272(a)(6) of the Code) that are expressly excepted from the application of the Contingent Payment Regulations, are or may be excepted from these regulations. Like the OID Regulations, the
Contingent Payment Regulations do not specifically address securities, such as the Grantor Trust Strip Certificates, that are subject to the stripped bond rules of Section 1286 of the Code.

         If the contingent payment rules under the Contingent Payment
Regulations were to apply, the holder of a Grantor Trust Strip Certificate would be required to apply the "noncontingent bond method." Under the "noncontingent bond method," the issuer of a Grantor Trust Strip Certificate determines a projected payment schedule on which interest will accrue. Holders of Grantor
Trust Strip Certificates are bound by the issuer's projected payment schedule.
The projected payment schedule consists of all noncontingent payments and a projected amount for each contingent payment based on the projected yield (as described below) of the Grantor Trust Strip Certificate. The projected amount of each payment is determined so that the projected payment schedule reflects the projected yield. The projected amount of each payment must reasonably reflect the relative expected values of the payments to be received by the holder of a
Grantor Trust Strip Certificate. The projected yield referred to above is a reasonable rate, not less than the "applicable Federal rate" that, as of the issue date, reflects general market conditions, the credit quality of the issuer, and the terms and conditions of the mortgage loans. The holder of a
Grantor Trust Strip Certificate would be required to include as interest income in each month the adjusted issue price of the Grantor Trust Strip Certificate at the beginning of the period multiplied by the projected yield, and would add to, or subtract from, the income any variation between the payment actually received in that month and the payment originally projected to be made in that month.

         Assuming that a prepayment assumption were used, if the Contingent
Payment Regulations or their principles were applied to Grantor Trust Strip
Certificates, the amount of income reported with respect thereto would be substantially similar to that described under "Taxation of Owners of Grantor
Trust Strip Certificates". Certificateholders should consult their tax advisors concerning the possible application of the contingent payment rules to the
Grantor Trust Strip Certificates.

         SALES OF GRANTOR TRUST CERTIFICATES. Any gain or loss equal to the difference between the amount realized on the sale or exchange of a Grantor
Trust Certificate and its adjusted basis,

                                       88

recognized on the sale or exchange of a Grantor Trust Certificate by an investor who holds the Grantor Trust Certificate as a capital asset, will be capital gain or loss, except to the extent of accrued and unrecognized market discount, which will be treated as ordinary income, and (in the case of banks and other financial institutions)except as provided under Section 582(c) of the Code. The adjusted basis of a Grantor Trust Certificate generally will equal its cost, increased by any income reported by the seller (including original issue discount and market discount income) and reduced (but not below zero) by any previously reported losses, any amortized premium and by any distributions with respect to the Grantor Trust Certificate.

         Gain or loss from the sale of a Grantor Trust Certificate may be partially or wholly ordinary and not capital in some circumstances. Gain attributable to accrued and unrecognized market discount will be treated as ordinary income, as will gain or loss recognized by banks and other financial institutions subject Section 582(c) of the Code. Furthermore, a portion of any gain that might otherwise be capital gain may be treated as ordinary income to the extent that the Grantor Trust Certificate is held as part of a "conversion transaction"within the meaning of Section 1258 of the Code. A conversion transaction generally is one in which the taxpayer has taken two or more positions in the same or similar property that reduce or eliminate market risk, if substantially all of the taxpayer's return is attributable to the time value of the taxpayer's net investment in the transaction. The amount of gain realized in a conversion transaction that is recharacterized as ordinary income generally will not exceed the amount of interest that would have accrued on the taxpayer's net investment at 120% of the appropriate "applicable Federal rate" (which rate is computed and published monthly by the IRS) at the time the taxpayer enters into the conversion transaction, subject to appropriate reduction for prior inclusion of interest and other ordinary income items from the transaction.
Finally, a taxpayer may elect to have net capital gain taxed at ordinary income rates rather than capital gains rates in order to include the net capital gain in total net investment income for that taxable year, for purposes of the rule that limits the deduction of interest on indebtedness incurred to purchase or carry property held for investment to a taxpayer's net investment income.

         GRANTOR TRUST REPORTING. The master servicer or the trustee will furnish to each holder of a Grantor Trust Fractional Interest Certificate with each distribution a statement setting forth the amount of the distribution allocable to principal on the underlying mortgage loans and to interest thereon at the related pass-through rate. In addition, the master servicer or the trustee will furnish, within a reasonable time after the end of each calendar year, to each holder of a Grantor Trust Certificate who was a holder at any time during that year, information regarding the amount of servicing compensation received by the master servicer and subservicer (if any) and any other customary factual information as the master servicer or the trustee deems necessary or desirable to enable holders of Grantor Trust Certificates to prepare their tax returns and will furnish comparable information to the IRS as and when required by law to do so. Because the rules for accruing discount and amortizing premium with respect to the Grantor Trust Certificates are uncertain in various respects, there is no assurance the IRS will agree with the trust fund's information reports of these items of income and expense. Moreover, these information reports, even if otherwise accepted as accurate by the IRS, will in any event be accurate only as to the initial certificateholders that bought their certificates at the representative initial offering price used in preparing the reports.

         Except as disclosed in the related prospectus supplement, the responsibility for complying with the foregoing reporting rules will be borne by the master servicer or the trustee.

         BACKUP WITHHOLDING. In general, the rules described in
"--General--Backup Withholding with Respect to the Bonds" will also apply to
Grantor Trust Certificates.

         FOREIGN INVESTORS. In general, the discussion with respect to the Bonds in "General--Foreign Investors in Bonds" applies to Grantor Trust Certificates except that Grantor Trust Certificates will, except as disclosed in the related prospectus supplement, be eligible for exemption from U.S. withholding tax, subject to the conditions described in the discussion.

         To the extent that interest on a Grantor Trust Certificate would be exempt under Sections 871(h)(1) and 881(c) of the Code from United States withholding tax, and the Grantor Trust Certificate is not held in connection with a certificateholder's trade or business in the United States,

                                       89

the Grantor Trust Certificate will not be subject to United States estate taxes in the estate of a non- resident alien individual.

                        STATE AND OTHER TAX CONSEQUENCES

         In addition to the federal income tax consequences described in
"Federal Income Tax Consequences", potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the bonds offered under this prospectus and the prospectus supplement. State tax law may differ substantially from the corresponding federal tax law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their own tax advisors with respect to the various state and other tax consequences of investments in the bonds offered under this prospectus and the prospectus supplement.

                              ERISA CONSIDERATIONS

         Sections 404 and 406 of ERISA impose fiduciary and prohibited transaction restrictions on ERISA Plans and on various other retirement plans and arrangements, including bank collective investment funds and insurance company general and separate accounts in which ERISA Plans are invested. Section
4975 of the Code imposes essentially the same prohibited transaction restrictions on Tax Favored Plans. ERISA and the Code prohibit a broad range of transactions involving assets of Plans and Parties in Interest, unless a statutory or administrative exemption is available with respect to any such transaction.

         Some employee benefit plans, including governmental plans (as defined in Section 3(32) of ERISA), and, if no election has been made under Section
410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) are not subject to the ERISA requirements. Accordingly, assets of these plans may be invested in the bonds without regard to the ERISA considerations described below, subject to the provisions of other applicable federal, state and local law. Any such plan which is qualified and exempt from taxation under Sections
401(a) and 501(a) of the Code, however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

         ERISA generally imposes on Plan fiduciaries general fiduciary requirements, including those of investment prudence and diversification and the requirement that a Plan's investments be made in accordance with the documents governing the Plan. Any person who has discretionary authority or control with respect to the management or disposition of Plan Assets and any person who provides investment advice with respect to Plan Assets for a fee is a fiduciary of the investing Plan. If the mortgage loans and other assets included in the trust fund were to constitute Plan Assets, then any party exercising management or discretionary control with respect to those Plan Assets may be deemed to be a
Plan "fiduciary," and thus subject to the fiduciary responsibility provisions of
ERISA and the prohibited transaction provisions of ERISA and Section 4975 of the
Code with respect to any investing Plan. In addition, the acquisition or holding of bonds by or on behalf of a Plan or with Plan Assets, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under
ERISA and the Code unless a statutory or administrative exemption is available.
Further, ERISA and the Code prohibit a broad range of transactions involving
Plan Assets and persons, called Parties in Interest unless a statutory or administrative exemption is available. Some Parties in Interest that participate in a prohibited transaction may be subject to a penalty (or an excise tax)
imposed under Section 502(i) of ERISA or Section 4975 of the Code, unless a statutory or administrative exemption is available with respect to any transaction of this sort.

         Some transactions involving the trust fund might be deemed to constitute prohibited transactions under ERISA and the Code with respect to a
Plan that purchases the bonds, if the mortgage loans and other assets included in a trust fund are deemed to be assets of the Plan. The DOL has promulgated the
DOL Regulations concerning whether or not a Plan's assets, or "Plan Assets"
would be deemed to include an interest in the underlying assets of an entity, including a trust fund, for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of
ERISA and the Code. Under the DOL Regulations, generally, when a Plan acquires an "equity interest" in another entity (such as the trust fund), the underlying assets of that entity may be considered to be Plan Assets unless an exception applies. Exceptions contained in the

                                       90

DOL Regulations provide that a Plan's assets will not include an undivided interest in each asset of an entity in which the Plan makes an equity investment if: (1) the entity is an operating company; (2) the equity investment made by the Plan is either a "publicly-offered security" that is "widely held," both as defined in the DOL Regulations, or a security issued by an investment company registered under the Investment Company Act of 1940, as amended; or (3) Benefit
Plan Investors do not own 25% or more in value of any class of equity securities issued by the entity. In addition, the DOL Regulations provide that the term
"equity interest" means any interest in an entity other than an instrument which is treated as indebtedness under applicable local law and which has no
"substantial equity features." Under the DOL Regulations, Plan Assets will be deemed to include an interest in the instrument evidencing the equity interest of a Plan (such as a bond with "substantial equity features"), and, because of the factual nature of some of the rules set forth in the DOL Regulations, Plan
Assets may be deemed to include an interest in the underlying assets of the entity in which a Plan acquires an interest (such as the trust fund). Without regard to whether the bonds are characterized as equity interests, the purchase, sale and holding of bonds by or on behalf of a Plan could be considered to give rise to a prohibited transaction if the Issuer, the trustee or any of their respective affiliates is or becomes a Party in Interest with respect to the
Plan. Neither Plans nor persons investing Plan Assets should acquire or hold bonds in reliance upon the availability of any exception under the DOL
Regulations.

         The DOL has issued Exemptions to some underwriters, which generally exempts from the application of the prohibited transaction provisions of Section
406 of ERISA, and the excise taxes imposed on those prohibited transactions pursuant to Section 4975(a) and (b) of the Code, some transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage-backed bonds or other "securities" underwritten by an Underwriter, as defined below, provided that the conditions set forth in the Exemption are satisfied. For purposes of this Section "ERISA Considerations", the term "Underwriter" shall include (1)
the underwriter, (2) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with the underwriter and (3) any member of the underwriting syndicate or selling group of which a person described in (1) or (2) is a manager or co- manager with respect to a class of securities.

         The Exemption sets forth seven general conditions which must be satisfied for the Exemption to apply. First, the acquisition of bonds by a Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party. Second, the Exemption only applies to bonds evidencing rights and interests that are not subordinated to the rights and interests evidenced by other bonds of the same trust, unless none of the mortgage loans has a loan-to- value ratio or combined loan-to-value ratio at the date of issuance of the bonds that exceeds 100%.
Third, the bonds at the time of acquisition by a Plan or with Plan Assets must be rated in one of the four highest generic rating categories by an Exemption
Rating Agency. However, the bonds must be rated in one of the two highest generic categories by an Exemption Rating Agency if the loan-to-value ratio or combined loan-to-value ratio of any one- to four-family residential mortgage loan or home equity loan held in the trust exceeds 100% but does not exceed 125%
at the date of issuance of the bonds, and in that case the Exemption will not apply: (1) to any of the bonds if any mortgage loan or other asset held in the trust (other than a one- to four-family residential mortgage loan or home equity loan) has a loan-to-value ratio or combined loan-to-value ratio that exceeds
100% at the Closing Date or (2) to any subordinate bonds. Fourth, the trustee cannot be an affiliate of any member of the Restricted Group (which consists of any Underwriter, the master servicer, the special servicer, any subservicer, the company and any officer with respect to assets included in the trust fund consisting of more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the securities)
other than the underwriter. Fifth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the bonds; the sum of all payments made to and retained by the company pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of the obligations; and the sum of all payments made to and retained by the master servicer, the special servicer and any subservicer must represent not more than reasonable compensation for the person's services under the related Agreement and reimbursement of the person's reasonable expenses in connection therewith. Sixth, the investing Plan or Plan
Asset investor must be an accredited investor as defined in Rule 501(a)(1) of
Regulation D of the Commission under the Securities Act. Seventh, for Issuers other than certain trusts, the

                                       91

documents establishing the Issuer and governing the transaction must contain certain provisions as described in the Exemption intended to protect the assets of the Issuer from creditors of the Company. In addition, except as otherwise specified in the accompanying prospectus supplement, the exemptive relief afforded by the Exemption may not apply to any bonds where the related trust contains a swap, a yield maintenance agreement or a pre-funding arrangement unless they meet certain conditions.

         The Exemption also requires that the trust fund meet the following requirements: (1) the trust fund must consist solely of assets of the type that have been included in other investment pools; (2) bonds evidencing interests in the other investment pools must have been rated in one of the four highest generic categories of one of the Exemption Rating Agencies for at least one year prior to the acquisition of bonds by or on behalf of a Plan or with Plan Assets;
and (3) bonds evidencing interests in the other investment pools must have been purchased by investors other than Plans for at least one year prior to any acquisition of bonds by or on behalf of a Plan or with Plan Assets.

         A fiduciary of a Plan or any person investing Plan Assets to purchase a bond must make its own determination that the conditions set forth above will be satisfied with respect to the bond.

         If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and
407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the
Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange or transfer of bonds in the initial issuance of the bonds or the direct or indirect acquisition or disposition in the secondary market of bonds by a Plan or with Plan Assets or the continued
holding of bonds acquired by a Plan or with Plan Assets pursuant to either of the foregoing. However, no exemption is provided from the restrictions of
Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a bond on behalf of an "Excluded Plan" by any person who has discretionary authority or renders investment advice with respect to the assets of an Excluded
Plan. For purposes of the bonds, an Excluded Plan is a Plan sponsored by any member of the Restricted Group.

         If the specific conditions of the Exemption are also satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a)
and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with (1) the direct or indirect sale, exchange or transfer of bonds in the initial issuance of bonds between the company or an Underwriter and a
Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the securities is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund assets or (b) an affiliate of such a person, (2) the direct or indirect acquisition or disposition in the secondary market of securities by a Plan or with Plan Assets and (3) the continued holding of securities acquired by a Plan or with Plan Assets pursuant to either of the foregoing.

         Further, if the specific conditions of the Exemption are satisfied, the
Exemption may provide an exemption from the restrictions imposed by Sections
406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections
4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The company expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the securities so that the Exemption would provide an exemption from the restrictions imposed by
Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by
Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code)
for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

         The Exemption also may provide an exemption from the application of the prohibited transaction provisions of Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of
Sections 4975(c)(1)(A) through (D) of the Code if the restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Plan by virtue of providing services to the Plan (or by virtue of having a specified relationship to such a person) solely as a result of the Plan's ownership of securities.

                                       92

         The Exemptions extend exemptive relief to mortgage-backed and asset-backed bonds transactions using pre-funding accounts for trusts issuing bonds. With respect to the bonds, the Exemptions will generally allow mortgage loans supporting payments to bondholders, and having a value equal to no more than 25% of the total principal amount of the bonds being offered by a trust fund, to be transferred to the trust fund within the Pre-Funding Period instead of requiring that all the mortgage loans be either identified or transferred on or before the Closing Date. In general, the relief applies to the purchase, sale and holding of bonds which otherwise qualify for the Exemption, provided that the following general conditions are met:

         o        the ratio of the amount allocated to the pre-funding account to the total principal amount of the bonds being offered must be less than or equal to 25%;

         o        all additional mortgage loans transferred to the related trust fund after the Closing Date must meet the same terms and
                  conditions for eligibility as the original mortgage loans used to create the trust fund, which terms and conditions have been approved by one of the Exemption Rating Agencies;

         o        the transfer of the additional mortgage loans to the trust fund during the Pre-Funding Period must not result in the
                  bonds to be covered by the Exemptions receiving a lower credit rating from an Exemption Rating Agency upon termination of the
                  Pre-Funding Period than the rating that was obtained at the time of the initial issuance of the bonds by the trust fund;

         o        solely as a result of the use of pre-funding, the weighted average annual percentage interest rate for the mortgage loans included in the related trust fund on the Closing Date and all additional mortgage loans transferred to the related trust fund after the Closing Date at the end of the Pre- Funding
                  Period must not be more than 100 basis points lower than the rate for the mortgage loans which were transferred to the
                  trust fund on the Closing Date;

         o        either:

                           (1) the characteristics of the additional mortgage
                  loans transferred to the related trust fund after the Closing
                  Date must be monitored by an insurer or other credit support provider which is independent of the company; or

                           (2) an independent accountant retained by the company
                  must provide the company with a letter (with copies provided to the Exemption Rating Agency rating the bonds, the
                  Underwriter and the trustee) stating whether or not the
                  characteristics of the additional mortgage loans transferred to the related trust fund after the Closing Date conform to the characteristics described in the prospectus or prospectus supplement and/or agreement. In preparing the letter, the
                  independent accountant must use the same type of procedures as were applicable to the mortgage loans which were transferred to the trust fund as of the Closing Date;

         o        the Pre-Funding Period must end no later than three months or
                  90 days after the Closing Date or earlier in some
                  circumstances if the pre-funding accounts falls below the
                  minimum level specified in the Agreement or an event of
                  default occurs;

         o        amounts transferred to any pre-funding accounts and/or
                  capitalized interest account used in connection with the
                  pre-funding may be invested only in investments which are
                  permitted by the Exemption Rating Agencies rating the bonds and must:

                           (1) be direct obligations of, or obligations fully
                  guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof
                  (provided that the obligations are backed by the full faith and credit of the United States); or

                                       93

                           (2) have been rated (or the obligor has been rated)
                  in one of the three highest generic rating categories by one of the Exemption Rating Agencies ("ERISA Permitted
                  Investments");

         o        the prospectus or prospectus supplement must describe the
                  duration of the Pre- Funding Period;

         o        the trustee (or any agent with which the trustee contracts to provide trust services) must be a substantial financial
                  institution or trust company experienced in trust activities and familiar with its duties, responsibilities and liabilities with ERISA. The trustee, as legal owner of the trust fund, must enforce all the rights created in favor of bondholders of the trust fund, including employee benefit plans subject to
                  ERISA.

         In addition to the Exemption, a Plan fiduciary or other Plan Asset investor should consider any available class exemptions granted by the DOL, which may provide relief from some of the prohibited transaction provisions of
ERISA and the related excise tax provisions of the Code, including PTCE 83-1, regarding transactions involving mortgage pool investment trusts; PTCE 84-14, regarding transactions effected by a "qualified professional asset manager";
PTCE 90-1, regarding transactions by insurance company pooled separate accounts;
PTCE 91-38, regarding investments by bank collective investment funds; PTCE
95-60, regarding transactions by insurance company general accounts; and PTCE
96-23, regarding transactions effected by an "in-house asset manager."

         Insurance companies contemplating the investment of general account assets in the bonds should consult with their legal advisors with respect to the applicability of Section 401(c) of ERISA. The DOL issued final regulations under
Section 401(c) which became effective on July 5, 2001.

REPRESENTATION FROM PLANS INVESTING IN BONDS WITH "SUBSTANTIAL EQUITY FEATURES"
OR NON- EXEMPT BONDS

         Except as otherwise provided in the prospectus supplement, because the exemptive relief afforded by the Exemption (or any similar exemption that might be available) will not apply to the purchase, sale or holding of certain bonds, such as bonds with "substantial equity features," subordinate bonds in trusts containing mortgage loans with loan-to-value ratios in excess of 100% and any bonds which are not rated in one of the four highest generic rating categories by the Exemption Rating Agencies, the prospectus supplement may provide that transfers of any the bonds to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect the acquisition will not be registered by the trustee unless the transferee provides the company, the trustee and the master servicer with an opinion of counsel satisfactory to the company, the trustee (or Indenture Trustee in the case of transfer of bonds) and the master servicer, which opinion will not be at the expense of the company, the trustee (or the Indenture Trustee in the case of the transfer of bonds) or the master servicer, that the purchase of the bonds by or on behalf of the Plan is permissible under applicable law, will not constitute or result in any non- exempt prohibited transaction under ERISA or Section 4975 of the Code and will not subject the company, the trustee (or the indenture trustee in the case of the transfer of bonds) or the master servicer to any obligation in addition to those undertaken in the related Agreement.

TAX EXEMPT INVESTORS

         A Plan that is exempt from federal income taxation pursuant to Section
501 of the Code nonetheless will be subject to federal income taxation to the extent that its income is "unrelated business taxable income" within the meaning of Section 512 of the Code.

CONSULTATION WITH COUNSEL

         There can be no assurance that the Exemptions or any other DOL exemption will apply with respect to any particular Plan that acquires the bonds or, even if all the conditions specified therein were satisfied, that any such exemption would apply to transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA and the Code and the potential consequences to their specific circumstances prior to making an

                                       94

investment in the bonds. Neither the company, the trustees, the master servicer nor any of their respective affiliates will make any representation to the effect that the bonds satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the bonds are an appropriate investment for Plans generally or any particular Plan.

         BEFORE PURCHASING A BOND, A FIDUCIARY OF A PLAN OR OTHER PLAN ASSET
INVESTOR SHOULD ITSELF CONFIRM THAT (A) ALL THE SPECIFIC AND GENERAL CONDITIONS
SET FORTH IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR SECTION 401(C) OF
ERISA WOULD BE SATISFIED AND (B) IN THE CASE OF A BOND PURCHASED UNDER THE
EXEMPTION, THE BOND CONSTITUTES A "CERTIFICATE" FOR PURPOSES OF THE EXEMPTION.
IN ADDITION TO MAKING ITS OWN DETERMINATION AS TO THE AVAILABILITY OF THE
EXEMPTIVE RELIEF PROVIDED IN THE EXEMPTION, ONE OF THE CLASS EXEMPTIONS OR
SECTION 401(C) OF ERISA, THE PLAN FIDUCIARY SHOULD CONSIDER ITS GENERAL
FIDUCIARY OBLIGATIONS UNDER ERISA IN DETERMINING WHETHER TO PURCHASE THE BONDS
ON BEHALF OF A PLAN.

                            LEGAL INVESTMENT MATTERS

         Each class of bonds offered by this prospectus and by the related prospectus supplement will be rated at the date of issuance in one of the four highest rating categories by at least one Rating Agency. If so specified in the related prospectus supplement, each such class that is rated in one of the two highest rating categories by at least one Rating Agency will constitute
"mortgage related securities" for purposes of SMMEA, and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any State whose authorized investments are subject to state regulation to the same extent that, under applicable law, obligations issued by or guaranteed as to principal and interest by the United
States or any agency or instrumentality thereof constitute legal investments for theentities. Under SMMEA, if a State enacted legislation on or prior to October
3, 1991 specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," such securities will constitute legal investments for entities subject to the legislation only to the extent provided therein. Some States have enacted legislation which overrides the preemption provisions of SMMEA. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in "mortgage related securities," or require the sale or other disposition of the securities, so long as the contractual commitment was made or the securities acquired prior to the enactment of the legislation.

         SMMEA also amended the legal investment authority of
federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal with "mortgage related securities" without limitation as to the percentage of their assets represented thereby, federal credit unions may invest in the securities, and national banks may purchase the securities for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. 24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

         The Federal Financial Institutions Examination Council has issued a supervisory policy statement applicable to all depository institutions, setting forth guidelines for and significant restrictions on investments in "high-risk mortgage securities." The policy statement has been adopted by the Federal
Reserve Board, the Office of the Comptroller of the Currency, the FDIC and the
OTS with an effective date of February 10, 1992. The policy statement generally indicates that a mortgage derivative product will be deemed to be high risk if it exhibits greater price volatility than a standard fixed rate thirty-year mortgage security. According to the policy statement, prior to purchase, a depository institution will be required to determine whether a mortgage derivative product that it is considering acquiring is high-risk, and if so that the proposed acquisition would reduce the institution's overall interest rate risk. Reliance on analysis and documentation obtained from a securities dealer or other outside party without internal analysis by the institution would be unacceptable. There can be no assurance as to which classes of offered bonds will be treated as high- risk under the policy statement.

         The predecessor to the OTS issued a bulletin, entitled, "Mortgage
Derivative Products and Mortgage Swaps", which is applicable to thrift institutions regulated by the OTS. The bulletin

                                       95

established guidelines for the investment by savings institutions in certain
"high-risk" mortgage derivative securities and limitations on the use of the securities by insolvent, undercapitalized or otherwise "troubled" institutions.
According to the bulletin, such "high-risk" mortgage derivative securities include securities having specified characteristics, which may include some classes of offered bonds. In addition, the National Credit Union Administration has issued regulations governing federal credit union investments which prohibit investment in specified types of securities, which may include some classes of offered bonds. Similar policy statements have been issued by regulators having jurisdiction over other types of depository institutions.

         Any class of bonds that is not rated in one of the two highest rating categories by at least one Rating Agency, and any other class of bonds specified in the related prospectus supplement, will not constitute "mortgage related securities" for purposes of SMMEA. Prospective investors in these classes of bonds, in particular, should consider the matters discussed in the following paragraph.

         There may be other restrictions on the ability of investors either to purchase some classes of offered bonds or to purchase any class of offered bonds representing more than a specified percentage of the investors' assets. The company will make no representations as to the proper characterization of any class of offered bonds for legal investment or other purposes, or as to the ability of particular investors to purchase any class of bonds under applicable legal investment restrictions. These uncertainties may adversely affect the liquidity of any class of bonds. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the offered bonds of any class thereof constitute legal investments or are subject to investment, capital or other restrictions, and, if applicable, whether SMMEA has been overridden in any jurisdiction relevant to the investor.

                                 USE OF PROCEEDS

         Substantially all of the net proceeds to be received from the sale of bonds will be applied by the company to finance the purchase of, or to repay short-term loans incurred to finance the purchase of, the mortgage loans and/or mortgage securities in the respective mortgage pools and to pay other expenses.
The company expects that it will make additional sales of bonds similar to the offered bonds from time to time, but the timing and amount of any such additional offerings will be dependent upon a number of factors, including the volume of mortgage loans purchased by the company, prevailing interest rates, availability of funds and general market conditions.

                             METHODS OF DISTRIBUTION

         The bonds offered by this prospectus and by the related prospectus supplements will be offered in series through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series and will state the net proceeds to the company from the sale.

         The company intends that offered bonds will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered bonds of a particular series may be made through a combination of two or more of these methods. The methods are as follows:

         o        By negotiated firm commitment or best efforts underwriting and public re-offering by underwriters;

         o        By placements by the company with institutional investors
                  through dealers; and

         o        By direct placements by the company with institutional
                  investors.

         If underwriters are used in a sale of any offered bonds (other than in connection with an underwriting on a best efforts basis), the bonds will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale

                                       96

or at the time of commitment therefor. The underwriters may be broker-dealers affiliated with the company whose identities and relationships to the company will be as set forth in the related prospectus supplement. The managing underwriter or underwriters with respect to the offer and sale of the offered bonds of a particular series will be set forth on the cover of the prospectus supplement relating to the series and the members of the underwriting syndicate, if any, will be named in the prospectus supplement.

         In connection with the sale of the offered bonds, underwriters may receive compensation from the company or from purchasers of the bonds in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered bonds may be deemed to be underwriters in connection with the bonds, and any discounts or commissions received by them from the company and any profit on the resale of offered bonds by them may be deemed to be underwriting discounts and commissions under the
Securities Act.

         It is anticipated that the underwriting agreement pertaining to the sale of offered bonds of any series will provide that the obligations of the underwriters will be subject to conditions precedent, that the underwriters will be obligated to purchase all such bonds if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the company will indemnify the several underwriters and the underwriters will indemnify the company against specified civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

         The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of the offering and any agreements to be entered into between the company and purchasers of offered bonds of the series.

         The company anticipates that the bonds offered by this prospectus and the prospectus supplement will be sold primarily to institutional investors or sophisticated non-institutional investors. Purchasers of offered bonds, including dealers, may, depending on the facts and circumstances of the purchases, be deemed to be "underwriters" within the meaning of the Securities
Act in connection with reoffers and sales by them of the bonds. Holders of offered bonds should consult with their legal advisors in this regard prior to any such reoffer or sale.

                                  LEGAL MATTERS

         Legal matters, including federal income tax matters, in connection with the bonds of each series will be passed upon for the company by Thacher Proffitt
& Wood, New York, New York. With respect to each series of bonds, a copy of this opinion will be filed with the Commission on Form 8-K within 15 days after the
Closing Date.

                              FINANCIAL INFORMATION

         With respect to each series of bonds, a new trust fund will be formed, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of bonds. Accordingly, no financial statements with respect to any trust fund related to a series of bonds will be included in this prospectus or in the related prospectus supplement.

         With respect to each series of bonds, where the issuer is a statutory business trust or a limited liability company, financial statements will be filed as required by the Exchange Act. Each such issuer will suspend filing the reports if and when the reports are no longer required under the Exchange Act.

                                     RATINGS

         It is a condition to the issuance of any class of offered bonds that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one Rating Agency.

                                       97

         Ratings on collateralized asset-backed bonds address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which the holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with the bonds, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any.
Ratings on collateralized asset- backed bonds do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which the prepayments might differ from those originally anticipated. As a result, bondholders might suffer a lower than anticipated yield, and, in addition, holders of stripped interest bonds in extreme cases might fail to recoup their initial investments.

         A bond rating is not a recommendation to buy, sell or hold bonds and may be subject to revision or withdrawal at any time by the assigning rating organization.

                              AVAILABLE INFORMATION

         The company is subject to the informational requirements of the
Exchange Act and in accordance therewith files reports and other information with the Commission. Reports and other information filed by the company can be inspected and copied at the public reference facilities maintained by the
Commission at 450 Fifth Street, N.W., Washington, D.C. 20549, and its Regional
Offices located as follows: Chicago Regional Office, 500 West Madison, 14th
Floor, Chicago, Illinois 60661; New York Regional Office, 233 Broadway, New
York, New York 10279. Copies of the material can also be obtained from the
Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington,
D.C. 20549, at prescribed rates and electronically through the Commission's
Electronic Data Gathering, Analysis and Retrieval system at the Commission's Web site (http://www.sec.gov). The company does not intend to send any financial reports to bondholders.

         This prospectus does not contain all of the information set forth in the registration statement (of which this prospectus forms a part) and exhibits thereto which the company has filed with the Commission under the Securities Act and to which reference is hereby made.

                             REPORTS TO BONDHOLDERS

         The master servicer or another designated person will be required to provide periodic unaudited reports concerning each trust fund to all registered holders of offered bonds of the related series with respect to each trust fund as are required under the Exchange Act and the Commission's related rules and regulations. See "Description of the Bonds--Reports to Bondholders."

                    INCORPORATION OF INFORMATION BY REFERENCE

         There are incorporated in this prospectus and in the related prospectus supplement by reference all documents and reports filed or caused to be filed by the company with respect to a trust fund pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the termination of the offering of the offered bonds of the related series. The company will provide or cause to be provided without charge to each person to whom this prospectus is delivered in connection with the offering of one or more classes of offered bonds, upon written or oral request of the person, a copy ofany or all the reports incorporated in this prospectus by reference, in each case to the extent the reports relate to one or more of such classes of the offered bonds, other than the exhibits to the documents, unless the exhibits are specifically incorporated by reference in the documents. Requests should be directed in writing to IMH
Assets Corp., 1401 Dove Street, Newport Beach, California 92660, and its
telephone number is (949) 475-3700. The company has determined that its financial statements will not be material to the offering of any offered bonds.

                                       98

                                    GLOSSARY

         ACCRUAL BOND -- A bond with respect to which some or all of its accrued interest will not be distributed but rather will be added to the principal balance thereof on each distribution date for the period described in the related prospectus supplement.

         AFFILIATED SELLER-- Impac Mortgage Holdings, Inc., the parent of the company, and their respective affiliates.

         AGREEMENT -- An owner trust agreement, servicing agreement or indenture.

         ARM LOAN -- A mortgage loan with an adjustable interest rate.

         BANKRUPTCY CODE -- Title 11 of the United States Code, as amended from time to time.

         BANKRUPTCY LOSS -- A Realized Loss attributable to certain actions which may be taken by a bankruptcy court in connection with a mortgage loan, including a reduction by a bankruptcy court of the principal balance of or the mortgage rate on a mortgage loan or an extension of its maturity.

         BENEFICIAL OWNER -- A person acquiring an interest in any DTC
Registered Bond.

         BENEFIT PLAN INVESTORS -- Plans, as well as any "employee benefit plan"
(as defined in Section 3(3) or ERISA) which is not subject to Title I of ERISA, such as governmental plans (as defined in Section 3(32) of ERISA) and church plans (as defined in Section 3(33) of ERISA) which have not made an election under Section 410(d) of the Code, and any entity whose underlying assets include
Plan Assets by reason of a Plan's investment in the entity.

         BUYDOWN ACCOUNT -- With respect to a buydown mortgage loan, the custodial account where the Buydown Funds are placed.

         BUYDOWN FUNDS -- With respect a buydown mortgage loan, the amount contributed by the seller of the mortgaged property or another source and placed in the Buydown Account.

         BUYDOWN PERIOD -- The period during which funds on a buydown mortgage loan are made up for from the Buydown Account.

         CERCLA -- The federal Comprehensive Environmental Response,
Compensation and Liability Act, as amended.

         CLOSING DATE -- With respect to any series of bonds, the date on which the bonds are issued.

         CODE-- The Internal Revenue Code of 1986.

         COMMISSION-- The Securities and Exchange Commission.

         COMMITTEE REPORT -- The Conference Committee Report accompanying the
Tax Reform Act of 1986.

         CONSERVATION ACT -- The Asset Conservation, Lender Liability and
Deposit Insurance Act of 1996.

         CONTRACT -- Manufactured housing conditional sales contracts and installment loan agreements each secured by a Manufactured Home.

         COOPERATIVE -- With respect to a cooperative mortgage loan, the corporation that owns the related apartment building.

         CRIME CONTROL ACT-- The Comprehensive Crime Control Act of 1984.

                                       99

         DEFAULTED MORTGAGE LOSS -- A Realized Loss other than a Special Hazard
Loss, Extraordinary Loss or other losses resulting from damage to a mortgaged property, Bankruptcy Loss or Fraud Loss.

         DEFERRED INTEREST -- If an adjustment to the mortgage rate on a mortgage loan has caused the amount of accrued interest on the mortgage loan in any month to exceed the scheduled monthly payment on the mortgage loan, the resulting amount of interest that has accrued but is not then payable;

         DELETED MORTGAGE LOAN -- A mortgage loan which has been removed from the related trust fund.

         DESIGNATED SELLER TRANSACTION -- A series of bonds where the related mortgage loans are provided either directly or indirectly to the company by one or more Sellers identified in the related prospectus supplement.

         DETERMINATION DATE -- The close of business on the date on which the amount of each distribution to bondholders will be determined, which shall be stated in each prospectus supplement.

         DIDMC -- The Depository Institutions Deregulation and Monetary Control
Act of 1980.

         DOL-- The U.S. Department of Labor.

         DOL REGULATIONS-- Regulations by the DOL promulgated at 29
C.F.R.ss.2510.3-101.

         DTC REGISTERED BOND -- Any bond initially issued through the book-entry facilities of the DTC.

         DUE PERIOD -- The period between distribution dates.

         ELIGIBLE ACCOUNT -- An account maintained with a federal or state chartered depository institution (i) the short-term obligations of which are rated by each of the Rating Agencies in its highest rating at the time of any deposit therein, or (ii) insured by the FDIC (to the limits established by the
FDIC), the uninsured deposits in which account are otherwise secured such that, as evidenced by an opinion of counsel (obtained by and at the expense of the person requesting that the account be held pursuant to this clause (ii))
delivered to the trustee prior to the establishment of the account, the bondholders will have a claim with respect to the funds in the account and a perfected first priority security interest against any collateral (which shall be limited to Permitted Instruments) securing the funds that is superior to claims of any other depositors or general creditors of the depository institution with which the account is maintained or (iii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company with trust powers acting in its fiduciary capacity or (iv) an account or accounts of a depository institution acceptable to the Rating
Agencies (as evidenced in writing by the Rating Agencies that use of any such account as the Payment Account will not have an adverse effect on the then-current ratings assigned to the classes of the bonds then rated by the
Rating Agencies). Eligible Accounts may or may not bear interest.

         EQUITY CERTIFICATES -- With respect to any series of bonds, the certificate or certificates representing a beneficial ownership interest in the related issuer.

         ERISA -- The Employee Retirement Income Security Act of 1974, as
amended.

         ERISA PLANS -- Employee pension and welfare benefit plans subject to
ERISA.

         EXCHANGE ACT -- The Securities Exchange Act of 1934, as amended.

         EXEMPTION-- An individual prohibited transactions exemption issued by the DOL to an underwriter, as amended by PTE 97-34, 62 Fed. Reg. 39021 (July 21,
1997), and PTE 2000-58, 65 Fed. Reg. 67765 (November 13, 2000).

                                       100

         EXEMPTION RATING AGENCY-- Standard & Poor's, a division of The
McGraw-Hill Companies, Inc., Moody's Investors Service, Inc., or Fitch, Inc.

         EXTRAORDINARY LOSS -- Any Realized Loss occasioned by war, civil insurrection, certain governmental actions, nuclear reaction and certain other risks.

         FRAUD LOSS -- A Realized Loss incurred on a defaulted mortgage loan as to which there was fraud in the origination of the mortgage loan.

         FTC RULE -- The so-called "Holder-in-Due-Course" Rule of the Federal
Trade Commission.

         GARN-ST GERMAIN ACT -- The Garn-St Germain Depository Institutions Act
of 1982.

         GLOBAL BONDS -- The globally offered bonds of the classes specified in the related prospectus supplement.

         GRANTOR TRUST CERTIFICATE -- A certificate representing an interest in a Grantor Trust Fund.

         GRANTOR TRUST FRACTIONAL INTEREST CERTIFICATE -- A Grantor Trust
Certificate representing an undivided equitable ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund, together with interest on the Grantor Trust Certificates at a pass-through rate.

         GRANTOR TRUST STRIP CERTIFICATE -- A certificate representing ownership of all or a portion of the difference between interest paid on the mortgage loans constituting the related Grantor Trust Fund (net of normal administration fees and any retained interest of the company) and interest paid to the holders of Grantor Trust Fractional Interest Certificates issued with respect to the
Grantor Trust Fund. A Grantor Trust Strip Certificate may also evidence a nominal ownership interest in the principal of the mortgage loans constituting the related Grantor Trust Fund.

         GRANTOR TRUST FUND -- A trust fund which qualifies as a "grantor trust"
within the meaning of Subpart E, part I of subchapter J of the Code.

         HIGH COST LOANS -- Mortgage loans subject to the Homeownership Act, which amended TILA to provide new requirements applicable to loans that exceed certain interest rate and/or points and fees thresholds.

         HIGH LTV LOANS -- Mortgage loans with loan-to-value ratios in excess of
80% and as high as 150% and which are not be insured by a Primary Insurance
Policy.

         HOUSING ACT-- The National Housing Act of 1934, as amended.

         INDEX -- With respect to an ARM Loan, the related index, which will be specified in the related prospectus supplement and may include one of the following indexes: (1) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of either six months or one year, (2) the weekly auction average investment yield of U.S. Treasury bills of six months, (3) the daily Bank Prime Loan rate made available by the Federal Reserve Board, (4) the cost of funds of member institutions for the Federal Home Loan Bank of San
Francisco, (5) the interbank offered rates for U.S. dollar deposits in the
London market, each calculated as of a date prior to each scheduled interest rate adjustment date which will be specified in the related prospectus supplement or (6) any other index described in the related prospectus supplement.

         INSURANCE PROCEEDS -- Proceeds received under any hazard, title, primary mortgage, FHA or other insurance policy that provides coverage with respect to a particular mortgaged property or the related mortgage loan (other than proceeds applied to the restoration of the property or released to the related borrower in accordance with the customary servicing practices of the master servicer (or, if applicable, a special servicer) and/or the terms and conditions of the related mortgage.

                                       101

         INTERMEDIARY-- An institution that is not a participant in the DTC but clears through or maintains a custodial relationship with a participant.

         IRS -- The Internal Revenue Service.

         ISSUER -- The Delaware business trust or other trust, created pursuant to the owner trust agreement, that issues the bonds.

         LIQUIDATION PROCEEDS -- (1) All amounts, other than Insurance Proceeds received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise, together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise and (2) all proceeds of any mortgage loan or mortgage security purchased (or, in the case of a substitution, amounts representing a principal adjustment) by the master servicer, the company, a
Seller or any other person pursuant to the terms of the related servicing agreement as described under "The Mortgage Pools--Representations by Sellers,"
"Servicing of Mortgage Loans--Realization Upon and Sale of Defaulted Mortgage
Loans," "--Assignment of Trust Fund Assets" above and "The
Agreements--Termination."

         LOAN-TO-VALUE RATIO -- With respect to any mortgage loan, the ratio of the original outstanding principal amount of the mortgage loan and, with respect to any second lien mortgage loan, the outstanding principal amount of any related first lien as of the date of origination of such mortgage loan, to (i)
the appraised value of the related mortgaged property at origination with respect to a refinanced mortgage loan, and (ii) the lesser of the appraised value of the related mortgaged property at origination or the purchase price of the related mortgaged property with respect to all other mortgage loans.

         MANUFACTURED HOME -- Manufactured homes within the meaning of 42 United
States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis and designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air conditioning, and electrical systems contained therein; except that the term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary of Housing and Urban Development and complies with the standards established under this chapter."

         NET MORTGAGE RATE -- With respect to a mortgage loan, the mortgage rate net of the per annum rate or rates applicable to the calculation of servicing and administrative fees and any retained interest of the company.

         NONRECOVERABLE ADVANCE -- An advance which, in the good faith judgment of the master servicer, will not be recoverable from recoveries on the related mortgage loan or another specifically identified source.

         NOTE MARGIN -- With respect to an ARM Loan, the fixed percentage set forth in the related mortgage note, which when added to the related Index, provides the mortgage rate for the ARM Loan.

         OID -- Original issue discount, within the meaning of the OID
Regulations.

         OID REGULATIONS -- The rules governing original issue discount that are set forth in Sections 1271- 1273 and 1275 of the Code and in the related
Treasury regulations.

         OTS -- The Office of Thrift Supervision.

         PARITY ACT-- The Alternative Mortgage Transaction Parity Act of 1982.

                                       102

         PARTIES IN INTEREST -- With respect to a Plan, persons who have specified relationships to the Plans, either "Parties in Interest" within the meaning of ERISA or "Disqualified Persons" within the meaning of the Code.

         PAYMENT ACCOUNT -- One or more separate accounts for the collection of payments on the related mortgage loans and/or mortgage securities constituting the related trust fund.

         PERCENTAGE INTEREST -- With respect to a bond of a particular class, the percentage obtained by dividing the initial principal balance or notional amount of the bond by the aggregate initial amount or notional balance of all the bonds of the class.

         PERMITTED INVESTMENTS -- United States government securities and other investment grade obligations specified in the related servicing agreement and indenture.

         PLAN ASSETS -- "Plan assets" of a Plan within the meaning of the DOL
Regulations.

         PLANS-- ERISA Plans and Tax Favored Plans.

         PREPAYMENT ASSUMPTION -- With respect to a bond, the prepayment assumption used in pricing the initial offering of that bond.

         PREPAYMENT INTEREST SHORTFALL -- With respect to any mortgage loan with a prepayment in part or in full the excess, if any, of interest accrued and otherwise payable on the related mortgage loan over the interest charged to the borrower (net of servicing and administrative fees and any retained interest of the company).

         PRIMARY INSURANCE COVERED LOSS -- With respect to a mortgage loan covered by a Primary Insurance Policy, the amount of the related loss covered pursuant to the terms of the Primary Insurance Policy, which will generally consist of the unpaid principal amount of the mortgage loan and accrued and unpaid interest on the mortgage loan and reimbursement of specific expenses, less (1) rents or other payments collected or received by the insured (other than the proceeds of hazard insurance) that are derived from the related mortgaged property, (2) hazard insurance proceeds in excess of the amount required to restore the related mortgaged property and which have not been applied to the payment of the mortgage loan, (3) amounts expended but not approved by the primary insurer, (4) claim payments previously made on the mortgage loan and (5) unpaid premiums and other specific amounts.

         PRIMARY INSURANCE POLICY -- A primary mortgage guaranty insurance policy.

         PRIMARY INSURER -- An issuer of a Primary Insurance Policy.

         PTCE-- Prohibited Transaction Class Exemption.

         QUALIFIED SUBSTITUTE MORTGAGE LOAN -- A mortgage loan substituted for a
Deleted Mortgage Loan, meeting the requirements described under "The Mortgage
Pools-- Representations by Sellers" in this prospectus.

         RATING AGENCY -- A "nationally recognized statistical rating organization" within the meaning of Section 3(a)(41) of the Exchange Act.

         REALIZED LOSS -- Any loss on a mortgage loan attributable to the mortgagor's failure to make any payment of principal or interest as required under the mortgage note.

         RECORD DATE -- The close of business on the last business day of the month preceding the month in which the applicable distribution date occurs.

         RELIEF ACT -- The Servicemembers' Civil Relief Act of 1940, as amended.

                                       103

         REO MORTGAGE LOAN -- A mortgage loan where title to the related mortgaged property has been obtained by the trustee or to its nominee on behalf of bondholders of the related series.

         RESTRICTED GROUP -- The group consisting of the Underwriter, the company, the master servicer, the special servicer, any subservicer and any obligor with respect to assets included in the trust fund constituting more than
5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the bonds.

         RICO-- The Racketeer Influenced and Corrupt Organizations statute.

         SECURITIES ACT -- The Securities Act of 1933, as amended.

         SELLER -- The seller of the mortgage loans or mortgage securities included in a trust fund to the company with respect a series of bonds, who shall be an Affiliated Seller or an Unaffiliated Seller.

         SINGLE FAMILY PROPERTY -- An attached or detached one-family dwelling unit, two- to four- family dwelling unit, condominium, townhouse, row house, individual unit in a planned-unit development and other individual dwelling units.

         SMMEA-- The Secondary Mortgage Market Enhancement Act of 1984.

         SPECIAL HAZARD LOSS -- (1) losses due to direct physical damage to a mortgaged property other than any loss of a type covered by a hazard insurance policy or a flood insurance policy, if applicable, and (2) losses from partial damage caused by reason of the application of the co-insurance clauses contained in hazard insurance policies.

         STRIP BOND -- A bond which will be entitled to (1) principal distributions, with disproportionate, nominal or no interest distributions or
(2) interest distributions, with disproportionate, nominal or no principal distributions.

         TAXFAVORED PLANS -- Tax-qualified retirement plans described in Section
401(a) of the Code and on individual retirement accounts described in Section
408 of the Code.

         TILA -- The Federal Truth-in-Lending Act

         TITLE V -- Title V of the Depository Institutions Deregulation and
Monetary Control Act of 1980, enacted in March 1980.

         TITLE VIII -- Title VIII of the Garn-St Germain Act.

         UNAFFILIATED SELLERS -- Banks, savings and loan associations, mortgage bankers, mortgage brokers, investment banking firms, the Resolution Trust
Corporation, the FDIC and other mortgage loan originators or sellers not affiliated with the company.

         UNITED STATES PERSON -- A citizen or resident of the United States, a corporation or partnership (including an entity treated as a corporation or partnership for federal income tax purposes) created or organized in, or under the laws of, the United States or any state thereof or the District of Columbia
(except, in the case of a partnership, to the extent provided in regulations), or an estate whose income is subject to United States federal income tax regardless of its source, or a trust if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under subpart E of part I of subchapter J of chapter 1 of the Code), and which was treated as a United States person on August 20, 1996 may elect to continue to be treated as a United States person notwithstanding the previous sentence.

                                       104

         VALUE -- With respect to a mortgaged property securing a single family, multifamily, commercial or mixed-use loan, the lesser of (x) the appraised value determined in an appraisal obtained at origination of the mortgage loan, if any, or, if the related mortgaged property has been appraised subsequent to origination, the value determined in the subsequent appraisal and (y) the sales price for the related mortgaged property (except in circumstances in which there has been a subsequent appraisal). However, in the case of refinanced, modified or converted single family, multifamily, commercial or mixed-use loans, the
"Value" of the related mortgaged property will be equal to the lesser of (x) the appraised value of the related mortgaged property determined at origination or in an appraisal, if any, obtained at the time of refinancing, modification or conversion and (y) the sales price of the related mortgaged property or, if the mortgage loan is not a rate and term refinance mortgage loan and if the mortgaged property was owned for a relatively short period of time prior to refinancing, modification or conversion, the sum of the sales price of the related mortgaged property plus the added value of any improvements. With respect to a new Manufactured Home, the "Value" is no greater than the sum of a fixed percentage of the list price of the unit actually billed by the manufacturer to the dealer (exclusive of freight to the dealer site), including
"accessories" identified in the invoice, plus the actual cost of any accessories purchased from the dealer, a delivery and set-up allowance, depending on the size of the unit, and the cost of state and local taxes, filing fees and up to three years prepaid hazard insurance premiums. With respect to a used
Manufactured Home, the "Value" is the least of the sale price, the appraised value, and the National Automobile Dealer's Association book value plus prepaid taxes and hazard insurance premiums. The appraised value of a Manufactured Home is based upon the age and condition of the manufactured housing unit and the quality and condition of the mobile home park in which it is situated, if applicable.

                                       105

IMH ASSETS CORP.

Company

$1,000,000,000

Impac CMB Trust Series 2005-3

Collateralized Asset-Backed Bonds, Series 2005-3

PROSPECTUS SUPPLEMENT

Countrywide Securities Corporation

Merrill Lynch & Co.

UBS Investment Bank

Underwriters

You should rely only on the information contained or incorporated by reference in this prospectus supplement and the accompanying prospectus. We have not authorized anyone to provide you with different information.

We are not offering the bonds offered hereby in any state where the offer is not permitted.

Dealers will be required to deliver a prospectus supplement and prospectus when acting as underwriters of the bonds offered hereby and with respect to their unsold allotments or subscriptions. In addition, all dealers selling the bonds, whether or not participating in this offering, may be required to deliver a prospectus supplement and prospectus until 90 days after the date hereof.